As filed with the Securities and Exchange Commission on April 21, 2021
Registration No. 333-254882
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 1
to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
T-Mobile US, Inc.
T-Mobile USA, Inc.
(Exact name of registrant as specified in its charter)
Delaware		20-0836269
Delaware	4812	91-1983600
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
Additional Registrants
(See Table of Additional Registrants on next page)
12920 SE 38th Street
Bellevue, Washington 98006
(425) 378-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
David A. Miller
Executive Vice President,
General Counsel and Secretary
T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
(425) 378-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With copies to:
Daniel J. Bursky
Mark Hayek
Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
(212) 859-8000
Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐
The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS
Exact name of registrant as specified in its charter(1)	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
Alda Wireless Holdings, LLC	Delaware	48-1165243
American Telecasting Development, LLC	Delaware	84-1265444
American Telecasting of Anchorage, LLC	Delaware	84-1262010
American Telecasting of Columbus, LLC	Delaware	84-1262011
American Telecasting of Denver, LLC	Delaware	84-1261970
American Telecasting of Fort Myers, LLC	Delaware	59-3062505
American Telecasting of Ft. Collins, LLC	Delaware	84-1261954
American Telecasting of Green Bay, LLC	Delaware	84-1266405
American Telecasting of Lansing, LLC	Delaware	84-1261958
American Telecasting of Lincoln, LLC	Delaware	84-1261960
American Telecasting of Little Rock, LLC	Delaware	84-1261961
American Telecasting of Louisville, LLC	Delaware	84-1261962
American Telecasting of Medford, LLC	Delaware	84-1295907
American Telecasting of Michiana, LLC	Delaware	84-1261952
American Telecasting of Monterey, LLC	Delaware	84-1266408
American Telecasting of Redding, LLC	Delaware	84-1295911
American Telecasting of Santa Barbara, LLC	Delaware	84-1261969
American Telecasting of Seattle, LLC	Delaware	54-1540851
American Telecasting of Sheridan, LLC	Delaware	84-1295909
American Telecasting of Yuba City, LLC	Delaware	84-1295906
APC Realty and Equipment Company, LLC	Delaware	52-2013278
Assurance Wireless of South Carolina, LLC	Delaware	Not applicable
Assurance Wireless USA, L.P.	Delaware	94-3410099
ATI Sub, LLC	Delaware	26-2670017
Broadcast Cable, LLC	Delaware	35-1751776
Clear Wireless LLC	Nevada	26-3821888
Clearwire Communications LLC	Delaware	26-3783012
Clearwire Hawaii Partners Spectrum, LLC	Nevada	Not applicable
Clearwire IP Holdings LLC	New York	Not applicable
Clearwire Legacy LLC	Delaware	26-3791581
Clearwire Spectrum Holdings II LLC	Nevada	Not applicable
Clearwire Spectrum Holdings III LLC	Nevada	Not applicable
Clearwire Spectrum Holdings LLC	Nevada	Not applicable
Clearwire XOHM LLC	Delaware	26-3791783
Fixed Wireless Holdings, LLC	Delaware	75-3120884
Fresno MMDS Associates, LLC	Delaware	Not applicable
IBSV LLC	Delaware	91-2116910
Kennewick Licensing, LLC	Delaware	36-4165282
Layer3 TV, LLC	Delaware	46-3757801
L3TV Colorado Cable System, LLC	Delaware	30-0960088
L3TV Dallas Cable System, LLC	Delaware	61-1811814
L3TV Detroit Cable System, LLC	Delaware	36-4906175
L3TV Los Angeles Cable System, LLC	Delaware	37-1852327
L3TV Minneapolis Cable System, LLC	Delaware	32-0590383
L3TV New York Cable System, LLC	Delaware	61-1854933
L3TV San Francisco Cable System, LLC	Delaware	32-0575200
L3TV Seattle Cable System, LLC	Delaware	36-4919336

Exact name of registrant as specified in its charter(1)	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
MetroPCS California, LLC	Delaware	68-0618381
MetroPCS Florida, LLC	Delaware	68-0618383
MetroPCS Georgia, LLC	Delaware	68-0618386
MetroPCS Massachusetts, LLC	Delaware	20-8303630
MetroPCS Michigan, LLC	Delaware	20-2509038
MetroPCS Networks California, LLC	Delaware	20-4956821
MetroPCS Networks Florida, LLC	Delaware	20-4957100
MetroPCS Nevada, LLC	Delaware	20-8303430
MetroPCS New York, LLC	Delaware	20-8303519
MetroPCS Pennsylvania, LLC	Delaware	20-8303570
MetroPCS Texas, LLC	Delaware	20-2508993
MinorCo, LLC	Delaware	48-1165243
Nextel Communications of the Mid-Atlantic, Inc.	Delaware	52-1653244
Nextel of New York, Inc.	Delaware	22-3130302
Nextel Retail Stores, LLC	Delaware	54-2021574
Nextel South Corp.	Georgia	58-2038468
Nextel Systems, LLC	Delaware	54-1878330
Nextel West Corp.	Delaware	84-1116272
NSAC, LLC	Delaware	54-1879079
PCTV Gold II, LLC	Delaware	06-1419676
PCTV Sub, LLC	Delaware	26-2671511
People’s Choice TV of Houston, LLC	Delaware	74-2629878
People’s Choice TV of St. Louis, LLC	Delaware	43-1654858
PRWireless PR, LLC	Delaware	20-5942061
PushSpring, Inc.	Delaware	46-2545203
SFE 1, LLC	Delaware	46-5109647
SIHI New Zealand Holdco, Inc.	Kansas	73-1651896
SpeedChoice of Detroit, LLC	Delaware	06-1419673
SpeedChoice of Phoenix, LLC	Delaware	86-0771395
Sprint (Bay Area), LLC	Delaware	59-3155549
Sprint Capital Corporation	Delaware	48-1132866
Sprint Communications Company L.P.	Delaware	43-1408007
Sprint Communications Company of New Hampshire, Inc.	New Hampshire	43-1532102
Sprint Communications Company of Virginia, Inc.	Virginia	75-2019023
Sprint Communications, Inc.	Kansas	48-0457967
Sprint Corporation	Delaware	46-1170005
Sprint eBusiness, Inc.	Kansas	48-1219671
Sprint Enterprise Network Services, Inc.	Kansas	74-2845682
Sprint eWireless, Inc.	Kansas	48-1238831
Sprint International Communications Corporation	Delaware	04-2509782
Sprint International Holding, Inc.	Kansas	74-2808272
Sprint International Incorporated	Delaware	13-3020365
Sprint International Network Company LLC	Delaware	Not applicable
Sprint PCS Assets, L.L.C.	Delaware	33-0783958
Sprint Solutions, Inc.	Delaware	47-0882463
Sprint Spectrum Holding Company, LLC	Delaware	48-1165242
Sprint Spectrum LLC	Delaware	48-1165245
Sprint Spectrum Realty Company, LLC	Delaware	43-1746021
Sprint/United Management Company	Kansas	48-1077227

Exact name of registrant as specified in its charter(1)	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
SprintCom, Inc.	Kansas	48-1187511
T-Mobile Central LLC	Delaware	91-1973799
T-Mobile Financial LLC	Delaware	47-1324347
T-Mobile Innovations LLC	Delaware	Not applicable
T-Mobile Leasing LLC	Delaware	47-5079638
T-Mobile License LLC	Delaware	91-1917328
T-Mobile Northeast LLC	Delaware	52-2069434
T-Mobile PCS Holdings LLC	Delaware	91-2159335
T-Mobile Puerto Rico Holdings LLC	Delaware	20-2209577
T-Mobile Puerto Rico LLC	Delaware	66-0649631
T-Mobile Resources LLC	Delaware	91-1909782
T-Mobile South LLC	Delaware	20-3945483
T-Mobile West LLC	Delaware	36-4027581
TDI Acquisition Sub, LLC	Delaware	26-2671363
TMUS International LLC	Delaware	91-2116909
Transworld Telecom II, LLC	Delaware	26-2670333
TVN Ventures LLC	Delaware	Not applicable
USST of Texas, Inc.	Texas	43-1499027
Utelcom LLC	Kansas	48-0940607
VMU GP, LLC	Delaware	Not applicable
WBS of America, LLC	Delaware	26-2671254
WBS of Sacramento, LLC	Delaware	36-3939511
WBSY Licensing, LLC	Delaware	36-4046585
WCOF, LLC	Delaware	26-2436251
Wireless Broadband Services of America, L.L.C.	Delaware	36-4196556
Wireline Leasing Co., Inc.	Delaware	26-3945313
(1)	The address of each registrant is 12920 SE 38th Street, Bellevue, Washington 98006, and the telephone number is (425) 378-4000.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.
SUBJECT TO COMPLETION, DATED APRIL 21, 2021
PRELIMINARY PROSPECTUS

T-Mobile USA, Inc.
OFFER TO EXCHANGE ITS
3.500% Senior Secured Notes due 2025, 1.500% Senior Secured Notes due 2026,
3.750% Senior Secured Notes due 2027, 2.050% Senior Secured Notes due 2028,
3.875% Senior Secured Notes due 2030, 2.550% Senior Secured Notes due 2031,
2.250% Senior Secured Notes due 2031, 4.375% Senior Secured Notes due 2040,
3.000% Senior Secured Notes due 2041, 4.500% Senior Secured Notes due 2050,
3.300% Senior Secured Notes due 2051 and 3.600% Senior Secured Notes due 2060
that have been registered under the Securities Act of 1933, as amended (the “Securities Act”),
FOR AN EQUAL AMOUNT OF ITS OUTSTANDING
3.500% Senior Secured Notes due 2025, 1.500% Senior Secured Notes due 2026,
3.750% Senior Secured Notes due 2027, 2.050% Senior Secured Notes due 2028,
3.875% Senior Secured Notes due 2030, 2.550% Senior Secured Notes due 2031,
2.250% Senior Secured Notes due 2031, 4.375% Senior Secured Notes due 2040,
3.000% Senior Secured Notes due 2041, 4.500% Senior Secured Notes due 2050,
3.300% Senior Secured Notes due 2051 and 3.600% Senior Secured Notes due 2060,
as applicable, that were issued and sold in transactions exempt from registration under the Securities Act.
T-Mobile USA, Inc., a Delaware corporation (“T-Mobile USA” or the “Issuer”) and a direct wholly-owned subsidiary of T-Mobile US, Inc. (“T-Mobile US” or “Parent”), hereby offers to exchange, upon the terms and conditions set forth in this prospectus and the accompanying letter of transmittal, up to $3,000,000,000 in aggregate principal amount of its 3.500% Senior Secured Notes due 2025 (the “2025 Exchange Notes”), $1,000,000,000 in aggregate principal amount of its 1.500% Senior Secured Notes due 2026 (the “2026 Exchange Notes”), $4,000,000,000 in aggregate principal amount of its 3.750% Senior Secured Notes due 2027 (the “2027 Exchange Notes”), $1,750,000,000 in aggregate principal amount of its 2.050% Senior Secured Notes due 2028 (the “2028 Exchange Notes”), $7,000,000,000 in aggregate principal amount of its 3.875% Senior Secured Notes due 2030 (the “2030 Exchange Notes”), $2,500,000,000 in aggregate principal amount of its 2.550% Senior Secured Notes due 2031 (the “February 2031 Exchange Notes”), $1,000,0000,000 in aggregate principal amount of its 2.250% Senior Secured Notes due 2031 (the “November 2031 Exchange Notes”), $2,000,000,000 in aggregate principal amount of its 4.375% Senior Secured Notes due 2040 (the “2040 Exchange Notes”), $2,500,000,000 in aggregate principal amount of its 3.000% Senior Secured Notes due 2041 (the “2041 Exchange Notes”), $3,000,000,000 in aggregate principal amount of its 4.500% Senior Secured Notes due 2050 (the “2050 Exchange Notes”), $3,000,000,000 in aggregate principal amount of its 3.300% Senior Secured Notes due 2051 (the “2051 Exchange Notes”), and $1,000,000,000 in aggregate principal amount of its 3.600% Senior Secured Notes due 2060 (the “2060 Exchange Notes” and, together with the 2025 Exchange Notes, the 2026 Exchange Notes, the 2027 Exchange Notes, the 2028 Exchange Notes, the 2030 Exchange Notes, the February 2031 Exchange Notes, the November 2031 Exchange Notes, the 2040 Exchange Notes, the 2041 Exchange Notes, the 2050 Exchange Notes and the 2051 Exchange Notes, the “Exchange Notes”) for an equal amount of its outstanding 3.500% Senior Secured Notes due 2025 (the “2025 Original Notes”), 1.500% Senior Secured Notes due 2026 (the “2026 Original Notes”), 3.750% Senior Secured Notes due 2027 (the “2027 Original Notes”), 2.050% Senior Secured Notes due 2028 (the “2028 Original Notes”), 3.875% Senior Secured Notes due 2030 (the “2030 Original Notes”), 2.550% Senior Secured Notes due 2031 (the “February 2031 Original Notes”), 2.250% Senior Secured Notes due 2031 (the “November 2031 Original Notes”), 4.375% Senior Secured Notes due 2040 (the “2040 Original Notes”), 3.000% Senior Secured Notes due 2041 (the “2041 Original Notes”), 4.500% Senior Secured Notes due 2050 (the “2050 Original Notes”), 3.300% Senior Secured Notes due 2051 (the “2051 Original Notes”) and 3.600% Senior Secured Notes due 2060 (the “2060 Original Notes” and together with the 2025 Original Notes, the 2026 Original Notes, the 2027 Original Notes, the 2028 Original Notes, the 2030 Original Notes, the February 2031 Original Notes, the November 2031 Original Notes, the 2040 Original Notes, the 2041 Original Notes, the 2050 Original Notes and the 2051 Original Notes, the “Original Notes”). We refer to the Original Notes and the Exchange Notes, collectively, as the “Notes.”
The Issuer’s obligations under the Original Notes are, and under the Exchange Notes will be, guaranteed (such guarantees, the “Guarantees”) by T-Mobile US and each wholly-owned subsidiary of the Issuer that is not an Excluded Subsidiary and is or becomes an obligor of the Credit Agreement (as defined herein) or issues or guarantees certain capital markets debt securities, other than certain Excluded Subsidiaries that do not guarantee the Original Notes and will not guarantee the Exchange Notes, and any future direct or indirect subsidiary of T-Mobile US or any subsidiary thereof that owns capital stock of the Issuer. The Guarantees are provided (in the case of the Original Notes) and will be provided (in the case of the Exchange Notes) on a senior secured basis except for the Unsecured Guarantees of Sprint Corporation, Sprint Communications, Inc. and Sprint Capital Corporation (the “Unsecured Guarantors”), which are provided (in the case of the Original Notes) and will be provided (in the case of Exchange Notes) on a senior unsecured basis (the “Unsecured Guarantees”).

The Original Notes and the Guarantees thereof are, and the Exchange Notes and the Guarantees thereof will be, the Issuer’s and the guarantors’ unsubordinated obligations; secured (except for the Unsecured Guarantees) by a first priority security interest, subject to permitted liens, in substantially all of the Issuer’s and such guarantors’ present and future assets other than Excluded Assets (as defined herein) on an equal and ratable basis with the obligations under the Credit Agreement and obligations under any other existing and future permitted first priority secured obligations; senior in right of payment to any future indebtedness of the Issuer or any guarantor to the extent that such future indebtedness provides by its terms that it is subordinated in right of payment to the Notes and the Guarantees; effectively senior to all existing and future unsecured indebtedness of the Issuer or any guarantor (other than the Unsecured Guarantors) and any future indebtedness of the Issuer or any guarantor (other than the Unsecured Guarantors) secured by a junior lien on the collateral, in each case to the extent of the value of the collateral securing the obligations under the Notes; equal in right of payment with any of the Issuer’s and the guarantors’ existing and future indebtedness and other liabilities that are not by their terms subordinated in right of payment to the Notes, including, without limitation, obligations under the Credit Agreement, the Existing T-Mobile Unsecured Notes (as defined herein) and the Existing Sprint Unsecured Notes (as defined herein); and structurally subordinated to all of the liabilities and other obligations of the subsidiaries of T-Mobile US that are not obligors with respect to the Notes, including the Existing Sprint Spectrum-Backed Notes (as defined herein), factoring arrangements and tower obligations. Assets excluded from the collateral securing the Notes will include, among other things, Permitted Receivables Financing Assets (as defined herein). In addition, the Sprint Spectrum Portfolio (as defined herein) securing the existing Sprint Spectrum-Backed Notes is pledged to secure such indebtedness and does not secure the Original Notes and will not secure the Exchange Notes.
The terms of the Exchange Notes are substantially identical to the terms of the Original Notes, except that the Exchange Notes will generally be freely transferable and do not contain certain terms with respect to registration rights and additional interest. The Exchange Notes will be issued under the indentures governing the Original Notes. For a description of the principal terms of the Exchange Notes, see “Description of Notes.”
The exchange offer will expire at 5:00 p.m., New York City time, on     , 2021, unless we extend the offer. At any time prior to the expiration time, you may withdraw your tender of any Original Notes; otherwise, such tender is irrevocable. We will receive no cash proceeds from the exchange offer.
The Exchange Notes constitute new issues of securities for which there is no established trading market. Any Original Notes not tendered and accepted in the exchange offer will remain outstanding. To the extent Original Notes are tendered and accepted in the exchange offer, your ability to sell untendered, and tendered but unaccepted, Original Notes could be adversely affected. Following consummation of the exchange offer, the Original Notes will continue to be subject to their existing transfer restrictions and we will generally have no further obligations to provide for the registration of the Original Notes under the Securities Act. We cannot guarantee that an active trading market will develop or give assurances as to the liquidity of the trading market for either the Original Notes or the Exchange Notes. We do not intend to apply for listing of either the Original Notes or the Exchange Notes on any exchange or market.
Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act (or, to the extent permitted by law, make available a prospectus meeting the requirements of the Securities Act to purchasers) in connection with any resale of such Exchange Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the Exchange Notes received in exchange for the Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making or other trading activities. We have agreed that, for a period of 90 days following the effective date of the registration statement of which this prospectus forms a part, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”
Investing in the Exchange Notes involves certain risks. Please read “Risk Factors” beginning on page 17 of this prospectus.
This prospectus and the letter of transmittal are first being mailed to all holders of the Original Notes on or about    , 2021.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is    , 2021.

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. Documents incorporated by reference are available from us without charge upon written or oral request. Any person, including any beneficial owner, to whom this prospectus is delivered may obtain documents incorporated by reference in, but not delivered with, this prospectus by requesting them by telephone or in writing at the following address:
T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
(425) 378-4000
Attn.: Investor Relations
To obtain timely delivery, you must request these documents no later than five business days before the expiration time of the exchange offer, or    , 2021.
You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with information different from that contained in this prospectus. We are offering to exchange Original Notes for Exchange Notes only in jurisdictions where such offer is permitted. You should not assume that the information in the incorporated documents or this prospectus is accurate as of any other date other than the date on the front of these documents.
Unless stated otherwise or the context indicates otherwise, references to “T-Mobile,” the “Company,” “our Company,” “we,” “our,” “ours” and “us” refer to T-Mobile US, Inc. together with its direct and indirect domestic subsidiaries, including T-Mobile USA and its subsidiaries and, on and after April 1, 2020, Sprint Corporation, a Delaware corporation (“Sprint”) and its subsidiaries. References to “T-Mobile USA” and the “Issuer” refer to T-Mobile USA, Inc. only. T-Mobile USA’s corporate parent is T-Mobile US, Inc., which we refer to in this prospectus on a stand-alone basis as “T-Mobile US” or “Parent.” T-Mobile US has no operations separate from its investment in T-Mobile USA. Accordingly, unless otherwise noted, all of the business and financial information in this prospectus, including the factors identified under “Risk Factors” beginning on page 17, is presented for Parent on a consolidated basis.
No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus in connection with the exchange offer, and, if given or made, such information or representations must not be relied upon as having been authorized by T-Mobile. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer or a solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstance create an implication that there has been no change in the affairs of our Company since the date hereof of this prospectus.
i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus, the documents incorporated by reference or our other public statements include forward-looking statements. All statements, other than statements of historical fact, including information concerning our future results of operations, are forward-looking statements. These forward-looking statements are generally identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could” or similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause actual results to differ materially from the forward-looking statements. The following important factors, along with the risk factors identified under “Risk Factors” and the risk factors incorporated by reference herein, could affect future results and cause those results to differ materially from those expressed in the forward-looking statements:
•	natural disasters, public health crises, including the COVID-19 pandemic, terrorist attacks or similar incidents;
•	adverse economic, political or market conditions in the U.S. and international markets, including those caused by the COVID-19 pandemic;
•	competition, industry consolidation and changes in the market condition for wireless services;
•	data loss or other security breaches;
•	the scarcity and cost of additional wireless spectrum, and regulations relating to spectrum use;
•	our inability to retain or motivate key personnel, hire qualified personnel or maintain our corporate culture;
•	our inability to take advantage of technological developments on a timely basis;
•	system failures and business disruptions, allowing for unauthorized use of or interference with our network and other systems;
•
the impacts of the actions we have taken and conditions we have agreed to in connection with the regulatory proceedings and approvals of the Transactions (as defined below), including the prepaid transaction, the complaint and proposed final judgment (the “Consent Decree”) agreed to by us, Deutsche Telekom AG (“DT”), Sprint, SoftBank Group Corp. (“SoftBank”) and DISH Network Corporation (“DISH”) with the U.S. District Court for the District of Columbia, which was approved by the Court on April 1, 2020, the proposed commitments filed with the Secretary of the Federal Communications Commission (“FCC”), which we announced on May 20, 2019, certain national security commitments and undertakings, and any other commitments or undertakings entered into including but not limited to those we have made to certain states and nongovernmental organizations (collectively, the “Government Commitments”), and the challenges in satisfying the Government Commitments in the required time frames and the significant cumulative cost incurred in tracking, monitoring and complying with them;

•
our inability to manage the ongoing commercial and transition services arrangements that we entered into with DISH in connection with the prepaid transaction, which we completed on July 1, 2020, and known or unknown liabilities arising in connection therewith;

•	the effects of any future acquisition, investment, or merger involving us;
•	any disruption or failure of our third parties (including key suppliers) to provide products or services for the operation of our business;
•	the occurrence of high fraud rates or volumes related to device financing, customer payment cards, third-party dealers, employees, subscriptions, identities or account takeover fraud;
•	our substantial level of indebtedness and our inability to service our debt obligations in accordance with their terms or to comply with the restrictive covenants contained therein;
•	adverse changes in the ratings of our debt securities or adverse conditions in the credit markets;

•
the risk of future material weaknesses we may identify while we work to integrate and align policies, principles and practices of the two companies following the Merger (as defined below), or any other failure by us to maintain effective internal controls, and the resulting significant costs and reputational damage;

•	any changes in regulations or in the regulatory framework under which we operate;
•	laws and regulations relating to the handling of privacy and data protection;
•	unfavorable outcomes of existing or future legal proceedings;
•	our offering of regulated financial services products and exposure to a wide variety of state and federal regulations;
•	new or amended tax laws or regulations or administrative interpretations and judicial decisions affecting the scope or application of tax laws or regulations;
•	the possibility that we may be unable to renew our spectrum leases on attractive terms or the possible revocation of our existing licenses in the event that we violate applicable laws;
•	interests of our significant stockholders that may differ from the interests of other stockholders;
•	future sales of our common stock by DT and SoftBank and our inability to attract additional equity financing outside the United States due to foreign ownership limitations by the FCC;
•	the volatility of our stock price and our lack of plan to pay cash dividends in the foreseeable future;
•
failure to realize the expected benefits and synergies of the merger (the “Merger”) with Sprint, pursuant to the Business Combination Agreement with Sprint and the other parties named therein (as amended, the “Business Combination Agreement”) and the other transactions contemplated by the Business Combination Agreement (collectively, the “Transactions”) in the expected timeframes or in the amounts anticipated;

•
any delay and costs of, or difficulties in, integrating our business and Sprint's business and operations, and unexpected additional operating costs, customer loss and business disruption, including maintaining relationships with employees, customers, suppliers or vendors;

•	unanticipated difficulties, disruption, or significant delays in our long-term strategy to migrate Sprint's legacy customers onto T-Mobile's existing billing platforms; and
•	changes to existing or the issuance of new accounting standards by the Financial Accounting Standards Board or other regulatory agencies.
Additional information concerning these and other risk factors is contained in the documents incorporated herein by reference.
Forward-looking statements in this prospectus or the documents incorporated by reference speak only as of the date of this prospectus or the applicable document incorporated by reference (or such earlier date as may be specified in the applicable document), as applicable, are based on assumptions and expectations as of such dates, and involve risks, uncertainties and assumptions, many of which are beyond our ability to control or predict, including the factors above. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. For more information, see the section entitled “Where You Can Find More Information.” The results presented for any period may not be reflective of results for any subsequent period.
You should carefully read and consider the cautionary statements contained or referred to in this section in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf, and all future written and oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statements.

PROSPECTUS SUMMARY
This summary contains basic information about us and this exchange offer. It does not contain all of the information that you should consider before deciding to participate in the exchange offer. You should carefully read this prospectus and the documents incorporated by reference herein for a more complete understanding of our business. Additionally, you should read the “Risk Factors” section of this prospectus and in documents incorporated by reference into this prospectus before making an investment decision.
Our Company
We are the Un-carrier. Through our Un-carrier strategy, we have disrupted the wireless communications services industry, by actively engaging with and listening to our customers and eliminating their existing pain points, including providing them with added value, an exceptional experience and implementing signature Un-carrier initiatives that have changed the wireless industry. We ended annual service contracts, overages, unpredictable international roaming fees, data buckets and much more. We are inspired by a relentless customer experience focus, consistently leading the wireless industry in customer care by delivering an excellent customer experience with our “Team of Experts,” which drives our record-high customer satisfaction levels while enabling operational efficiencies.
The Un-carrier was supercharged upon the completion of our Merger with Sprint on April 1, 2020, which resulted in Sprint and its subsidiaries becoming wholly owned consolidated subsidiaries of T-Mobile. Through the Merger, we acquired Sprint’s customers and 2.5 GHz mid-band spectrum, among other assets. As the supercharged Un-carrier, we are on a mission to build America’s best 5G network, offering customers unrivalled coverage and capacity where they live, work and play. Our network is the foundation of our success and powers everything we do. As one company, we have begun to combine our mid-band spectrum licenses, including Advanced Wireless Services (“AWS”), Personal Communications Services (“PCS”) and 2.5 GHz, our millimeter-wave licenses and our foundational layer of low-band spectrum, including 600 MHz, 700 MHz and 800 MHz, to create a “layer cake” of spectrum and provide an unmatched 5G experience to our customers. We believe this layer cake will broaden and deepen our nationwide 5G network enabling accelerated innovation and increased competition in the U.S. wireless, video and broadband industries. We have achieved and expect to continue to achieve significant synergies and cost reductions by eliminating redundancies within the combined network as well as other business processes and operations.
Our 4G Long-Term Evolution (“LTE”) network covers 328 million people (99% of the U.S. population). Additionally, our 5G network is America’s largest, covering 1.6 million square miles, 280 million people and 9,100 cities and towns across the United States, including Puerto Rico and the U.S. Virgin Islands, as of December 31, 2020.
We continue to expand the footprint and improve the quality of our network, providing outstanding wireless experiences for customers who will not have to compromise on quality and value. Going forward, it is this network that will allow us to deliver new, innovative products and services with the same customer experience focus and industry-disrupting mentality that has redefined the wireless communications services industry in the United States in the customers’ favor.
As of December 31, 2020, we provide wireless services to 102.1 million postpaid and prepaid customers and generate revenue by providing affordable wireless communications services to these customers, as well as a wide selection of wireless devices and accessories. Our most significant expenses relate to operating and expanding our network, providing a full range of devices, acquiring and retaining high-quality customers and compensating employees. We provide service, devices and accessories across our flagship brands, T-Mobile and Metro by T-Mobile, through our owned and operated retail stores, as well as through our websites (www.t-mobile.com and www.metrobyt-mobile.com), T-Mobile app and customer care channels. In addition, we sell devices to dealers and other third-party distributors for resale through independent third-party retail outlets and a variety of third-party websites. The information on our websites is not incorporated into or part of this prospectus (except for our SEC reports expressly incorporated by reference herein).
Corporate Information
Our corporate headquarters and principal executive offices are located at 12920 SE 38th Street, Bellevue, Washington 98006. Our telephone number is (425) 378-4000. We maintain a website at www.T-Mobile.com where our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and

all amendments to those reports are available without charge, as soon as reasonably practicable following the time they are filed with or furnished to the SEC. The information on or accessible through our website is not incorporated into or part of this prospectus (except for our SEC reports expressly incorporated by reference herein).
This prospectus may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus are the property of their respective owners.
Corporate Ownership and Structure
The diagram below illustrates our current ownership and corporate structure:

(1)	See “Description of Other Indebtedness and Certain Financing Transactions.”
(2)
Spectrum lease payments from a Sprint subsidiary, Sprint Communications, Inc., are used to service the indebtedness under the Existing Sprint Spectrum-Backed Notes (as defined under “Description of Other Indebtedness and Certain Financing Transactions—Existing Sprint Spectrum Note Facility”). This lease payment obligation is secured by a first priority security interest in the Collateral (as defined under “Description of Notes—Collateral—Assets Pledged as Collateral”) (with such security capped at $3.5 billion), shared with the Notes and other permitted first priority secured obligations.

(3)
Certain subsidiaries of the Issuer do not provide guarantees of the Original Notes, the Existing T-Mobile Unsecured Notes (as defined under “Description of Other Indebtedness and Certain Financing Transactions—Existing T-Mobile Unsecured Notes”) and the Existing T-Mobile Secured Notes (as defined under “Description of Other Indebtedness and Certain Financing Transactions—Existing T-Mobile Secured Notes”) and will not provide guarantees of the Exchange Notes (such as special purpose finance entities, a reinsurance subsidiary and immaterial subsidiaries). See “Description of Notes—Brief Description of the Notes and the Note Guarantees—The Note Guarantees.” Assuming that on December 31, 2020, we had completed the Q1 Notes Issuances (as defined under “—Recent Developments—Notes Issuances”) and the Q1 Redemption (as defined under “—Recent Developments—Redemption”), subsidiaries that do not provide guarantees of the Original Notes and will not provide guarantees of the Exchange Notes that were included in Parent’s consolidated financial statements as of such date had approximately $12.2 billion of total assets and approximately $6.7 billion in indebtedness and Tower Obligations (as defined under “Description of Other Indebtedness and Certain Financing Transactions—Existing T-Mobile Tower Transactions”) outstanding.

(4)
Assuming that on December 31, 2020, we had completed the Q1 Notes Issuances and the Q1 Redemption, the Unsecured Guarantors would have had approximately $0.3 billion of total assets and approximately $69.4 billion in indebtedness that they had issued or guaranteed on an unsecured basis, $0 in indebtedness that they had issued or guaranteed on a secured basis, and approximately $4.6 billion in payment obligations under the Existing Sprint Spectrum Lease that they had guaranteed.

(5)
The Existing Sprint Spectrum Note Entities (as defined under “Description of Notes—Certain Definitions”) own a separate pool of 2.5 GHz and 1.9 GHz spectrum which has been pledged to secure indebtedness under the Sprint Spectrum Note Facility (as defined under “Description of Other Indebtedness and Certain Financing Transactions—Existing Sprint Spectrum Note Facility”). This spectrum will not secure the Notes or any other permitted first priority secured obligations. As of December 31, 2020, an aggregate principal amount of $4.6 billion of Existing Sprint Spectrum-Backed Notes was outstanding under the Sprint Spectrum Note Facility.

Recent Developments
Notes Issuances
On January 14, 2021, T-Mobile USA issued $1.00 billion in aggregate principal amount of its 2.250% Senior Notes due 2026, $1.00 billion in aggregate principal amount of its 2.625% Senior Notes due 2029 and $1.00 billion in aggregate principal amount of its 2.875% Senior Notes due 2031, and on March 23, 2021,

T-Mobile USA issued $1.20 billion in aggregate principal amount of its 2.625% Senior Notes due 2026, $1.25 billion in aggregate principal amount of its 3.375% Senior Notes due 2029 and $1.35 billion in aggregate principal amount of its 3.500% Senior Notes due 2031 (such issuances on January 14, 2021 and March 23, 2021 collectively, the “Q1 Notes Issuances”).
Redemption
On March 27, 2021, T-Mobile USA redeemed the full $2.0 billion outstanding principal amount of its 6.500% Senior Notes due 2026 (the “Q1 Redemption”).
Summary of the Exchange Offer
On April 9, 2020, T-Mobile USA issued $3.0 billion in aggregate principal amount of its 3.500% Senior Secured Notes due 2025, $4.0 billion in aggregate principal amount of its 3.750% Senior Secured Notes due 2027, $7.0 billion in aggregate principal amount of its 3.875% Senior Secured Notes due 2030, $2.0 billion in aggregate principal amount of its 4.375% Senior Secured Notes due 2040 Notes and $3.0 billion in aggregate principal amount of its 4.500% Senior Secured Notes due 2050, each with related guarantees.
On June 24, 2020, T-Mobile USA issued $1.0 billion in aggregate principal amount of its 1.500% Senior Secured Notes due 2026, $1.25 billion in aggregate principal amount of its 2.050% Senior Secured Notes due 2028 and $1.75 billion in aggregate principal amount of its 2.550% Senior Secured Notes due 2031, each with related guarantees.
On October 6, 2020, T-Mobile USA issued $500 million in aggregate principal amount of its 2.050% Senior Secured Notes due 2028, $750 million in aggregate principal amount of its 2.550% Senior Secured Notes due 2031, $1.25 billion in aggregate principal amount of its 3.000% Senior Secured Notes due 2041 and $1.5 billion in aggregate principal amount of its 3.300% Senior Secured Notes due 2051, each with related guarantees.
On October 28, 2020, T-Mobile USA issued $1.0 billion in aggregate principal amount of its 2.250% Senior Secured Notes due 2031, $1.25 billion in aggregate principal amount of its 3.000% Senior Secured Notes due 2041, $1.5 billion in aggregate principal amount of its 3.300% Senior Secured Notes due 2051 and $1.0 billion in aggregate principal amount of its 3.600% Senior Secured Notes due 2060, each with related guarantees.
In connection with each offering of Original Notes described above, we entered into registration rights agreements with the initial purchasers of the Original Notes in which we agreed (i) to use commercially reasonable efforts to cause an exchange offer registration statement of which this prospectus is a part to be filed with the SEC within 30 calendar days (the “target filing date”) following the due date for the Parent’s Annual Report on Form 10-K for the year in which Sprint and its subsidiaries have been included in the consolidated results of Parent for at least nine months, which was the year ended December 31, 2020 and to have such registration statement declared effective promptly thereafter, and (ii) to use commercially reasonable efforts to complete the exchange offer not later than 60 days after such effective date.
The Exchange Notes will be accepted for clearance through The Depository Trust Company (“DTC”) with a new CUSIP and ISIN number and common code for each series of the Exchange Notes. You should read the discussions under the headings “The Exchange Offer” and “Description of Notes,” respectively, for more information about the exchange offer and Exchange Notes. After the exchange offer is completed, you will no longer be entitled to any exchange or, with limited exceptions, registration rights for your Original Notes.
The Exchange Offer
T-Mobile USA is offering to exchange any and all of its 3.500% Senior Secured Notes due 2025, 1.500% Senior Secured Notes due 2026, 3.750% Senior Secured Notes due 2027, 2.050% Senior Secured Notes due 2028, 3.875% Senior Secured Notes due 2030, 2.550% Senior Secured Notes due 2031, 2.250% Senior Secured Notes due 2031, 4.375% Senior Secured Notes due 2040, 3.000% Senior Secured Notes due 2041, 4.500% Senior Secured Notes due 2050, 3.300% Senior Secured Notes due 2051 and 3.600% Senior Secured Notes due 2060, all of which have been registered under the Securities Act, for an equal amount of its outstanding unregistered 3.500% Senior Secured Notes due 2025, 1.500% Senior Secured Notes due 2026, 3.750% Senior Secured Notes due 2027, 2.050% Senior Secured Notes due 2028, 3.875% Senior Secured Notes due 2030, 2.550% Senior Secured Notes due 2031, 2.250% Senior Secured Notes due 2031, 4.375% Senior Secured Notes due 2040, 3.000% Senior Secured Notes due 2041, 4.500% Senior Secured Notes due 2050, 3.300% Senior Secured Notes due 2051 and 3.600% Senior Secured Notes due 2060, as applicable. Original Notes may only be exchanged in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.
As of the date of this prospectus, $3,000,000,000 in aggregate principal amount of the unregistered 3.500% Senior Secured Notes due 2025, $1,000,000,000 in aggregate principal amount of the unregistered 1.500% Senior Secured Notes due 2026, $4,000,000,000 in aggregate principal amount of the unregistered 3.750% Senior Secured Notes due 2027, $1,750,000,000 in aggregate principal amount of the unregistered 2.050% Senior Secured Notes due 2028, $7,000,000,000 in aggregate principal amount of the unregistered 3.875% Senior Secured Notes due 2030, $2,500,000,000 in aggregate principal amount of the unregistered 2.550% Senior Secured Notes due 2031, $1,000,000,000 in aggregate principal amount of the unregistered 2.250% Senior Secured Notes due 2031, $2,000,000,000 in aggregate principal amount of the unregistered 4.375% Senior Secured Notes due 2040, $2,500,000,000 in aggregate principal amount of the unregistered 3.000% Senior Secured Notes due 2041, $3,000,000,000 in aggregate principal amount of the unregistered 4.500% Senior Secured Notes due 2050, $3,000,000,000 in aggregate principal amount of the unregistered 3.300% Senior Secured Notes due 2051, and $1,000,000,000 in aggregate principal amount of the unregistered 3.600% Senior Secured Notes due 2060 are outstanding.
The terms of the Exchange Notes are identical in all material respects to those of the Original Notes, except the Exchange Notes will not be subject to transfer restrictions and holders of the Exchange Notes, with limited exceptions, will have no registration rights. Also, the Exchange Notes will not include provisions contained in the Original Notes that required payment of additional interest in the event we failed to satisfy our registration obligations with respect to the Original Notes.
Original Notes that are not tendered for exchange will continue to be subject to transfer restrictions and, with limited exceptions, will not have registration rights. Therefore, the market for secondary resales of Original Notes that are not tendered for exchange is likely to be substantially limited. However, no market currently exists for the Exchange Notes and we can offer no assurance that such a market will develop.
T-Mobile USA will issue registered Exchange Notes promptly after the expiration of the exchange offer.
The exchange offer is not subject to any federal or state regulatory requirements or approvals other than securities laws and blue sky laws.
Expiration Time
The exchange offer will expire at 5:00 p.m., New York City time, on     , 2021, unless we decide to extend the expiration time. Please read “The Exchange Offer—Extensions, Delay in Acceptance, Termination or Amendment” for more information about extending the expiration time.
Withdrawal of Tenders
You may withdraw your tender of Original Notes at any time prior to the expiration time. We will return to you, without charge, promptly after the expiration or termination of the exchange offer any Original Notes that you tendered but that were not accepted for exchange.
Conditions to the Exchange Offer
The exchange offer is subject to certain customary conditions, which we may amend or waive. We have the right, in our sole discretion, to terminate or withdraw the exchange offer if any of the conditions described in this prospectus are not satisfied or waived. The exchange offer is not conditioned on any minimum aggregate principal amount of Original Notes being tendered.
Please read “The Exchange Offer—Conditions to the Exchange Offer” for more information about the conditions to the exchange offer.
Procedures for Tendering Original Notes
If your Original Notes are held through DTC and you wish to participate in the exchange offer, you may do so through DTC’s automated tender offer program. If you tender under this program, you will agree to be bound by the letter of transmittal that we are providing with this prospectus as though you had signed the letter of transmittal. By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:
•	any Exchange Notes that you receive will be acquired in the ordinary course of your business;
•	you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes in violations of the Securities Act;
•	you are not an “affiliate,” as defined in Rule 405 under the Securities Act, of us or any guarantor, or if you are such an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;
•	you are not engaged in and do not intend to engage in a distribution of the Exchange Notes; and
•
if you are a broker-dealer that will receive Exchange Notes for your own account in exchange for Original Notes that were acquired as a result of market-making or other trading activities and that you will deliver a prospectus meeting the requirements of the Securities Act (or, to the extent permitted by law, make available a prospectus meeting the requirements of the Securities Act to purchasers) in connection with any resale of such Exchange Notes.

Special Procedures for Beneficial Owner
If you own a beneficial interest in Original Notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the Original Notes in the exchange offer, please contact the registered holder as soon as possible and instruct the registered holder to tender on your behalf and to comply with our instructions described in this prospectus.
Resales
Except as indicated in this prospectus, we believe that the Exchange Notes will be freely transferable by holders other than our affiliates after the exchange offer without further registration under the Securities Act if:
•	you are acquiring the Exchange Notes in the ordinary course of your business;
•	you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of the Exchange Notes; and
•	you are not an affiliate of the Issuer or any guarantor.
Our belief is based on existing interpretations of the Securities Act by the SEC staff set forth in several no-action letters to third parties that are not related to us. We do not intend to seek our own no-action letter, and there is no assurance that the SEC staff would make a similar determination with respect to the Exchange Notes. If this interpretation is inapplicable, and you transfer any Exchange Notes without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from such requirements, you may incur liability under the Securities Act. We do not assume, or indemnify holders against, such liability.
Each broker-dealer that is issued Exchange Notes for its own account in exchange for Original Notes that were acquired by the broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act (or, to the extent permitted by law, make available a prospectus meeting the requirements of the Securities Act to purchasers) in connection with any resale of the Exchange Notes. See “Plan of Distribution.”
United States Federal Income Tax
Considerations
The exchange of Original Notes for Exchange Notes will not be a taxable exchange for United States federal income tax purposes. Please see “Material U.S. Federal Income Tax Considerations.”
Use of Proceeds
We will not receive any proceeds from the issuance of the Exchange Notes pursuant to the exchange offer. We will pay certain expenses incident to the exchange offer. See “The Exchange Offer—Transfer Taxes.”
Registration Rights
If we fail to complete the exchange offer as required by the registration rights agreement, we may be obligated to pay additional interest to holders of the Original Notes. Please see “The Exchange Offer—Additional Interest” for more information regarding your rights as a holder of the Original Notes.
The Exchange Agent
We have appointed Deutsche Bank Trust Company Americas as exchange agent for the exchange offer. Please direct questions and requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal to the exchange agent. As described in more detail under the caption “The Exchange Offer—Procedures for Tendering,” if you are not tendering under DTC’s automated tender offer program, you should send the letter of transmittal and any other required documents to the exchange agent as follows:
Deutsche Bank Trust Company Americas
Please email all inquiries to
transfer.operations@db.com
For Information or to Confirm by Telephone:
(877) 735-7777, Option 2
By Mail, Overnight Mail or Courier:
Transfer Operations
DB Services Americas, Inc.
COO Corporate & Investment Banking Technology and Operations
5022 Gate Parkway, Suite 200
Jacksonville, FL 32256

The Exchange Notes
The form and terms of the Exchange Notes to be issued in the exchange offer are substantially identical to the form and terms of the Original Notes, except that the Exchange Notes will be registered under the Securities Act and, therefore, will not bear legends restricting their transfer, will not contain terms providing for additional interest if we fail to perform our registration obligations with respect to the Original Notes and, with limited exceptions, will not be entitled to registration rights. The following summarizes the material terms of the Exchange Notes, which will evidence the same debt as the Original Notes, and both the Original Notes and the Exchange Notes are governed by the same indentures.
Issuer
T-Mobile USA, Inc.
Securities
$3,000,000,000 in aggregate principal amount of 3.500% Senior Secured Notes due 2025.
$1,000,000,000 in aggregate principal amount of 1.500% Senior Secured Notes due 2026.
$4,000,000,000 in aggregate principal amount of 3.750% Senior Secured Notes due 2027.
$1,750,000,000 in aggregate principal amount of 2.050% Senior Secured Notes due 2028.
$7,000,000,000 in aggregate principal amount of 3.875% Senior Secured Notes due 2030.
$2,500,000,000 in aggregate principal amount of 2.550% Senior Secured Notes due 2031.
$1,000,0000,000 in aggregate principal amount of 2.250% Senior Secured Notes due 2031.
$2,000,000,000 in aggregate principal amount of 4.375% Senior Secured Notes due 2040.
$2,500,000,000 in aggregate principal amount of 3.000% Senior Secured Notes due 2041.
$3,000,000,000 in aggregate principal amount of 4.500% Senior Secured Notes due 2050.
$3,000,000,000 in aggregate principal amount of 3.300% Senior Secured Notes due 2051.
$1,000,000,000 in aggregate principal amount of 3.600% Senior Secured Notes due 2060.
Maturity
The 2025 Exchange Notes will mature on April 15, 2025.
The 2026 Exchange Notes will mature on February 15, 2026.
The 2027 Exchange Notes will mature on April 15, 2027.
The 2028 Exchange Notes will mature on February 15, 2028.
The 2030 Exchange Notes will mature on April 15, 2030.
The February 2031 Exchange Notes will mature on February 15, 2031.

The November 2031 Exchange Notes will mature on November 15, 2031.
The 2040 Exchange Notes will mature on April 15, 2040.
The 2041 Exchange Notes will mature on February 15, 2041.
The 2050 Exchange Notes will mature on April 15, 2050.
The 2051 Exchange Notes will mature on February 15, 2051.
The 2060 Exchange Notes will mature on November 15, 2060.
Interest Payment Dates
Each series of Exchange Notes will have the same interest payment dates as the corresponding series of Original Notes for which they are being offered in exchange. With respect to each series of Exchange Notes, interest will accrue from the date of original issuance or, if interest has already been paid on the corresponding Original Notes exchanged therefor, the date it was most recently paid on such Original Notes.
Interest on the 2025 Exchange Notes, the 2027 Exchange Notes, the 2030 Exchange Notes, the 2040 Exchange Notes and the 2050 Exchange Notes will be payable on April 15 and October 15 of each year.
Interest on the 2026 Exchange Notes, the 2028 Exchange Notes, the February 2031 Exchange Notes, the 2041 Exchange Notes and the 2051 Exchange Notes will be payable on February 15 and August 15 of each year.
Interest on the November 2031 Exchange Notes and the 2060 Exchange Notes will be payable on May 15 and November 15 of each year.
Optional Redemption
The Issuer may redeem some or all of the Exchange Notes (i) at any time prior to the applicable date indicated in the table below at a price equal to 100% of the principal amount of such Exchange Notes being redeemed and a “make whole” premium and (ii) on or after the applicable date indicated in the table below at a price equal to 100% of the principal amount of such Exchange Notes being redeemed; plus, in the case of both (i) and (ii), accrued and unpaid interest, if any, to, but not including, the redemption date, as described in this prospectus:
2025 Notes	March 15, 2025
2026 Notes	January 15, 2026
2027 Notes	February 15, 2027
2028 Notes	December 15, 2027
2030 Notes	January 15, 2030
February 2031 Notes	November 15, 2030

November 2031 Notes	August 15, 2031
2040 Notes	October 15, 2039
2041 Notes	August 15, 2040
2050 Notes	October 15, 2049
2051 Notes	August 15, 2050
2060 Notes	May 15, 2060
Intercreditor Agreement
We have entered into a collateral trust and intercreditor agreement (the “Intercreditor Agreement”) with the Collateral Trustee (as defined under “Description of Notes—General”), the agent and holder representative under the Credit Agreement (as defined under “Description of Other Indebtedness and Certain Financing Obligations—Credit Agreement”), the holder representative under the Existing Sprint Spectrum Lease (as defined under “Description of Other Indebtedness and Certain Financing Transactions—Existing Sprint Spectrum Note Facility”) and the holder representative under the indentures governing the Original Notes, to which the holder representative under the indentures governing the Exchange Notes will become a party. The Intercreditor Agreement sets forth the rights of, and relationship among, the applicable holder representatives under all existing and future parity and junior lien debt in respect of exercise of rights and remedies against the Issuer and the secured guarantors and certain other matters.
Ranking
The Exchange Notes:
•	will be general unsubordinated obligations of the Issuer;
•
will be secured by liens on the Collateral on an equal and ratable basis with the obligations under any Original Notes that remain outstanding after the exchange offer and the Credit Agreement and any other existing (as discussed further herein) and future permitted first priority secured obligations, subject to permitted liens;

•	will be senior in right of payment to any future indebtedness of the Issuer to the extent that such future indebtedness provides by its terms that it is subordinated in right of payment to the Notes;
•
will be effectively senior to all existing and future unsecured indebtedness of the Issuer and any future indebtedness of the Issuer secured by a junior lien on the Collateral, in each case to the extent of the value of the Collateral securing the obligations under the Notes;

•
will rank equal in right of payment with any of the Issuer’s existing and future indebtedness and other liabilities that are not by their terms subordinated in right of payment to the Notes, including, without limitation, the obligations under any Original Notes that remain outstanding after the exchange offer and the Credit Agreement, the Existing T-Mobile Unsecured Notes, the Existing Sprint Unsecured Notes (as defined under “Description of Other Indebtedness and Certain Financing Transactions—Existing Sprint Unsecured Notes”) and the Tower Obligations;

•	will be effectively subordinated to all existing and future indebtedness that is secured by liens on assets that do not constitute Collateral, to the extent of the value of such assets;
•
will be structurally subordinated to all of the liabilities and other obligations of the Issuer’s subsidiaries that are not obligors with respect to the Notes, including the Existing Sprint Spectrum-Backed Notes, factoring arrangements and tower obligations; and

•
will be unconditionally guaranteed on (i) a senior secured basis by the Secured Guarantors (as defined under “Description of Notes—Certain Definitions”) and (ii) a senior unsecured basis by the Unsecured Guarantors.

See “Risk Factors—Risks Related to the Notes—The Notes and the Guarantees will be structurally subordinated to the indebtedness and other liabilities of the Issuer’s non-guarantor subsidiaries.”
Assuming that on December 31, 2020, we had completed the Q1 Notes Issuances and the Q1 Redemption, we would have had approximately $81.4 billion of outstanding indebtedness and other obligations, excluding letter of credit obligations, including $31.8 billion of pari passu secured indebtedness, consisting of the Original Notes. In addition, we would have had $17.9 billion of outstanding unsecured indebtedness under the Existing T-Mobile Unsecured Notes, $19.8 billion of outstanding unsecured indebtedness under the Existing Sprint Unsecured Notes, and approximately $3.0 billion in unsecured Tower Obligations. We also would have had $5.5 billion of revolving borrowings available on a secured basis under the Credit Agreement.

As of December 31, 2020, an aggregate principal amount of $4.6 billion of Existing Sprint Spectrum-Backed Notes was outstanding and up to $2.4 billion remained available for issuance under the Sprint Spectrum Note Facility. The Existing Sprint Spectrum Note Entities own a separate pool of 2.5 GHz and 1.9 GHz spectrum which has been pledged to secure indebtedness under the Sprint Spectrum Note Facility. This spectrum will not secure the Exchange Notes or any other permitted first priority secured obligations.
Note Guarantees
The Exchange Notes will be guaranteed by Parent and any wholly-owned subsidiary of the Issuer that is not an Excluded Subsidiary and is or becomes an obligor of the Credit Agreement or issues or guarantees certain capital markets debt securities (including, for the avoidance of doubt, Sprint and its wholly-owned domestic subsidiaries, other than certain Excluded Subsidiaries that will not guarantee the Notes, and except that the Guarantees of Sprint, Sprint Communications, Inc. and Sprint Capital Corporation will be provided on a senior unsecured basis), and any future direct or indirect subsidiary of T-Mobile US or any subsidiary thereof that owns capital stock of T-Mobile USA. See “Description of Notes—Brief Description of the Notes and the Note Guarantees—The Note Guarantees.” Each Guarantee of the Exchange Notes by a guarantor:
•	will be a general unsubordinated obligation of such guarantor;
•
with respect to Subsidiary Guarantors (as defined under “Description of Notes—Certain Definitions”) other than the Unsecured Guarantors, will be secured by liens on the Collateral on an equal and ratable basis with the obligations under any Original Notes that remain outstanding after the exchange offer and the Credit Agreement and obligations under any other existing (as further discussed herein) and future permitted first priority secured obligations, subject to permitted liens; will be senior in right of payment to any future indebtedness of that guarantor to the extent that such future indebtedness provides by its terms that it is subordinated in right of payment to such guarantor’s Guarantee; with respect to Subsidiary Guarantors other than the Unsecured Guarantors, will be effectively senior to all existing and future unsecured indebtedness of the guarantor and any future indebtedness of the guarantor secured by a junior lien on the Collateral, in each case to the extent of the value of the Collateral securing the obligations under the Guarantee; will be equal in right of payment with any of that guarantor’s existing and future indebtedness and other liabilities that are not by their terms subordinated in right of payment to the Notes, including, without limitation, obligations under any Original Notes that remain outstanding after the exchange offer, the Credit Agreement, the Existing T-Mobile Unsecured Notes and the Existing Sprint Unsecured Notes;
•
will be effectively subordinated to any Unsecured Guarantor’s existing and future secured indebtedness to the extent of the value of the assets of such Unsecured Guarantor constituting collateral securing such Indebtedness (as defined under “Description of Notes—Certain Definitions”);

•	will be structurally subordinated to all of the indebtedness and other obligations of any subsidiaries of that guarantor that are not obligors with respect to the Notes; and
•
in the case of the Guarantees of Sprint, Sprint Communications, Inc. and Sprint Capital Corporation, which will be provided on a senior unsecured basis, will be effectively subordinated to such Unsecured Guarantors’ existing and future secured indebtedness, to the extent of the value of the collateral securing such debt.

See “Risk Factors—Risks Related to the Notes—The Unsecured Guarantees will be unsecured and effectively subordinated to the Unsecured Guarantors’ existing and future secured indebtedness” and “Risk Factors—Risks Related to the Notes—The Notes and the Guarantees will be structurally subordinated to the indebtedness and other liabilities of the Issuer’s non-guarantor subsidiaries.”
Assuming that on of December 31, 2020, we had completed the Q1 Notes Issuances and the Q1 Redemption, subsidiaries that do not provide guarantees of the Original Notes and will not provide guarantees of the Exchange Notes that were included in Parent’s or Sprint’s consolidated financial statements, as applicable, as of such date had approximately $12.2 billion of total assets and approximately $6.7 billion in indebtedness and Tower Obligations outstanding. Assuming that on December 31, 2020, we had completed the Q1 Notes Issuances and the Q1 Redemption, the Unsecured Guarantors would have had approximately $0.3 billion of total assets and approximately $69.4 billion in indebtedness that they had issued or guaranteed on an unsecured basis, $0 in indebtedness that they had issued or guaranteed on a secured basis, and approximately $4.6 billion in payment obligations under the Existing Sprint Spectrum Lease that they had guaranteed.
If Parent has achieved an investment grade corporate rating and an investment grade rating of the Exchange Notes after giving effect to the proposed release of the guarantees of its subsidiaries and the proposed release of the security interest in the Collateral from two of the following: Standard & Poor’s Financial Services LLC, Moody’s Investors Service, Inc. and Fitch Ratings, Inc. and certain other conditions are met, the Issuer may elect to have the guarantees of its subsidiaries permanently released. There can be no assurance that Parent or the Exchange Notes will ever be rated investment grade after giving effect to such releases, or that, if they are, Parent or the Exchange Notes will maintain these ratings. See “Description of Notes—Brief Description of the Notes and the Note Guarantees—The Note Guarantees.”
Security
The Exchange Notes and the Guarantees (other than the Unsecured Guarantees) will be secured by a first priority security interest, subject to permitted liens, in substantially all of the Issuer’s and the secured guarantors’ assets, other than Excluded Assets (as defined under “Description of Notes—Collateral—Excluded Assets”) which assets also secure on an equal and ratable basis the obligations under any Original Notes that remain outstanding after the exchange offer, the Credit Agreement and any other existing and future permitted first priority secured obligations.
To the extent any liens are released in connection with foreclosure on or other exercise of remedies with respect to the Collateral, pursuant to the Credit Agreement, the Existing Sprint Spectrum Lease or any other permitted first priority secured obligations subject to the Intercreditor Agreement, the liens on such Collateral securing the Exchange Notes and the Guarantees and all other equally and ratably secured indebtedness will also be released. See “Description of Notes—Collateral.”
If Parent has achieved an investment grade corporate rating and an investment grade rating of the Exchange Notes after giving effect to the proposed release of the guarantees of its subsidiaries and the proposed release of the security interest in the Collateral from two of the following: Standard & Poor’s Financial Services LLC, Moody’s Investors Service, Inc. and Fitch Ratings, Inc., and certain other conditions are met, the Issuer may elect to have the security interest securing the Exchange Notes and the secured Guarantees in the Collateral permanently released. There can be no assurance that the Exchange Notes will ever be rated investment grade after giving effect to such releases, or that, if they are, the Exchange Notes will maintain these ratings. See “Description of Notes—Collateral—Release.”
The Unsecured Guarantors are each subject to certain restrictions from granting liens on each of their respective assets, pursuant to covenants provided under their various existing debt agreements. Consequently, the obligations under the Exchange Notes will be effectively subordinated to any Unsecured Guarantor’s existing and future secured indebtedness to the extent of the value of the assets of such Unsecured Guarantor constituting collateral securing such Indebtedness. Assuming that on December 31, 2020, we had completed the Q1 Notes Issuances and the Q1 Redemption, the Unsecured Guarantors would have had approximately $0.3 billion of total assets and approximately $69.4 billion in indebtedness that they had issued or guaranteed on an unsecured basis, $0 in indebtedness that they had issued or guaranteed on a secured basis, and approximately $4.6 billion in payment obligations under the Existing Sprint Spectrum Lease that they had guaranteed.
See “Risk Factors—Risks Related to the Notes—The Unsecured Guarantees will be unsecured and effectively subordinated to the Unsecured Guarantors’ existing and future secured indebtedness.” Excluded Assets will include, among other things, Permitted Receivables Financing Assets (as defined under “Description of Notes—Certain Definitions”).
In addition, the Sprint Spectrum Portfolio (as defined under “Description of Other Indebtedness and Certain Financing Transactions—Existing Sprint Note Facility”) securing the Existing Sprint Spectrum-Backed Notes is pledged to secure such indebtedness and will not secure the Exchange Notes.
Certain Covenants
The indentures governing the Exchange Notes will contain covenants that, among other things, limit the ability of the Issuer and certain of its subsidiaries to:
•	create liens or other encumbrances in respect of indebtedness for borrowed money;
•	merge, consolidate or sell, or otherwise dispose of, substantially all of their assets; and
•	grant a subsidiary guarantee of debt incurred under the Credit Agreement or certain capital markets debt without also providing a guarantee of the Exchange Notes.

These covenants will be subject to a number of important limitations and exceptions that are described later in this prospectus under the caption “Description of Notes—Certain Covenants.”
Change of Control Triggering Event
If Parent or the Issuer experiences a Change of Control Triggering Event (as defined under “Description of Notes—Certain Definitions”), the Issuer must make an offer to each holder to repurchase the Exchange Notes at a price in cash equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the purchase date. See “Description of Notes—Repurchase at the Option of Holders—Change of Control Triggering Event.”
Listing
The Issuer does not intend to apply for the Exchange Notes to be listed on any securities exchange or to arrange for the Exchange Notes to be quoted on any quotation system.
Denominations
The Exchange Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Absence of Public Market for the Notes
A liquid market for the Exchange Notes may not be available if you wish to sell your Exchange Notes.
The Exchange Notes constitute new issues of securities for which there is no established trading market. An active trading market may not develop for the Exchange Notes or, if developed, may not continue. If an active public trading market for the Exchange Notes does not develop or ceases to exist, the market price and liquidity of the Exchange Notes may be adversely affected.
Trustee
The Trustee for the Exchange Notes will be Deutsche Bank Trust Company Americas.
Governing Law
The Exchange Notes, the Security Documents (as defined under “Description of Notes—Certain Definitions”), the indentures governing the Exchange Notes and the Guarantees will be governed by the laws of the State of New York.
Risk Factors
You should consider carefully all of the information set forth in this prospectus and the documents incorporated by reference herein and, in particular, you should carefully evaluate the specific factors under “Risk Factors” beginning on page 17 of this prospectus and those risk factors incorporated by reference herein.

RISK FACTORS
Prior to making a decision to participate in the exchange offer, you should carefully consider the risks described below, as well as the risks and other information contained or incorporated by reference in this prospectus, including the “Risk Factors” in Parent’s Annual Report on Form 10-K for the year ended December 31, 2020. If any of the risks described in this prospectus, or the risks described in any documents incorporated by reference in this prospectus, actually occur, our business, prospects, financial condition or operating results could be harmed. In such case, the trading price of the Notes could decline, and you may lose all or part of your investment.
Risks Related to the Exchange Offer
Your Original Notes will not be accepted for exchange if you fail to follow the exchange offer procedures.
We will issue Exchange Notes pursuant to the exchange offer only after a timely receipt of your Original Notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender your Original Notes, please allow sufficient time to ensure timely delivery. If we do not receive your Original Notes, letter of transmittal and other required documents by the expiration time of the exchange offer, we will not accept your Original Notes for exchange. We are generally under no duty to give notification of defects or irregularities with respect to the tenders of Original Notes for exchange. If there are defects or irregularities with respect to your tender of Original Notes, we may not accept your Original Notes for exchange.
If you do not exchange your Original Notes, your Original Notes will continue to be subject to the existing transfer restrictions and you may be unable to sell your outstanding Original Notes.
We did not register the Original Notes and do not intend to do so following the exchange offer. Original Notes that are not tendered will therefore continue to be subject to the existing transfer restrictions and may be transferred only in limited circumstances under applicable securities laws. Because we anticipate that most holders of the Original Notes will elect to exchange their Original Notes for Exchange Notes due to the absence of restrictions on the resale of Exchange Notes under the Securities Act, we anticipate that the liquidity of the market for any Original Notes remaining after the completion of this exchange offer may be substantially limited. If you do not exchange your Original Notes, you will lose your right, except in limited circumstances, to have your Original Notes registered under the federal securities laws. As a result, if you hold Original Notes after the exchange offer, you may be unable to sell your Original Notes and the value of the Original Notes may decline. We have no obligation, except in limited circumstances, and do not currently intend, to file an additional registration statement to cover the resale of Original Notes that did not tender in the exchange offer or to re-offer to exchange the Exchange Notes for Original Notes following the expiration of the exchange offer.
Some persons who participate in the exchange offer must deliver a prospectus in connection with resales of the Exchange Notes.
Based on interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1983), we believe that you may offer for resale, resell or otherwise transfer the Exchange Notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under “Plan of Distribution,” you will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer your Exchange Notes. In these cases, if you transfer any Exchange Note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your Exchange Notes under the Securities Act, you may incur liability under the Securities Act. We do not and will not assume, or indemnify you against, this liability.
Risks Related to the Notes
Our actual financial position and results of operations may differ materially from the unaudited pro forma condensed combined financial information incorporated by reference in this prospectus.
The unaudited pro forma condensed combined financial information incorporated by reference in this prospectus is presented for illustrative purposes only and may not be an accurate indication of what results of operations would have been had the Transactions been completed on the dates assumed. The unaudited pro forma condensed combined financial information has been derived from the audited and unaudited historical financial statements of T-Mobile and Sprint, and certain adjustments and assumptions have been made regarding T-Mobile after giving effect to the Transactions. The pro forma financial statements do not include, among other things, estimated cost or growth synergies, adjustments related to restructuring or integration activities, future acquisitions or disposals not yet known or probable, including those that may be required by regulatory or governmental authorities in connection with the Transactions, impacts of merger-related change in control provisions that are currently not factually supportable and/or probable of occurring, or the issuance of the Notes. The preliminary allocation of the purchase price to the acquired assets and assumed liabilities of Sprint was based on the estimate of fair value. For the preliminary fair values of the assets acquired and liabilities assumed, we used the cost, income and market approaches, including market participant assumptions. The unaudited pro forma adjustments are based upon available information and certain assumptions that T-Mobile believes are reasonable under the circumstances. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. The purchase adjustments relating to the Sprint and T-Mobile combined financial information are preliminary and subject to change as additional analyses are performed and finalized.
In addition, the assumptions used in preparing the unaudited pro forma condensed combined financial information may not prove to be accurate. Such assumptions can be adversely affected by known or unknown facts, risks and uncertainties, many of which are beyond our control. Other factors may also affect our financial condition or results of operations. In view of these uncertainties, the inclusion and incorporation by reference of unaudited pro forma condensed combined financial information in this prospectus is for illustrative purposes and does not purport to project the future consolidated results of operations or consolidated financial condition for any future period or as of any future date. See the unaudited pro forma condensed combined financial information and related notes filed as Exhibit 99.1 to Parent’s Current Report on Form 8-K filed on March 16, 2021.
Our substantial indebtedness could adversely affect our business, financial condition and operating results.
We have, and we expect that we will continue to have, a substantial amount of debt. Assuming that on December 31, 2020, we had completed the Q1 Notes Issuances and the Q1 Redemption, we would have had approximately $81.4 billion of outstanding indebtedness and other obligations, excluding letter of credit obligations, including $31.8 billion of pari passu secured indebtedness, consisting of the Original Notes. In addition, we would have had $17.9 billion of outstanding unsecured indebtedness under the Existing T-Mobile Unsecured Notes, $19.8 billion of outstanding unsecured indebtedness under the Existing Sprint Unsecured Notes, and approximately $3.0 billion in unsecured Tower Obligations. We also would have had $5.5 billion of revolving borrowings available on a secured basis under the Credit Agreement. In addition, as of December 31, 2020, an aggregate principal amount of $4.6 billion of Existing Sprint Spectrum-Backed Notes was outstanding and up to $2.4 billion remained available for issuance under the Sprint Spectrum Note Facility.
Our ability to make payments on our debt, to repay our indebtedness when due and to fund our capital intensive business and operations and significant planned capital expenditures will depend on our ability to generate cash in the future. There can be no assurance that sufficient funds will be available to us under our borrowings or otherwise. Our ability to produce cash from operations is subject to a number of risks, including:
•	introduction of new products and services by us or our competitors or changes in service plans or pricing by us or our competitors;
•	customers’ acceptance of our service offerings;
•	our ability to control our costs and maintain our current cost structure; and
•	our ability to continue to grow our customer base and maintain projected levels of churn.
Our debt service obligations could have important material consequences to you, including the following:
•
limiting our ability to borrow money or sell stock to fund working capital, capital expenditures, debt service requirements, acquisitions, technological initiatives and other general corporate purposes;

•	making it more difficult for us to make payments on indebtedness and satisfy obligations under the Notes;

•
increasing our vulnerability to general economic downturns, including as a result of pandemics and other macroeconomic conditions, and industry conditions and limiting our ability to withstand competitive pressure;

•	limiting our flexibility in planning for, or reacting to, changes in our business or the communications industry or pursuing growth opportunities;
•	limiting our ability to increase our capital expenditures to roll out new services or to upgrade our networks to new technologies, such as LTE and 5G;
•	limiting our ability to purchase additional spectrum, expand existing service areas or develop new metropolitan areas in the future;
•
reducing the amount of cash available for working capital needs, capital expenditures for existing and new markets and other corporate purposes by requiring us to dedicate a substantial portion of cash flow from operations to the payment of principal of, and interest on, indebtedness; and

•	placing us at a competitive disadvantage to competitors who are less leveraged than we are.
Any of these risks could impair our ability to fund our operations or limit our ability to obtain additional spectrum, or expand our business as planned, which could have a material adverse effect on our business, financial condition and operating results. Any such risks could also have an adverse effect on the trading prices of the Notes.
To the extent we become party to any hedging arrangements, we may be exposed to credit-related losses in the event of nonperformance by counterparties to such hedging agreements. The primary credit exposure that we have with respect to such hedging agreements is that a counterparty will default on payments due, which could result in us having to acquire a replacement derivative from a different counterparty at a higher cost or we may be unable to find a suitable replacement. Although counterparties to any hedging agreements may be major financial institutions we would still be exposed to credit risk with these institutions. In addition, any netting and/or set off rights we may have through master netting arrangements with these counterparties may not apply to affiliates of a counterparty with whom we may have various other financial arrangements. If any financial institutions that are parties to any hedging agreements with us were to default on their payment obligations to us, declare bankruptcy or become insolvent, we may be unhedged against the underlying exposures. Any of these risks could have a material adverse effect on our business, financial condition and operating results. Additionally, if the counterparties’ and our obligations under any hedging agreements are required to be secured by cash or U.S. Treasury securities, any posting of collateral by us under such arrangements would negatively impact our liquidity. The modification or termination of any such hedging agreements could also negatively impact our liquidity or other financial metrics.
Some of our debt also has a floating rate of interest linked to various indices. If changes in the indices result in interest rate increases, debt service requirements will increase, which could adversely affect our cash flow and operating results.
In addition, any agreements we have and may continue to enter into to limit our exposure to interest rate increases may not offer complete protection from this risk, and any portion of our indebtedness not subject to such agreements would have full exposure to interest rate increases.
Any of these risks could have a material adverse effect on our business, financial condition and operating results.
Even with our current levels of indebtedness, we may incur additional indebtedness. This could further exacerbate the risks associated with our leverage.
Although we have substantial indebtedness, we may still be able to incur significantly more debt, including more secured debt, as market conditions and contractual obligations permit, which could further reduce the cash available to us to invest in operations, as a result of increased debt service obligations. The terms of the agreements governing our long-term indebtedness allow for the incurrence of additional indebtedness by us and our subsidiaries, subject to specified limitations. In particular, as of December 31, 2020, we had $5.5 billion available for borrowings under the Revolving Credit Facility (as defined under “Description of Other Indebtedness and Certain Financing Transactions—Credit Agreement”). The Notes do not limit our ability to incur unsecured indebtedness, and allow us to incur substantial secured indebtedness. The more leveraged we become, the more we, and in turn the holders of our securities, become exposed to the risks described above in the risk factor entitled “Our substantial indebtedness could adversely affect our business, financial condition and operating results.”
The Unsecured Guarantees will be unsecured and effectively subordinated to the Unsecured Guarantors’ existing and future secured indebtedness.
The Unsecured Guarantees will be general unsecured, unsubordinated obligations ranking effectively junior in right of payment to all existing and future secured debt of the Unsecured Guarantors, to the extent of the value of the collateral securing such debt. Assuming that on December 31, 2020, we had completed the Q1 Notes Issuances and the Q1 Redemption, the Unsecured Guarantors would have had approximately $0.3 billion of total assets and approximately $69.4 billion in indebtedness that they had issued or guaranteed on an unsecured basis, $0 in indebtedness that they had issued or guaranteed on a secured basis, and approximately $4.6 billion in payment obligations under the Existing Sprint Spectrum Lease that they had guaranteed.
If an Unsecured Guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, any secured debt of that Unsecured Guarantor will be entitled to be paid in full from the assets of the Unsecured Guarantor securing that debt before any payment may be made with respect to the Guarantees of such Unsecured Guarantor.
Holders of the Notes will participate ratably in any remaining assets with all other holders of the Unsecured Guarantor’s unsecured obligations that are not by their terms subordinated to the Notes, based upon the respective amounts owed. In any of the foregoing events, there may not be sufficient assets to pay the indebtedness and other obligations owed to secured creditors and the amounts due on the Notes. As a result, holders of Notes would likely receive less, ratably, than holders of secured obligations of the Unsecured Guarantors. It is possible that with respect to the Unsecured Guarantees, there will be no assets from which claims of holders of the Notes can be satisfied.
The Notes and the Guarantees will be structurally subordinated to the indebtedness and other liabilities of the Issuer’s non-guarantor subsidiaries.
The Notes and the Guarantees will be structurally subordinated to any existing or future liabilities and other obligations of the Issuer’s or the guarantors’ non-guarantor subsidiaries, including the Existing Sprint Spectrum-Backed Notes, factoring arrangements and tower obligations. Accordingly, creditors of current and future subsidiaries of the Issuer or the guarantors that are not obligors with respect to the Notes would have claims with respect to the assets of those subsidiaries that would rank structurally senior to the Notes and the Guarantees. In the event of any distribution or payment of assets of such subsidiaries in any dissolution, winding up, liquidation, reorganization or other bankruptcy proceeding, the claims of those creditors would have to be satisfied prior to making any such distribution or payment to the Issuer or the applicable guarantor in respect of direct or indirect equity interests in such subsidiaries. Certain subsidiaries of the Issuer that are prohibited from providing guarantees of the Notes (such as special purpose finance entities and a reinsurance subsidiary), as well as non-wholly owned and immaterial subsidiaries do not provide guarantees of the Original Notes and will not provide guarantees of the Notes. Assuming that on December 31, 2020, we had completed the Q1 Notes Issuances and the Q1 Redemption, subsidiaries that do not provide guarantees of the Original Notes and will not provide guarantees of the Exchange Notes that were included in Parent’s consolidated financial statements as of such date had approximately $12.2 billion of total assets and approximately $6.7 billion in indebtedness and Tower Obligations outstanding. See “—The value of the Collateral securing the Notes and the related guarantees may not be sufficient to satisfy our and the guarantors’ obligations under the Notes” and “Description of Notes—Brief Description of the Notes and the Note Guarantees—The Note Guarantees.”
In order to service our debt, we will require a significant amount of cash, which may not be available to us on attractive terms or at all.
Our ability to meet existing or future debt obligations and to reduce indebtedness will depend on future performance and the other cash requirements of our businesses. Our performance, to a certain extent, is subject to general economic conditions and financial, competitive, business, political, regulatory and other factors, including third party rating agency assessments, that are beyond our control. In addition, our ability to borrow funds in the future to make payments on debt will depend on the satisfaction of covenants in the indentures governing the Notes, the Existing T-Mobile Unsecured Notes and the Existing Sprint Unsecured Notes, the Credit Agreement, other debt agreements and other agreements we may enter into in the future. Specifically, under the Revolving Credit Facility under our Credit Agreement, we will need to maintain certain financial ratios on a quarterly basis. We cannot assure you that we will continue to generate sufficient cash flow from operations or that future equity issuances or borrowings will be available to us in an amount sufficient to enable us to satisfy financial covenants under the Credit Agreement, service our debt or repay our indebtedness in a timely manner or on favorable or commercially reasonable terms, or at all. If we are unable to satisfy financial covenants or to generate sufficient cash to timely repay our debt, our lenders could accelerate the maturity of some or all of our outstanding indebtedness. As a result, we may need to refinance all or a portion of our remaining existing indebtedness prior to its maturity. We also expect to need to refinance certain indebtedness. Disruptions in the financial markets, unfavorable rating agency assessments, the general amount of debt being refinanced at the same time, and our financial position and performance could make it more difficult to obtain debt or equity financing on favorable or commercially reasonable terms or at all. In addition, instability in the global financial markets has from time to time resulted in volatility in the capital markets. This volatility could limit our access to the credit markets, leading to higher borrowing costs or, in some cases, the inability to obtain financing on terms that are acceptable to us, or at all. Any such failure to obtain additional financing could jeopardize our ability to repay, refinance or reduce debt obligations. If we were able to obtain funds, it may not be on terms and conditions acceptable to us, which could limit or preclude our ability to pursue new opportunities, expand our service, upgrade our networks, engage in acquisitions or purchase additional spectrum, thus limiting our ability to expand our business, which could have a material adverse effect on our business, financial condition and operating results.
Further, should we need to raise additional capital, the foreign ownership restrictions mandated by the FCC, and applicable to us, could limit our ability to attract additional equity financing outside the United States.
Upon certain events including a change of control triggering event, we may be required to offer to repurchase all of the Notes, all of the Existing T-Mobile Unsecured Notes, all of the Existing Sprint Spectrum-Backed Notes and certain of the Existing Sprint Unsecured Notes and to repay amounts owing under the Credit Agreement, and we may not be able to finance such a repurchase or repayment. Not all significant transactions would constitute a change of control triggering event.
We have in the past been the subject of inquiries or offers related to potential strategic transactions (such as an acquisition of the Company), we may be the subject of such inquires or offers in the future, and we may engage in discussions or negotiations regarding such inquiries or offers that may ultimately lead to a transaction. The indentures governing the Original Notes, the Existing T-Mobile Unsecured Notes, the Existing Sprint Spectrum-Backed Notes and certain of the Existing Sprint Unsecured Notes provide, and the indentures governing the Exchange Notes will provide, that, upon the occurrence of certain change of control triggering events, which change of control triggering events include a change of control combined with certain ratings downgrades or withdrawals as described further below, the Issuer will be required to offer to repurchase all outstanding Existing T-Mobile Unsecured Notes, all outstanding Existing Sprint Spectrum-Backed Notes, the applicable Existing Sprint Unsecured Notes and all outstanding Notes at 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the date of repurchase. See “Description of Notes—Repurchase at the Option of Holders—Change of Control Triggering Event” and “Description of Other Indebtedness and Certain Financing Transactions.” In addition, any such change of control triggering event is expected to cause an event of default under the Credit Agreement, entitling the lenders to declare all amounts outstanding thereunder to be immediately due and payable. Such a change of control would also trigger repayments with respect to our securitization transactions and capital leases. We may not have access to sufficient funds at the time of the change of control triggering event to make the required repurchases of the Notes, the Existing T-Mobile Unsecured Notes, the Existing Sprint Spectrum-Backed Notes and the applicable Existing Sprint Unsecured Notes and to repay outstanding amounts under the Credit Agreement, or contractual restrictions may not allow such repurchases or repayments.
Not all change of control transactions would trigger these repurchase or repayment obligations. Specifically, these repurchase or repayment obligations would not be triggered unless both (i) such a transaction constitutes a “Change of Control” under the applicable indenture or credit agreement and (ii) such “Change of Control” is accompanied or followed by certain downgrades or withdrawals of the credit rating with respect to the applicable notes (in the case of any such indenture) or T-Mobile USA (in the case of the Credit Agreement). In the event that we undergo a significant corporate transaction that does not constitute a change of control triggering event, the Notes and such other obligations generally would be permitted to remain outstanding in accordance with their terms.
The failure to purchase the Notes, the Existing T-Mobile Unsecured Notes, the Existing Sprint Spectrum-Backed Notes or the applicable Existing Sprint Unsecured Notes, as required under the respective indentures, would result in defaults under such indentures in addition to any events of default under the Credit Agreement resulting from a change of control triggering event thereunder, any of which could have material adverse consequences for us and the holders of the Exchange Notes. Any such event of default would likely trigger an event of default on other outstanding or future indebtedness.
The indentures governing the Notes, the Existing T-Mobile Unsecured Notes and the Existing Sprint Unsecured Notes, the Credit Agreement and other financing arrangements include or will include restrictive covenants that limit our operating flexibility.
The indentures governing the Original Notes, the Existing T-Mobile Unsecured Notes and the Existing Sprint Unsecured Notes, the Credit Agreement and other financing arrangements, impose, and the indentures governing the Exchange Notes will impose, significant operating and financial restrictions on us. These restrictions, subject in certain cases to customary baskets, exceptions and incurrence-based ratio tests, limit our and our subsidiaries’ ability to engage in some transactions. In particular, the Credit Agreement and the indentures governing the Existing T-Mobile Unsecured Notes include restrictions limiting our and our subsidiaries’ ability to:
•	incur additional indebtedness and issue preferred stock;
•
pay dividends, redeem capital stock or make other restricted payments or investments (although we are able to make significant restricted payments under the Credit Agreement and the indentures governing the Existing T-Mobile Unsecured Notes);

•	sell or buy assets, properties or licenses including by participating in future FCC auctions of spectrum or private sales of spectrum;
•	develop assets, properties or licenses that we have or in the future may procure;
•	enter into transactions with affiliates; and
•	place restrictions on the ability of subsidiaries to pay dividends or make other payments.
In addition, the indentures governing the Original Notes, the Existing T-Mobile Unsecured Notes and Existing Sprint Unsecured Notes and the Credit Agreement limit, and the indentures governing the Existing Notes will limit, our and our subsidiaries’ ability to:
•	create liens or other encumbrances in respect of indebtedness for borrowed money; and
•	engage in mergers, business combinations or other transactions.
In addition, the Revolving Credit Facility contains a financial maintenance covenant, requiring us to maintain a total first lien net leverage ratio at the end of each fiscal quarter of 3.30:1.00 or less. Any future debt that we incur may contain financial maintenance covenants as well. These restrictions could limit our ability to obtain debt financing, repurchase stock, refinance or pay principal on our outstanding debt, complete acquisitions for cash or debt or react to changes in our operating environment or the economy.
Any failure to comply with the restrictions of the indentures governing the Notes, the Existing T-Mobile Unsecured Notes or the Existing Sprint Unsecured Notes, the Credit Agreement or other financing agreements may result in an event of default under these agreements, which in turn may result in defaults or acceleration of obligations under these agreements and other agreements, giving our lenders and other debt holders the right to terminate any commitments they had made to provide us with further funds and to require us to repay all amounts then outstanding. Any of these events would have a material adverse effect on our business, financial condition and operating results.

Holders of the Notes will not control decisions regarding the Collateral.
The rights of the holders of the Notes with respect to the Collateral will be subject to a collateral trust and intercreditor agreement among all holders of obligations secured by the Collateral, including the obligations under the Notes and the Credit Agreement, up to $3.5 billion of lease payment obligations under the Existing Sprint Spectrum Lease, the obligations under the Designated L/C Facilities (as defined under “Description of Notes—Certain Definitions”) and any other permitted first priority secured obligations, as well as any future holders of permitted obligations secured by a junior lien on the Collateral (the “Intercreditor Agreement”). Pursuant to the terms of the Intercreditor Agreement, all matters related to the Collateral securing the Notes will be at the exclusive direction of the controlling party. The controlling party will be (a) at any time when any first priority secured obligations or commitments in respect thereof have not been paid in full, (i) the First Priority Agent (as defined under “Description of Notes—Certain Definitions”) or (ii) if (1) an acceleration notice has been delivered (and remains in effect) in respect of any Material First Priority Secured Obligations (as defined under “Description of Notes—Certain Definitions”) and (2) both (x) the first priority secured obligations in respect of which the First Priority Agent is the holder representative have not been accelerated (or subject to a termination event, as the case may be) and (y) the First Priority Agent has not commenced (or instructed the Collateral Trustee to commence) and is not diligently pursuing (or has not instructed the Collateral Trustee to diligently pursue) any collateral enforcement action with respect to a material portion of any Collateral within 180 consecutive days since the delivery of such acceleration notice, the holder representative for the series of obligations constituting the then highest outstanding amount of Material First Priority Secured Obligations in respect of which an acceleration notice has been delivered, provided that upon the acceleration of (or the occurrence of a termination event in respect of) the first priority secured obligations in respect of which the First Priority Agent is the holder representative or upon the commencement by the First Priority Agent (or the Collateral Trustee upon instruction of the First Priority Agent) of any collateral enforcement action with respect to a material portion of any Collateral, the First Priority Agent shall become the controlling party, or (iii) if (1) an acceleration notice has been delivered (and remains in effect) in respect of any Material Junior Priority Secured Obligations (as defined under “Description of Notes—Certain Definitions”) and (2) both (x) no series of Material First Priority Secured Obligations has been accelerated (or subject to a termination event, as the case may be) and (y) no holder representative of any Material First Priority Secured Obligations has commenced (or instructed the Collateral Trustee to diligently pursue) any collateral enforcement action with respect to a material portion of any Collateral within 270 consecutive days since the delivery of such acceleration notice, the Junior Priority Agent (as defined under “Description of Notes—Certain Definitions”); provided that upon the acceleration of (or the occurrence of a termination event in respect of) any Material First Priority Secured Obligations or upon the commencement by any holder representative in respect of any series of Material First Priority Secured Obligations (or the Collateral Trustee upon instruction of such holder representative) of any collateral enforcement action with respect to a material portion of the Collateral, such holder representative shall become the controlling party in accordance with the terms of clause (a) above and (b) at any time when all first priority secured obligations or commitments in respect thereof have been paid in full and any junior priority secured obligations or commitments in respect thereof remain outstanding, the Junior Priority Agent. The First Priority Agent will be (a)(i) initially, the administrative agent under the Credit Agreement and (ii) to the extent there are two or more syndicated credit agreements outstanding that are secured by the Collateral on a first-priority basis, the agent designated (if different and so designated) in writing by T-Mobile and representing the highest outstanding amount of such syndicated credit agreements secured by the Collateral on a first-priority basis; and (b) at any time when the aggregate outstanding amount and unfunded commitments under the syndicated credit agreements referenced in clause (a)(ii) above is less than $1.0 billion, (x) the agent or trustee designated as “First Priority Agent” by the Majority First Priority Secured Parties (as defined under “Description of Notes—Certain Definitions”) (or their holder representatives) or (y) in the event the Majority First Priority Secured Parties have not designated a First Priority Agent, then the representative for the series of obligations constituting the then highest outstanding amount of first priority secured obligations (see “Description of Notes—The Collateral Trust and Intercreditor Agreement”). The controlling party may, in connection with an enforcement action, dispose of, release, or foreclose on, or take other actions with respect to, the Collateral (including amendments of and waivers under the security documents) with which holders of the Notes may disagree or that may be contrary to the interests of holders of the Notes, even after a default under the Notes. To the extent Collateral is released from the lien securing the obligations under the Credit Agreement (or any other obligations, the representative of which is the controlling party) in connection with foreclosure or enforcement action, even if a default under the Notes exists, liens on the same Collateral securing the Notes will also be released. In addition, the Intercreditor Agreement generally provides that the Collateral Trustee may change, waive, modify or vary the security documents governing such liens without the consent of the holders of the Notes (except under certain limited circumstances) and that the security documents governing the liens securing the Notes will be automatically changed, waived and modified in the same manner (subject to certain limitations and exceptions).
The value of the Collateral securing the Notes and the related guarantees may not be sufficient to satisfy our and the guarantors’ obligations under the Notes.
The Notes will be secured by a first priority lien, subject to certain exceptions and permitted liens, on the Collateral described in this prospectus. The Collateral also secures obligations under any other existing and future permitted first priority secured obligations. The amount of future indebtedness permitted to rank pari passu with the Notes on the Collateral is substantial. Your rights to the Collateral would be diluted by any additional indebtedness or other obligations that are secured by the Collateral.
The Existing Sprint Spectrum Note Entities own a separate pool of 2.5 GHz and 1.9 GHz spectrum which has been pledged to secure indebtedness under the Sprint Spectrum Note Facility. This spectrum will not secure the Notes or any other permitted first priority secured obligations. Spectrum lease payments from a Sprint subsidiary, Sprint Communications, Inc., are used to service the indebtedness under the Existing Sprint Spectrum-Backed Notes. This lease payment obligation is secured by a first priority security interest in the Collateral (with such security capped at $3.5 billion), shared with the Notes and other permitted first priority secured obligations.
No appraisal of the value of the Collateral that will secure the Notes has been made in connection with this exchange offer. The value of the Collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers. By their nature, some or all of the pledged assets may be illiquid and may have no readily ascertainable market value. We cannot assure you that the fair market value of the Collateral as of the date of this prospectus equals or exceeds the principal amount of the debt secured thereby. The value of the assets pledged as Collateral for the Notes could be impaired in the future as a result of changing economic conditions, our failure to implement our business strategy, competition, unforeseen liabilities and other future events. Accordingly, liquidating the Collateral may not result in proceeds in an amount sufficient to pay all or any of the amounts due on the Notes, the obligations under the Credit Agreement and any other permitted first priority secured obligations that we may incur. If the proceeds of any sale of Collateral are not sufficient to pay all amounts due on the Notes and all such other permitted first priority secured obligations, the holders of the Notes would have an unsecured claim against our and the Subsidiary Guarantor’s remaining assets.
The security interest in the Collateral will be subject to practical problems generally associated with the realization of security interests in collateral. For example, the Collateral Trustee may need to obtain the consent of a third party to obtain or enforce a security interest in a contract. We cannot assure you that the consents of any third parties will be given when required to facilitate a foreclosure on any assets. See in particular “—It may be difficult to realize the value of the FCC license rights pledged to secure the Notes” below. Accordingly, the Collateral Trustee may not be able to foreclose upon such assets, effectively eliminating the security provided by the applicable Collateral.
Rights of the holders of the Notes in the Collateral may be adversely affected by the failure to perfect liens on certain Collateral acquired in the future.
Applicable law provides that security interests in certain property and rights acquired after the grant of a general security interest can only be perfected through certain actions undertaken by the secured party once such property and rights are acquired and identified. The Trustee (as defined under “Description of Notes—Certain Definitions”) or the Collateral Trustee may not monitor, or we may not inform the Trustee or the Collateral Trustee of, the future acquisitions of property and rights that constitute Collateral, and the liens on such Collateral may not be perfected if the Collateral Trustee does not or is not able to take the actions necessary to perfect the liens. Neither the Trustee nor the Collateral Trustee has any obligation to monitor the acquisition of additional property or rights that constitute Collateral or the perfection of any security interest in favor of the Collateral Trustee against third parties. Such failure may result in the loss of the security interest in the applicable Collateral or loss of priority of the security interest in favor of the Collateral Trustee, as applicable, against third parties. Further, even if liens on Collateral acquired in the future are properly perfected, such liens may potentially be avoidable as a preference in any bankruptcy proceeding under certain circumstances. See “—Any future pledge of Collateral or guarantee provided after the Notes are issued might be avoided in a bankruptcy.”
Certain material assets are excluded from the Collateral securing the Notes.
Certain material assets are excluded from the Collateral, as described under “Description of Notes—Collateral—Excluded Assets.” Excluded Assets will include assets transferred to or held by a Permitted Tower Financing Subsidiary (as defined herein), Permitted Receivables Financing Assets and any assets of Sprint or any subsidiary of Sprint, to the extent that the granting, or continuation, of any lien or security interest thereon would, in the reasonable determination of the Issuer, require the Existing Sprint Unsecured Notes or the Existing T-Mobile Unsecured Notes issued by any Unsecured Guarantor to be secured on an equal and ratable basis. Permitted Receivables Financing Assets include financial assets that are or may be used from time to time for other financings. As of December 31, 2020, we had approximately $9.9 billion in Permitted Receivables Financing Assets. In addition, the Existing Sprint Spectrum Note Entities own a separate pool of 2.5 GHz and 1.9 GHz spectrum, which we refer to as the Sprint Spectrum Portfolio and which has been pledged to secure indebtedness under the Sprint Spectrum Note Facility. This spectrum will not secure the Notes or any other permitted first priority secured obligations. Further, no assets of any of our non-guarantor subsidiaries will constitute Collateral.
It may be difficult to realize the value of the FCC license rights pledged to secure the Exchange Notes.
Telecommunication license rights constitute a significant part of the Collateral that currently secures the Original Notes and will initially secure the Exchange Notes and in each case the related Guarantees. The ability of the Collateral Trustee to foreclose on such Collateral on behalf of the holders of the Notes may be subject to prior approval by the FCC and other governmental authorities. In particular, the Collateral Trustee will not be legally permitted to exercise any rights with respect to the FCC license rights upon the occurrence of an event of default if such action would constitute or result in any assignment of any FCC license or any other form of change of control (whether as a matter of law or fact) of the entity holding any FCC license unless any necessary prior approval of the FCC is obtained. There can be no assurance that any such required approval can be obtained on a timely basis or at all. This requirement may limit the number of potential bidders for the FCC license rights in any foreclosure and may delay the sale process, either of which events may have a material adverse effect on the sale price of the FCC license rights. Further, certain of the FCC license rights are already collateralized under the Sprint Spectrum Note Facility, and the ability to realize the value of the FCC license rights will be subordinated to such collateral claims. Therefore, the practical value of realizing on the FCC license rights may be limited.
Foreclosure upon the Spectrum SPV Equity Interests (as defined in the indenture governing the Notes) included in the Collateral would result in an event of default under the indenture governing the Sprint Spectrum Note Facility, and the claims of holders of the Existing Sprint Spectrum-Backed Notes against the Existing Sprint Spectrum Securitization Obligors would be structurally senior to the claims of holders of the Notes.
The Collateral securing the obligations under the Exchange Notes includes the Spectrum SPV Equity Interests, which are equity interests in certain intermediate holding companies employed in the Sprint Spectrum Note Facility. The change in ownership resulting from a foreclosure upon these pledged equity interests would constitute an event of default under the indenture governing the Sprint Spectrum Note Facility. Such an event of default would permit the immediate acceleration of obligations under the Existing Sprint Spectrum-Backed Notes. The holders of the Existing Sprint Spectrum-Backed Notes would have debt claims against the obligors under the Existing Sprint Spectrum Note Facility (the “Existing Sprint Spectrum Securitization Obligors”) that would be structurally senior to the residual equity claims of holders of the Notes. Consequently, the holders of Existing Sprint Spectrum-Backed Notes would be entitled to be paid in full from the assets of the Existing Sprint Spectrum Securitization Obligors before any payment may be made to the holders of the Notes on account of a foreclosure upon the Spectrum SPV Equity Interests.
We will in most cases have control over the Collateral, and the sale of particular assets by us could reduce the pool of assets securing the Notes and the Guarantees.
The security documents allow us to remain in possession of, retain exclusive control over, freely operate, and collect, invest and dispose of any income from, the Collateral. For example, so long as no default or event of default under the indentures governing the Notes, the Credit Agreement or the Existing Sprint Spectrum Lease would result therefrom, we may, among other things, without any release or consent by the Trustee or the Collateral Trustee, conduct ordinary course activities with respect to Collateral, such as selling, factoring, abandoning or otherwise disposing of Collateral and making ordinary course cash payments (including repayments of indebtedness). To the extent we sell any assets that constitute such Collateral, the proceeds of such sale will be subject to the liens securing the Notes only to the extent such proceeds constitute Collateral under the security documents. Such proceeds will also be subject to any security interests of creditors other than the holders of the Notes, including the other holders of obligations secured by the Collateral on a first-priority basis. To the extent the proceeds of any sale of Collateral do not constitute Collateral under the security documents, the pool of assets securing the Notes will be reduced.
There are circumstances other than repayment or discharge of the Notes under which Collateral securing the Notes will be released automatically, without your consent or the consent of the Trustee or the Collateral Trustee, including:
•	a sale, transfer or other disposal of such Collateral in a transaction not prohibited under the indentures governing the Notes;
•	with respect to Collateral held by a guarantor, upon the release of such guarantor from its Guarantee in a transaction not prohibited by the indentures governing the Notes;
•
upon any release in connection with a foreclosure or exercise of remedies with respect to that Collateral directed by the lenders (or their representative) under the Credit Agreement or holders (or their representative) of other permitted first priority secured obligations during any period that such representatives control actions with respect to the Collateral pursuant to the Intercreditor Agreement; and

•	in whole, upon an Investment Grade Event Election (as defined under “Description of Notes—Certain Definitions”). See “Description of Notes—Collateral—Release.”
Security interests over certain Collateral may not have been in place or may not have been perfected by the completion of the exchange offer. Creation or perfection of such security interests after the completion of the exchange offer increases the risk that the liens granted by those security interests could be avoided.
Applicable law provides that a security interest in certain tangible and intangible assets can only be properly perfected and its priority retained through certain actions undertaken by the secured party. To the extent a security interest in certain Collateral is granted or perfected after the date which is 30 days following the completion of an offering, that security interest would remain at risk of being avoided as a preferential transfer by the pledgor, as debtor in possession, or by its trustee in bankruptcy, if we or any guarantor were to file for bankruptcy within 90 days after the grant or after perfection (or, under certain circumstances, a longer period). See “—Any future pledge of Collateral or guarantee provided after the Notes are issued might be avoided in a bankruptcy.” In addition, the security documents in connection with the Notes do not require us to take a number of actions related to the perfection or priority of the liens on certain Collateral in favor of the Collateral Trustee for the benefit of the holders of the Notes. As a result of these limitations, the security interest in favor of the Collateral Trustee for the benefit of the holders of the Notes may not be perfected or enforceable (or may be subject to other liens) under applicable law with respect to a portion of the Collateral.
The imposition of certain permitted liens could materially adversely affect the value of the Collateral that could be realized by holders of the Notes.
The Collateral securing the Notes may be subject to other liens permitted under the indentures governing the Notes, whether arising prior to, on or after the date the Notes are issued. The existence of any permitted liens could materially adversely affect the value of the Collateral that could be realized by the holders of the Notes as well as the ability of the Collateral Trustee to realize or foreclose on such Collateral. In addition, the imposition of certain permitted liens would cause the relevant assets to become “Excluded Assets,” which will not secure the Notes or the Guarantees. See “Description of Notes—Collateral—Excluded Assets.”
The Existing Sprint Spectrum Note Entities own a separate pool of 2.5 GHz and 1.9 GHz spectrum which has been pledged to secure indebtedness under the Sprint Spectrum Note Facility. The Sprint Spectrum Portfolio will not secure the Notes or any other permitted first priority secured obligations. Spectrum lease payments from a Sprint subsidiary, Sprint Communications, Inc., are used to service the indebtedness under the Existing Sprint Spectrum-Backed Notes. This lease payment obligation will be secured by a first priority security interest in the Collateral (with such security capped at $3.5 billion), shared with the Notes and other permitted first priority secured obligations.
The Guarantees may be released upon the occurrence of certain events.
A guarantor will be automatically and unconditionally released from its obligations in respect of the Notes of any series:
•
in the case of a Subsidiary Guarantor, at such time as such Subsidiary Guarantor (i) is not, (ii) is released or relieved as, or (iii) ceases (or substantially concurrently will cease) to be, a borrower or guarantor under the Credit Agreement, except by or as a result of payment under such guarantee or direct obligation;

•
in the case of a Subsidiary Guarantor, in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) to a person that is not (either before or after giving effect to such transaction) the Issuer or a Subsidiary Guarantor;

•
in the case of a Subsidiary Guarantor, if for any reason the Subsidiary Guarantor ceases to be a wholly-owned subsidiary of the Issuer; provided that any Subsidiary Guarantor that ceases to constitute a Subsidiary Guarantor or becomes an Excluded Subsidiary solely by virtue of no longer being a wholly-owned subsidiary (a “Partially Disposed Subsidiary”) shall only be released from its Note Guarantee (as defined under “Description of Notes—Certain Definitions”) to the extent that the other person taking an equity interest in such Partially Disposed Subsidiary is not an affiliate of the Issuer that is controlled by Parent, Deutsche Telekom or any of their respective subsidiaries or an employee of any of the foregoing;

•
upon the legal defeasance, covenant defeasance, or satisfaction and discharge of the indentures governing the Notes as provided under “Description of Notes—Legal Defeasance and Covenant Defeasance” and “Description of Notes—Satisfaction and Discharge”;

•	upon the liquidation or dissolution of any Subsidiary Guarantor, provided that no event of default under the indentures governing the Notes has occurred that is continuing;
•	upon the merger or consolidation of any guarantor with and into the Issuer or another guarantor that is the surviving person in such merger or consolidation; or
•	in the case of a Subsidiary Guarantor, at the time of an Investment Grade Event Election.
If any such Guarantee is released, no holder of the Notes will have a claim as a creditor against the applicable guarantor, and the indebtedness and other liabilities of such former Subsidiary Guarantor will be structurally senior to the claim of any holder of the Notes. See “Description of Notes—Brief Description of the Notes and the Note Guarantees—The Note Guarantees.”
The Guarantees (or the related security interests) may be avoidable and therefore not be enforceable because of fraudulent conveyance or fraudulent transfer laws.
The Guarantees (and the related security interests) may be subject to review and potential avoidance under federal bankruptcy law or relevant state fraudulent conveyance laws if we or any guarantor file a petition for bankruptcy or our creditors file an involuntary petition for bankruptcy against us or any guarantor. Under these laws, if a court were to find that, at the time a guarantor incurred debt (including debt represented by the Guarantee) or granted the related security interest, such guarantor:
•	incurred this debt (and the related security interest) with the intent of hindering, delaying or defrauding current or future creditors; or
•	received less than reasonably equivalent value or fair consideration for incurring this debt and the related security interest, and the guarantor:
•	was insolvent or was rendered insolvent by reason of the related financing transactions (including the issuance of the Guarantees and the related security interests);

•
was engaged in, or about to engage in, a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business as currently engaged in or contemplated; or

•
intended to incur, or believed that it would incur, debts beyond its ability to pay these debts as they mature, as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes;

then the court could avoid the Guarantee (and the related security interest) or subordinate the amounts owing under the Guarantee to the guarantor’s presently existing or future debt or take other actions detrimental to you. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the relevant Guarantee (and, consequently, the Notes), or may receive only a partial repayment.
The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding, such that we cannot be certain as to the standards a court would use to determine whether or not the Issuer or the guarantors were insolvent at the relevant time or, regardless of the insolvency standard applied by the court, that such court would not determine (i) that the Issuer or a guarantor were indeed insolvent on that date, (ii) that any payments to the holders of the Notes (including under the Guarantees and the related security interests) did not constitute preferences, fraudulent transfers or conveyances on other grounds or (iii) whether the Notes or any Guarantees would be subordinated to the Issuer’s or any of the guarantors’ other debt. Generally, however, an entity would be considered insolvent if, at the time it incurred the debt or issued the Guarantee (and the related security interest):
•	it could not pay its debts or contingent liabilities as they become due;
•	the sum of its debts, including contingent liabilities, is greater than its assets, at a fair valuation; or
•
the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities, including contingent liabilities, as they become absolute and mature.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied. A court would likely find that a guarantor did not receive “reasonably equivalent value”(or fair consideration for) its Guarantee (or the related security interest) to the extent the guarantor did not obtain a reasonably equivalent benefit directly or indirectly from the issuance of the Notes. Thus, if the Guarantees were legally challenged, any Guarantee could be subject to the claim that, since the Guarantee was incurred for the benefit of the Issuer, and only indirectly for the benefit of the guarantor, the obligations of the applicable guarantor were incurred for less than “reasonably equivalent value” (or fair consideration). Therefore, if a court were to find that the applicable guarantor was insolvent or rendered insolvent by the incurrence of the Guarantee or one of the other conditions above (relating to the guarantor’s financial condition) were satisfied, the court could avoid the obligations under the Guarantees (and the related security interests), subordinate them to the applicable guarantor’s other debt or take other action detrimental to the holders of the Notes.
If a Guarantee (and the related security interest) is avoided as a fraudulent conveyance, fraudulent transfer, or preference, or found to be unenforceable for any other reason, you will not have a claim against that obligor (or the benefit of the related security interest) and will only be our creditor or that of any guarantor whose obligation was not set aside or found to be unenforceable. In addition, the loss of a Guarantee generally will constitute an event of default under the indentures governing the Notes and the Existing T-Mobile Unsecured Notes and the Credit Agreement, which events of default would allow the relevant noteholders or lenders to accelerate the amounts due and payable thereunder, and we may not be able to pay any such amounts.
The indentures governing the Notes will contain a provision intended to limit each guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its Guarantee to be a fraudulent transfer. This provision may not be effective (as a legal matter or otherwise) to protect the Guarantees from being avoided under fraudulent transfer law, or may eliminate the guarantor’s obligations or reduce the guarantor’s obligations to an amount that effectively makes the Guarantee worthless. In a Florida bankruptcy court decision (which was subsequently reversed by a district court on other grounds and then reinstated by the applicable circuit court of appeals), this kind of provision was found to be ineffective to protect the Guarantees.

In addition, any payment by us pursuant to the Notes or by a guarantor under a Guarantee made at a time we or such guarantor were found to be insolvent could be avoided as a preferential transfer under the U.S. Bankruptcy Code and required to be returned to us or such guarantor or to a fund for the benefit of our or such guarantor’s creditors if such payment is made to an insider within a one-year period prior to a bankruptcy filing or within 90 days for any non-insider party, and such payment would give such insider or non-insider party more than such party would have received in a distribution under the U.S. Bankruptcy Code in a hypothetical Chapter 7 case, subject to applicable defenses.
Finally, as a court of equity, the bankruptcy court may subordinate the claims in respect of the Notes or the Guarantees to other claims against us under the principle of equitable subordination if the court determines that (1) a holder of the Notes or the Guarantees engaged in some type of inequitable conduct, (2) the inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holders of the Notes and (3) equitable subordination is not inconsistent with the provisions of the U.S. Bankruptcy Code.
Any future pledge of Collateral or guarantee provided after the Notes are issued might be avoided in a bankruptcy.
The indentures governing the Notes and the related security documents will require us to grant liens on certain assets that we or any guarantor acquire. Any future guarantee or additional lien in favor of the Collateral Trustee for the benefit of the holders of the Notes might be avoidable by the grantor (as debtor-in possession) or by its trustee in bankruptcy or other third parties (including potentially our other creditors) if certain events or circumstances exist or occur. For instance, if the entity granting a future guarantee or additional lien was insolvent at the time of the grant and if such grant was made within 90 days before that entity commenced a bankruptcy proceeding (or one year before commencement of a bankruptcy proceeding if the creditor that benefited from the guarantee or lien is deemed an “insider” under the U.S. Bankruptcy Code), and the granting of the future guarantee or additional lien enabled the holders of the Notes to receive more than they would if the grantor were liquidated under a hypothetical case under chapter 7 of the U.S. Bankruptcy Code, then such guarantee or lien could be avoided as a preferential transfer. Liens recorded or perfected after the completion of the exchange offer may be treated under bankruptcy law as if they were delivered to secure previously existing indebtedness. Accordingly, if we or any guarantor were to become subject to a bankruptcy proceeding, any mortgage or security interest in other Collateral delivered after the completion of the exchange offer would face a greater risk than security interests in place as of the completion of the exchange offer of being avoided as a preference under bankruptcy law. To the extent that the grant of any such mortgage or other security interest or guarantee is avoided as a preference, the holders of the Notes would lose the benefit of the security that the Collateral was intended to provide or the benefit of such guarantee (as applicable).
Rights of the holders of the Notes in the Collateral securing the Notes may be adversely affected by bankruptcy proceedings and the holders of the Notes may not be entitled to post-petition interest, fees or expenses in any bankruptcy proceeding.
The right of the Collateral Trustee to foreclose upon, repossess and dispose of the Collateral upon acceleration is likely to be significantly impaired (or at a minimum delayed) by federal bankruptcy law if bankruptcy proceedings are commenced by or against us before or possibly even after the Collateral Trustee has repossessed and disposed of Collateral. Under the U.S. Bankruptcy Code, pursuant to the automatic stay imposed upon a bankruptcy filing, a secured creditor, such as the Collateral Trustee, is prohibited from foreclosing upon or repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from a debtor, without prior bankruptcy court approval (which may not be given under the circumstances). Moreover, bankruptcy law permits the debtor to continue to retain and to use collateral, and the proceeds, products, rents or profits of the collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral and may include cash payments or the granting of additional or replacement security, if and at such time as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. A bankruptcy court may determine that a secured creditor may not require compensation for a diminution in the value of its collateral if the value of the collateral exceeds all of the debt it secures. In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a bankruptcy court, it is impossible to predict whether any payments under the Notes could be made following commencement of or during a bankruptcy case or the length of any potential delay in making any such payments post-petition, whether or when the Collateral Trustee could foreclose upon, repossess or dispose of the Collateral, or whether or to what extent the holders of the Notes would be compensated for any delay in payment or loss of value of the Collateral through the requirements of “adequate protection.”
Furthermore, in the event the bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the Notes (and all other obligations secured thereby on a senior or pari passu basis), the holders of the Notes would have “undersecured claims” as to the difference. Federal bankruptcy laws do not permit the payment or accrual of post-petition interest, costs, fees, expenses and attorneys’ fees for “undersecured claims” during the debtor’s bankruptcy case. Other consequences of a finding of under-collateralization would include, among other things, a lack of entitlement to receive “adequate protection” under federal bankruptcy laws with respect to the unsecured portion of the Notes. In addition, if any payments of post-petition interest had been made at the time of such a finding of under collateralization, those payments could be recharacterized by the bankruptcy court as a reduction of the principal amount of the Notes.
The Intercreditor Agreement also contains provisions restricting the holders of the Notes from filing certain objections in any future bankruptcy to, among other things, a proposed debtor-in-possession financing that satisfies various terms and conditions.
As a result of the foregoing, bankruptcy laws may, among other things, act to limit the ability of the holders of the Notes to realize upon the Collateral and to receive post-bankruptcy interest, fees, expenses or “adequate protection” with respect to the Notes.
The lenders under the Credit Agreement have the discretion to release any guarantors under the Credit Agreement in a variety of circumstances, which could cause those guarantors to be released from their guarantees of each series of the Notes, in which case any liens on the assets of such guarantors in favor of the Collateral Trustee for the benefit of lenders under the Credit Agreement and holders of the Notes will also be released.
For so long as any obligations under the Credit Agreement remain outstanding, any guarantee of the Notes may be released without action by, or consent of, any holder of the Notes, if the related guarantor is no longer a guarantor of obligations under the Credit Agreement or certain other indebtedness of the Issuer or any other guarantor (except, in each case, by or as a result of payment under such guarantee or direct obligation), in which case any liens on the assets of such subsidiary in favor of the Collateral Trustee for the benefit of lenders under the Credit Agreement and the holders of the Notes will also be released. See “Description of Notes—Brief Description of the Notes and the Note Guarantees—The Note Guarantees.” The lenders under the Credit Agreement will have the discretion to release the guarantees under the Credit Agreement in a variety of circumstances. You will not have a claim as a creditor against any entity that is no longer a guarantor of the Notes, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of former guarantor subsidiaries will be structurally senior to claims of holders of the Notes.
If we or existing investors sell our debt securities after this exchange offer, the market price of the Notes could decline.
The market price of the Notes could decline as a result of our, or existing investors’, sales of the Issuer’s debt securities in the market after this exchange offer, or the perception that such sales could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for the Issuer to sell other debt securities in the future at a time and on terms that it deems appropriate.
After giving effect to the Q1 Notes Issuances and the Q1 Redemption, as of December 31, 2020, we would have had outstanding approximately $73.9 billion in aggregate principal amount of debt securities, maturing in 2021 through 2060, $36.3 billion of which would be senior secured debt securities and $37.6 billion of which would be senior unsecured debt securities. Deutsche Telekom, which currently controls approximately 52.3% of the common stock of Parent (on a fully diluted basis), holds approximately $4.8 billion of these debt securities, maturing in 2022 through 2028. We have on file an effective shelf registration statement with respect to these debt securities held by Deutsche Telekom and Deutsche Telekom could sell all or any portion of them at any time.

There is no guarantee that an active trading market for the Notes will exist or that you will be able to sell your Notes.
An active trading market may not exist for the Exchange Notes or any Original Notes that remain outstanding after the exchange offer. In addition, subsequent to their initial issuance, the Notes may trade at a discount from their initial offering price (or, in the case of Exchange Notes, the initial offering price of the Original Notes of the same series), depending upon prevailing interest rates, the market for similar notes, our operating performance and financial condition and other factors. The Issuer does not intend to apply for the Exchange Notes or any Original Notes that remain outstanding after the exchange offer to be listed on any securities exchange or to arrange for the Exchange Notes or any Original Notes that remain outstanding after the exchange offer to be quoted on any quotation system. An active trading market may not develop for the Exchange Notes or, if developed, may not continue. In addition, there may cease to be a market for the Original Notes. If an active public trading market for the Notes does not develop or ceases to exist, the market price and liquidity of the Notes may be adversely affected.
The trading prices for the Notes will be directly affected by many factors, including our credit rating.
Credit rating agencies continually revise their ratings for companies they follow, including us. Changes in our performance, leverage or industry, or changes in the credit ratings agencies’ ratings methodologies, could lead to ratings downgrades. Any ratings downgrade could adversely affect the trading price of the Notes, or the trading market for the Notes, to the extent a trading market for the Notes exists or develops. The condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, and any fluctuation may impact the trading price of the Notes.
T-Mobile US’ fifth amended and restated certificate of incorporation designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain actions and proceedings, which could limit investors’ ability to obtain a judicial forum of their choice for disputes with T-Mobile US or its directors, officers or employees.
T-Mobile US’ fifth amended and restated certificate of incorporation provides that, unless T-Mobile US consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of T-Mobile US, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or employee of T-Mobile US to T-Mobile US or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, T-Mobile US’ certificate of incorporation or T-Mobile US’ bylaws or (iv) any other action asserting a claim arising under, in connection with, and governed by the internal affairs doctrine. This choice of forum provision does not waive our compliance with our obligations under the federal securities laws and the rules and regulations thereunder. Moreover, the provision does not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or by the Securities Act.
This choice of forum provision may increase costs to bring a claim, discourage claims or limit an investor’s ability to bring a claim in a judicial forum that it finds favorable for disputes with T-Mobile US or its directors, officers or employees, which may discourage such lawsuits against T-Mobile US and its directors, officers and employees, even though an action, if successful, might benefit our investors. Alternatively, if a court were to find the choice of forum provision to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such matters in other jurisdictions, which could increase our costs of litigation and adversely affect our business and financial condition.

AFFILIATES WHOSE SECURITIES COLLATERALIZE THE NOTES AND THE GUARANTEES
The Original Notes and the Guarantees with respect thereto (other than the Guarantees provided by Sprint Corporation, Sprint Communications, Inc. and Sprint Capital Corporation, which are unsecured) are secured by, among other things, pledges of (i) the capital stock of the Issuer and (ii) the capital stock of subsidiaries of the Issuer held by the Issuer or any Secured Guarantor; in each case other than Excluded Assets and subject to permitted liens, as further described under “Description of Notes—Collateral—Assets Pledged as Collateral.” The Exchange Notes and the Guarantees with respect thereto (other than the Guarantees provided by Sprint Corporation, Sprint Communications, Inc. and Sprint Capital Corporation, which are unsecured) will be correspondingly secured. Such collateral security is provided on a pari passu basis with respect to the obligations under the Credit Agreement, up to $3.5 billion of lease payment obligations under the Existing Sprint Spectrum Lease, obligations under the Designated L/C Facilities and any other permitted first priority secured obligations, as further described under “Description of Notes—Collateral”. The Intercreditor Agreement sets forth the rights of, and relationship among, the applicable holder representatives under all existing and future parity and junior lien debt in respect of exercise of rights and remedies against the Issuer and the secured guarantors and certain other matters, as further described under “Description of Notes—The Collateral Trust and Intercreditor Agreement.”
The Issuer and the Guarantors are and will be able to incur additional indebtedness in the future which could share in the Collateral, including first priority secured obligations and obligations secured by permitted liens. In addition, if the Issuer or any Secured Guarantor acquires any property or asset of the type that constitutes Collateral and that is not an Excluded Asset, it must promptly grant a security interest upon such property as security for the Notes.
Collateral will be released automatically upon certain events including repayment or discharge of the Notes; a sale, transfer or other disposal of such Collateral in a transaction not prohibited under the indentures governing the Notes; with respect to Collateral held by a guarantor, upon the release of such guarantor from its Guarantee in a transaction not prohibited by the indentures governing the Notes; upon any release in connection with a foreclosure or exercise of remedies with respect to that Collateral directed by the lenders (or their representative) under the Credit Agreement or holders (or their representative) of other permitted first priority secured obligations during any period that such representatives control actions with respect to the Collateral pursuant to the Intercreditor Agreement; and in whole, upon an Investment Grade Event Election. See “Description of Notes—Collateral—Release.”
Upon the occurrence and during the continuance of an event of default under the indentures governing the Notes, subject to the terms of the Intercreditor Agreement, the Security Documents provide for (among other available remedies) the foreclosure upon and sale of the Collateral and the distribution of the net proceeds of any such sale to the holders of the Notes, the lenders under the Credit Agreement, the lessors under the Existing Sprint Spectrum Lease, the holders of any Designated L/C Facility Obligations and the holders of any other permitted first priority secured obligations on a pro rata basis, subject to any prior liens on the Collateral.
No trading market exists for the capital stock pledged as Collateral.
The consolidated financial statements of Parent as of and for the year ended December 31, 2020 include the results of operations for Sprint Corporation and its subsidiaries for the nine months ended December 31, 2020, and the results of operations for Sprint Corporation and its subsidiaries for the three months ended March 31, 2020 are set forth in Exhibit 99.1 to Parent’s Current Report on Form 8-K filed on March 16, 2021. The assets, liabilities and results of operations of the combined affiliates whose securities are pledged as Collateral are not materially different than the corresponding amounts presented in the foregoing consolidated financial statements.

USE OF PROCEEDS
We will not receive any cash proceeds from the issuance of the Exchange Notes. We are making this exchange offer solely to satisfy our obligations under the registration rights agreements entered into in connection with the offerings of the Original Notes. In consideration for issuing the Exchange Notes as contemplated in this prospectus, we will receive in exchange Original Notes in like principal amount, which will be cancelled, and, as such, issuing the Exchange Notes will not result in any increase in our indebtedness or be financed with new borrowings.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF T-MOBILE
The following table sets forth selected consolidated financial data for the Company. The data should be read in conjunction with T-Mobile’s audited consolidated financial statements and related notes as of December 31, 2020 and 2019 and for the three years ended December 31, 2020 contained in Parent’s Annual Report on Form 10-K filed on February 23, 2021. The consolidated balance sheet data as of December 31, 2018, 2017 and 2016 and the consolidated statement of operations and consolidated cash flow data for the fiscal years ended December 31, 2017 and 2016 are derived from T-Mobile’s consolidated financial statements which are not included or incorporated by reference in this prospectus.
T-Mobile’s historical financial data may not be indicative of the results of operations or financial position to be expected in the future. In particular, on January 1, 2020, T-Mobile adopted ASU 2016-13, “Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” which requires a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The measurement of expected credit losses is based on relevant information about past events, including historical experience, current conditions and reasonable and supportable forecasts that affect the collectibility of the reported amount. T-Mobile adopted the new credit loss standard on January 1, 2020 by recognizing a cumulative effect of initially applying the new credit loss standard on its receivables portfolio. Comparative information has not been restated and continues to be reported under the standards in effect for those periods. Additionally, on January 1, 2019, T-Mobile adopted ASU 2016-02 “Leases (Topic 842)”, which requires most lessees to report a right-of-use asset and a lease liability. T-Mobile adopted the new lease standard on January 1, 2019 by recognizing and measuring leases at the adoption date with a cumulative effect of initially applying the guidance recognized at the date of initial application. Comparative information has not been restated and continues to be reported under the standards in effect for those periods. Lastly, on January 1, 2018, T-Mobile adopted ASU 2014-09, “Revenue from Contracts with Customers (Topic 606),” which requires entities to recognize revenue through the application of a five-step model, which includes: identification of the contract; identification of the performance obligations; determination of the transaction price; allocation of the transaction price to the performance obligations; and recognition of revenue as the entity satisfies the performance obligations. T-Mobile adopted the new revenue standard on January 1, 2018, using the modified retrospective method with the cumulative effect of initially applying the guidance recognized at the date of initial application. Comparative information has not been restated and continues to be reported under the standards in effect for those periods.
	Year ended December 31,
	2020	2019	2018	2017	2016
	(in millions)
Consolidated Statements of Operations Data:
Revenues:
Total service revenues	$50,395	$34,500	$32,441	$30,525	$28,085
Equipment revenues	17,312	9,840	10,009	9,375	8,727
Other revenues	690	658	860	704	678
Total revenues	68,397	44,998	43,310	40,604	37,490
Operating expenses:
Cost of services, exclusive of depreciation and amortization shown separately below	11,878	6,622	6,307	6,100	5,731
Cost of equipment sales, exclusive of depreciation and amortization shown separately below	16,388	11,899	12,047	11,608	10,819
Selling, general and administrative	18,926	14,139	13,161	12,259	11,378
Impairment expense	418	—	—	—	—
Depreciation and amortization	14,151	6,616	6,486	5,984	6,243
Cost of MetroPCS business combination	—	—	—	—	104
Gains on disposal of spectrum licenses	—	—	—	(235)	(835)
Total operating expenses	61,761	39,276	38,001	35,716	33,440
Operating income	6,636	5,722	5,309	4,888	4,050

	Year ended December 31,
	2020	2019	2018	2017	2016
	(in millions)
Other income (expense):
Interest expense	(2,483)	(727)	(835)	(1,111)	(1,418)
Interest expense to affiliates	(247)	(408)	(522)	(560)	(312)
Interest income	29	24	19	17	13
Other expense, net	(405)	(8)	(54)	(73)	(6)
Total other expense, net	(3,106)	(1,119)	(1,392)	(1,727)	(1,723)
Income from continuing operations before income taxes	3,530	4,603	3,917	3,161	2,327
Income tax (expense) benefit	$(786)	$(1,135)	$(1,029)	$1,375	$(867)
Income from continuing operations	2,744	3,468	2,888	4,536	1,460
Income from discontinued operations, net of tax	320	0	0	0	0
Net income	$3,064	$3,468	$2,888	$4,536	$1,460
Dividends on preferred stock	—	—	—	(55)	(55)
Net income attributable to common stockholders	$3,064	$3,468	$2,888	$4,481	$1,405
Consolidated Cash Flow Data
Net cash provided by operating activities	$8,640	$6,824	$3,899	$3,831	$2,779
Net cash used in investing activities	(12,715)	(4,125)	(579)	(6,745)	(2,324)
Net cash (used in) provided by financing activities	13,010	(2,374)	(3,336)	(1,367)	463
	As of December 31,
	2020	2019	2018	2017	2016
	(in millions)
Consolidated Balance Sheet Data:
Total current assets	$23,885	$9,305	$8,281	$8,915	$14,217
Property and equipment, net	41,175	21,984	23,359	22,196	20,943
Operating lease right-of-use assets	28,021	10,933	—	—	—
Financing lease right-of-use assets	3,028	2,715	—	—	—
Goodwill, spectrum licenses and other intangible assets, net	99,243	38,510	37,658	37,266	29,073
Other assets and equipment installment plan receivables due after one year, net	4,810	3,474	3,170	2,186	1,658
Total assets	200,162	86,921	72,468	70,563	65,891
Total current liabilities	21,703	12,506	10,267	11,515	9,022
Long-term debt	61,830	10,958	12,124	12,121	21,832
Long-term debt to affiliates	4,716	13,986	14,582	14,586	5,600
Tower obligations	3,028	2,236	2,557	2,590	2,621
Operating lease liabilities	26,719	10,539	—	—	—
Financing lease liabilities	1,444	1,346	—	—	—
Other long-term liabilities, deferred rent expense and deferred tax liabilities	15,378	6,561	8,220	7,192	8,580
Total stockholders’ equity	65,344	28,789	24,718	22,559	18,236

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF SPRINT
The following table sets forth selected consolidated financial data for Sprint. The data should be read in conjunction with Sprint’s audited consolidated financial statements and related notes as of March 31, 2020 and 2019 and for the three years ended March 31, 2020 contained in Exhibit 99.1 to Parent’s Current Report on Form 8-K filed on May 18, 2020. The consolidated balance sheet data as of March 31, 2018, 2017 and 2016 and the consolidated statement of operations data and cash flow data for the fiscal years ended March 31, 2017 and 2016 are derived from Sprint’s consolidated financial statements which are not included or incorporated by reference in this prospectus. Sprint’s historical financial data may not be indicative of the results of operations or financial position to be expected in the future.
On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Act. During the year ended March 31, 2018, Sprint recorded a $7.1 billion non-cash tax benefit through net income (loss) for the re-measurement of deferred tax assets and liabilities due to changes in tax laws included in the Tax Act. The re-measurement of deferred taxes had no impact on cash flows. See Note 12 – Income Taxes in Notes to Sprint’s Consolidated Financial Statements contained in Exhibit 99.1 to Parent’s Current Report on Form 8-K filed on May 18, 2020 for additional information.
On April 1, 2018, Sprint adopted ASU 2014-09, “Revenue from Contracts with Customers (Topic 606).” Sprint adopted this standard using the modified retrospective method, which requires that the cumulative effect of initially applying the standard be recognized at the date of application beginning April 1, 2018. Sprint recorded a pre-tax cumulative effect of $1.7 billion ($1.3 billion, net of tax) as a reduction to the April 1, 2018 opening balance of accumulated deficit.
On April 1, 2019, Sprint adopted ASU 2016-02 “Leases (Topic 842)” using the modified retrospective transition method. Results for reporting periods beginning after April 1, 2019 are presented under Topic 842, while amounts reported under prior periods have not been adjusted and continue to be reported under accounting standards in effect for those periods. See Note 2—Summary of Significant Accounting Policies and Other Information and Note 7—Leases in Notes to Sprint’s Consolidated Financial Statements contained in Exhibit 99.1 to Parent’s Current Report on Form 8-K filed on May 18, 2020 for additional information related to the adoption of this standard.
	Year ended March 31,
	2020	2019	2018	2017	2016
	(in millions)
Results of Operations
Service revenues	$21,604	$22,857	$23,834	$25,368	$27,174
Equipment sales	4,999	5,606	4,524	4,684	3,168
Equipment rentals	5,218	5,137	4,048	3,295	1,838
Net operating revenues	31,821	33,600	32,406	33,347	32,180
Depreciation—network and other	4,416	4,245	3,976	3,982	4,013
Depreciation—equipment rentals	4,166	4,538	3,792	3,116	1,781
Amortization	811	608	812	1,052	1,294
Goodwill impairment(1)	—	2,000	—	—	—
Operating income	931	398	2,727	1,764	310
Net (loss) income	(347)	(1,943)	7,377	(1,206)	(1,995)
Net (loss) income attributable to Sprint Corporation	(338)	(1,943)	7,389	(1,206)	(1,995)
(1)
During the year ended March 31, 2019, Sprint completed its annual impairment testing for goodwill assigned to the Wireless reporting unit and as a result, recorded a non-cash impairment charge of $2.0 billion. See Note 6—Intangible Assets in Sprint’s audited consolidated financial statements and related notes for the three years ended March 31, 2020 contained in Exhibit 99.1 to Parent’s Current Report on Form 8-K filed on May 18, 2020.

	Year ended March 31,
	2020	2019	2018	2017	2016
	(in millions)
Financial Position
Total assets	$84,559	$84,601	$85,459	$85,123	$78,975
Property, plant and equipment, net	20,113	21,201	19,925	19,209	20,297
Intangible assets, net	46,904	47,832	50,360	50,484	51,117
Total debt, finance lease and financing obligations	36,092	39,923	40,892	40,914	33,958
Total stockholders’ equity	25,855	26,072	26,356	18,808	19,783
Noncontrolling interests	—	55	63	—	—
	Year ended March 31,
	2020	2019	2018	2017	2016
	(in millions)
Cash Flow Data
Net cash provided by (used in) operating activities	$9,292	$10,429	$10,062	$(3,290)	$(423)
Capital expenditures—network and other	(4,282)	(4,963)	(3,319)	(1,950)	(4,680)
Capital expenditures—leased devices	(6,865)	(7,441)	(7,461)	(4,976)	(5,898)

THE EXCHANGE OFFER
Purpose of the Exchange Offer
We entered into registration rights agreements (the “registration rights agreements”) with the initial purchasers of the Original Notes. In the registration rights agreements, we and the guarantors agreed to, at our cost:
•
use our commercially reasonable efforts to file a registration statement (which we refer to as an exchange offer registration statement) with the SEC with respect to a registered exchange offer (which we refer to as a registered exchange offer) to exchange the Original Notes for new notes of the company, guaranteed by the guarantors and having terms identical in all material respects to the Original Notes (except that the new notes will not contain terms with respect to transfer restrictions or additional interest (as defined below)); and

•
use our commercially reasonable efforts to cause the exchange offer registration statement to be declared effective under the Securities Act and to consummate the exchange offer not later than 60 days after such effective date.

In addition, we agreed to provide that upon the effectiveness of the exchange offer registration statement, we would promptly commence the exchange offer, whereby the Exchange Notes will be offered in exchange for surrender of the Original Notes, and that we will keep the registered exchange offer open for not less than 20 business days (or longer if required by applicable law including in accordance with the requirements of Regulation 14E under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) after the date notice of the registered exchange offer is first mailed, sent or given to the noteholders. For each note surrendered to Issuer for exchange pursuant to the registered exchange offer, the holder of such note will receive an Exchange Note having a principal amount equal to that of the surrendered note.
We are offering the Exchange Notes under this prospectus in an exchange offer for the Original Notes to satisfy our obligations under the registration rights agreements. We refer to our offer to exchange the Exchange Notes for the Original Notes as the “exchange offer.”
Resale of Exchange Notes
Based on interpretations by the staff of the SEC, as described in no-action letters issued to third parties that are not related to us, including Morgan Stanley & Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling LLP (dated July 2, 1993), we believe the Exchange Notes will be freely transferable by holders other than our affiliates after the exchange offer without further registration under the Securities Act if the holder of the Exchange Notes represents to us in the exchange offer that it is acquiring the Exchange Notes in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes and that it is not our affiliate, as such terms are interpreted by the SEC; provided, however, that broker-dealers (“Participating Broker-Dealers”) receiving Exchange Notes in the exchange offer will have a prospectus delivery requirement with respect to resales of such Exchange Notes. We also believe that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to Exchange Notes (other than a resale of an unsold allotment from the sale of the Original Notes) with this prospectus.
We have not entered into any arrangement or understanding with any person who will receive Exchange Notes in the exchange offer to distribute those securities following completion of the exchange offer. We are not aware of any person that will participate in the exchange offer with a view to distribute the Exchange Notes. If you tender your Original Notes in the exchange offer with the intention of participating in any manner in a distribution of the Exchange Notes, you:
•	cannot rely on such interpretations of the SEC staff set forth in the no-action letters described above; and
•	must comply with the registration and prospectus delivery requirements of the Securities Act in order to resell Exchange Notes, and be identified as an underwriter in the prospectus.
Unless an exemption from registration is otherwise available, the resale by any security holder intending to distribute Exchange Notes should be covered by an effective registration statement under the Securities Act containing the selling security holder’s information required under the Securities Act. This prospectus may be used for an offer to resell, a resale or other retransfer of Exchange Notes only as specifically described in this prospectus. Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act (or, to the extent permitted by law, make available a prospectus meeting the requirements of the Securities Act to purchasers) in connection with any resale of such Exchange Notes. See “Plan of Distribution.”
Shelf Registration
In the registration rights agreements, we agreed that in the event that:
•	any changes in applicable law or interpretations of the staff of the SEC do not permit the us and the guarantors to effect such a registered exchange offer;
•
after the filing of the exchange offer registration statement with the SEC, we receive a written request within 20 business days after the consummation of the exchange offer from any noteholder that is prohibited by law or SEC policy from participating in the registered exchange offer, any noteholder who participates in the registered exchange offer but does not receive Exchange Notes that may be sold without Securities Act restrictions on transfer (other than restrictions resulting solely by reason of the status of such noteholder as our affiliate or an affiliate of any guarantor) (subject, in each case, to certain exceptions), or any initial purchasers with respect to the Original Notes that have, or that are reasonably likely to be determined to have, the status of unsold allotments in the original distribution of the Original Notes, then in all such cases, we and the guarantors will, as soon as practicable but in any event within 60 days of the date of the written request, use our commercially reasonable efforts to (a) file a registration statement (which we refer to as a shelf registration statement) covering resales of the Original Notes or the Exchange Notes, as the case may be, from time to time, (b) cause the shelf registration statement to be declared effective by the SEC under the Securities Act promptly and (c) keep the shelf registration statement effective until the earlier of (X) the date that is 210 calendar days following the due date for Parent’s Annual Report on Form 10-K for the first year in which Sprint and its subsidiaries have been included in the consolidated results of Parent for at least nine months (Y) the date when the Original Notes cease to be registrable securities as defined in the applicable registration rights agreement or (Z) the date on which all Original Notes and/or Exchange Notes covered by the shelf registration statement have been sold in the manner set forth and as contemplated in the shelf registration statement. In addition, we agreed to, in the event a shelf registration statement is filed, use our commercially reasonable efforts to provide to each noteholder for which such shelf registration statement was filed, copies of the prospectus which is a part of the shelf registration statement, notify each such noteholder when the shelf registration statement has been declared effective by the SEC and take certain other actions as are required to permit unrestricted resales of the Original Notes or the Exchange Notes, as the case may be. A noteholder selling Original Notes or Exchange Notes pursuant to the shelf registration statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreements which are applicable to such noteholder (including certain indemnification obligations). In addition, each holder of the Original Notes or Exchange Notes to be registered under the shelf registration statement will be required to deliver information to be used in connection with the shelf registration statement within the time period set forth in the registration rights agreement in order to have such holder’s Original Notes or Exchange Notes included in the shelf registration statement and to benefit from the provisions regarding additional interest set forth in the following paragraph.
Additional Interest
If the exchange offer registration statement is not on file with the SEC on or prior to the target filing date, or, if applicable, the shelf registration statement is required to be filed but is not on file with the SEC on or prior to the target filing date, or if applicable, the shelf registration statement is declared effective but thereafter ceases to be effective or usable and such failure to remain effective or usable exists for more than 120 days (whether or not consecutive) in any 12-month period (in each case subject to certain exceptions), then, upon the occurrence of any such events, additional interest shall accrue on the principal amount of the Original Notes at a rate of 0.25% per annum for the first 90-day period beginning on and including such date, increasing by an additional 0.25% per annum with respect to any subsequent 90-day period up to a maximum amount of additional interest of 0.50% in the aggregate per annum thereafter, until the Original Notes cease to be registrable securities or, if earlier, when the exchange offer is completed, the shelf registration statement becomes effective or, if such shelf registration statement ceased to be effective, when such shelf registration statement again becomes effective. Such interest will be computed ratably on the basis of twelve 30-day months.
Under certain circumstances, we and the guarantors may delay the filing or the effectiveness of the exchange offer registration statement or the shelf registration statement and will not be required to maintain the effectiveness thereof or amend or supplement the exchange offer registration statement or the shelf registration statement for one or more periods not to exceed an aggregate of 120 days during any 12-month period. Any delay period will not defer our obligation to pay additional interest.
This summary of certain provisions of the registration rights agreements does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the applicable registration rights agreement. A copy of each registration rights agreement is an exhibit to the registration statement that includes this prospectus.
Terms of the Exchange Offer
Upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any Original Notes properly tendered and not withdrawn prior to the expiration time of the exchange offer. We will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of Original Notes surrendered under the exchange offer and accepted by us. Original Notes may be tendered only in integral multiples of $1,000, subject to a $2,000 minimum, and untendered Original Notes may only be in a minimum denomination of $2,000 and integral multiples of $1,000 in excess thereof.
The terms of the Exchange Notes are identical in all material respects to those of the Original Notes, except the Exchange Notes will not be subject to transfer restrictions and holders of the Exchange Notes, with limited exceptions, will have no registration rights. Also, the Exchange Notes will not include provisions contained in the Original Notes that required payment of additional interest in the event we failed to satisfy our registration obligations with respect to the Original Notes. Each series of Exchange Notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the related Original Notes.
The exchange offer is not conditioned on any minimum aggregate principal amount of Original Notes being tendered for exchange.
As of the date of this prospectus, $3,000,000,000 in aggregate principal amount of the unregistered 3.500% Senior Secured Notes due 2025, $1,000,000,000 in aggregate principal amount of the unregistered 1.500% Senior Secured Notes due 2026, $4,000,000,000 in aggregate principal amount of the unregistered 3.750% Senior Secured Notes due 2027, $1,750,000,000 in aggregate principal amount of the unregistered 2.050% Senior Secured Notes due 2028, $7,000,000,000 in aggregate principal amount of the unregistered 3.875% Senior Secured Notes due 2030, $2,500,000,000 in aggregate principal amount of the unregistered 2.550% Senior Secured Notes due 2031, $1,000,000,000 in aggregate principal amount of the unregistered 2.250% Senior Secured Notes due 2031, $2,000,000,000 in aggregate principal amount of the unregistered 4.375% Senior Secured Notes due 2040, $2,500,000,000 in aggregate principal amount of the unregistered 3.000% Senior Secured Notes due 2041, $3,000,000,000 in aggregate principal amount of the unregistered 4.500% Senior Secured Notes due 2050, $3,000,000,000 in aggregate principal amount of the unregistered 3.300% Senior Secured Notes due 2051, and $1,000,000,000 in aggregate principal amount of the unregistered 3.600% Senior Secured Notes due 2060 are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of the Original Notes. There will be no fixed record date for determining registered holders of the Original Notes entitled to participate in the exchange offer.
We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act, and the SEC rules and regulations. Original Notes that are not tendered for exchange in the exchange offer:
•	will remain outstanding;

•	will continue to accrue interest; and
•	will be entitled to the rights and benefits that holders have under the indenture relating to such notes and, under limited circumstances, the registration rights agreement.
We will be deemed to have accepted for exchange properly tendered Original Notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the Exchange Notes from us. We will issue the Exchange Notes promptly after the expiration of the exchange offer.
If you tender Original Notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of Original Notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read “—Fees and Expenses” below for more details about fees and expenses incurred in the exchange offer.
We will return any Original Notes that we do not accept for exchange for any reason without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.
The exchange offer is not subject to any federal or state regulatory requirements or approvals other than securities laws and blue sky laws.
Expiration Time
The exchange offer will expire at 5:00 p.m., New York City time, on     , 2021, unless at our sole discretion we extend the exchange offer.
Extensions, Delay in Acceptance, Termination or Amendment
We expressly reserve the right, at any time or at various times, to extend the period of time during which the exchange offer is open. We may delay acceptance for exchange of any Original Notes by giving oral or written notice of the extension to their holders. During any such extensions, all Original Notes you have previously tendered will remain subject to the exchange offer for that series, and we may accept them for exchange.
To extend the exchange offer, we will notify the exchange agent orally or in writing (if oral to be promptly confirmed in writing) of any extension. We also will make a public announcement of the extension no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration time.
If any of the conditions described below under “—Conditions to the Exchange Offer” have not been satisfied with respect to the exchange offer, we reserve the right, at our sole discretion:
•	to extend the exchange offer;
•	to delay accepting for exchange any Original Notes; or
•	to terminate the exchange offer.
We will give oral or written notice (if oral to be promptly confirmed in writing) of such extension, delay or termination to the exchange agent. Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.
Any such extension, delay in acceptance, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders of the Original Notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose that amendment by means of a prospectus supplement and we will extend the offer period if necessary so that at least five business days remain in the offer period following notice of the material change. We will distribute the supplement to the registered holders of the Original Notes. Depending on the significance of the amendment and the manner of disclosure to the registered holders, we may extend, pursuant to the terms of the registration rights agreement and the requirements of federal securities law, the exchange offer if the exchange offer would otherwise expire during such period.

Without limiting the manner in which we may choose to make public announcements of any extension, delay in acceptance, termination or amendment of the exchange offer, we have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.
Conditions to the Exchange Offer
Notwithstanding any other provision of the exchange offer and subject to the terms of the registration rights agreement, we will not be required to accept for exchange, or to issue Exchange Notes in exchange for, any Original Notes and may terminate or amend the exchange offer, if at any time before the expiration time of the exchange offer any of the following events occur:
•	any injunction, order or decree has been issued by any court or any governmental agency that would prohibit, prevent or otherwise materially impair our ability to proceed with the exchange offer; or
•	the exchange offer violates any applicable law or any applicable interpretation of the staff of the SEC.
In addition, we will not be obligated to accept for exchange the Original Notes of any holder that has not made to us:
•	the representations described under “—Procedures for Tendering” and “Plan of Distribution;” and
•
such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registering the Exchange Notes under the Securities Act.

We expressly reserve the right to amend or terminate the exchange offer notwithstanding the satisfaction of the foregoing, and to reject for exchange any Original Notes upon the occurrence of any of the conditions to the exchange offer specified above. We will give oral or written notice of any extension, non-acceptance, termination or amendment to the holders of the Original Notes as promptly as practicable.
These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times at our sole discretion. Our failure at any time to exercise any of these rights will not mean that we have waived our rights. Each right will be deemed an ongoing right that we may assert at any time or at various times. If we waive a condition, we may be required in order to comply with applicable securities laws, to extend the expiration time of the exchange offer.
In addition, we will not accept for exchange any Original Notes tendered, and will not issue Exchange Notes in exchange for any such Original Notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indentures relating to the Exchange Notes under the Trust Indenture Act of 1939.
Procedures for Tendering
How to Tender Generally
Only a holder of the Original Notes as determined by our records or those of Deutsche Bank Trust Company Americas, as trustee or DTC may tender Original Notes in the exchange offer. To tender in the exchange offer, a holder must either (1) comply with the procedures for physical tender or (2) comply with the automated tender offer program procedures of DTC, described below.
To complete a physical tender, a holder must:
•	complete, sign and date the letter of transmittal or a facsimile of the letter of transmittal;
•	have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires;
•	mail or deliver the letter of transmittal or facsimile to the exchange agent prior to the expiration time; and
•	deliver the Original Notes to the exchange agent prior to the expiration time.
To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at its address provided above under “Prospectus Summary—The Exchange Agent” prior to the expiration time.

To complete a tender through DTC’s automated tender offer program, the exchange agent must receive, prior to the expiration time, a timely confirmation of book-entry transfer of such Original Notes into the exchange agent’s account at DTC according to the procedure for book-entry transfer described below or a properly transmitted agent’s message.
The tender by a holder that is not withdrawn prior to the expiration time and our acceptance of that tender will constitute an agreement between the holder and us in accordance with the terms and subject to the conditions described in this prospectus and in the letter of transmittal.
THE METHOD OF DELIVERY OF ORIGINAL NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK. RATHER THAN MAIL THESE ITEMS, WE RECOMMEND THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION TIME. YOU SHOULD NOT SEND THE LETTER OF TRANSMITTAL OR ORIGINAL NOTES TO US. YOU MAY REQUEST YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE TO EFFECT THE ABOVE TRANSACTIONS FOR YOU.
How to Tender if You Are a Beneficial Owner
If you beneficially own Original Notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender those Original Notes, you should contact the registered holder as soon as possible and instruct the registered holder to tender on your behalf. If you are a beneficial owner and wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your Original Notes, either:
•	make appropriate arrangements to register ownership of the Original Notes in your name, or
•	obtain a properly completed bond power from the registered holder of your Original Notes.
The transfer of registered ownership may take considerable time and may not be completed prior to the expiration time.
Signatures and Signature Guarantees
You must have signatures on a letter of transmittal or a notice of withdrawal described below under “—Withdrawal of Tenders” guaranteed by an eligible institution unless the Original Notes are tendered:
•	by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or
•	for the account of an eligible institution.
An “eligible institution” is member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act, that is a member of one of the recognized signature guarantee programs identified in the letter of transmittal.
When Endorsements or Bond Powers Are Needed
If a person other than the registered holder of any Original Notes signs the letter of transmittal, the Original Notes must be endorsed or accompanied by a properly completed bond power. The registered holder must sign the bond power as the registered holder’s name appears on the Original Notes. An eligible institution must guarantee that signature.
If the letter of transmittal or any Original Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, or officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless we waive this requirement, they also must submit evidence satisfactory to us of their authority to deliver the letter of transmittal.
Tendering Through DTC’s Automated Tender Offer Program
The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s automated tender offer program to tender. Accordingly, participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offer electronically. They may do so by causing DTC to transfer the Original Notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent’s message to the exchange agent.
An agent’s message is a message transmitted by DTC to and received by the exchange agent and forming part of the book-entry confirmation, stating that:
•	DTC has received an express acknowledgment from a participant in DTC’s automated tender offer program that is tendering Original Notes that are the subject of such book-entry confirmation;
•	the participant has received and agrees to be bound by the terms of the letter of transmittal; and
•	we may enforce the agreement against such participant.
Determinations Under the Exchange Offer
We will determine at our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered Original Notes and withdrawal of tendered Original Notes. Our determination will be final and binding. We reserve the absolute right to reject any Original Notes not properly tendered or any Original Notes our acceptance of which, in the opinion of our counsel, might be unlawful. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.
Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within such time as we determine. Neither we, the exchange agent nor any other person will be under any duty to give notification of defects or irregularities with respect to tenders of Original Notes, nor will we or those persons incur any liability for failure to give such notification. Tenders of Original Notes will not be deemed made until such defects or irregularities have been cured or waived. Any Original Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration time.
When We Will Issue Exchange Notes
In all cases, we will issue Exchange Notes for Original Notes that we have accepted for exchange in the exchange offer only after the exchange agent timely receives:
•	Original Notes or a timely book-entry confirmation of transfer of such Original Notes into the exchange agent’s account at DTC; and
•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.
Return of Original Notes Not Accepted or Exchanged
If we do not accept any tendered Original Notes for exchange for any reason described in the terms and conditions of the exchange offer or if Original Notes are submitted for a greater principal amount than the holder desires to exchange, we will return the unaccepted or non-exchanged Original Notes without expense to their tendering holder. In the case of Original Notes tendered by book-entry transfer into the exchange agent’s account at DTC according to the procedures described below, such non-exchanged Original Notes will be credited to an account maintained with DTC. These actions will occur as promptly as practicable after the expiration or termination of the exchange offer.
Your Representations to Us
By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:
•	you hold all right, title and interest in and to the Original Notes;
•	you transfer all right, title and interest in the Original Notes to us in exchange for the Exchange Notes free and clear of all liens, encumbrances, or rights or interests of third parties;

•	any Exchange Notes to be received by you will be acquired in the ordinary course of your business;
•
you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act;

•
you are not an “affiliate” (as defined in Rule 405 under the Securities Act) of us or any guarantor, or if you are such an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	you are not engaged in, and do not intend to engage in, a distribution of the Exchange Notes; and
•
if you are a Participating Broker-Dealer that will receive Exchange Notes for your own account in exchange for Original Notes acquired as a result of market-making or other trading activities, you will deliver a prospectus meeting the requirements of the Securities Act (or, to the extent permitted by law, make available a prospectus meeting the requirements of the Securities Act to purchasers) in connection with any resale of such Exchange Notes.

Book-Entry Transfer
The exchange agent will make a request to establish an account with respect to the Original Notes at DTC for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution participating in DTC’s system may make book-entry delivery of Original Notes by causing DTC to transfer such Original Notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer.
Resales
Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act (or, to the extent permitted by law, make available a prospectus meeting the requirements of the Securities Act to purchasers) in connection with any resale of such Exchange Notes. See “Plan of Distribution.”
Withdrawal of Tenders
Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to the expiration time. For a withdrawal to be effective:
•	the exchange agent must receive a written notice of withdrawal at one of the addresses listed above under “Prospectus Summary—The Exchange Agent;” and
•	the withdrawing holder must comply with the appropriate procedures of DTC’s automated tender offer program.
Any notice of withdrawal must:
•	specify the name of the person who tendered the Original Notes to be withdrawn;
•	identify the Original Notes to be withdrawn, including the registration number or numbers and the principal amount of such Original Notes;
•
be signed by the person who tendered the Original Notes in the same manner as the original signature on the letter of transmittal used to deposit those Original Notes or be accompanied by documents of transfer sufficient to permit the trustee to register the transfer in the name of the person withdrawing the tender; and

•	specify the name in which such Original Notes are to be registered, if different from that of the person who tendered the Original Notes.
If Original Notes have been tendered under the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Original Notes and otherwise comply with the procedures of DTC.

We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal, and our determination shall be final and binding on all parties. We will deem any Original Notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.
Any Original Notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder, or, in the case of Original Notes tendered by book-entry transfer into the exchange agent’s account at DTC according to the procedures described above, such Original Notes will be credited to an account maintained with DTC for the Original Notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn Original Notes by following one of the procedures described above under “—Procedures for Tendering” at any time on or prior to the expiration time.
Fees and Expenses
We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by facsimile, email, telephone or in person by our officers and regular employees and those of our affiliates.
We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the Original Notes and in handling or forwarding tenders for exchange.
We will pay cash expenses to be incurred in connection with the exchange offer. They include:
•	SEC registration fees for the Exchange Notes;
•	fees and expenses of the exchange agent and the trustee;
•	accounting and legal fees;
•	printing costs; and
•	related fees and expenses.
Transfer Taxes
If you tender your Original Notes for exchange, you will not be required to pay any transfer taxes. We will pay all transfer taxes, if any, applicable to the exchange of Original Notes in the exchange offer. The tendering holder will, however, be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:
•
certificates representing Exchange Notes or Original Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Original Notes tendered;

•	tendered Original Notes are registered in the name of any person other than the person signing the letter of transmittal; or
•	a transfer tax is imposed for any reason other than the exchange of Original Notes for Exchange Notes in the exchange offer.
If satisfactory evidence of payment of any transfer taxes payable by a tendering holder is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed directly to that tendering holder. The exchange agent will retain possession of Exchange Notes with a face amount equal to the amount of the transfer taxes due until it receives payment of the taxes.
Accounting Treatment
We will record the Exchange Notes at the same carrying value as the Original Notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon completion of the exchange offer.

Consequences of Failure to Exchange
If you do not exchange your Original Notes for Exchange Notes in the exchange offer, you will remain subject to the existing restrictions on transfer of the Original Notes. In general, you may not offer or sell the Original Notes unless either they are registered under the Securities Act or the offer or sale is exempt from or not subject to registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the Original Notes under the Securities Act. We generally have no obligation to re-offer to exchange the Exchange Notes for Original Notes following the expiration of the exchange offer. The tender of Original Notes in the exchange offer will reduce the outstanding principal amount of the Original Notes. Due to the corresponding reduction in liquidity, this may have an adverse effect on, and increase the volatility of, the market price of any Original Notes that you continue to hold. See “Risk Factors—Risks Related to the Exchange Offer—If you do not exchange your Original Notes, your Original Notes will continue to be subject to the existing transfer restrictions and you may be unable to sell your outstanding Original Notes.”
Other
Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your decision on what action to take.
In the future, we may at our discretion seek to acquire untendered Original Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plan to acquire any Original Notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered Original Notes, except as required by the registration rights agreement.

DESCRIPTION OF NOTES
General
T-Mobile USA, Inc., a Delaware corporation (the “Issuer”), is offering to exchange, upon the terms and conditions set forth in this prospectus and the accompanying letter of transmittal, up to $3,000,000,000 in aggregate principal amount of 3.500% Senior Secured Notes due 2025 (the “2025 Exchange Notes”), $1,000,000,000 in aggregate principal amount of 1.500% Senior Secured Notes due 2026 (the “2026 Exchange Notes”), $4,000,000,000 in aggregate principal amount of 3.750% Senior Secured Notes due 2027 (the “2027 Exchange Notes”), $1,750,000,000 in aggregate principal amount of 2.050% Senior Secured Notes due 2028 (the “2028 Exchange Notes”), $7,000,000,000 in aggregate principal amount of 3.875% Senior Secured Notes due 2030 (the “2030 Exchange Notes”), $2,500,000,000 in aggregate principal amount of 2.550% Senior Secured Notes due 2031 (the “February 2031 Exchange Notes”), $1,000,000,000 in aggregate principal amount of 2.250% Senior Secured Notes due 2031 (the “November 2031 Exchange Notes”), $2,000,000,000 in aggregate principal amount of 4.375% Senior Secured Notes due 2040 (the “2040 Exchange Notes”), $2,500,000,000 in aggregate principal amount of 3.000% Senior Secured Notes due 2041 (the “2041 Exchange Notes”), $3,000,000,000 in aggregate principal amount of 4.500% Senior Secured Notes due 2050 (the “2050 Exchange Notes”), $3,000,000,000 in aggregate principal amount of 3.300% Senior Secured Notes due 2051 (the “2051 Exchange Notes”) and $1,000,000,000 in aggregate principal amount of 3.600% Senior Secured Notes due 2060 (the “2060 Exchange Notes” and, together with the 2025 Exchange Notes, the 2026 Exchange Notes, the 2027 Exchange Notes, the 2028 Exchange Notes, the 2030 Exchange Notes, the February 2031 Exchange Notes, the November 2031 Exchange Notes, the 2040 Exchange Notes, the 2041 Exchange Notes, the 2050 Exchange Notes and the 2051 Exchange Notes, the “Exchange Notes”) for, in each case, an equal amount of its outstanding 3.500% Senior Secured Notes due 2025 (the “2025 Original Notes” and collectively with the 2025 Exchange Notes, the “2025 Notes”), 1.500% Senior Secured Notes due 2026 (the “2026 Original Notes” and collectively with the 2026 Exchange Notes, the “2026 Notes”), 3.750% Senior Secured Notes due 2027 (the “2027 Original Notes” and collectively with the 2027 Exchange Notes, the “2027 Notes”), 2.050% Senior Secured Notes due 2028 (the “2028 Original Notes” and collectively with the 2028 Exchange Notes, the “2028 Notes”), 3.875% Senior Secured Notes due 2030 (the “2030 Original Notes” and collectively with the 2030 Exchange Notes, the “2030 Notes”), 2.550% Senior Secured Notes due 2031 (the “February 2031 Original Notes” and collectively with the February 2031 Exchange Notes, the “February 2031 Notes”), 2.250% Senior Secured Notes due 2031 (the “November 2031 Original Notes” and collectively with the November 2031 Exchange Notes, the “November 2031 Notes”), 4.375% Senior Secured Notes due 2040 (the “2040 Original Notes” and collectively with the 2040 Exchange Notes, the “2040 Notes”), 3.000% Senior Secured Notes due 2041 (the “2041 Original Notes” and collectively with the 2041 Exchange Notes, the “2041 Notes”), 4.500% Senior Secured Notes due 2050 (the “2050 Original Notes” and collectively with the 2050 Exchange Notes, the “2050 Notes”), 3.300% Senior Secured Notes due 2051 (the “2051 Original Notes” and collectively with the 2051 Exchange Notes, the “2051 Notes”) and 3.600% Senior Secured Notes due 2060 (the “2060 Original Notes” and collectively with the 2060 Exchange Notes, the “2060 Notes” and the 2060 Original Notes together with the 2025 Original Notes, the 2026 Original Notes, the 2027 Original Notes, the 2028 Original Notes, the 2030 Original Notes, the February 2031 Original Notes, the November 2031 Original Notes, the 2040 Original Notes, the 2041 Original Notes, the 2050 Original Notes and the 2051 Original Notes, the “Original Notes” and collectively with the Exchange Notes, the “Notes”).
The Original Notes were issued, and the Exchange Notes will be issued, under a base indenture (the “Base Indenture”), dated as of April 9, 2020, among the Issuer, T-Mobile US, Inc., a Delaware corporation and the direct parent company of the Issuer (“Parent”) and Deutsche Bank Trust Company Americas, as trustee (together with its successors and assigns, the “Trustee”), as supplemented (i) with respect to the 2025 Notes by the First Supplemental Indenture, dated as of April 9, 2020 (the “2025 Notes Supplemental Indenture”), (ii) with respect to the 2026 Notes by the Seventh Supplemental Indenture, dated as of June 24, 2020 (the “2026 Notes Supplemental Indenture”), (iii) with respect to the 2027 Notes by the Second Supplemental Indenture, dated as of April 9, 2020 (the “2027 Notes Supplemental Indenture”), (iv) with respect to the 2028 Notes by the Eighth Supplemental Indenture, dated as of June 24, 2020, and the Tenth Supplemental Indenture, dated as of October 6, 2020 (collectively, the “2028 Notes Supplemental Indenture”), (v) with respect to the 2030 Notes by the Third Supplemental Indenture, dated as of April 9, 2020 (the “2030 Notes Supplemental Indenture”), (vi) with respect to the February 2031 Notes by the Ninth Supplemental Indenture, dated as of June 24, 2020, and the Eleventh Supplemental Indenture, dated as of October 6, 2020 (collectively, the “February 2031 Notes Supplemental

Indenture”), (vii) with respect to the November 2031 Notes by the Fourteenth Supplemental Indenture, dated as of October 28, 2020 (the “November 2031 Notes Supplemental Indenture”), (viii) with respect to the 2040 Notes by the Fourth Supplemental Indenture, dated as of April 9, 2020 (the “2040 Notes Supplemental Indenture”), (ix) with respect to the 2041 Notes by the Twelfth Supplemental Indenture, dated as of October 6, 2020, and the Fifteenth Supplemental Indenture, dated as of October 28, 2020 (collectively, the “2041 Notes Supplemental Indenture”), (x) with respect to the 2050 Notes by the Fifth Supplemental Indenture, dated as of April 9, 2020 (the “2050 Notes Supplemental Indenture”), (xi) with respect to the 2051 Notes by the Thirteenth Supplemental Indenture, dated as of October 6, 2020, and the Sixteenth Supplemental Indenture, dated as of October 28, 2020 (collectively, the “2051 Notes Supplemental Indenture”), and (xii) with respect to the 2060 Notes by the Seventeenth Supplemental Indenture, dated as of October 28, 2020 (the “2060 Notes Supplemental Indenture” and each of the 2025 Notes Supplemental Indenture, the 2026 Notes Supplemental Indenture, the 2027 Notes Supplemental Indenture, the 2028 Notes Supplemental Indenture, the 2030 Notes Supplemental Indenture, the February 2031 Notes Supplemental Indenture, the November 2031 Notes Supplemental Indenture, the 2040 Notes Supplemental Indenture, the 2041 Notes Supplemental Indenture, the 2050 Notes Supplemental Indenture, the 2051 Notes Supplemental Indenture, the 2060 Notes Supplemental Indenture, with respect to the applicable series of Notes, the “Supplemental Indenture”), each among the Issuer, Parent, the Subsidiary Guarantors, the Trustee, Deutsche Bank Trust Company Americas, as paying agent and Deutsche Bank Trust Company Americas, as registrar and transfer agent.
In this Description of Notes, the term “Indenture” refers to the Base Indenture as supplemented separately by the Supplemental Indenture for the applicable series of Notes. The terms of the Notes of each series include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
In this Description of Notes, (i) the “Issuer” refers only to T-Mobile USA, Inc. and not to any of its Subsidiaries and (ii) “Parent” refers only to T-Mobile US, Inc. and not to any of its Subsidiaries. The obligations and covenants of the Issuer described in this Description of Notes are only of the Issuer, and not of Parent. Although Parent is a guarantor of the Original Notes and will be a guarantor of the Exchange Notes, Parent and any of its Subsidiaries that are not the Issuer or the Issuer’s Subsidiaries generally are not and will not be subject to any of the obligations and covenants described hereunder.
The following description is a summary of the material provisions of the Indenture, the Security Documents and the Intercreditor Agreement applicable to both the Exchange Notes and the Original Notes. As such, when we refer to a series of Notes, we are describing the material provisions of the corresponding series of both the Original Notes and the Exchange Notes, and when we refer to the Notes, we are describing the material provisions of both the Original Notes and the Exchange Notes. The following description does not restate the terms of the Indenture, the Security Documents and the Intercreditor Agreement in their entirety. We urge you to read the Indenture, the Security Documents and the Intercreditor Agreement in their entirety because they, and not this Description of Notes, define your rights as a holder of Original Notes or Exchange Notes, as applicable. For more information on how you can obtain a copy of the Base Indenture, Supplemental Indentures, Security Documents and the Intercreditor Agreement, see “Where You Can Find More Information.” You can find the definitions of certain terms used in this Description of Notes under the caption “—Certain Definitions” below. Certain defined terms used in this Description of Notes but not defined below under “—Certain Definitions” have the meanings assigned to them in the Indenture, the Security Documents or the Intercreditor Agreement.
The registered holder of a Note will be treated as the owner of such Note for all purposes. Only registered holders will have rights under the Indenture. The Original Notes were issued initially in a private transaction that was not subject to the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).
Brief Description of the Notes and the Note Guarantees
The Notes
The Original Notes of each series are, and the Exchange Notes of each series will be:
•	general unsubordinated obligations of the Issuer;
•
secured by Liens on the Collateral on an equal and ratable basis with the obligations under the Credit Agreement and any other existing and future permitted First Priority Secured Obligations, subject to Permitted Liens;

•	senior in right of payment to any future Indebtedness of the Issuer to the extent that such future Indebtedness provides by its terms that it is subordinated in right of payment to the Notes;
•
effectively senior to all existing and future unsecured indebtedness of the Issuer and any future indebtedness of the Issuer secured by a junior Lien on the Collateral, in each case to the extent of the value of the Collateral securing the obligations under the Notes;

•
equal in right of payment with any of the Issuer’s existing and future Indebtedness and other liabilities that are not by their terms subordinated in right of payment to the Notes, including, without limitation, the obligations under the Credit Agreement, the Outstanding T-Mobile Unsecured Notes, the Existing Sprint Unsecured Notes and the Tower Obligations;

•	effectively subordinated to all existing and future indebtedness that is secured by Liens on assets that do not constitute Collateral, to the extent of the value of such assets;
•
structurally subordinated to all of the liabilities and other obligations of the Issuer’s subsidiaries that are not obligors with respect to the Notes, including the Existing Sprint Spectrum-Backed Notes, factoring arrangements and tower obligations; and

•	unconditionally guaranteed on (i) a senior secured basis by the Secured Guarantors and (ii) a senior unsecured basis by the Unsecured Guarantors.
See “Risk Factors—Risks Related to the Notes—The Unsecured Guarantees will be unsecured and effectively subordinated to the Unsecured Guarantors’ existing and future secured indebtedness” and “Risk Factors—Risks Related to the Notes—The Notes and the Guarantees will be structurally subordinated to the indebtedness and other liabilities of the Issuer’s non-guarantor subsidiaries.”
Assuming that on December 31, 2020, we had completed the Q1 Notes Issuances and the Q1 Redemption, we would have had approximately $81.4 billion of outstanding indebtedness and other obligations, excluding letter of credit obligations, including $31.8 billion of pari passu outstanding secured indebtedness, consisting of the Outstanding T-Mobile Secured Notes. In addition, we would have had $17.9 billion of outstanding unsecured indebtedness under the Outstanding T-Mobile Unsecured Notes, $19.8 billion of outstanding unsecured indebtedness under the Existing Sprint Unsecured Notes and approximately $3.0 billion in unsecured Tower Obligations. We also would have had $5.5 billion of revolving borrowings available on a secured basis under the Credit Agreement.
In addition, as of December 31, 2020, an aggregate principal amount of $4.6 billion of Existing Sprint Spectrum-Backed Notes was outstanding and up to $2.4 billion remained available for issuance under the Sprint Spectrum Note Facility. The Existing Sprint Spectrum Note Entities own a separate pool of 2.5 GHz and 1.9 GHz spectrum which has been pledged to secure indebtedness under the Sprint Spectrum Note Facility. This spectrum does not secure the Original Notes, will not secure the Exchange Notes and does not and will not secure any other permitted first priority secured obligations.
Assuming that on December 31, 2020, we had completed the Q1 Notes Issuances and the Q1 Redemption and all of the Guarantees were in place, our non-guarantor subsidiaries would have had approximately $12.2 billion of total assets and approximately $6.7 billion of indebtedness and Tower Obligations outstanding.
The Note Guarantees
The Original Notes are, and the Existing Notes will be, guaranteed by (i) Parent and any Wholly-Owned Subsidiary of the Issuer that (x) is not an Excluded Subsidiary and (y) is an obligor under (1) the Credit Agreement or (2) assuming such Subsidiary is not an “Unrestricted Subsidiary” (or the equivalent thereof) under the Credit Agreement, any capital markets debt securities in an aggregate principal amount in excess of $500.0 million and (ii) any future direct or indirect Subsidiary of Parent or any Subsidiary of Parent that directly or indirectly owns Capital Stock of the Issuer. Such entities are expected to include the Issuer’s Domestic Subsidiaries that are Wholly-Owned Subsidiaries of the Issuer (other than special purpose securitization entities, Immaterial Subsidiaries and the Reinsurance Entity), including each of Sprint Corporation and its Subsidiaries that meet the foregoing requirements (the “Sprint Guarantors”). These Note Guarantees are (with respect to Original Notes) or will be (with respect to Exchange Notes) joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee is (with respect to Original Notes) or will be (with respect to Exchange Notes) limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors—Risks Related to the Notes—The Guarantees (or the related security interests) may be avoidable and therefore not be enforceable because of fraudulent conveyance or fraudulent transfer laws.”
Each Note Guarantee of the Notes by a Guarantor is (with respect to Original Notes) or will be (with respect to Exchange Notes):
•	a general unsubordinated obligation of such Guarantor;
•
with respect to Subsidiary Guarantors other than the Unsecured Guarantors, secured by Liens on the Collateral on an equal and ratable basis with the obligations under the Credit Agreement and obligations under any other existing and future permitted First Priority Secured Obligations, subject to Permitted Liens;

•
senior in right of payment to any future Indebtedness of that Guarantor to the extent that such future Indebtedness provides by its terms that it is subordinated in right of payment to such Guarantor’s Note Guarantee;

•
with respect to Subsidiary Guarantors other than the Unsecured Guarantors, effectively senior to all existing and future unsecured indebtedness of the Guarantor and any future indebtedness of the Guarantor secured by a junior Lien on the Collateral, in each case to the extent of the value of the Collateral securing the obligations under such Guarantor’s Note Guarantee;

•
equal in right of payment with any of the Guarantor’s existing and future Indebtedness and other liabilities that are not by their terms subordinated in right of payment to the Notes, including, without limitation, obligations under the Credit Agreement, the Outstanding T-Mobile Unsecured Notes and the Existing Sprint Unsecured Notes;

•
effectively subordinated to any Unsecured Guarantor’s existing and future secured Indebtedness to the extent of the value of the assets of such Unsecured Guarantor constituting collateral securing such Indebtedness;

•	structurally subordinated to all of the Indebtedness and other obligations of any Subsidiaries of such Guarantor that are not obligors with respect to the Notes; and
•
in the case of the Guarantees of Sprint Corporation, Sprint Communications, Inc. and Sprint Capital Corporation (which are provided on a senior unsecured basis), effectively subordinated to such Unsecured Guarantors’ existing and future secured indebtedness, to the extent of the value of the collateral securing such debt.

See “Risk Factors—Risks Related to the Notes—The Unsecured Guarantees will be unsecured and effectively subordinated to the Unsecured Guarantors’ existing and future secured indebtedness” and “Risk Factors—Risks Related to the Notes—The Notes and the Guarantees will be structurally subordinated to the indebtedness and other liabilities of the Issuer’s non-guarantor subsidiaries.”
The Issuer’s existing and future Subsidiaries are or will be required to guarantee the Notes only under the circumstances described below under the subheading “—Certain Covenants—Additional Note Guarantees.” In the event of a bankruptcy, liquidation or reorganization of any non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay their trade creditors and the holders of their other debt and obligations before they will be able to distribute any of their assets to the Issuer.
The Note Guarantee of a Guarantor will be automatically and unconditionally released in respect of the Notes of any series:
(1)
only in the case of a Subsidiary Guarantor, at such time as such Subsidiary Guarantor (i) is not, (ii) is released or relieved as, or (iii) ceases (or substantially concurrently will cease) to be, a borrower or guarantor under the Credit Agreement and under the Existing T-Mobile Secured Notes, except by or as a result of payment under such guarantee or direct obligation;

(2)
only in the case of a Subsidiary Guarantor, in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Subsidiary Guarantor;

(3)
only in the case of a Subsidiary Guarantor, if for any reason such Subsidiary Guarantor ceases to be a Wholly-Owned Subsidiary of the Issuer; provided, that any Subsidiary Guarantor that ceases to constitute a Subsidiary Guarantor or becomes an Excluded Subsidiary solely by virtue of no longer being a Wholly-Owned Subsidiary (a “Partially Disposed Subsidiary”) shall only be released from its Note Guarantee to the extent that the other person taking an equity interest in such Partially Disposed Subsidiary is not an affiliate of the Issuer that is controlled by Parent, Deutsche Telekom or any of their respective subsidiaries or an employee of any of the foregoing;

(4)
upon the legal defeasance, covenant defeasance, or satisfaction and discharge of the Indenture as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge”;

(5)	upon the liquidation or dissolution of any Subsidiary Guarantor, provided that no Event of Default has occurred that is continuing;
(6)	upon the merger or consolidation of any Guarantor with and into the Issuer or another Guarantor that is the surviving Person in such merger or consolidation; or
(7)	in the case of a Subsidiary Guarantor, at the time of an Investment Grade Event Election.
Principal, Maturity and Interest
The Issuer may issue further additional Notes of any series from time to time, and such additional Notes of such series may be issued under the Base Indenture as supplemented either by the Supplemental Indenture for such series of Notes or one or more other supplemental indentures. The Notes of any series and any additional Notes of such series subsequently issued, together with any Exchange Notes issued with respect to such series in accordance with the applicable Registration Rights Agreement, will be treated as a single series for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that any additional Notes that are not fungible with the Notes of any series (or with any other additional Notes of that series) for U.S. federal income tax purposes will have a separate CUSIP, ISIN, common code or other identifying number, as applicable. The Notes of any series and any such further additional Notes will be secured equally and ratably by the Liens on the Collateral described below under the heading “—Collateral”.
The Issuer issued the Original Notes, and will issue Exchange Notes, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
The 2025 Notes will mature on April 15, 2025, the 2026 Notes will mature on February 15, 2026, the 2027 Notes will mature on April 15, 2027, the 2028 Notes will mature on February 15, 2028, the 2030 Notes will mature on April 15, 2030, the February 2031 Notes will mature on February 15, 2031, the November 2031 Notes will mature on November 15, 2031, the 2040 Notes will mature on April 15, 2040, the 2041 Notes will mature on February 15, 2041, the 2050 Notes will mature on April 15, 2050, the 2051 Notes will mature on February 15, 2051 and the 2060 Notes will mature on November 15, 2060.
Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid (and, in the case of Exchange Notes, interest will accrue from the date of original issuance or, if interest has already been paid on the corresponding Original Notes exchanged therefor, the date it was most recently paid on such Original Notes). If an interest payment date or the maturity date falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date the payment was due, and no interest shall accrue for the intervening period. Interest on the Outstanding Notes is, and interest on the Exchange Notes will be, computed on the basis of a 360-day year consisting of twelve 30-day months.
Interest on the 2025 Original Notes accrues, and interest on the 2025 Exchange Notes will accrue, at the rate of 3.500% per annum; interest on the 2026 Original Notes accrues, and interest on the 2026 Exchange Notes will accrue, at the rate of 1.500% per annum; interest on the 2027 Original Notes accrues, and interest on the 2027 Exchange Notes will accrue, at the rate of 3.750% per annum; interest on the 2028 Original Notes accrues, and interest on the 2028 Exchange Notes will accrue, at the rate of 2.050% per annum; interest on the 2030 Original Notes accrues, and interest on the 2030 Exchange Notes will accrue, at the rate of 3.875% per annum; interest on the February 2031 Original Notes accrues, and interest on the February 2031 Exchange Notes will accrue, at the rate of 2.550% per annum; interest on the November 2031 Original Notes accrues, and interest on the November 2031 Exchange Notes will accrue, at the rate of 2.250% per annum; interest on the 2040 Original Notes accrues, and interest on the 2040 Exchange Notes will accrue, at the rate of 4.375% per annum; interest on the 2041 Original Notes accrues, and interest on the 2041 Exchange Notes will accrue, at the rate of 3.000% per annum; interest on the 2050 Original Notes accrues, and interest on the 2050 Exchange Notes will accrue, at the rate of 4.500% per annum; interest on the 2051 Original Notes accrues, and interest on the 2051 Exchange Notes will accrue, at the rate of 3.300% per annum and interest on the 2060 Original Notes accrues, and interest on the 2060 Exchange Notes will accrue, at the rate of 3.600% per annum.
Interest on the 2025 Original Notes, the 2027 Original Notes, the 2030 Original Notes, the 2040 Original Notes and the 2050 Original Notes is, and interest the 2025 Exchange Notes, the 2027 Exchange Notes, the 2030 Exchange Notes, the 2040 Exchange Notes and the 2050 Exchange Notes will be, payable semiannually in arrears on April 15 and October 15. The Issuer will make each interest payment to the holders of record of the 2025 Notes, the 2027 Notes, the 2030 Notes, the 2040 Notes and the 2050 Notes on the immediately preceding April 1 and October 1 (whether or not a Business Day). Interest on the 2026 Original Notes, the 2028 Original Notes, the February 2031 Original Notes, the 2041 Original Notes and the 2051 Original Notes is, and interest on the 2026 Exchange Notes, the 2028 Exchange Notes, the February 2031 Exchange Notes, the 2041 Exchange Notes and the 2051 Exchange Notes will be, payable semiannually in arrears on February 15 and August 15. The Issuer will make each interest payment to the holders of record of the 2026 Notes, the 2028 Notes, the February 2031 Notes, the 2041 Notes and the 2051 Notes on the immediately preceding February 1 and August 1 (whether or not a Business Day). Interest on the November 2031 Original Notes and the 2060 Original Notes is, and interest on the November 2031 Exchange Notes and the 2060 Exchange Notes will be, payable semiannually in arrears on May 15 and November 15, commencing on May 15, 2021. The Issuer will make each interest payment to the holders of record of the November 2031 Notes and the 2060 Notes on the immediately preceding May 1 and November 1 (whether or not a Business Day).
Payments of principal of and interest on the Notes issued in book-entry form or definitive form, if any, will be made as described below under the caption “—Methods of Receiving Payments on the Notes.”
The Original Notes of each series are, and the Exchange Notes of each series of Notes initially will be, evidenced by one or more global notes deposited with a custodian for, and registered in the name of, Cede & Co., as nominee of The Depository Trust Company (“DTC”).
Listing
The Notes are not, and the Issuer does not intend to apply for the Notes to be, listed on any securities exchange or to arrange for the Notes to be quoted on any quotation system.
Methods of Receiving Payments on the Notes
If a holder of a definitive note has given wire transfer instructions to the Issuer and the Issuer is the paying agent, the Issuer will pay all principal, interest and premium, if any, on that holder’s Notes in accordance with those instructions until given written notice to the contrary. All other payments on the Notes will be made at the Corporate Trust Office of the Trustee, unless the Issuer elects to make interest payments by check mailed to the noteholders at their address set forth in the books and records of the registrar.
Paying Agent and Registrar for the Notes
The Trustee will initially act as paying agent, registrar and transfer agent where Notes may be presented for payment. The Issuer may change the paying agent, registrar or transfer agent without prior notice to the holders of the Notes, and the Issuer or any of its Subsidiaries may act as paying agent or registrar.
Transfer and Exchange
Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

A holder of a definitive note may transfer or exchange Notes in accordance with the provisions of the Indenture. The registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes relating to, arising out of, or in connection with such transfer. The Issuer will not be required to transfer or exchange any Note selected for redemption. Also, the Issuer will not be required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.
Mandatory Redemption; Offers to Purchase; Open Market Purchases
The Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Notes as described below under the caption “—Repurchase at the Option of Holders.”
As market conditions warrant, the Issuer and its affiliates may from time to time seek to purchase their outstanding debt securities or loans, including the Notes, in privately negotiated or open market transactions, by tender offer or otherwise. Subject to any applicable limitations contained in the agreements governing such indebtedness, any purchases made by the Issuer may be funded by the use of cash on its balance sheet or the incurrence of new secured or unsecured debt, including borrowings under credit facilities. The amounts involved in any such purchase transactions, individually or in the aggregate, may be material. Any such purchases may be with respect to a substantial amount of a particular class or series of debt, with the attendant reduction in the trading liquidity of such class or series.
Optional Redemption
Prior to the applicable Par Call Date with respect to each series of Notes, the Original Notes of such series are, and the Exchange Notes of such series will be, redeemable, in whole or in part, at the Issuer’s option, at any time or from time to time, on at least 15 days’ but not more than 60 days’ prior notice to the holders of the Notes of such series to be redeemed, at a redemption price equal to the greater of:
•	100% of the principal amount thereof; or
•
the sum, as calculated by the Issuer, of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed (assuming that such Notes matured on their applicable Par Call Date), exclusive of interest accrued to, but not including, the redemption date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the applicable Treasury Rate (as defined below) plus 50 basis points in the case of the 2025 Notes, 20 basis points in the case of the 2026 Notes, 50 basis points in the case of the 2027 Notes, 25 basis points in the case of the 2028 Notes, 50 basis points in the case of the 2030 Notes, 30 basis points in the case of the February 2031 Notes, 25 basis points in the case of the November 2031 Notes, 50 basis points in the case of the 2040 Notes, 25 basis points in the case of the 2041 Notes, 50 basis points in the case of the 2050 Notes, 30 basis points in the case of the 2051 Notes and 35 basis points in the case of the 2060 Notes (any excess of the amount described in this bullet point over the amount described in the immediately preceding bullet point, the “Make-Whole Premium”).

On or after the applicable Par Call Date with respect to each series of Notes, the Notes of such series will be redeemable, in whole or in part, at the Issuer’s option, at any time or from time to time, on at least 15 days’ but not more than 60 days’ prior notice to the holders of such series to be redeemed, at a redemption price equal to 100% of the principal amount thereof.
In each case, we will also pay the accrued and unpaid interest on the principal amount being redeemed to, but not including, the redemption date.
“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Bank as having a constant maturity comparable to the remaining term of the Notes to be redeemed (assuming that such Notes matured on their applicable Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes (assuming that such Notes matured on their applicable Par Call Date).

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Bank obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
“Independent Investment Bank” means one of the Reference Treasury Dealers that the Issuer appoints to act as the Independent Investment Bank from time to time.
“Par Call Date” means(i) with respect to the 2025 Notes, March 15, 2025 (one month prior to the maturity date of such 2025 Notes), (ii) with respect to the 2026 Notes, January 15, 2026 (one month prior to the maturity date of such 2026 Notes), (iii) with respect to the 2027 Notes, February 15, 2027 (two months prior to the maturity date of such 2027 Notes), (iv) with respect to the 2028 Notes, December 15, 2027 (two months prior to the maturity date of such 2028 Notes), (v) with respect to the 2030 Notes, January 15, 2030 (three months prior to the maturity date of such 2030 Notes), (vi) with respect to the February 2031 Notes, November 15, 2030 (three months prior to the maturity date of such February 2031 Notes), (vii) with respect to the November 2031 Notes, August 15, 2031 (three months prior to the maturity date of such November 2031 Notes), (viii) with respect to the 2040 Notes, October 15, 2039 (six months prior to the maturity date of such 2040 Notes), (ix) with respect to the 2041 Notes, August 15, 2040 (six months prior to the maturity date of such 2041 Notes), (x) with respect to the 2050 Notes, October 15, 2049 (six months prior to the maturity date of such 2050 Notes), (xi) with respect to the 2051 Notes, August 15, 2050 (six months prior to the maturity date of such 2051 Notes) and (xii) with respect to the 2060 Notes, May 15, 2060 (six months prior to the maturity date of such 2060 Notes).
“Reference Treasury Dealer” means (1) (A) with respect to the 2025 Notes, the 2027 Notes, the 2030 Notes, the 2040 Notes and the 2050 Notes, each of Barclays Capital Inc., Deutsche Bank Securities Inc. and Goldman Sachs & Co. LLC, and in each case their respective successors, unless any of them ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), in which case we will substitute another Primary Treasury Dealer, as applicable, (B) with respect to the 2026 Notes, the 2028 Notes and the February 2031 Notes, each of Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC, and in each case their respective successors, unless any of them ceases to be a Primary Treasury Dealer, in which case we will substitute another Primary Treasury Dealer, as applicable, (C)  with respect to the 2041 Notes and the 2051 Notes, each of Barclays Capital Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC, and in each case their respective successors, unless any of them ceases to be a Primary Treasury Dealer, in which case we will substitute another Primary Treasury Dealer, as applicable, and (D) with respect to the November 2031 Notes and the 2060 Notes, each of Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and Goldman Sachs & Co. LLC, and in each case their respective successors, unless any of them ceases to be a Primary Treasury Dealer, in which case we will substitute another Primary Treasury Dealer, as applicable, and (2) any other Primary Treasury Dealer(s) we select.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Bank, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Bank by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.
“Treasury Rate” means, with respect to any redemption date, (i) the yield, calculated as the average of the five most recent daily rates published in the statistical release(s) designated “H.15” or any successor publication which is published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Par Call Date, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (ii) if the release referred to above (or any successor release) is not published during the week preceding the calculation date or does not contain the yields referred to above, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated at 5:00 p.m. (New York City time) on the third business day preceding such redemption date. As used in the immediately preceding sentence and in the definition of “Reference Treasury Dealer Quotations” above, the term “business day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or obligated by law or executive order to close.
The Trustee shall have no responsibility for calculating the redemption price for any Note.
Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes of a series or portions thereof called for redemption on the applicable redemption date. At or before 10:00 a.m. (New York time) on the redemption date, the Issuer will deposit with the Trustee or a paying agent money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on such date. If less than all of the Notes of a series are to be redeemed, the Notes of such series to be redeemed shall be selected in accordance with the procedures of DTC.
For the avoidance of doubt, the requirement to pay any Make-Whole Premium shall not arise in connection with any recovery of amounts due as a result of any breach of any covenant contained in the Indenture or the applicable Notes except where the transaction resulting in such breach was consummated with the intent to breach such covenant.
Prescription
Under New York’s statute of limitations, any legal action to enforce our payment obligations evidenced by the Notes must be commenced within six years after the payment thereof is due; thereafter our payment obligations will generally become unenforceable. In addition, the Indenture will prohibit the Trustee and the holders from accelerating the obligations under the Notes with respect to or as a result of an Event of Default consisting of any action taken, and reported publicly or to holders of Notes, more than two years prior to the declaration of such acceleration.
Repurchase at the Option of Holders
Change of Control Triggering Event
If a Change of Control Triggering Event occurs with respect to any series of Notes, each holder of outstanding Notes of such series will have the right to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s Notes of such series pursuant to a Change of Control Offer on the terms set forth in the Indenture. In the Change of Control Offer, the Issuer will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the date of purchase, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date for periods prior to such repurchase date (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, the Issuer will send a notice (the “Change of Control Offer”) to each holder of Notes to which such Change of Control Triggering Event applies and the Trustee describing the transaction or transactions and identifying the rating event that together constitute the Change of Control Triggering Event and offering to repurchase the Notes of such series on the Change of Control Payment Date specified in the notice, which date will be no earlier than 10 days and no later than 60 days from the date such notice is sent (the “Change of Control Payment Date”), pursuant to the procedures required by the Indenture and described in such notice. The Issuer will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of the Indenture, or compliance with the Change of Control Triggering Event provisions of the Indenture would constitute a violation of any such laws or regulations, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Triggering Event provisions of the Indenture by virtue of such compliance. In connection with the tender of any Notes with respect to a Change of Control Triggering Event, the tendering holder shall provide good title to the Notes, free and clear of all liens and encumbrances, and shall represent and warrant that such holder is presenting good title, free and clear of all liens and encumbrances, and such other representations and warranties as are customary.

On the Change of Control Payment Date, the Issuer will, to the extent lawful:
(1)	accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;
(2)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and
(3)
deliver or cause to be delivered to the paying agent the Notes properly accepted together with an officer’s certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

The paying agent will promptly make payment, to each holder of Notes properly tendered, of the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount equal to $2,000 or an integral multiple of $1,000 in excess thereof. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
Except as described above with respect to a Change of Control Triggering Event, the Indenture does not contain provisions that permit the holders of the Notes to require, or otherwise provide, that the Issuer repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.
Notwithstanding the foregoing, the Issuer will not be required to make a Change of Control Offer with respect to any series of the Notes upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer for such series of Notes in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes of such series properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption with respect to such series has been given pursuant to the Indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.
A Change of Control Offer may be made in advance of a Change of Control Triggering Event, and conditioned upon such Change of Control Triggering Event, if a definitive agreement has been executed for a transaction that would constitute a Change of Control at the time of making of the Change of Control Offer.
In the event that holders of not less than 90% of the aggregate principal amount of the outstanding Notes of a series accept a Change of Control Offer and the Issuer purchases all of the Notes of such series held by such holders, the Issuer will have the right, upon not less than 10 nor more than 60 days’ notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the Notes of such series that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, thereon, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).
The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Parent and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require the Issuer to repurchase its Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Parent and its Subsidiaries taken as a whole to another Person or group may be uncertain.
Selection and Notice
If less than all of the Notes of a series are to be redeemed, the Trustee will select Notes of such series for redemption on a pro rata, by lot basis unless otherwise required by law or applicable stock exchange or depositary requirements.
No Notes of $2,000 or less can be redeemed in part. Notices of redemption will be sent electronically or mailed by first class mail at least 15 but not more than 60 days before the redemption date to each holder of

Notes to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes of a series or a satisfaction and discharge of the Indenture with respect to such series. Any such notice of redemption may, at the Issuer’s discretion, state that such redemption is subject to one or more conditions precedent, including, but not limited to, completion of an equity offering, other offering, issuance of Indebtedness or other corporate transaction or event. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption date (whether the original redemption date or the redemption date so delayed). In addition, the Issuer may provide in such notice or offer to purchase that payment of the redemption or purchase price and performance of the Issuer’s obligations with respect to such redemption or offer to purchase may be performed by another Person.
If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. If in definitive form a new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the holder of Notes upon cancellation of the original note. Except to the extent that a notice of redemption is conditional, Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.
Collateral
Collateral Generally
The Issuer, the Secured Guarantors and the Collateral Trustee have entered into the Security Documents in connection with the Credit Agreement and the Original Notes. The Security Documents have been supplemented by Notices of Designation executed by the Issuer and agreed to by the Trustee pursuant to the Intercreditor Agreement (the “Note Notices of Designation”) to establish that the Original Notes and the Note Guarantees with respect thereto (other than the Note Guarantees with respect thereto provided by Sprint Corporation, Sprint Communications, Inc. and Sprint Capital Corporation, which are unsecured) are, and the Exchange Notes and the Note Guarantees with respect thereto (other than the Note Guarantees with respect thereto provided by Sprint Corporation, Sprint Communications, Inc. and Sprint Capital Corporation, which will be unsecured) will be, secured on a pari passu basis with the obligations under the Credit Agreement, up to $3.5 billion of lease payment obligations under the Existing Sprint Spectrum Lease, obligations under the Designated L/C Facilities and any other permitted First Priority Secured Obligations by perfected first-priority security interests in substantially all of the present and future assets and property of the Issuer and the Secured Guarantors, other than Excluded Assets and subject to Permitted Liens. The first lien secured parties other than the holders of the Notes have rights and remedies with respect to the Collateral that, if exercised, could also adversely affect the value of the Collateral benefiting the holders of the Notes, particularly the rights described below under “—The Collateral Trust and Intercreditor Agreement.”
The Issuer and the Guarantors are and will be able to incur additional Indebtedness in the future which could share in the Collateral, including First Priority Secured Obligations and obligations secured by Permitted Liens, and the amount of such Indebtedness could be significant. With respect to the Issuer and the Guarantors, the amount of such additional secured obligations will be limited by the covenants described under “—Certain Covenants—Liens.”
Assets Pledged as Collateral
The Original Notes are, and the Exchange Notes will be, secured by first-priority Liens, subject to Permitted Liens, granted by Parent and any future Subsidiary of Parent that is not a Subsidiary of the Issuer or any other Guarantor that directly or indirectly owns Capital Stock of the Issuer (a “Parent Only Subsidiary”), with respect to the following assets and property, in each case, wherever located and whether now owned or at any time hereafter acquired by Parent or a Parent Only Subsidiary or in which Parent or a Parent Only Subsidiary now has or at any time in the future may acquire any right, title or interest (the “Parent Collateral”):
•	all Pledged Capital Stock;

•
all books, records, ledger cards, files, correspondence and similar items that at any time evidence or contain information relating to any of the Parent Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

•	to the extent not otherwise included, all Proceeds (as defined in the UCC) and products of any and all of the foregoing.
The Original Notes also are, and the Exchange Notes will also be, secured by first-priority Liens, subject to Permitted Liens, granted by the Issuer and the Secured Guarantors (other than Parent and any Parent Only Subsidiary), with respect to the following assets and property, in each case, wherever located and whether now owned or at any time hereafter acquired by the Issuer and such Secured Guarantors or in which the Issuer or such Secured Guarantors now have or at any time in the future may acquire any right, title or interest (collectively, the “Non-Parent Collateral,” and collectively with the Parent Collateral, the “Collateral”):
•
all Accounts, Chattel Paper, Documents, Equipment, Fixtures and other Goods, General Intangibles, Instruments, Inventory, Deposit Accounts, Supporting Obligations, Letter of Credit Rights and Commercial Tort Claims (each as defined in the UCC);

•	all Intellectual Property;
•	all Investment Property, Pledged Debt Securities, Pledged Notes and Pledged Capital Stock;
•
without limiting the generality of the foregoing, all rights of the Issuer and such Secured Guarantors under or relating to any FCC Licenses held by the Issuer and such Secured Guarantors and the proceeds of any FCC Licenses;

•
all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Non-Parent Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

•
to the extent not otherwise included, all other personal property of the Issuer and the Secured Guarantors and all Proceeds, products, accessions, rents and profits of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

Excluded Assets
The Collateral excludes (with respect to the Original Notes) and will exclude (with respect to the Exchange Notes), and the Liens granted under the Security Documents will not attach to, the following items of property (collectively, the “Excluded Assets”):
(1)
any owned or leased real property and any interest therein (including any fee or leasehold interests in real property) (it being agreed that neither the Issuer nor any Guarantor shall be required to deliver landlord lien waivers, estoppels, bailee letters or collateral access letters);

(2)
any motor vehicles and any other assets subject to a certificate of title, letter of credit rights or commercial tort claims (in each case except to the extent perfection of the security interest therein can be accomplished by the filing of a UCC financing statement) and aircraft and related assets;

(3)	any “margin stock” within the meaning of such term under Regulation U as now and from time to time hereafter in effect;
(4)
any asset (including any Governmental Authorization or any interest therein) if the granting of a security interest or pledge in such asset would be prohibited by any law, rule or regulation or agreements with any Governmental Authority, or by contractual requirement existing on April 1, 2020 or on the date of acquisition of the applicable Subsidiary or asset (in each case, not created in contemplation of the acquisition by the Issuer of such Subsidiary or asset) or would require the consent, approval, license or authorization of any Governmental Authority or other third party (pursuant to such contractual obligation and other than the Issuer or any of its Wholly-Owned Subsidiaries that are “Restricted Subsidiaries” under the Credit Agreement) unless such consent, approval, license or authorization has been received, in each case, after giving effect to the applicable anti-assignment provisions under applicable law (and, in the case of each of the foregoing, for so long as such restriction or any replacement or renewal thereof is in effect);
(5)	Voting Stock of any CFC or FSHCO in excess of 65% of the outstanding Voting Stock of such CFC or FSHCO;
(6)
Equity Interests in (i) any Subsidiary that is at any time designated as an “Unrestricted Subsidiary” (or the equivalent thereof) under the Credit Agreement, (ii) Parent, (iii) any Immaterial Subsidiary, (iv) any Captive Insurance Subsidiary, (v) any not-for-profit subsidiaries, (vi) Designated Tower Entities, (vii) any special purpose entities that are Permitted Receivables Financing Subsidiaries, Permitted Tower Financing Subsidiaries or Permitted Spectrum Financing Subsidiaries other than any Spectrum SPV Equity Interests, (viii) any Person that is not a Wholly-Owned Subsidiary that is a “Restricted Subsidiary” under the Credit Agreement to the extent the granting of a security interest therein would violate the terms of such Person’s organizational documents or any shareholders’ agreement, joint venture agreement or other applicable agreement relating to such Person and (ix) Rule 3-16 Capital Stock; provided that, if at any time any Spectrum SPV Equity Interests that otherwise constitute Excluded Assets have been pledged as security under any other Indebtedness, then such Spectrum SPV Equity Interests shall no longer be Excluded Assets;

(7)
to the extent a security interest therein cannot be perfected automatically or by the filing of a UCC financing statement, deposit accounts, securities accounts or other similar accounts; provided that no proceeds of Collateral shall be excluded pursuant to this clause (7);

(8)
any lease, license or other similar agreement (or any rights or interests thereunder), in each case, to the extent that a grant of a security interest therein under the Notes Documents or any other agreement governing First Priority Secured Obligations would violate or invalidate such lease, license or agreement or create a right of termination in favor of any other party thereto (other than the Issuer or any of its Wholly-Owned Subsidiaries that are “Restricted Subsidiaries” under the Credit Agreement), in each case, after giving effect to the applicable anti-assignment provisions under applicable law, and other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under applicable law notwithstanding such restriction;

(9)
any Property subject to purchase money security interests, financing leases, or similar arrangements permitted hereunder, to the extent that a grant of security interest therein would violate or invalidate such arrangement or create a right of termination in favor of the other party thereto (other than the Issuer or any of its Wholly-Owned Subsidiaries that are “Restricted Subsidiaries” under the Credit Agreement), in each case, after giving effect to the applicable anti-assignment provisions under applicable law, and other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under applicable law notwithstanding such restriction;

(10)
assets to the extent a security interest in such assets would result in material adverse tax consequences (including as a result of any law or regulation in any applicable jurisdiction similar to Section 956 of the Internal Revenue Code) as reasonably determined by the Issuer in consultation with the administrative agent under the Credit Agreement;

(11)
any intent-to-use United States trademark applications for which neither (i) an amendment to allege use to bring the application into conformity with 15 U.S.C. § 1051(a) has been filed with and accepted by the United States Patent and Trademark Office, nor (ii) a verified statement of use under 15 U.S.C. § 1051(d) has been filed with and accepted by the United States Patent and Trademark Office;

(12)
any Intellectual Property or rights or licenses therein, in each case other than US Patent Rights and US Trademark Rights, including any Intellectual Property, perfection of a Lien on which requires filing in a jurisdiction outside of the United States;

(13)	all Permitted Receivables Financing Assets;
(14)
any assets as to which the administrative agent under the Credit Agreement reasonably determines in consultation with the Issuer that the costs of obtaining a security interest are excessive in relation to the value of the security afforded thereby;

(15)
any assets (including equity interests) sold, conveyed or otherwise transferred to or held by a Permitted Spectrum Financing Subsidiary or a Permitted Tower Financing Subsidiary or otherwise pledged in connection with a Permitted Spectrum Financing or a Permitted Tower Financing;

(16)
for the avoidance of doubt, any assets held by an Unsecured Guarantor, an Excluded Subsidiary or an Immaterial Subsidiary, except to the extent such Excluded Subsidiary or Immaterial Subsidiary is designated as a Subsidiary Guarantor pursuant to clause (a) of the proviso of the definition of “Excluded Subsidiary”;

(17)
any assets of Sprint Corporation or any Subsidiary of Sprint Corporation, to the extent that the granting, or continuation, of any lien or security interest thereon would, in the reasonable determination of the Issuer, require the Existing Sprint Unsecured Notes or the Existing T-Mobile Unsecured Notes issued by any Unsecured Guarantor to be secured on an equal and ratable basis;

(18)
FCC Licenses, but only to the extent that at any time the Collateral Trustee may not validly possess a security interest directly in the FCC Licenses pursuant to the Communications Act of 1934, as amended, and the regulations promulgated thereunder, as in effect at such time, provided that, to the maximum extent permitted by law, the economic value of the FCC Licenses, all rights incident or appurtenant to the FCC Licenses and the right to receive all monies, consideration and proceeds derived from or in connection with the sale, assignment or transfer of the FCC Licenses, shall not be excluded pursuant to this clause (18);

(19)
(i) any governmental licenses or state or local franchises, license, permits, charters and authorizations, to the extent security interests therein are prohibited or restricted thereby and (ii) any equity in a regulated Subsidiary or any asset owned by a regulated Subsidiary to the extent prohibited by any law, rule or regulation or that would if pledged, in the good faith judgment of Parent, result in adverse regulatory consequences or impair the conduct of the business of Parent or such Subsidiaries, in each of clauses (i) and (ii) after giving effect to the applicable anti-assignment provisions of applicable law; and

(20)	the Boost Assets.
provided that Excluded Assets shall not include any proceeds, substitutions or replacements of any Excluded Assets referred to in clauses (1) through (20) (unless such proceeds, substitutions or replacements would constitute Excluded Assets referred to in clauses (1) through (20)); provided, further, that assets described above that were deemed “Excluded Assets” as a result of a prohibition or restriction described above shall no longer be “Excluded Assets” upon termination of the applicable prohibition or restriction that caused such assets to be treated as “Excluded Assets.”
Neither the Intercreditor Agreement, the Indenture or any Security Document will require the Issuer or any Guarantor to: (i) perfect any pledges or security interests in the Collateral by any means other than filings under the UCC and the U.S. Patent and Trademark Office with respect to certain registered intellectual property or, where applicable, delivery of share certificates, (ii) deliver deposit or securities account control agreements or otherwise deliver perfection by “control” (within the meaning of the UCC) (except as provided in clause (i) with respect to delivery of share certificates), (iii) take any actions outside of the United States with respect to any assets located outside of the United States; or (iv) take any actions in any jurisdiction other than the United States in connection with pledging Collateral or enter into any collateral documents governed by the laws of any country other than the United States.
After-Acquired Collateral and Further Assurances
If the Issuer or any Secured Guarantor acquires any property or asset of the type that constitutes Collateral and that is not an Excluded Asset, it must promptly grant a security interest upon such property as security for the Notes. The Issuer will, and will cause each Secured Guarantor to, at the expense of the Issuer and such Secured Guarantors, make, execute, endorse, acknowledge, authorize, file and/or deliver to the Trustee or the Collateral Trustee from time to time such documents, assurances or instruments and take such further steps relating to the Collateral covered by any Security Document (other than Excluded Assets and subject to Permitted Liens) as the First Priority Agent may reasonably require to carry out the terms and conditions of the Indenture and the Security Documents and to ensure perfection (to the extent perfection is required under the Security Documents) and priority of the Liens created or intended to be created by the Security Documents;

provided, however, that if at any time the First Priority Agent is not the agent in respect of any loan agreement, then the Issuer shall be responsible to ensure perfection (to the extent perfection is required under the Security Documents) and priority of the Liens created or intended to be created by the Security Documents.
Sufficiency of Collateral
The fair market value of the Collateral is subject to fluctuations based on factors that include, among others, the condition of Parent’s industry, the ability to sell the Collateral in an orderly sale, general economic conditions, the availability of buyers and other factors. The amount to be received upon a sale of the Collateral would also be dependent on numerous factors, including, but not limited to, the actual fair market value of the Collateral at such time and the timing and the manner of the sale. By its nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time or in an orderly manner. In addition, in the event of a bankruptcy, the ability of the holders to realize upon any of the Collateral would be subject to certain bankruptcy law limitations as described above. See “Risk Factors—Risks Related to the Notes—Rights of the holders of the Notes in the Collateral securing the Notes may be adversely affected by bankruptcy proceedings and the holders of the Notes may not be entitled to post-petition interest, fees or expenses in any bankruptcy proceeding.”
Foreclosure
Upon the occurrence and during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreement, the Security Documents provide for (among other available remedies) the foreclosure upon and sale of the Collateral and the distribution of the net proceeds of any such sale to the holders of the Notes, the lenders under the Credit Agreement, the lessors under the Existing Sprint Spectrum Lease, the holders of any Designated L/C Facility Obligations and the holders of any other permitted First Priority Secured Obligations on a pro rata basis, subject to any prior Liens on the Collateral. In the event of foreclosure on the Collateral, the proceeds from the sale of the Collateral may not be sufficient to satisfy in full the Issuer’s obligations under the Notes.
Certain Bankruptcy Limitations
The right of the Collateral Trustee to repossess and dispose of the Collateral upon the occurrence of an Event of Default would be significantly impaired (or at a minimum delayed) by applicable Bankruptcy Law in the event that a bankruptcy case were to be commenced by or against the Issuer or the Guarantors prior to the Collateral Trustee having repossessed and disposed of the Collateral (and in some cases, even after). Upon the commencement of a case for relief under the Bankruptcy Code or other applicable Bankruptcy Law, a secured creditor such as the Collateral Trustee is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from the debtor, without prior bankruptcy court approval (which may not be given under the circumstances).
In view of the broad equitable powers of a U.S. bankruptcy court and the lack of a precise definition of the term “adequate protection”, it is impossible to predict whether any payments under the Notes could be made following the commencement of or during a bankruptcy case or the length of any potential delay in making any such payments post-petition, whether or when the Collateral Trustee could foreclose upon, repossess or dispose of the Collateral, the value of the Collateral at the time of the bankruptcy petition, or whether or to what extent the holders of the Notes would be compensated for any delay in payment or loss of value of the Collateral. The Bankruptcy Code permits the payment and/or accrual of post-petition interest, costs, expenses, and fees to a secured creditor during a debtor’s bankruptcy case only to the extent the value of the security is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of the obligations secured by the security. See “Risk Factors—Risks Related to the Notes—Rights of the holders of the Notes in the Collateral securing the Notes may be adversely affected by bankruptcy proceedings and the holders of the Notes may not be entitled to post-petition interest, fees or expenses in any bankruptcy proceeding.”
Furthermore, in the event a bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the Notes (and all other claims that are secured thereby on a pari passu basis), the holders of the Notes would hold secured claims only to the extent of the value of the Collateral to which the holders are entitled and unsecured claims with respect to such shortfall, which unsecured claims would not be entitled to any adequate protection during a bankruptcy case.

Release
The Indenture provides that Liens on the Collateral will be automatically and unconditionally released in respect of the Notes of any series:
(1)	in whole, upon payment in full of the principal of, and accrued and unpaid interest and premium, if any, on the Notes of that series;
(2)
in whole, upon the legal defeasance, covenant defeasance, or satisfaction and discharge of the Indenture with respect to the Notes of such series as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge”;

(3)
as to any property or asset constituting Collateral that is sold or otherwise disposed of by the Issuer or any Secured Guarantor (other than to the Issuer or another Secured Guarantor), directly or indirectly, in a transaction not prohibited by the Indenture at the time of such sale or disposition;

(4)	as to any property or assets constituting Collateral owned by a Secured Guarantor that is released from its Note Guarantee in accordance with the Indenture;
(5)	in whole or in part, with the consent of holders of the requisite percentage of Notes in accordance with the provisions described below under the caption “—Amendment, Supplement and Waiver”;
(6)	to the extent required in accordance with the applicable provisions of the Security Documents and the Intercreditor Agreement;
(7)	in whole, at the time of an Investment Grade Event Election; and
(8)
as to any Collateral at such time as such Collateral does not secure the Obligations under the Existing T-Mobile Secured Notes, the Obligations under the Credit Agreement (including related secured interest rate agreements) (or such Collateral will no longer secure the Obligations under the Existing T-Mobile Secured Notes or the Obligations under the Credit Agreement (including related secured interest rate agreements), substantially concurrently with such release of Liens on such Collateral);

provided, however, that, in the case of any release in whole pursuant to clauses (1) or (2) above, all amounts owing to the Trustee under the Indenture with respect to the Notes have been paid or duly provided for.
Any certificate or opinion required by Section 314(d) of the Trust Indenture Act in connection with obtaining the release of Collateral may be made by an officer of the Issuer, except in cases where Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert.
Notwithstanding anything to the contrary in this “Description of Notes” section, the Issuer and the Guarantors will not be required to comply with all or any portion of Section 314(d) of the Trust Indenture Act if they determine in good faith that under the terms of that section or any interpretation or guidance as to the meaning thereof of the U.S. Securities and Exchange Commission (the “SEC”) and its staff, including “no action” letters or exemptive orders, all or the relevant portion of Section 314(d) of the Trust Indenture Act is inapplicable to the released Collateral. Certain no action letters issued by the SEC have permitted an indenture qualified under the Trust Indenture Act to contain provisions permitting the release of collateral from liens under such indenture in the ordinary course of the issuer’s business without requiring the issuer to provide certificates and other documents under Section 314(d).
Without limiting the generality of the foregoing, as permitted under the Trust Indenture Act and interpretations thereof and guidance promulgated with respect thereto, the Issuer and the Secured Guarantors generally may, pursuant to and subject to the terms of the Indenture and the Security Documents, without any release or consent by the Trustee, the Collateral Trustee or the holders, conduct ordinary course activities with respect to the Collateral, such as: (a) selling, transferring, exchanging, abandoning, leasing or otherwise disposing of property subject to the Liens securing the Notes; (b) holding, using, applying, disposing of and otherwise dealing with any cash equivalents, accounts receivable or other amounts from time to time; (c) altering, repairing or replacing property subject to the Liens securing the Notes; and (d) selling, disposing of or transferring any inventory that is Collateral.
The Indenture and the Security Documents provide (in the case of the Original Notes) and will provide (in the case of the Exchange Notes) that, upon the occurrence of such events in accordance with the Security Documents, the Liens securing the Notes will automatically and without the need for any further consent by the holders of Notes or the Trustee or the Collateral Trustee or any other action by any Person and subject to applicable law be released with respect to such Collateral. The Collateral Trustee shall, subject to the terms of the Intercreditor Agreement (including the Collateral Trustee’s receipt of any officer’s certificate(s) or opinion(s) of counsel it may be entitled to thereunder) execute such releases, satisfactions or assignments of lien, and take such related actions, as we may reasonably request and prepare.
The Indenture will require that, if such releases of Collateral occur, the Issuer will deliver to the Trustee and the Collateral Trustee, to the extent required by the Trust Indenture Act or interpretations thereof or guidance promulgated with respect thereto: (a) annual audited financial statements of Parent (which delivery will be deemed to have occurred to the extent such financial statements are filed with the SEC via EDGAR or any successor electronic delivery procedure) no later than the June 30 following the end of each fiscal year of Parent and (b) a certificate by January 15 and July 15 of each year stating that all such dispositions of Collateral occurring during the six months ended December 31 or June 30, respectively, prior to the date of such certificate occurred in the ordinary course of business, were permitted by the Security Documents and that the proceeds of any such dispositions were used as permitted by the Indenture and the Security Documents.
Control over Common Collateral and Enforcement of Liens
The right of the Collateral Trustee to repossess and dispose of the Collateral upon the occurrence of an Event of Default under the Indenture is subject to the provisions of the Intercreditor Agreement.
If the net proceeds of any of the Collateral were not sufficient to repay all amounts due on the Notes and the Indenture (and all other claims secured by the Collateral on a pari passu basis), the holders of the Notes (to the extent not repaid from the proceeds of the sale of the Collateral) would have only an unsecured claim against the remaining assets of the Issuer and the Secured Guarantors.
The Collateral Trust and Intercreditor Agreement
The Issuer, the Secured Guarantors, the Collateral Trustee, Deutsche Bank AG New York Branch, as First Priority Agent and as administrative agent under our Credit Agreement (together with its successors (including any administrative agent or entity serving an analogous function under a successor Credit Agreement), the “Credit Facility Agent”) and Deutsche Bank Trust Company Americas, as trustee under the Existing Sprint Spectrum Lease, have entered into a Collateral Trust and Intercreditor Agreement (as supplemented by the Note Notices of Designation and as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”). The Trustee is party to the Intercreditor Agreement as a holder representative and indenture trustee under the Notes. The Original Notes are, and the obligations under the Exchange Notes will be, First Priority Secured Obligations. The Intercreditor Agreement sets forth the terms on which the Collateral Trustee will receive, hold, administer, maintain, enforce and distribute the proceeds of all Liens upon any property of the Issuer or any Secured Guarantor at any time held by it, in trust for the benefit of the current and future holders of the First Priority Secured Obligations and future holders of obligations secured by a Lien on the Collateral that is junior to the Lien on the Collateral securing the Notes and the other First Priority Secured Obligations. The Intercreditor Agreement may be amended from time to time without the consent of the holders of the Notes to add other Holder Representatives acting as representative for parties holding First Priority Secured Obligations and Junior Priority Secured Obligations. All references to the First Priority Secured Obligations and Junior Priority Secured Obligations in this section of the Description of Notes shall refer only to such First Priority Secured Obligations and Junior Priority Secured Obligations subject to the Intercreditor Agreement and all references in this section of the Description of Notes to the “Secured Obligations” shall refer to such First Priority Secured Obligations and Junior Priority Secured Obligations. By accepting a Note, each holder of a Note will be deemed to have authorized the Trustee to become party to the Intercreditor Agreement and each holder of a Note (including each subsequent holder) will be bound by the terms of the Intercreditor Agreement.
The Collateral Trustee and the Trust Estate
Deutsche Bank Trust Company Americas has been appointed pursuant to the Intercreditor Agreement to serve as the collateral trustee for the benefit of the holders of the First Priority Secured Obligations outstanding from time to time, which include the Original Notes and will include the Exchange Notes pursuant to the Intercreditor Agreement. Deutsche Bank Trust Company Americas has also been appointed pursuant to the Intercreditor Agreement to serve as the collateral trustee for the benefit of the holders of the Junior Priority Secured Obligations.

To secure the payment and performance of the First Priority Secured Obligations, the Issuer and the Secured Guarantors have consented to and the Collateral Trustee has accepted and agreed to hold, in trust under the Intercreditor Agreement for the benefit First Priority Secured Parties, all of its right, title and interest in, to and under the Security Documents and the Collateral granted to the Collateral Trustee thereunder whether now existing or hereafter arising.
Enforcement of Secured Obligations
Upon receipt by a responsible officer of the Collateral Trustee of a Notice of Event of Default, the Collateral Trustee shall promptly notify the Issuer and all the Holder Representatives of the receipt and contents thereof. So long as such Notice of Event of Default is in effect in accordance with the terms of the Intercreditor Agreement, the Collateral Trustee shall exercise the rights and remedies provided in the Intercreditor Agreement and in the Security Documents subject to the direction of the Controlling Party, as provided in the Intercreditor Agreement. A Notice of Event of Default, once effective, shall remain in effect unless and until it is cancelled as provided in the Intercreditor Agreement.
Exercise of Powers; Instructions of the Controlling Party
The Controlling Party shall at all times have the exclusive right, by one or more notices in writing executed and delivered to the Collateral Trustee, to direct the time, method and place of conducting any proceeding for any right or remedy available to the Collateral Trustee, or of exercising any trust or power conferred on the Collateral Trustee, or for the appointment of a receiver, or to direct the taking or the refraining from taking of any action authorized by the Intercreditor Agreement or any Security Document, in each case without any consultation with, or consent of, any other Holder Representative or Secured Party; provided that (i) such direction shall not conflict with any requirement of law or the Intercreditor Agreement or any Security Document, (ii) the Collateral Trustee shall be adequately secured and indemnified as provided in the Intercreditor Agreement and (iii) no Collateral Enforcement Action may be taken unless a Notice of Event of Default is in effect. In the absence of such direction, the Collateral Trustee shall have no duty to take or refrain from taking any action unless explicitly required in the Intercreditor Agreement.
Whether or not any Insolvency Proceeding has been commenced by or against the Issuer or any Secured Guarantor, no Holder Representative or any other Secured Party shall do (and no such Holder Representative or Secured Party (other than the Controlling Party) shall direct the Collateral Trustee to do) any of the following without the consent of the Controlling Party: (i) take any Collateral Enforcement Action or commence, seek to commence or join any other Person in commencing any Insolvency Proceeding; or (ii) object to, contest or take any other action that is reasonably likely to hinder (1) any Collateral Enforcement Action initiated by the Collateral Trustee, (2) any release of Collateral permitted under the Intercreditor Agreement, whether or not done in consultation with or with notice to such Secured Party or (3) any decision by the Controlling Party to forbear or refrain from bringing or pursuing any such Collateral Enforcement Action or to effect any such release.
Limitation on Collateral Trustee’s Duty in Respect of Collateral
Beyond its duties (i) as to the custody of the Collateral expressly provided in the Intercreditor Agreement or in any Security Document to which it is a party, (ii) to account to the Secured Parties and the Issuer and the Secured Guarantors for moneys and other property received by it hereunder or under any Security Document to which it is a party and (iii) to exercise reasonable care with respect to any such Collateral in its possession, the Collateral Trustee shall not have any other duty to the Issuer, the Secured Guarantors or to the Secured Parties as to any Collateral or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto; provided that the Collateral Trustee will be deemed to have exercised reasonable care in respect of any Collateral if it exercises the same level of care as it does with respect to collateral held on behalf of third parties in accordance with its standard practices and procedures in effect from time to time.
Collateral Account; Distributions
All moneys which are required by the Intercreditor Agreement or any Security Document to be delivered to the Collateral Trustee or which are received by the Collateral Trustee or any agent or nominee of the Collateral Trustee in respect of the Collateral, whether in connection with the exercise of the remedies provided in the Intercreditor Agreement or any Security Document or otherwise, in each case while a Notice of Event of Default is in effect shall be deposited in a non-interest bearing trust account subject to the exclusive dominion and control of the Collateral Trustee (the “Collateral Account”) and applied in accordance with the terms of the Intercreditor Agreement. Upon the cancellation of all Notices of Event of Default pursuant to the Intercreditor Agreement or the receipt by the Collateral Trustee of any moneys at any time when no Notice of Event of Default is in effect, the Collateral Trustee shall (subject to the terms of the Intercreditor Agreement) cause all funds on deposit in the Collateral Account or otherwise received by the Collateral Trustee to be paid over as promptly as possible to the Issuer or as otherwise directed by the Issuer.
All moneys held by the Collateral Trustee in the Collateral Account while a Notice of Event of Default is in effect and all proceeds of Collateral received in connection with any Collateral Enforcement Action (including as a result of any collection, sale, foreclosure or other realization or distribution of or in respect of any Collateral (whether or not expressly characterized as such)) or in any Insolvency Proceeding (including any adequate protection payments), shall, to the extent available for distribution, be distributed (subject to the provisions of the Intercreditor Agreement) by the Collateral Trustee on each date of distribution (“Distribution Date”) in the following order of priority (with such distributions being made by the Collateral Trustee to the respective Holder Representative for the Secured Parties entitled thereto as provided in the Intercreditor Agreement, and each such Holder Representative shall be responsible for insuring that amounts distributed to it are distributed to its Secured Parties in the order of priority set forth in the Secured Instruments in respect of which it acts as Holder Representative):
First: to the Collateral Trustee or any co-Collateral Trustee or agent of the Collateral Trustee for any unpaid fees, costs, indemnities and expenses and then to any Secured Party which has theretofore advanced or paid, any fees constituting administrative expenses allowable under Section 503(b) of the Bankruptcy Code or any similar provision of any other applicable Bankruptcy Law, an amount equal to the amount thereof so advanced or paid by such Secured Party and for which such Secured Party has not been reimbursed prior to such Distribution Date, and, if such moneys shall be insufficient to pay such amounts and perform in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the amounts of such fees advanced by the respective Secured Parties and remaining unpaid on such Distribution Date;
Second: to the First Priority Agent and any Holder Representative ratably for any unpaid fees, costs, indemnities and expenses payable to it in its capacity as a Holder Representative pursuant to the First Priority Debt Documents (to the extent the same constitute First Priority Secured Obligations) and the Existing Sprint Spectrum Indenture;
Third: to any Secured Party which has theretofore advanced or paid any fees other than such administrative expenses, an amount equal to the amount thereof so advanced or paid by such Secured Party and for which such Secured Party has not been reimbursed prior to such Distribution Date, and, if such moneys shall be insufficient to pay such amounts and perform in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the amounts of such fees advanced by the respective Secured Parties and remaining unpaid on such Distribution Date;
Fourth: to the holders of First Priority Secured Obligations in an amount equal to the unpaid principal and unpaid interest on and premium and other charges, if any, with respect to the First Priority Secured Obligations and any primary obligations to pay principal, lease payments, guarantee payments, interest, reimbursement obligations, repurchase amounts in respect of transferred assets, fees, prepayment premiums, liquidated damages or termination payments constituting First Priority Initial Spectrum Obligations, the amount of cash collateral required in respect of outstanding letters of credit, termination amounts in respect of Designated Hedging Obligations that constitute Permitted First Priority Non-Loan Exposure, amounts due in respect of Designated Cash Management Obligations that constitute Permitted First Priority Non-Loan Exposure, amounts due in respect of Designated L/C Facility Obligations that constitute Permitted First Priority Non-Loan Exposure, and interest and fees thereon, in each case, to the extent the same are due and payable, as of such Distribution Date, and, if such moneys shall be insufficient to pay such amounts and perform in full, then ratably to such holders in proportion to the unpaid amounts thereof on such Distribution Date; provided that following the commencement of any Insolvency Proceeding with respect to the Issuer or any Secured Guarantor, solely as among the holders of First Priority Secured Obligations and solely for purposes of this clause “Fourth” and not any other First Priority Debt Documents, in the event the value of the Collateral is not sufficient for the entire amount of Post-Petition Interest on the First

Priority Secured Obligations to be allowed under Section 506(a) and (b) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or other Bankruptcy Law in such Insolvency Proceeding, the amount of First Priority Secured Obligations of each series of First Priority Secured Obligations shall include only the maximum amount of Post-Petition Interest on the First Priority Secured Obligations allowable under Section 506(a) and (b) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or other Bankruptcy Law in such Insolvency Proceeding;
Fifth: to the holders of First Priority Secured Obligations in an amount equal to all other amounts constituting First Priority Secured Obligations, including but not limited to indemnities and payments for increased costs (but excluding amounts referenced in clause “Fourth” above), in each case to the extent the same are due and payable, as of such Distribution Date, and, if such moneys shall be insufficient to pay such amounts and perform in full, then ratably to such holders in proportion to the unpaid amounts thereof on such Distribution Date;
Sixth: after the payment in full of all First Priority Secured Obligations, to the holders of Junior Priority Secured Obligations in an amount equal to all Junior Priority Secured Obligations which have not been paid, including termination amounts in respect of Designated Hedging Obligations that constitute Permitted Junior Priority Non-Loan Exposure, amounts due in respect of Designated Cash Management Obligations that constitute Permitted Junior Priority Non-Loan Exposure and all other Junior Priority Secured Obligations (including but not limited to the unpaid principal and unpaid interest on and premium and other charges, if any, with respect to such Junior Priority Secured Obligations) then outstanding, in each case to the extent then due and payable, as of such Distribution Date, and, if such moneys shall be insufficient to pay such amounts and perform in full, then ratably to such holders in proportion to the unpaid amounts thereof on such Distribution Date; and
Seventh: after the payment in full of all Junior Priority Secured Obligations, any surplus then remaining shall be paid to the Issuer and the Secured Guarantors or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.
If any Holder Representative or any holder of any Secured Obligations collects or receives any proceeds of such foreclosure, collection or other enforcement that was not, and should have been, applied to the payment of the Secured Obligations in accordance with the preceding paragraph, whether after the commencement of an Insolvency Proceeding or otherwise, such Holder Representative or such holder of Secured Obligations, as the case may be, will forthwith deliver the same to the Collateral Trustee, for the account of the holders of the Secured Obligations, to be applied in accordance with the preceding paragraph. Until so delivered, such proceeds will be held by that Holder Representative or that holder of Secured Obligations, as the case may be, for the benefit of the holders of the Secured Obligations.
Notwithstanding the above, any Guarantor or its subsidiaries may, by written notice to the Collateral Trustee, elect to provide additional collateral to the holders of any series of First Priority Secured Obligations, without providing such additional collateral for the benefit of the holders of any other series of First Priority Secured Obligations so long as such provision is not in violation of any of the First Priority Debt Documents (such collateral, the “Specified Collateral” and such obligations, the “Specified First Priority Secured Obligations”). The proceeds of any Specified Collateral shall be distributed (in the manner set forth above) solely to Secured Parties that are holders of the applicable Specified First Priority Secured Obligations and shall not be distributed to any other Secured Party.
Amendments, Supplements and Waivers
So long as not in violation of any applicable Secured Instrument (as certified by the Issuer or the applicable guarantor to the Collateral Trustee), the Collateral Trustee, the Issuer and the Secured Guarantors may, with the written consent of the Controlling Party or, in the case of Junior Priority Security Documents, the Junior Priority Agent (and, if the Controlling Party or the Junior Priority Agent, as applicable, provides written consent to such amendment (on which the Collateral Trustee shall have no liability for relying), the Collateral Trustee shall), from time to time, enter into (x) written agreements supplemental to the Intercreditor Agreement or to any Security Document for the purpose of adding to, amending, waiving, or otherwise modifying any provisions of the Intercreditor Agreement or any Security Document or changing in any manner the rights or priorities of the Collateral Trustee, the Secured Parties, the Issuer or the Secured Guarantors under the Intercreditor Agreement or thereunder or (y) additional Security Documents securing First Priority Secured Obligations or Junior Priority

Secured Obligations; provided that no such supplemental agreement shall (i) amend, modify or waive any provision of the section on amendments in the Intercreditor Agreement without the written consent of each Holder Representative, (ii) reduce the percentages or change the numbers specified in or otherwise amend certain specified definitions or otherwise change the relative rights or priorities of the Secured Parties under the Intercreditor Agreement in respect of payments or Collateral without the written consent of the Controlling Party and the Holder Representative of any series of First Priority Secured Obligations whose rights or priorities could reasonably be expected to be adversely affected thereby, (iii) amend, modify or waive any provision of the section on junior lien intercreditor provisions in the Intercreditor Agreement without the written consent of the Junior Priority Agent if any Junior Priority Debt Obligations are then outstanding, but only if the relative rights or priorities of the Junior Priority Secured Parties in respect of such Junior Priority Debt Obligations could reasonably be expected to be adversely affected thereby, (iv) amend, modify or waive any provision of the Intercreditor Agreement in a manner that is materially adverse to the holders of a particular series of Secured Obligations relative to other Secured Parties of the same Class without the consent of the Holder Representative of such series or (v) amend, modify or waive any provision of the Intercreditor Agreement relating to the Collateral Trustee or alter the duties, rights, privileges, protections, indemnities, immunities or obligations of the Collateral Trustee under the Intercreditor Agreement or under the Trust Security Documents without the written consent of the Collateral Trustee. In the event that there is an amendment, modification or waiver to the First Priority Security Documents in accordance with the terms hereof, then such amendment, modification or waiver shall apply automatically to any comparable provision of the comparable Junior Priority Security Documents without the consent of any Junior Priority Secured Parties and without any action by any Holder Representative in respect of Junior Priority Secured Obligations or any Grantor (as defined in the Collateral Agreement).
Notwithstanding anything else to the contrary in the Intercreditor Agreement, solely with the consent of the Controlling Party or, in the case of the Junior Priority Security Documents, the Junior Priority Agent (and without the consent of any other Secured Party), the Collateral Trustee, the Issuer and any of the Secured Guarantors, at any time and from time to time, may enter into one or more agreements supplemental to the Indenture or to any Security Document, in form satisfactory to the Collateral Trustee, which supplemental agreements may add to, amend, waive, or otherwise modify any provisions of such documents, (i) to add to the covenants of the Issuer or such Secured Guarantor for the benefit of the Secured Parties or to surrender any right or power in the Intercreditor Agreement conferred upon the Issuer or such Secured Guarantor (so long as such addition or surrender applies to all Secured Parties within a Class to the extent applicable); (ii) to mortgage or pledge to the Collateral Trustee, or grant or perfect a security interest in favor of the Collateral Trustee in, any property or assets, including as additional security, for the Secured Obligations; or (iii) to cure any ambiguity, omission or mistake, to correct or supplement any provision in the Intercreditor Agreement or in any Security Document which may be defective or inconsistent with any other provision in the Intercreditor Agreement, to effect administrative changes of a technical or immaterial nature or to make any other provision with respect to matters or questions arising under the Intercreditor Agreement which shall not be inconsistent with any provision hereof; provided that no such supplemental agreement shall amend, modify or waive any provision of the Intercreditor Agreement in a manner that is materially adverse to the holders of a particular series of Secured Obligations relative to other Secured Parties of the same Class without the consent of the Holder Representative of such series.
Termination and Release
Upon receipt by the Collateral Trustee (x) from the Controlling Party of written directions to cause the Liens created by the Intercreditor Agreement and by the Security Documents to be released and discharged, provided that the Issuer shall have delivered a certificate of a responsible officer of the Issuer to the Collateral Trustee certifying that (i) such release of the Collateral is permitted under, and does not violate the terms of, the First Priority Debt Documents and the Junior Priority Debt Documents, if any, and (ii) all conditions precedent to such release of the Collateral have been (or, substantially contemporaneously with such action, shall be) satisfied or (y) of written notices from each Holder Representative stating that the conditions for release in connection with the termination of the applicable First Priority Debt Documents or the applicable Junior Priority Debt Documents, if any, as the case may be, have been satisfied, the security interests created by the Intercreditor Agreement and by the Security Documents shall terminate forthwith and all right, title and interest of the Collateral Trustee in and to the Collateral shall revert to the Secured Guarantors, their successors and assigns.
Upon the sale or other disposition of all the Capital Stock of a Secured Guarantor to any Person (other than the Issuer or another Secured Guarantor) in a transaction permitted (or not prohibited, as the case may be) by the

First Priority Debt Documents and the Junior Priority Debt Documents, if any, or upon such Secured Guarantor ceasing to be a guarantor as permitted (or not prohibited, as the case may be) by each such document: (i) such Secured Guarantor and each Subsidiary of such Secured Guarantor which is included in such sale or other disposition or which so ceases to be a guarantor (such Secured Guarantor and each such Subsidiary being referred to in the Intercreditor Agreement as “Included Grantors”) shall cease to be a Secured Guarantor under the Intercreditor Agreement or a party to any Security Document and shall be released automatically from its obligations pursuant thereto and the security interests created by the Security Documents entered into by such Included Grantors in all right, title and interest of such Included Grantors in the Collateral, and the security interests created by the Security Documents in the Capital Stock of such Secured Guarantor, shall terminate automatically, in each case only with respect to such Included Grantors and such Capital Stock.
Upon the sale or other disposition of all or any portion of the Collateral to any Person (other than the Issuer or a Secured Guarantor) in a transaction permitted (or not prohibited, as the case may be) by the First Priority Debt Documents and the Junior Priority Debt Documents, if any, (including pursuant to any consent to such sale and/or release of the security interest in such Collateral pursuant to the terms thereof), the security interests created by the Security Documents in such Collateral shall terminate and such Collateral shall be automatically released from the Lien created by the Security Documents.
Without limiting the preceding two paragraphs, upon receipt by the Collateral Trustee of (i) written notice from the Controlling Party directing the Collateral Trustee to cause the Liens on a portion of the Collateral identified in such notice to be released and discharged and (ii) a certificate of the Issuer confirming that the Collateral identified in such notice in clause (i) above does not constitute all or substantially all of the Collateral and is permitted to be released under the First Priority Debt Documents and Junior Priority Debt Documents, if any, the security interests created by the Security Documents in such Collateral shall terminate forthwith and all right, title and interest of the Collateral Trustee in and to such Collateral shall revert to the Secured Guarantors, their successors and assigns.
Notwithstanding any of the foregoing, if the Collateral Trustee is exercising its rights or remedies with respect to the Collateral under the Security Documents in accordance with the Intercreditor Agreement, and the Collateral Trustee releases any of the Liens securing any Secured Obligations on any part of the Collateral, then all the Liens securing the Secured Obligations on such Collateral shall be automatically, unconditionally and simultaneously released (and the Collateral Trustee shall take any actions reasonably requested by the Issuer to evidence the release of such Liens).
Intercreditor Provisions relating to Junior Priority Debt
Any and all Liens now existing or hereafter created or arising in favor of any such Junior Priority Secured Party securing or purporting to secure the Junior Priority Secured Obligations, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, are expressly junior in priority, operation and effect to any and all Liens now existing or hereafter created or arising in favor of the First Priority Secured Parties securing or purporting to secure the First Priority Secured Obligations. No Junior Priority Secured Party shall (i) object to or contest, or support any other Person in contesting or objecting to, in any proceeding (including without limitation, any Insolvency Proceeding), the validity, extent, perfection, priority or enforceability of any security interest in the Collateral granted to, or the allowability of any claims asserted by, any First Priority Secured Party; (ii) prior to the payment and performance in full of the First Priority Secured Obligations, assert, demand, request, plead or otherwise claim the benefit of, any marshalling, appraisal, valuation and any other right that may otherwise be available under any applicable requirement of law with respect to any Collateral to a creditor in its capacity as beneficiary of a junior lien on such Collateral; (iii) in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of any of the Collateral, including, without limitation, with respect to the determination of any Liens or claims held by any First Priority Secured Party or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise; provided that any such Junior Priority Secured Party may file a proof of claim in an Insolvency Proceeding, subject to the limitations contained in the Intercreditor Agreement and only if consistent with the terms and the limitations on such Junior Priority Secured Party imposed by the Intercreditor Agreement; or (iv) seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any Collateral, without the prior written consent of the Majority First Priority Secured Parties. Until the First Priority Secured Obligations have been paid and performed in full, none of the Issuer or the Secured Guarantors shall grant or permit any additional Liens on any asset or property of the Issuer or such Secured Guarantor to secure any Junior Priority Secured Obligation unless it has granted, or concurrently therewith grants, a Lien on such asset or property of Issuer or such Secured Guarantor to secure the First Priority Secured Obligations.
Intercreditor Provisions relating to First Priority Secured Obligations
Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any series of First Priority Secured Obligations granted on the Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the First Priority Debt Documents or any defect or deficiencies in the Liens securing the First Priority Secured Obligations or any series of First Priority Secured Obligations or any other circumstance whatsoever, each First Priority Secured Party agrees in the Intercreditor Agreement that the Liens securing each series of First Priority Secured Obligations on any Collateral shall be of equal priority.
It is the intention of the First Priority Secured Parties of each series of First Priority Secured Obligations that the holders of such series of First Priority Secured Obligations (and not the holders of any other series of First Priority Secured Obligations) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the First Priority Secured Obligations of such series of First Priority Secured Obligations are unenforceable under applicable law or are subordinated to any other obligations (other than another series of First Priority Secured Obligations), (y) any of the First Priority Secured Obligations of such series do not have an enforceable security interest in any of the Collateral securing any other series of First Priority Secured Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another series of First Priority Secured Obligations) on a basis ranking prior to the security interest of such series of First Priority Secured Obligations but junior to the security interest of any other series of First Priority Secured Obligations or (ii) the existence of any collateral for any other series of First Priority Secured Obligations that is not Collateral (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any series of First Priority Secured Obligations, an “Impairment” of such series). In the event of any Impairment with respect to any series of First Priority Secured Obligations, the results of such Impairment shall be borne solely by the holders of such series of First Priority Secured Obligations, and the rights of the holders of such series of First Priority Secured Obligations set forth in the Intercreditor Agreement shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the series of such First Priority Secured Obligations subject to such Impairment. Additionally, in the event the First Priority Secured Obligations of any series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such series of First Priority Secured Obligations or the First Priority Debt Documents governing such series of First Priority Secured Obligations shall refer to such obligations or such documents as so modified.
If the Issuer and/or any Secured Guarantor shall become the subject of any Insolvency Proceeding and shall, as debtor(s)-in-possession, move for approval of DIP Financing to be provided by one or more lenders (the “DIP Lenders”) and/or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, each First Priority Secured Party (other than any Controlling Party) agrees that it will raise no objection to any such DIP Financing or to the Liens on the Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Collateral, unless the Controlling Party shall then oppose or object to such DIP Financing or such DIP Financing Liens and/or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Collateral for the benefit of the Controlling Party, each First Priority Secured Party (other than the Controlling Party) will subordinate its Liens with respect to such Collateral on the same terms as the Liens of the Controlling Party (other than any Liens of any First Priority Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Collateral granted to secure the First Priority Secured Obligations of the Controlling Party, each First Priority Secured Party (other than the Controlling Party) will confirm the priorities with respect to such Collateral as set forth in the Intercreditor Agreement), in each case so long as (A) the First Priority Secured Parties of each series of First Priority Secured Obligations retain the benefit of their Liens on all such Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such Insolvency Proceeding, with the same priority vis-a-vis all the other First Priority Secured Parties (other than any Liens of the First Priority Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Insolvency

Proceeding, (B) the First Priority Secured Parties of each series of First Priority Secured Obligations are granted Liens on any additional or replacement collateral pledged to any First Priority Secured Parties as adequate protection or otherwise in connection with such DIP Financing and/or use of cash collateral, with the same priority vis-a-vis the First Priority Secured Parties (other than any Liens of the First Priority Secured Parties constituting DIP Financing Liens) as set forth in the Intercreditor Agreement, (C) if any amount of such DIP Financing and/or cash collateral is applied to repay any of the First Priority Secured Obligations, such amount is applied pursuant to the Intercreditor Agreement, and (D) if any First Priority Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing and/or use of cash collateral, the proceeds of such adequate protection are applied pursuant to the Intercreditor Agreement; provided that the First Priority Secured Parties of each series of First Priority Secured Obligations shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First Priority Secured Parties of such series of First Priority Secured Obligations or its Holder Representative that shall not constitute Collateral; and provided, further, that the First Priority Secured Parties receiving adequate protection shall not object to any other First Priority Secured Party receiving adequate protection comparable to any adequate protection granted to such First Priority Secured Parties (other than as a provider of DIP Financing) in connection with a DIP Financing and/or use of cash collateral.
Certain Covenants
Liens
Prior to the occurrence of an Investment Grade Event Election, the Issuer will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, create, incur or assume any Lien securing Indebtedness for Borrowed Money upon any Collateral or any Principal Property now owned or hereafter acquired, except Permitted Liens.
Following the occurrence of an Investment Grade Event Election, the Issuer will not, and will not permit any Material Subsidiary to, directly or indirectly, create, incur or assume any Lien securing Indebtedness for Borrowed Money upon any of its or any Material Subsidiary’s Principal Property or upon Capital Stock or Indebtedness of any Material Subsidiary that directly owns any Principal Property, except Permitted Post-Release Liens, unless the Notes are equally and ratably secured with (or, at the Issuer’s option, on a senior basis to) the Indebtedness for Borrowed Money so secured. Any Lien created for the benefit of the holders of the Notes pursuant to this paragraph is required to provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien that gave rise to such Lien created for the benefit of the holders of the Notes.
For purposes of determining compliance with this “Liens” covenant, (x) a Lien need not be incurred solely by reference to one category of Permitted Liens or Permitted Post-Release Liens, as applicable, but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category) and (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens or Permitted Post-Release Liens, as applicable, the Issuer shall, in its sole discretion, divide, classify or may subsequently reclassify at any time such Lien (or any portion thereof) in any manner that complies with this “Liens” covenant and the definition of “Permitted Liens” or “Permitted Post-Release Liens,” as applicable.
This “Liens” covenant requires only equal and ratable treatment in the application of proceeds of Collateral and does not require that the Trustee or the Collateral Trustee have any ability to control the Collateral or the enforcement of remedies.
Notwithstanding anything to the contrary in this “Liens” covenant, and solely to the extent any Spectrum SPV Equity Interests constitute Excluded Assets pursuant to clause (6) of the definition of “Excluded Assets”, the Issuer will not, and will not permit any “Restricted Subsidiary” under the Credit Agreement to, directly or indirectly, create, incur or assume any Lien on such Spectrum SPV Equity Interests securing Indebtedness unless (i) such Lien is otherwise permitted under this “Liens” covenant and (ii) a first priority Lien on such Equity Interests (which may be pari passu with such other Lien) is promptly granted to the Collateral Trustee for the benefit of the Secured Parties and any perfection requirements with respect thereto are satisfied within the time periods required by the Credit Agreement.

Merger, Consolidation or Sale of Assets
The Issuer will not: (1) consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation); or (2) directly or indirectly sell, assign, lease, transfer, convey or otherwise dispose of (including, in each case, by way of division) all or substantially all of the properties and assets of the Issuer and its Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:
(1)
either: (a) the Issuer is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, lease, transfer, conveyance or other disposition has been made is a corporation, limited liability company or partnership organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2)
the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, lease, transfer, conveyance or other disposition has been made expressly assumes, (x) by a supplemental indenture, executed and delivered to the Trustee, the payment of the principal of and any premium and interest on the Notes and the performance or observance of every covenant of the Indenture on the part of the Issuer to be performed or observed, and (y) prior to an Investment Grade Event Election, by amendment, supplement or other instrument (in form reasonably satisfactory to the Collateral Trustee), executed and delivered to the Collateral Trustee, all obligations of the Issuer under the Security Documents, and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Liens (to the extent such collateral agreements require such Liens to be perfected) created under the Security Documents on the Collateral owned by or transferred to the surviving entity; and

(3)	immediately after such transaction, no Default or Event of Default exists.
Upon any consolidation or merger, or any sale, assignment, lease, transfer, conveyance or other disposition of all or substantially all of the properties and assets of the Issuer and its Subsidiaries, taken as a whole, in a transaction that is subject to, and that complies with the provisions of, this “Merger, Consolidation or Sale of Assets” covenant, the successor Person formed by such consolidation or into or with which the Issuer is merged or to which such sale, assignment, lease, transfer, conveyance or other disposition is made, shall succeed to, and be substituted for, the Issuer (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of the Indenture referring to the “Issuer” shall refer instead to the successor Person and not to the Issuer), and may exercise every right and power of the Issuer under the Indenture with the same effect as if such successor Person had been named as the Issuer therein. When the successor Person assumes all of the Issuer’s obligations under the Indenture, the Issuer shall be discharged from its obligations under the Indenture, any Security Documents and the Intercreditor Agreement, including the obligation to pay the principal of or interest or premium, if any, on the Notes.
This “Merger, Consolidation or Sale of Assets” covenant will not apply to (and the following shall be permitted notwithstanding such covenant):
(1)
a merger of the Issuer with a direct or indirect Subsidiary of Parent solely for the purpose of reincorporating the Issuer in another jurisdiction in the United States so long as the amount of Indebtedness of the Issuer and its Subsidiaries is not increased thereby;

(2)	any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Issuer and its Subsidiaries; or
(3)	the Transactions.
Additional Note Guarantees
Prior to the occurrence of an Investment Grade Event Election with respect to each series of Notes, if (a) any Wholly-Owned Subsidiary of the Issuer that is not an Excluded Subsidiary becomes an obligor with respect to any Indebtedness under the Credit Agreement, (b) any Wholly-Owned Subsidiary of the Issuer that is not an Excluded Subsidiary and that is not an “Unrestricted Subsidiary” (or the equivalent thereof) under the Credit Agreement becomes an obligor with respect to any capital markets debt securities in an aggregate principal amount in excess of $500.0 million or (c) Parent or any Subsidiary of Parent acquires or creates a

Subsidiary that directly or indirectly owns Capital Stock of the Issuer, then the Issuer or Parent, as applicable, will, within 20 Business Days after the date on which it becomes an obligor with respect to any of the foregoing, or reasonably promptly thereafter, (i) cause that newly acquired or created Subsidiary (A) to become a Guarantor of the Notes and execute a supplemental indenture and (B) to execute joinders to the Security Documents or new Security Documents together with any other filings and agreements required by the Security Documents to grant a first-priority Lien on its property and assets, other than Excluded Assets and subject to Permitted Liens, for the benefit of the holders and the Trustee and (ii), if requested by the Trustee, deliver an opinion of counsel reasonably satisfactory to the Trustee.
After the occurrence of an Investment Grade Event Election, with respect to each series of Notes, if the aggregate principal amount of Indebtedness for Borrowed Money of non-guarantor Subsidiaries that are not Excluded Subsidiaries (excluding any Indebtedness under any Permitted Receivables Financing and any Indebtedness of an “Unrestricted Subsidiary” (or the equivalent thereof) under the Credit Agreement or Permitted Receivables Financing Subsidiary) that is incurred or issued and outstanding exceeds $2,000.0 million (the “Guarantee Threshold”), then Parent shall cause such of its non-guarantor Subsidiaries that are not Excluded Subsidiaries to, within 60 days, execute and deliver a supplemental indenture providing for a Note Guarantee by such non-guarantor Subsidiaries (each such Note Guarantee, a “Post-Release Event Note Guarantee”) such that the aggregate principal amount of Indebtedness of all other non-guarantor Subsidiaries that are not Excluded Subsidiaries (excluding any Indebtedness under any Permitted Receivables Financing and any Indebtedness of an “Unrestricted Subsidiary” (or the equivalent thereof) under the Credit Agreement or Permitted Receivables Financing Subsidiary) that is incurred or issued and outstanding does not exceed the Guarantee Threshold (after giving effect to the provision of Post-Release Event Note Guarantees pursuant to the foregoing); provided that (i) this covenant shall not be applicable to any Indebtedness of any Subsidiary that existed at the time such Person became a Subsidiary of Parent (including any Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary, so long as Parent and its Subsidiaries (other than such Person and its Subsidiaries) are not obligors under such Indebtedness), (ii) if the Guarantee Threshold would be exceeded immediately after giving effect to the occurrence of an Investment Grade Event Election, then such Investment Grade Event Election shall be deemed not to have occurred with respect to the release of such Note Guarantees as the Issuer may designate such that the Guarantee Threshold would not be then exceeded and (iii) a Post-Release Event Note Guarantee shall be released to the extent the Guarantee Threshold would not be exceeded after giving effect to such release.
Reports
Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Issuer will file a copy of each of the Parent reports referred to in clauses (1) and (2) below with the SEC for public availability within the time periods (including all applicable extension periods) specified in the SEC rules and regulations applicable to such reports (unless the SEC will not accept such a filing):
(1)
all quarterly and annual financial reports that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Parent were required to file such reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by its certified independent accountants; and

(2)	all current reports that would be required to be filed with the SEC on Form 8-K if Parent were required to file such reports;
provided that the availability of the foregoing reports on the SEC’s EDGAR service (or successor thereto) shall be deemed to satisfy the Issuer’s delivery obligations to the Trustee and any holder of Notes.
All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports; provided that, if Parent is not required under the rules and regulations of the SEC to file such reports with the SEC for public availability, such reports need not be prepared in accordance with all of the rules and regulations applicable to such reports and shall only be required to include the information or disclosure that would be required by such form to the extent that, and in the same general style of presentation as, the same or substantially similar information or disclosure is also included or incorporated by reference in the offering memorandum pursuant to which the Original Notes of the applicable series were offered and sold. The Issuer will comply with §314(a) of the Trust Indenture Act.

If the SEC will not accept Parent’s filings for any reason, the Issuer will post the reports referred to in the preceding paragraphs on its website, on intralinks.com or another website within the time periods that would apply if Parent were required to file those reports with the SEC (including all applicable extension periods). If the combined operations of Parent and its Subsidiaries, excluding the operations of the Issuer and its Subsidiaries and excluding Cash Equivalents, would, if held by a single Subsidiary of the Issuer, constitute a Significant Subsidiary of the Issuer, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Issuer and its Subsidiaries separate from the financial condition and results of operations of Parent and its other Subsidiaries; provided, however, that the requirements of this paragraph shall not apply if Parent or the Issuer files with the SEC the reports referred to in clauses (1) and (2) of the first paragraph of this covenant, and any such report contains the information required in this paragraph.
Notwithstanding anything herein to the contrary, the Issuer will not be deemed to have failed to comply with any of its obligations hereunder for purposes of clause (4) under “—Events of Default and Remedies” until 150 days after the receipt of the written notice delivered thereunder.
For so long as any Notes remain outstanding, if at any time Parent or the Issuer is not required to file with the SEC the reports required by the preceding paragraphs, the Issuer will furnish to the holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
Any such reports delivered or filed by the Issuer with the Trustee shall be considered for informational purposes only and the Trustee’s receipt of such reports shall not constitute notice or actual knowledge of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an officer’s certificate).
Events of Default and Remedies
Each of the following is an “Event of Default” in respect of the Notes of a series:
(1)	default for 30 days in the payment when due of interest on the Notes of such series;
(2)	default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes of such series;
(3)
failure by the Issuer or any of its Subsidiaries for 30 days after notice to the Issuer by the Trustee or the holders of at least 30% in aggregate principal amount of the Notes of such series then outstanding voting as a single class to comply with the provisions described under the caption “—Repurchase at the Option of Holders—Change of Control Triggering Event” (other than a failure to purchase Notes that will constitute an Event of Default under clause (2) above), or “—Certain Covenants—Merger, Consolidation or Sale of Assets”;

(4)
failure by the Issuer or any of its Subsidiaries for 90 days after notice to the Issuer by the Trustee or the holders of at least 30% in aggregate principal amount of the Notes of such series then outstanding voting as a single class to comply with any of the other agreements in the Indenture (other than those described in clauses (1), (2) and (3) above);

(5)
default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Significant Subsidiaries (or any of its Subsidiaries that together would constitute a Significant Subsidiary) (or the payment of which Indebtedness for borrowed money is guaranteed by the Issuer or any of its Significant Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date with respect to such series of Notes, if that default:

(a)
is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness at the later of final maturity and the expiration of any related applicable grace period (a “Payment Default”); or

(b)	results in the acceleration of such Indebtedness prior to its express maturity;
and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates an amount equal to the greater of $250.0 million and 1.00% of Consolidated Cash Flow determined on a Pro Forma Basis for the most recently ended Test Period or more, in each case for so long as such failure or acceleration is continuing;
(6)
failure by the Issuer or any of its Significant Subsidiaries (or any of its Subsidiaries that together would constitute a Significant Subsidiary) to pay or discharge final judgments entered by a court or courts of competent jurisdiction aggregating in excess of an amount equal to the greater of $250.0 million and 1.00% of Consolidated Cash Flow determined on a Pro Forma Basis for the most recently ended Test Period (to the extent not covered by indemnities or insurance), which judgments are not paid, discharged or stayed for a period of 60 consecutive days following entry of such final judgment or decree during which a stay of enforcement of such final judgment or decree, by reason of pending appeal or otherwise, is not in effect;

(7)
the Issuer or any of its Significant Subsidiaries, or any group of its Subsidiaries that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(a)	commences a voluntary case or proceeding;
(b)	consents to the entry of an order for relief against it in an involuntary case;
(c)	consents to the appointment of a custodian of it or for all or substantially all of its property;
(d)	makes a general assignment for the benefit of its creditors; or
(e)	generally is not paying its debts as they become due;
(8)	a court of competent jurisdiction enters a final order or decree under any Bankruptcy Law that:
(a)
is for relief against the Issuer or any of its Significant Subsidiaries or any group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary of the Issuer in an involuntary case;

(b)
appoints a custodian of the Issuer or any of its Significant Subsidiaries or any group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary of the Issuer or for all or substantially all of the property of the Issuer or any of its Significant Subsidiaries or any group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary; or

(c)	orders the liquidation of the Issuer or any of its Significant Subsidiaries or any group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary of the Issuer;
(d)	and the final order or decree remains unstayed and in effect for 60 consecutive days;
(9)
except as permitted by the Indenture, any Note Guarantee of a Significant Subsidiary or any group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary of the Issuer with respect to the Notes of such series is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any such Guarantor, denies or disaffirms its obligations under its Note Guarantee; and

(10)
other than by reason of the satisfaction in full of all obligations under the Indenture and discharge of the Indenture with respect to such series of Notes or the release of such Collateral with respect to such series of Notes in accordance with the terms of the Indenture and the Intercreditor Agreement,

(a)
in the case of any security interest with respect to Collateral having a Fair Market Value in excess of 5% of Consolidated Total Assets, individually or in the aggregate, such security interest under the Security Documents shall, at any time, cease to be a valid and perfected security interest or shall be declared invalid or unenforceable and any such default continues for 30 days after notice of such default shall have been given to the Issuer by the Trustee or the holders of at least 30% of the principal amount of the then outstanding notes of all series issued under the Indenture, except to the extent that any such default results solely from the failure of the Collateral Trustee to maintain possession of certificates, promissory notes or other instruments actually delivered to it representing securities pledged under the Security Documents; or
(b)	the Issuer or any Subsidiary Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any security interest under any Security Document is invalid or unenforceable.
In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Issuer, any of its Significant Subsidiaries or any group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary of the Issuer, all outstanding Notes of such series will become due and payable immediately without further action or notice. However, the effect of such provisions may be limited by applicable laws. If any other Event of Default occurs and is continuing with respect to any series of Notes, the Trustee or the holders, with a copy to the Trustee, of at least 30% in aggregate principal amount of the then outstanding Notes of such series may declare all the Notes of such series to be due and payable immediately; provided that no such declaration may be made with respect to or as a result of any action taken, and reported publicly or to holders of Notes, more than two years prior to such declaration.
Subject to certain limitations and subject to the terms of the Intercreditor Agreement, the holders of a majority in aggregate principal amount of the then outstanding Notes of such series may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default in the payment of the principal of, or the interest or premium, if any, on the Notes of such series.
Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture or the Security Documents at the request or direction of any holders of Notes unless such holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Subject to the Intercreditor Agreement, except to enforce the right to receive payment of principal, premium (if any) or interest when due, a holder may pursue a remedy with respect to the Indenture or the Notes of any series only if:
(1)	such holder gives to the Trustee written notice that an Event of Default is continuing;
(2)
holders of at least 30% in aggregate principal amount of the then outstanding Notes of the applicable series have made a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as trustee;

(3)
such holder or holders offer and, if requested, provide to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

(4)	the Trustee does not comply with the request within 90 days after receipt of the request and the offer of indemnity or security; and
(5)
during such 90-day period, holders of a majority in aggregate principal amount of the then outstanding Notes of the applicable series have not given the Trustee a direction inconsistent with such request.

The holders of a majority in aggregate principal amount of the then outstanding Notes of a series by written notice to the Trustee may, on behalf of all holders of Notes of that series, rescind an acceleration or waive any existing Default or Event of Default in respect of such series of Notes and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Notes of such series.
The Issuer and each Guarantor is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Within 30 days after becoming aware of any Default or Event of Default, the Issuer is required to deliver to the Trustee a statement specifying such Default or Event of Default unless such Default or Event of Default has been cured or waived in such period.
No Personal Liability of Directors, Officers, Employees and Stockholders
No past, present or future director, officer, member, manager, partner, employee, incorporator or stockholder of any Issuer or any Guarantor, as such, will have any liability for any obligations of any Issuer or any Guarantor under the Notes, the Indenture, the Note Guarantees, the Intercreditor Agreement, the Security

Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.
Legal Defeasance and Covenant Defeasance
The Issuer may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an officer’s certificate, elect to have all of its obligations discharged with respect to the outstanding Notes of any series and the related Security Documents with respect thereto and all obligations of the Guarantors discharged with respect to their Note Guarantees and the Security Documents with respect to such series (“Legal Defeasance”) and cure all then existing Defaults and Events of Defaults except for:
(1)
the rights of holders of outstanding Notes of such series to receive payments in respect of the principal of, or interest or premium, if any, on, the Notes when such payments are due from the trust referred to below;

(2)
the Issuer’s obligations with respect to the Notes of such series concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment of money for security payments held in trust;

(3)	the rights, powers, trusts, duties, indemnities and immunities of the Trustee, and the Issuer’s and the Guarantors’ obligations in connection therewith; and
(4)	the Legal Defeasance and Covenant Defeasance provisions of the Indenture.
In addition, the Issuer may, at its option and at any time with respect to any series of Notes, elect to have the obligations of the Issuer and the Guarantors released with respect to the provisions of the Indenture described above under “—Repurchase at the Option of Holders” and under the caption “—Certain Covenants” (other than the covenant described under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets”) (such release and termination being referred to as “Covenant Defeasance”), and thereafter any omission to comply with such obligations or provisions will not constitute a Default or Event of Default with respect to such Notes. In the event Covenant Defeasance occurs with respect to any series of Notes in accordance with the Indenture, the Events of Default described under clauses (3) through (8) (in the case of clauses (7) and (8), only with respect to the Issuer’s Subsidiaries) and clauses (9) through (10) under the caption “—Events of Default and Remedies,” in each case, will no longer constitute an Event of Default.
In order to exercise either Legal Defeasance or Covenant Defeasance with respect to any series of Notes:
(1)
the Issuer must irrevocably deposit with the Trustee or its designee, in trust, for the benefit of the holders of such series of Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, and premium, if any, and interest on, the outstanding Notes of such series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether such Notes are being defeased to such stated date for payment or to a particular redemption date; provided that in connection with any Legal Defeasance or Covenant Defeasance that requires the payment of a premium, the amount deposited shall be sufficient for purposes of the Indenture to the extent that an amount is deposited with the Trustee equal to premium calculated as of the date of the deposit, with any deficit as of the maturity date only required to be deposited with the Trustee on or prior to the maturity date;

(2)
in the case of Legal Defeasance, the Issuer must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee (which opinion of counsel may be subject to customary assumptions, qualifications and exclusions) confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date Notes of such series were first issued, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the beneficial owners of the outstanding Notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(3)
in the case of Covenant Defeasance, the Issuer must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee (which opinion of counsel may be subject to customary assumptions, qualifications and exclusions) confirming that the beneficial owners of the outstanding Notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)
no Event of Default has occurred and is continuing with respect to such series of Notes on the date of such deposit (other than an Event of Default resulting from the borrowing of funds, or the imposition of Liens in connection therewith, to be applied to such deposit, or an Event of Default that will be cured by such Covenant Defeasance or Legal Defeasance) and the deposit will not result in a breach or violation of, or constitute a default under, any material instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(5)
such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

(6)
the Issuer must deliver to the Trustee an officer’s certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others;

(7)	the Issuer must deliver to the Trustee an officer’s certificate, stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and
(8)
the Issuer must deliver to the Trustee an opinion of counsel (which may be subject to customary assumptions, qualifications and exclusions), stating that all conditions precedent set forth in clauses (2) and (3) of this paragraph, as applicable, have been complied with.

Amendment, Supplement and Waiver
Except as provided in the next two succeeding paragraphs, the Intercreditor Agreement, the Security Documents, the applicable Indenture with respect to the Notes of any series or the related Note Guarantees of the Notes of any series may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the Notes of such series then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes of such series), and any existing Default or Event of Default or compliance with any provision of the applicable Indenture with respect to such Notes or the related Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding Notes of such series (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes of such series).
Without the consent of each holder of Notes of the applicable series affected, an amendment, supplement or waiver may not (with respect to any Notes of a particular series held by a non-consenting holder):
(1)	reduce the principal amount of Notes of such series whose holders must consent to an amendment, supplement or waiver;
(2)
reduce the principal of or change the fixed maturity of any Note of such series or alter the provisions with respect to the redemption of the Notes of such series (other than notice periods for redemption and provisions relating to the covenants described above under the caption “—Repurchase at the Option of Holders”);

(3)	reduce the rate of or change the time for payment of interest on any Note of such series;
(4)
waive a Default or Event of Default in the payment of principal of, or premium, if any, or interest on, the Notes of such series (except a rescission of acceleration of the Notes of such series by the holders of at least a majority in aggregate principal amount of the then outstanding Notes of such series and a waiver of the payment default that resulted from such acceleration);
(5)	make any Note of such series payable in money other than that stated in the Notes of such series;
(6)
make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes of such series to receive payments of principal of, or interest or premium, if any, on, the Notes of such series;

(7)	waive a redemption payment with respect to any Note of such series (other than a payment required by the covenants described above under the caption “—Repurchase at the Option of Holders”);
(8)	release any Guarantor from any of its obligations under its related Note Guarantee of the Notes of such series or the applicable Indenture, except in accordance with the terms of such Indenture; or
(9)	make any change in the preceding amendment and waiver provisions.
Notwithstanding the foregoing, without the consent of the holders of at least 66 2∕3% in aggregate principal amount of the Notes of a series then outstanding, no amendment or waiver may make any change in any Security Document, the Intercreditor Agreement or the provisions in the Indenture dealing with Collateral or application of trust proceeds of the Collateral with the effect of releasing the Liens securing the Obligations in respect of the Notes of such series on all or substantially all of the Collateral.
Notwithstanding the preceding, without the consent of any holder of Notes, the Issuer, the Guarantors, the Trustee and the Collateral Trustee may amend or supplement the applicable Indenture, the Intercreditor Agreement, the Security Documents, the Notes of such series or the related Note Guarantees:
(1)	to cure any ambiguity, omission, mistake, defect or inconsistency;
(2)	to provide for uncertificated Notes in addition to or in place of certificated Notes;
(3)
to provide for the assumption of the Issuer’s or a Guarantor’s obligations under the Indenture, the Intercreditor Agreement or the Security Documents to holders of Notes of such series and related Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets, as applicable;

(4)
to effect the release of a Guarantor from its Note Guarantee in respect of such series of Notes and the termination of such Note Guarantee, all in accordance with the provisions of the applicable Indenture governing such release and termination;

(5)	to add any Guarantor or Note Guarantee or to secure Collateral to secure such series or any Note Guarantee in respect of the Notes of any series;
(6)
to make any change that would provide any additional rights or benefits to the holders of Notes of such series or that does not adversely affect the legal rights under the Indenture of any such holder in any material respect;

(7)	to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;
(8)
to change or eliminate any of the provisions of the applicable Indenture; provided that any such change or elimination shall not become effective with respect to any outstanding Notes of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

(9)	to provide for the issuance of and establish forms and terms and conditions of a new series of Notes as permitted by the Base Indenture;
(10)
to conform the text of the applicable Indenture, any Notes, any related Note Guarantees, the Intercreditor Agreement, any Security Document to any provision of this “Description of Notes” section of the offering memorandum applicable to such Notes at the time of the initial sale thereof, in each case, as conclusively evidenced by an officer’s certificate;

(11)
to provide for the issuance of additional Notes of such series, provided that such additional Notes have the same terms as, and be deemed part of the same series as, the Notes of such series to the extent required under the applicable Indenture;

(12)
to evidence and provide for the acceptance of and appointment by a successor trustee or Collateral Trustee with respect to the Notes of such series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trust by more than one trustee;

(13)	to allow any Guarantor of the Notes of such series to execute a supplemental indenture providing a Note Guarantee with respect to the Notes of such series;
(14)
in the case of any Security Document, to include therein any legend required to be set forth therein pursuant to the Intercreditor Agreement or to modify any legend as required by the Intercreditor Agreement;

(15)	to release Collateral from the Lien under the Security Documents when permitted or required by the Security Documents, the Indenture or the Intercreditor Agreement;
(16)
to mortgage, pledge, hypothecate or grant any other Lien in favor of the Trustee or the Collateral Trustee for the benefit of the holders, as additional security for the payment and performance of all or any portion of the obligations under the Notes, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee or the Collateral Trustee pursuant to the Indenture, any of the Security Documents or otherwise;

(17)
to enter into any intercreditor agreement having substantially similar terms with respect to the holders as those set forth in the Intercreditor Agreement, taken as a whole, or any joinder thereto; and

(18)	with respect to the Security Documents and Intercreditor Agreement, as provided in the Intercreditor Agreement (including to add or replace secured parties).
The consent of the holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment or waiver. It is sufficient if such consent approves the substance of the proposed amendment or waiver.
For the avoidance of doubt, no amendment to, or deletion of any of the covenants described under, “—Repurchase at the Option of Holders” or “—Certain Covenants,” or action taken in compliance with the covenants in effect at the time of such action, shall be deemed to impair or affect any legal rights of any holders of the Notes to receive payment of principal of or premium, if any, or interest on the Notes to institute suit for the enforcement of any payment on or with respect to such holder’s Notes.
Satisfaction and Discharge
The applicable Indenture will be discharged and will cease to be of further effect as to the Notes of a series issued thereunder, when:
(1)	either:
(a)
all Notes of such series that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

(b)
all Notes of such series that have not been delivered to the Trustee for cancellation have become due and payable by reason of the sending of a notice of redemption or otherwise or will become due and payable within one year and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee or its designee as trust funds in trust solely for the benefit of the holders of such series of Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes of such series not delivered to the Trustee for cancellation for principal of, and premium, if any, and accrued interest to the date of maturity or redemption;

provided that upon any redemption that requires the payment of a premium, the amount deposited shall be sufficient for purposes of the Indenture to the extent that an amount is deposited with the Trustee equal to the premium calculated as of the date of the notice of redemption, with any deficit as of the redemption date only required to be deposited with the Trustee on or prior to the redemption date;
(2)	the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture with respect to the Notes of such series; and
(3)
the Issuer has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes of such series at maturity or on the redemption date, as the case may be.

In addition, the Issuer must deliver to the Trustee (a) an officer’s certificate, stating that all conditions precedent set forth in clauses (1) through (3) above have been satisfied, and (b) an opinion of counsel (which opinion of counsel may be subject to customary assumptions, qualifications and exclusions), stating that all conditions precedent set forth in clause (3) above have been satisfied.
Governing Law
The Indenture, the Intercreditor Agreement, the Security Documents, the Notes and the Note Guarantees are (with respect to the Original Notes) or will be (with respect to the Existing Notes) governed by the laws of the State of New York.
Concerning the Trustee
We maintain ordinary banking relationships with Deutsche Bank Trust Company Americas and its affiliates.
If the Trustee becomes a creditor of the Issuer or any Guarantor, the Indenture limits the right of the Trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest when a Default is continuing it must eliminate such conflict within 90 days of the date such conflict arises, apply to the SEC for permission to continue as trustee or resign.
The holders of a majority in aggregate principal amount of the then outstanding Notes of the applicable series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs and is continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs.
Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes of the applicable series, unless such holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.
Certain Definitions
Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.
“Acceleration Event” means, with respect to any Secured Obligations, (i) such Secured Obligations are currently due and payable in full and have not been paid in full and any applicable grace period has expired or (ii) an Intercreditor Agreement Event of Default has occurred under the relevant Secured Instrument and, as a result thereof, all such Secured Obligations outstanding have become due and payable and have not been paid in full.
“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. Section 1.1 et seq.), as amended from time to time.
“Bankruptcy Law” means the Bankruptcy Code or any similar federal, state or foreign law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that (a) in calculating the Beneficial Ownership of any particular “person” (as such term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have Beneficial Ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time and (b) in the case of a “group” (as such term is used in Rule 13d-5(b)(1) under the Exchange Act) which group includes one or more Permitted Holders (or one or more Permitted Holders is deemed to share Beneficial Ownership with one or more other persons of any shares of Capital Stock), (i) such “group” shall be deemed not to have Beneficial Ownership of any shares held by such Permitted Holder and (ii) any person (other than such Permitted Holder) that is a member of such group (or sharing such Beneficial Ownership) shall be deemed not to have Beneficial Ownership of any shares held by such Permitted Holder (or in which any Permitted Holder shares Beneficial Ownership). The terms “Beneficially Owns,” “Beneficially Owned” and “Beneficial Ownership” have a corresponding meaning.
“Board of Directors” means:
(1)	with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
(2)	with respect to a partnership, the board of directors or managing member of the general partner of the partnership;
(3)	with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and
(4)	with respect to any other Person, the board or committee of such Person serving a similar function.
“Boost Asset Purchase Agreement” means the Asset Purchase Agreement, dated as of July 26, 2019, among Parent, Sprint Corporation and DISH Network Corporation and any exhibits attached thereto, as amended, restated, amended and restated, supplemented or otherwise modified or replaced (including a replacement involving different counterparties) from time to time.
“Boost Assets” means all assets sold or to be sold by Parent, Sprint Corporation or any of their Subsidiaries pursuant to the Boost Asset Purchase Agreement. These assets were sold pursuant to the Boost Asset Purchase Agreement and are no longer owned by the Issuer or the Guarantors.
“Bridge Credit Agreement” means the Bridge Term Loan Credit Agreement, dated April 1, 2020, by and among Parent, the Issuer, the subsidiaries of the Issuer party thereto, the financial institutions from time to time parties thereto and Goldman Sachs Bank USA, as administrative agent, together with the related documents thereto (including any term loans and revolving loans thereunder, any guarantees and security documents), as further amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time. On April 9, 2020, all $19.0 billion of borrowings outstanding under the Bridge Credit Agreement were repaid in full. References to the Bridge Credit Agreement in this Description of Notes are to reflect the references to it in the existing Intercreditor Agreement and Security Documents even though the Bridge Credit Agreement is no longer outstanding.
“Business Combination” means the acquisition by Parent or any of its subsidiaries, whether directly or indirectly, of Sprint Corporation.
“Business Combination Agreement” means the Business Combination Agreement, dated as of April 29, 2018 (such agreement, together with all schedules and exhibits thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among T-Mobile US, Inc., Huron Merger Sub LLC, Superior Merger Sub Corporation, Sprint Corporation, Starburst I, Inc., Galaxy Investment Holdings, Inc., and for the limited purposes set forth therein, Deutsche Telekom AG, Deutsche Telekom Holding B.V., and SoftBank Group Corp.
“Business Day” means, unless otherwise provided by board resolution, officer’s certificate or Supplemental Indenture for a particular series, any day except a Saturday, Sunday, or legal holiday in the City of New York or in any place of payment with respect to the Notes on which banking institutions are authorized or required by law, regulation or executive order to close.

“Capital Stock” means:
(1)	in the case of a corporation, corporate stock;
(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)	in the case of an exempted company, shares;
(4)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests, respectively; and
(5)
any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Captive Insurance Subsidiary” means any direct or indirect Subsidiary of the Issuer that bears financial risk or exposure relating to insurance or reinsurance activities (including without limitation the Reinsurance Entity) and any segregated accounts associated with any such Person.
“Cash Equivalents” means:
(1)
United States dollars, pounds sterling, euros, Canadian dollars, Swiss francs, the national currency of any member state of the European Union or any other foreign currencies held by the Issuer and its Subsidiaries from time to time in the ordinary course of business;

(2)
securities issued or directly and fully guaranteed or insured by the government of the United States of America, Canada, the United Kingdom, Switzerland or any country that is a member of the European Union or any agency or instrumentality thereof (provided that the full faith and credit of the United States, Canada, the United Kingdom, Switzerland or the relevant member state of the European Union, as the case may be, is pledged in support of those securities) having maturities of not more than two years from the date of acquisition;

(3)
demand deposits, certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $250.0 million, in the case of U.S. banks, and $100.0 million (or the foreign currency equivalent thereof), in the case of non-U.S. banks;

(4)
repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)	commercial paper having one of the two highest ratings obtainable from a Rating Agency at the date of acquisition and, in each case, maturing within one year after the date of acquisition;
(6)
securities issued and fully guaranteed by any state, commonwealth or territory of the United States, Canada, any country that is a member of the European Union, the United Kingdom or Switzerland or by any political subdivision or agency or instrumentality of the foregoing, rated at least “A” (or the equivalent thereof) by a Rating Agency at the date of acquisition and having maturities of not more than two years after the date of acquisition;

(7)	auction rate securities rated at least “AA-” or “Aa3” (or the equivalent thereof) by a Rating Agency at the time of purchase and with reset dates of one year or less from the time of purchase;
(8)
investments, classified in accordance with GAAP as current assets of the Issuer or any of its Subsidiaries, in money market funds, mutual funds or investment programs registered under the Investment Company Act of 1940, at least 90% of the portfolios of which constitute investments of the character, quality and maturity described in clauses (1) through (7) of this definition;

(9)	any substantially similar investment to the kinds described in clauses (1) through (7) of this definition rated at least “P-2” by Moody’s or “A-2” by S&P or the equivalent thereof; and

(10)	deposits or payments made to the FCC in connection with the auction or licensing of Governmental Authorizations that are fully refundable.
“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code.
“Change of Control” means the occurrence of any of the following:
(1)
the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Parent and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act) other than any such disposition to a Subsidiary of Parent or a Permitted Holder;

(2)
the consummation of any transaction (including any merger or consolidation), the result of which is that any “person” (as such term is used in Section 13(d) of the Exchange Act), other than a Permitted Holder, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Parent (or its successor by merger, consolidation or purchase of all or substantially all of its assets or its equity), measured by voting power rather than number of shares; or

(3)	the Issuer ceases to be a direct or indirect Wholly-Owned Subsidiary of Parent;
provided that the Transactions, including the Merger, and the other transactions specifically contemplated by the Business Combination Agreement (including the changes to the Beneficial Ownership of the Voting Stock of Parent contemplated therein) shall not be a Change of Control.
“Change of Control Offer” has the meaning assigned to that term in the provision described under the caption “—Repurchase at the Option of Holders—Change of Control Triggering Event.”
“Change of Control Payment” has the meaning assigned to that term in the provision described under the caption “—Repurchase at the Option of Holders—Change of Control Triggering Event.”
“Change of Control Payment Date” has the meaning assigned to that term in the provision described under the caption “—Repurchase at the Option of Holders—Change of Control Triggering Event.”
“Change of Control Triggering Event” with respect to any series of the Notes means the occurrence of both a Change of Control and a Rating Event.
“Class” means, as the context may require, the First Priority Class or the Junior Priority Class.
“Collateral Agreement” means the Collateral Agreement, dated as of April 1, 2020, by and among Parent, each Subsidiary of Parent that, directly or indirectly, owns Equity Interests of the Issuer, the Issuer and each Secured Guarantor party thereto from time to time in favor of the Collateral Trustee, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.
“Collateral Enforcement Action” means, with respect to any Secured Party, for such Secured Party, whether or not in consultation with any other Secured Party, to exercise, seek to exercise or join any Person in exercising, or to institute or to maintain or to participate in any action or proceeding with respect to, any rights or remedies with respect to any Collateral, including (i) instituting or maintaining, or joining any Person in instituting or maintaining, any enforcement, contest, protest, attachment, collection, execution, levy or foreclosure action or proceeding with respect to any Collateral, whether under any Secured Instrument, Trust Security Document or otherwise, (ii) exercising any right of set-off with respect to the Issuer or any Secured Guarantor, or (iii) exercising any other enforcement right or remedy with respect to any Collateral under the Uniform Commercial Code of any applicable jurisdiction or under any Bankruptcy Law or other applicable law (but excluding, for the avoidance of doubt, the exercise of rights against any cash collateral provided by the Issuer or any Secured Guarantor to any holder of Designated L/C Facility Obligations or any other letter of credit obligations or against any property not constituting “Collateral” hereunder).
“Collateral Trustee” means Deutsche Bank Trust Company Americas, in its capacity as Collateral Trustee under the Intercreditor Agreement (or any successor collateral trustee thereunder).
“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)
provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2)
the Consolidated Interest Expense of such Person and its Subsidiaries for such period, to the extent that such Consolidated Interest Expense was deducted in computing such Consolidated Net Income; plus

(3)
depreciation, amortization (including non-cash impairment charges and any write-off or write-down or amortization of intangibles) and other non-cash expenses or charges (excluding any such non-cash expense to the extent that it represents an ordinary course accrual of or reserve for cash expenses in any future period or amortization of any ordinary course prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses or charges were deducted in computing such Consolidated Net Income; plus

(4)
any nonrecurring or unusual gains or losses or income, expenses or charges (including all fees and expenses relating thereto), including (a) any fees, expenses and costs relating to any Permitted Tower Financing or any Permitted Spectrum Financing, (b) any fees, expenses (including legal and professional expenses) or charges (not covered under sub-clause (d) below) related to any sale or offering of Equity Interests of such Person or Parent or any investment, acquisition, disposition, dividend, distribution, return of capital, recapitalization or the incurrence of any Indebtedness, including refinancing thereof or the offering, amendment or modification of any debt instrument, including the offering, any amendment or other modification of the Existing Sprint Unsecured Notes, the Existing T-Mobile Unsecured Notes and the notes issued from time to time under the Base Indenture (in each case, whether or not successful and whether or not incurred prior to the Issue Date), (c) any premium, penalty or fee paid in relation to any repayment, prepayment or repurchase of Indebtedness, (d) any fees or expenses relating to the Transactions and the transactions contemplated in the Credit Agreement or the Bridge Credit Agreement, including any fees, expenses or charges related to any incurrence, issuance or offering of incremental facilities, replacement facilities, extension facilities or incremental equivalent debt, or any amendment or modification of the Credit Agreement, the Bridge Credit Agreement, any other loan document executed and delivered in connection with the Credit Agreement or the Bridge Credit Agreement or any documentation governing incremental equivalent debt (in each case, whether or not successful) and (e) restructuring charges, integration costs (including retention, relocation and contract termination costs) and related costs and charges, and costs in connection with strategic initiatives, transition costs and information systems-related costs (including non-recurring employee bonuses in connection therewith and non-recurring product and Intellectual Property development costs); plus

(5)	losses or discounts on sales of Permitted Receivables Financing Assets in connection with any Permitted Receivables Financing; plus
(6)	[reserved]; plus
(7)
the “run rate” expected cost savings, operating expense reductions, other operating improvements and initiatives, restructuring charges and expenses and synergies that are reasonably identifiable, factually supportable and expected in good faith to be realized as a result of actions with respect to which substantial steps have been taken, will be, or are expected in good faith to be, taken within 24 months after the date of any acquisition, disposition, divestiture, restructuring, other operational changes or the implementation of a cost savings or other similar initiative, as applicable (calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements and initiatives, restructuring charges and expenses and synergies had been realized on the first day of such period as if such cost savings, operating expense reductions, other operating improvements and initiatives, restructuring charges and expenses and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such actions or substantial steps have been, will be or are expected to be taken within 24 months after (x) if such cost savings, expense reductions, charge, expense, acquisition, divestiture, restructuring or initiative is initiated on or prior to the date of the consummation of the Merger, the date of the consummation of the Merger or (y) if such cost savings, expense reductions, charge, expense, acquisition, divestiture, restructuring, other operational changes or initiative is initiated after the date of the consummation of the Merger, the date on which such cost savings, expense reductions, charge, expense, acquisition, divestiture, restructuring other operational changes or initiative is initiated and (B) no cost savings, operating expense reductions, restructuring charges and expense or synergies shall be added pursuant to this defined term to the extent duplicative of any expenses or charges otherwise added to Consolidated Cash Flow, whether through a pro forma adjustment or otherwise, for such period (which adjustments may be incremental to pro forma adjustments made pursuant to the definition of “Secured Debt to Cash Flow Ratio”); plus
(8)
in addition to (but not in duplication of) clause (7) above, the “run rate” expected cost savings, operating expense reductions, other operating improvements and initiatives, restructuring charges and expenses and synergies related to the Transactions that are reasonably identifiable, factually supportable and expected in good faith to be realized as a result of actions with respect to which substantial steps have been taken, will be, or are expected in good faith to be, taken within 36 months after the date of the consummation of the Merger (calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements and initiatives, restructuring charges and expenses and synergies had been realized on the first day of such period as if such cost savings, operating expense reductions, other operating improvements and initiatives, restructuring charges and expenses and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions (which actions may be incremental to pro forma adjustments made pursuant to the definition of “Secured Debt to Cash Flow Ratio”); minus

(9)
non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Subsidiary of the Issuer that is not a Subsidiary Guarantor will be added to Consolidated Net Income to compute Consolidated Cash Flow of the Issuer only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Issuer by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.
For the avoidance of doubt, calculations of “Consolidated Cash Flow” of the Issuer for any period prior to the date of the consummation of the Merger for purposes of calculating the Secured Debt to Cash Flow Ratio shall be on a Pro Forma Basis.
“Consolidated Indebtedness” means, with respect to any Person as of any date of determination, the sum, without duplication, of (i) the total amount of Indebtedness of such Person and its Subsidiaries described in clauses (a)(1) and (2) (excluding, for the avoidance of doubt, surety bonds, performance bonds and similar instruments) of the definition of Indebtedness, determined on a consolidated basis, to the extent required to be recorded on a balance sheet in accordance with GAAP, including, without duplication, the outstanding principal amount of the Notes; provided that Consolidated Indebtedness shall not include (w) Indebtedness incurred in connection with any Permitted Tower Financing or other special purpose entity financing (other than Indebtedness incurred by a Permitted Spectrum Financing Subsidiary, including the Existing Sprint Spectrum-Backed Notes), (x) obligations in respect of letters of credit, except to the extent of any unreimbursed amounts thereunder or (y) Indebtedness constituting Financing Lease Obligations, purchase money debt or other similar Indebtedness.
“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of, without duplication:
(1)
the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including amortization of debt issuance costs or original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Financing Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of payments (if any) pursuant to Hedging Obligations); plus

(2)	[reserved]; plus
(3)
any interest expense on that portion of Indebtedness of another Person that is guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon); plus

(4)
the product of (a) all dividend payments on any series of Preferred Stock of such Person or any of its Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then-current combined U.S. federal, state and local statutory tax rate of such Person, expressed as a decimal;

in each case, on a consolidated basis and in accordance with GAAP; excluding, however, (i) [reserved], (ii) annual agency fees paid to the administrative agents and collateral agents or similar agents under the Credit Agreement, the Bridge Credit Agreement or other credit facilities, (iii) any additional interest with respect to failure to comply with any registration rights agreement owing with respect to any securities, (iv) costs associated with obtaining Swap Obligations, (v) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting in connection with the Transactions or any acquisition, (vi) penalties and interest relating to taxes, (vii) any “additional interest” or “liquidated damages” with respect to other securities for failure to timely comply with registration rights obligations, (viii) amortization or expensing of deferred financing fees, amendment and consent fees, debt issuance costs, commissions, fees, expenses and discounted liabilities and any other amounts of non-cash interest, (ix) any expensing of bridge, commitment and other financing fees and any other fees related to the Transactions or any acquisitions after the Issue Date, (x) any accretion of accrued interest on discounted liabilities and any prepayment premium or penalty, (xi) interest expense attributable to a parent entity resulting from push-down accounting, and (xii) any lease, rental or other expense in connection with a non-financing lease.
“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:
(1)
the positive Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Subsidiary of the Person;

(2)	[reserved];
(3)	the effect of a change in accounting principles or in the application thereof (including any change to IFRS and any cumulative effect adjustment), in each case, will be excluded;
(4)
unrealized losses and gains attributable to Hedging Obligations, including those resulting from the application of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 815, will be excluded;

(5)	any non-cash compensation charge or expense realized from grants of stock, stock appreciation or similar rights, stock option or other rights to officers, directors and employees will be excluded;
(6)
all extraordinary, unusual or non-recurring charges, gains and losses including, without limitation, all restructuring costs, severance costs, one-time compensation charges, transition costs, facilities consolidation, closing or relocation costs, costs incurred in connection with any acquisition (including the Business Combination) prior to or after the date of the consummation of the Merger (including integration costs), including all fees, commissions, expenses and other similar charges of accountants, attorneys, brokers and other financial advisors related thereto and cash severance payments made in connection with acquisitions, and any expense or charge related to the repurchase of Capital Stock or warrants or options to purchase Capital Stock, shall be excluded;

(7)
any fees and expenses, including prepayment premiums and similar amounts, incurred during such period, or any amortization thereof for such period, in connection with any equity issuance, acquisition, disposition, recapitalization, Investment, asset sale, issuance or repayment of Indebtedness (including any issuance of Notes), financing transaction or amendment or modification of any debt instrument (including, in each case, any such transaction undertaken but not completed), shall be excluded;

(8)	any gains and losses from any early extinguishment of Indebtedness shall be excluded;
(9)	any gains and losses from any redemption or repurchase premiums paid with respect to Indebtedness shall be excluded; and
(10)	any write-off or amortization of deferred financing costs (including the amortization of original issue discount) associated with Indebtedness shall be excluded.
“Consolidated Net Tangible Assets” means, with respect to any Person, the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (1) all current liabilities, except for (a) notes and loans payable, (b) current maturities of long-term debt and (c) current maturities of obligations under Financing Lease Obligations, and (2) to the extent included in such aggregate amount of assets, all intangible assets, goodwill, trade names, trademarks, patents, organization and development expenses, unamortized debt discount and expenses and deferred charges (other than capitalized unamortized product development costs, such as, without limitation, capitalized hardware and software development costs), determined on a consolidated basis in accordance with GAAP consistently applied, as determined on a Pro Forma Basis for the most recently ended Test Period.
“Consolidated Net Worth” means, with respect to any Person, at the date of any determination, the consolidated stockholders’ or owners’ equity of the holders of Capital Stock of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP consistently applied, as determined on a Pro Forma Basis.
“Consolidated Total Assets” means, with respect to any Person, the consolidated total assets of such Person and its Subsidiaries as set forth on the most recent balance sheet of such Person prepared in accordance with GAAP, as determined on a Pro Forma Basis.
“Controlling Party” means (a) at any time when any First Priority Secured Obligations or commitments in respect thereof have not been paid in full, (i) the First Priority Agent, (ii) if (1) a Notice of Acceleration has been delivered (and remains in effect) in respect of any Material First Priority Secured Obligations and (2) both (x) the First Priority Secured Obligations in respect of which the First Priority Agent is the Holder Representative have not been accelerated (and have not become subject to a termination event, as the case may be) and (y) the First Priority Agent has not commenced (or instructed the Collateral Trustee to commence) and is not diligently pursuing (or has not instructed the Collateral Trustee to diligently pursue) any Collateral Enforcement Action with respect to a material portion of any Collateral within 180 consecutive days since the delivery of such Notice of Acceleration, the Holder Representative for the series of obligations constituting the then highest outstanding amount of Material First Priority Secured Obligations in respect of which a Notice of Acceleration has been delivered, provided that upon the acceleration of (or the occurrence of a termination event in respect of) the First Priority Secured Obligations in respect of which the First Priority Agent is the Holder Representative or upon the commencement by the First Priority Agent (or the Collateral Trustee upon instruction of the First Priority Agent) of any Collateral Enforcement Action with respect to a material portion of any Collateral, the First Priority Agent shall become the Controlling Party, or (iii) if (1) a Notice of Acceleration has been delivered (and remains in effect) in respect of any Material Junior Priority Secured Obligations and (2) both (x) no series of Material First Priority Secured Obligations has been accelerated (or subject to a termination event, as the case may be) and (y) no Holder Representative of any Material First Priority Secured Obligations has commenced (or instructed the Collateral Trustee to diligently pursue) any Collateral Enforcement Action with respect to a material portion of any Collateral within 270 consecutive days since the delivery of such Notice of Acceleration, the Junior Priority Agent; provided that upon the acceleration of (or the occurrence of a termination event in respect of) any Material First Priority Secured Obligations or upon the commencement by any Holder Representative in respect of any series of Material First Priority Secured Obligations (or the Collateral Trustee upon instruction of such Holder Representative) of any Collateral Enforcement Action with respect to a material portion of the Collateral, such Holder Representative shall become the Controlling Party in accordance with the terms of clause (a) above and (b) at any time when all First Priority Secured Obligations or commitments in respect thereof have been paid in full and any Junior Priority Secured Obligations or commitments in respect thereof remain outstanding, the Junior Priority Agent.
“Corporate Trust Office of the Trustee” means, solely for purposes of presenting Notes, Deutsche Bank Trust Company Americas located at 60 Wall Street, New York, NY 10005, and, for all other purposes, the office of the Trustee at which any time its corporate trust business will be administered, which at the date hereof is located at 60 Wall Street, New York, NY 10005, or such other address as the Trustee may designate from time to time by notice to the holders and the Issuer, or the principal corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the holders and the Issuer).
“Credit Agreement” means (a) the Credit Agreement, dated April 1, 2020, by and among Parent, the Issuer, the subsidiaries of the Issuer party thereto, the financial institutions from time to time parties thereto and Deutsche Bank AG New York Branch, as administrative agent (the “Initial Syndicated Credit Agreement”), together with the related documents thereto (including any term loans and revolving loans thereunder, any guarantees and security documents), as further amended, extended, renewed, restated, replaced, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and (b) any agreement (and related document) governing indebtedness which is incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders.
“Credit Facilities” means, one or more debt facilities or other Indebtedness, whether in the form of loans or securities (including the Credit Agreement), financing leases, purchase money financings or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), financing leases, purchase money debt, debt securities or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including, in each case, by means of sales of debt securities) in whole or in part from time to time.
“Crown Towers Transaction Agreements” means (i) the Master Agreement, dated as of September 28, 2012 (as the same may be amended, modified or supplemented from time to time) among the Issuer, Crown Castle International Corp., a Delaware corporation, and certain Subsidiaries of the Issuer; and (ii) each of the other transaction documents entered into in connection therewith or contemplated thereby, as they may be amended, modified or supplemented from time to time.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Designated Cash Management Obligations” means the due and punctual payment and performance of any and all obligations of the Issuer and each Subsidiary (whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)) arising in respect of cash management facilities or services including treasury, depositary, disbursement, lockbox, funds transfer, pooling, netting, overdraft, stored value card, purchase card (including so-called “procurement cards” or “P-cards”), debit card, credit card, e-payable, cash management and similar services and any automated clearing house transfer of funds, in each case that have been designated by the Issuer in accordance with the Intercreditor Agreement from time to time as constituting “Designated Cash Management Obligations”.
“Designated Hedging Obligations” means the due and punctual payment and performance of any and all Hedging Obligations of the Issuer and each Subsidiary that has been designated by the Issuer in accordance with the Intercreditor Agreement from time to time as constituting “Designated Hedging Obligations”.
“Designated L/C Facilities” means one or more letter of credit facilities entered into from time to time by the Issuer or a Subsidiary providing in aggregate for up to $300.0 million in availability (in each case as may be amended, supplemented or otherwise modified from time to time).
“Designated L/C Facility Obligations” means, collectively, the obligations and liabilities of the Issuer and the Secured Guarantors (including, without limitation, Post-Petition Interest), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with any Designated L/C Facility.

“Designated Tower Entity” means any entity established solely or primarily for the limited purpose of holding wireless communications sites, towers, and related contracts, equipment, improvements, real estate, and other assets, and performing other activities incidental thereto or in connection with any Permitted Tower Financing. For the avoidance of doubt, T-Mobile USA Tower LLC and T-Mobile West Tower LLC are each Designated Tower Entities.
“Deutsche Telekom” means Deutsche Telekom AG, an Aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany.
“DIP Financing” means any financing obtained by the Issuer or any Secured Guarantor during any Insolvency Proceeding or otherwise pursuant to any Bankruptcy Law, including any such financing obtained by the Issuer or any Secured Guarantor under Section 363 or 364 of the Bankruptcy Code or under any similar provision of any Bankruptcy Law or consisting of any arrangement for use of cash collateral held in respect of any Secured Obligation under Section 363 of the Bankruptcy Code or under any similar provision of any Bankruptcy Law.
“Domestic Subsidiary” means any Subsidiary of the Issuer that is not a Foreign Subsidiary.
“Eligible First Priority Secured Parties” means (a) in respect of any First Priority Debt Documents (other than the Intra-Company Lease Agreements and the Performance Agreements), the First Priority Secured Parties eligible to vote on applicable matters thereunder, and (b) in respect of the Intra-Company Lease Agreements and the Performance Agreements, the relevant Holder Representatives.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“Excluded Subsidiary” means any Subsidiary of Parent that is, at any time of determination, (i) not a Wholly-Owned Subsidiary, (ii) an Immaterial Subsidiary, (iii) a Foreign Subsidiary, (iv) a Domestic Subsidiary that is (x) a FSHCO or (y) a direct or indirect Subsidiary of a Foreign Subsidiary that is a CFC, (v) an “Unrestricted Subsidiary” (or the equivalent thereof) under the Credit Agreement, (vi) a not-for-profit Subsidiary, (vii) a Captive Insurance Subsidiary, (viii) a special purpose securitization vehicle (or similar entity), including any Permitted Receivables Financing Subsidiary, any Permitted Spectrum Financing Subsidiary or any Permitted Tower Financing Subsidiary, or any of their respective Subsidiaries, (ix) prohibited from guaranteeing the Obligations by any applicable law (including financial assistance, fraudulent conveyance, preference, thin capitalization or other similar laws or regulations) or by any contractual requirement existing on the date of the consummation of the Merger or on the date of the acquisition of such Subsidiary or the date such Subsidiary became a “Restricted Subsidiary” under the Credit Agreement (in each case not created in contemplation of such acquisition or of such Restricted Subsidiary becoming such a Restricted Subsidiary) (and for so long as such restriction or any replacement or renewal thereof is in effect), including any requirement to obtain the consent, approval, license or authorization of a Governmental Authority or third party (other than a Note Party or “Restricted Subsidiary” under the Credit Agreement) (unless such consent, approval, license or authorization has been obtained), (x) [reserved], (xi) with respect to which the provision of a guarantee would, in the reasonable good faith determination of the Issuer in consultation with the administrative agent under the Credit Agreement (for so long as the Credit Agreement is outstanding), be expected to result in materially adverse tax or regulatory consequences to the Issuer or any of its Subsidiaries or (xii) with respect to which the Issuer and the administrative agent under the Credit Agreement (for so long as the Credit Agreement is outstanding) reasonably determine the cost or other consequences of providing a guarantee is likely to be excessive in relation to the value to be afforded thereby; provided that, notwithstanding the foregoing, (a) the Issuer may in its sole discretion designate any Excluded Subsidiary as a Subsidiary Guarantor and may, thereafter, re-designate such Subsidiary as an Excluded Subsidiary (so long as such Subsidiary otherwise then qualifies as an Excluded Subsidiary pursuant to any of clauses (ii) through (xii) above), upon which re-designation such Subsidiary shall automatically be released from its Note Guarantee; provided that, for so long as the Credit Agreement is outstanding, in the case of any designation (or re-designation) of any Subsidiary that is not a Domestic Subsidiary as a Subsidiary Guarantor, (x) the jurisdiction of such Subsidiary shall be reasonably satisfactory to the administrative agent under the Credit Agreement, (y) the administrative agent under the Credit Agreement shall have received at least 3 Business Days prior to such Subsidiary becoming a Subsidiary Guarantor, all documentation and other information required by regulatory authorities with respect to such Subsidiary under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act, in each case as reasonably requested by the administrative agent under the Credit Agreement at least 10 Business Days prior to such Subsidiary becoming a Subsidiary Guarantor and (z) the collateral documentation and other collateral arrangements with respect to such Subsidiary shall be on terms reasonably satisfactory to the administrative agent under the Credit Agreement and (b) no Subsidiary of Parent that provides a guarantee of the Existing T-Mobile Unsecured Notes shall constitute an Excluded Subsidiary.
“Existing Receivables Financing Subsidiaries” means each of T-Mobile Airtime Funding LLC, T-Mobile Handset Funding LLC, SFE 1, LLC and SFE 2, LLC, together with their successors and assigns and any Subsidiary of the foregoing.
“Existing Sprint Spectrum Financing Documents” means the Existing Sprint Spectrum-Backed Notes, the Existing Sprint Spectrum Indenture, the Initial Spectrum Performance Agreement, the Intra-Company Spectrum Lease Agreement, dated as of October 27, 2016, among certain of the Existing Sprint Spectrum Note Entities, Sprint Communications, Inc., and the other parties thereto, each “Transaction Document” (as defined in the Existing Sprint Spectrum Indenture) and each other document related thereto, in each case as amended, supplemented or otherwise modified from time to time.
“Existing Sprint Spectrum Indenture” means the Indenture, dated as of October 27, 2016, by and among Sprint Spectrum Co LLC, Sprint Spectrum Co II LLC, Sprint Spectrum Co III LLC, and Deutsche Bank Trust Company Americas, as trustee, as amended, supplemented or otherwise modified from time to time, including as supplemented with respect to each series of Existing Sprint Spectrum-Backed Notes.
“Existing Sprint Spectrum Issuers” means Sprint Spectrum Co LLC, Sprint Spectrum Co II LLC, Sprint Spectrum Co III LLC, and their successors and assigns.
“Existing Sprint Spectrum Lease” means the lease pursuant to the Intra-Company Spectrum Lease Agreement, dated as of October 27, 2016, among Sprint Spectrum License Holder LLC, Sprint Spectrum License Holder II LLC and Sprint Spectrum License Holder III LLC, Sprint Communications, Inc., Sprint Intermediate Holdco LLC, Sprint Intermediate Holdco II LLC, Sprint Intermediate Holdco III LLC and the guarantors named therein.
“Existing Sprint Spectrum Note Entities” means, collectively, each of Sprint Spectrum Depositor LLC, Sprint Spectrum Depositor II LLC, Sprint Spectrum Depositor III LLC, Sprint Intermediate HoldCo LLC, Sprint Intermediate HoldCo II LLC, Sprint Intermediate HoldCo III LLC, Sprint Spectrum PledgeCo LLC, Sprint Spectrum PledgeCo II LLC, Sprint Spectrum PledgeCo III LLC, Sprint Spectrum Co LLC, Sprint Spectrum Co II LLC, Sprint Spectrum Co III LLC, Sprint Spectrum License Holder LLC, Sprint Spectrum License Holder II LLC and Sprint Spectrum License Holder III LLC, their successors and assigns and any Subsidiary of the foregoing.
“Existing Sprint Spectrum Transaction” means the transactions contemplated by the Existing Sprint Spectrum Financing Documents, including the issuance of any Existing Sprint Spectrum-Backed Notes.
“Existing Sprint Spectrum-Backed Notes” means the Existing Sprint Spectrum Issuers’ Series 2018-1 4.738% Senior Secured Notes, Class A-1, Series 2018-1 5.152% Senior Secured Notes, Class A-2, Series 2016-1 3.360% Senior Secured Notes, Class A-1, and any other note or series of notes issued under the Existing Sprint Spectrum Indenture from time to time.
“Existing Sprint Unsecured Notes” means (i) the 6.875% Notes due 2028 issued pursuant to the Sprint Capital Corporation Indenture, as supplemented by that certain Officers’ Certificate dated as of November 16, 1998, (ii) the 8.750% Notes due 2032 issued pursuant to the Sprint Capital Corporation Indenture, as supplemented by that certain Officers’ Certificate dated as of March 8, 2002, (iii) the 11.500% Notes due 2021 issued pursuant to the Sprint Communications, Inc. Indenture, as supplemented by that certain First Supplemental Indenture dated as of November 9, 2011, between Sprint Communications, Inc. (formerly known as Sprint Nextel Corporation) and The Bank of New York Trust Company, N.A., as trustee, (iv) the 7.000% Notes due 2020 issued pursuant to the Sprint Communications, Inc. Indenture, as supplemented by that certain Fifth Supplemental Indenture dated as of August 14, 2012, between Sprint Communications, Inc. (formerly known as Sprint Nextel Corporation), and The Bank of New York Trust Company, N.A., as trustee (which were repaid at maturity on August 15, 2020), (v) the 6.000% Notes due 2022 issued pursuant to the Sprint Communications, Inc. Indenture, as supplemented by that certain Sixth Supplemental Indenture dated as of November 14, 2012, between Sprint Communications, Inc. (formerly known as Sprint Nextel Corporation), and The Bank of New

York Trust Company, N.A., as trustee, (vi) the 7.250% Notes due 2021 issued pursuant to the Sprint Corporation Indenture, as supplemented by that certain First Supplemental Indenture dated as of September 11, 2013, among Sprint Corporation, Sprint Communications, Inc., as guarantor, and the Bank of New York Mellon Trust Company, N.A., as trustee (vii) the 7.875% Notes due 2023 issued pursuant to the Sprint Corporation Indenture, as supplemented by that certain Second Supplemental Indenture dated as of September 11, 2013, among Sprint Corporation, Sprint Communications, Inc., as guarantor, and the Bank of New York Mellon Trust Company, N.A., as trustee, (viii) the 7.125% Notes due 2024 issued pursuant to the Sprint Corporation Indenture, as supplemented by that certain Third Supplemental Indenture dated as of December 12, 2013, among Sprint Corporation, Sprint Communications, Inc., as guarantor, and the Bank of New York Mellon Trust Company, N.A., as trustee, (ix) the 7.625% Notes due 2025 issued pursuant to the Sprint Corporation Indenture, as supplemented by that certain Fourth Supplemental Indenture dated as of February 24, 2015, among Sprint Corporation, Sprint Communications, Inc., as guarantor, and the Bank of New York Mellon Trust Company, N.A., as trustee and (x) the 7.625% Notes due 2026 issued pursuant to the Sprint Corporation Indenture, as supplemented by that certain Fifth Supplemental Indenture dated as of February 22, 2018, among Sprint Corporation, Sprint Communications, Inc., as guarantor, and the Bank of New York Mellon Trust Company, N.A., as trustee.
“Existing T-Mobile Secured Notes” means (w) with respect to the 2025 Notes, the 2027 Notes, the 2030 Notes, the 2040 Notes and the 2050 Notes, [reserved], (x) with respect to the 2026 Notes, the 2028 Notes and the February 2031 Notes, the U.S. dollar-denominated senior secured notes issued by the Issuer on April 9, 2020, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including, in each case, by means of sales of debt securities) in whole or in part from time to time, (y) with respect to the 2041 Notes and the 2051 Notes, the U.S. dollar-denominated senior secured notes issued by the Issuer on April 9, 2020 and June 24, 2020, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including, in each case, by means of sales of debt securities) in whole or in part from time to time and (z) with respect to the November 2031 Notes and the 2060 Notes, the U.S. dollar-denominated senior secured notes issued by the Issuer on April 9, 2020, June 24, 2020 and October 6, 2020, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including, in each case, by means of sales of debt securities) in whole or in part from time to time.
“Existing T-Mobile Unsecured Notes” means (i) the 6.000% Senior Notes due 2023 issued pursuant to the Indenture, dated as of April 28, 2013, among the Issuer, the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee (the “April 2013 Base Indenture”), as supplemented by that certain Seventeenth Supplemental Indenture dated as of September 5, 2014, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee, (ii) the 6.500% Senior Notes due 2024 issued pursuant to the April 2013 Base Indenture, as supplemented by that certain Fifteenth Supplemental Indenture dated as of November 21, 2013, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee (which were redeemed on July 4, 2020), (iii) the 6.375% Senior Notes due 2025 issued pursuant to the April 2013 Base Indenture, as supplemented by that certain Eighteenth Supplemental Indenture dated as of September 5, 2014, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee (which were redeemed on September 1, 2020), (iv) the 6.500% Senior Notes due 2026 issued pursuant to the April 2013 Base Indenture, as supplemented by that certain Twentieth Supplemental Indenture dated as of November 5, 2015, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee (which were redeemed on March 27, 2020), (v) the 6.000% Senior Notes due 2024 issued pursuant to the April 2013 Base Indenture, as supplemented by that certain Twenty-First Supplemental Indenture dated as of April 1, 2016, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee, (vi) the 4.000% Senior Notes due 2022 issued pursuant to the April 2013 Base Indenture, as supplemented by that certain Twenty-Third Supplemental Indenture dated as of March 16, 2017, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee, (vii) the 5.125% Senior Notes due 2025 issued pursuant to the April 2013 Base Indenture, as supplemented by that certain Twenty-Fourth Supplemental Indenture dated as of March 16, 2017, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee, (viii) the 5.375% Senior Notes due 2027 issued pursuant to the April 2013 Base Indenture, as supplemented by that certain Twenty-Fifth Supplemental Indenture dated as of March 16, 2017, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company

Americas, as trustee, (ix) the 4.000% Senior Notes due 2022-1 issued pursuant to the April 2013 Base Indenture, as supplemented by that certain Twenty-Sixth Supplemental Indenture dated as of April 27, 2017, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee, (x) the 5.125% Senior Notes due 2025-1 issued pursuant to the April 2013 Base Indenture, as supplemented by that certain Twenty-Seventh Supplemental Indenture dated as of April 28, 2017, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee (which were redeemed on July 4, 2020), (xi) the 5.375% Senior Notes due 2027-1 issued pursuant to the April 2013 Base Indenture, as supplemented by that certain Twenty-Eighth Supplemental Indenture dated as of April 28, 2017, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee (the maturity date applicable to which was amended from April 15, 2027 to April 15, 2022 in connection with the Merger), (xii) the 5.300% Senior Notes due 2021 issued pursuant to the April 2013 Base Indenture, as supplemented by that certain Twenty-Ninth Supplemental Indenture dated as of May 9, 2017, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee (which were repurchased and canceled in connection with the Merger), (xiii) the 6.000% Senior Notes due 2024 issued pursuant to the April 2013 Base Indenture, as supplemented by that certain Twenty-First Supplemental Indenture dated as of April 1, 2016, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee, as supplemented further by that certain Thirtieth Supplemental Indenture dated as of May 9, 2017, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee (which were repurchased and canceled in connection with the Merger), (xiv) the 4.500% Senior Notes due 2026 issued pursuant to the April 2013 Base Indenture, as supplemented by that certain Thirty-Second Supplemental Indenture, dated as of January 25, 2018, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee, (xv) the 4.750% Senior Notes due 2028 issued pursuant to the April 2013 Base Indenture, as supplemented by that certain Thirty-Third Supplemental Indenture dated as of January 25, 2018, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee, (xvi) the 4.500% Senior Notes due 2026-1 issued pursuant to the April 2013 Base Indenture, as supplemented by that certain Thirty-Fifth Supplemental Indenture, dated as of April 30, 2018, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee, (xvii) the 4.750% Senior Notes due 2028-1 issued pursuant to the April 2013 Base Indenture, as supplemented by that certain Thirty-Sixth Supplemental Indenture, dated as of April 30, 2018, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee, (xviii) the 2.250% Senior Notes due 2026 issued pursuant to the Base Indenture, as supplemented by that certain Forty-Third Supplemental Indenture, dated as of January 14, 2021, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee, (xix) the 2.625% Senior Notes due 2029 issued pursuant to the Base Indenture, as supplemented by that certain Forty-Fourth Supplemental Indenture, dated as of January 14, 2021, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee, (xx) the 2.875% Senior Notes due 2031 issued pursuant to the Base Indenture, as supplemented by that certain Forty-Fifth Supplemental Indenture, dated as of January 14, 2021, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee, (xxi) the 2.625% Senior Notes due 2026 issued pursuant to the Base Indenture, as supplemented by that certain Forty-Sixth Supplemental Indenture, dated as of March 23, 2021, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee, (xxii) the 3.375% Senior Notes due 2029 issued pursuant to the Base Indenture, as supplemented by that certain Forty-Seventh Supplemental Indenture, dated as of March 23, 2021, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee, (xxiii) the 3.500% Senior Notes due 2031 issued pursuant to the Base Indenture, as supplemented by that certain Forty-Eighth Supplemental Indenture, dated as of March 23, 2021, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee.
“Fair Market Value” means the value that would be paid by a buyer to an unaffiliated seller, determined in good faith by the Issuer’s Board of Directors or a senior officer of the Issuer, which determination shall be conclusive; provided that any sale, lease, license or other disposition of assets in connection with the Business Combination (including any required regulatory divestitures) shall be deemed to be for Fair Market Value regardless of whether such sale, lease, license or other disposition meets the requirement of this definition.
“FCC” means the United States Federal Communications Commission and any successor agency that is responsible for regulating the United States telecommunications industry.

“FCC Licenses” means all licenses or permits now or hereafter issued by the FCC.
“Financing Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a financing lease that would at that time be required to be capitalized and reflected as a liability on a balance sheet prepared in accordance with GAAP.
“First Lien Obligations” means any Indebtedness that is secured by Liens on the Collateral on a pari passu basis with the Liens that secure the Notes.
“First Priority Additional Debt” means, collectively, any Indebtedness or other obligation designated by the Issuer as “First Priority Additional Debt” pursuant to the Intercreditor Agreement provided, however, that, (i) such Indebtedness or other obligation is permitted to be incurred and secured on such basis by each First Priority Debt Document and each Junior Priority Debt Document and (ii) the Holder Representative in respect of such Indebtedness or other obligation shall have become party to the Intercreditor Agreement.
“First Priority Additional Debt Documents” means any agreements or other documents entered into in connection with any First Priority Additional Debt.
“First Priority Additional Sale/Leaseback Obligations” means, collectively, the lease payments and all other obligations and liabilities of the Issuer and the Secured Guarantors (including, without limitation, Post-Petition Interest), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with (i) any Intra-Company Lease Agreement referred to in clause (ii) of the definition thereof (and the Initial Intra-Company Spectrum Lease Agreement to the extent relating to additional sales or transfers of Spectrum effected after the date of the Intercreditor Agreement and any additional issuances of notes thereby) and (ii) any Performance Agreement referred to in clause (ii) of the definition thereof (and the Initial Spectrum Performance Agreement to the extent relating to additional sales or transfers of Spectrum effected after the date of the Intercreditor Agreement and any additional issuances of notes thereby), in each case, whether on account of principal, lease payments, guarantee payments, interest, reimbursement obligations, fees, prepayment premiums, liquidated damages, indemnities, costs, expenses or otherwise; provided that notwithstanding anything to the contrary in the Intercreditor Agreement or in any other documents or agreements (and regardless of any underlying actual amounts owing or outstanding), the total amount of such obligations that may constitute “First Priority Additional Sale/Leaseback Obligations” shall be limited to an aggregate amount not to exceed the amounts expressly set forth in the Notices of Designation with respect to such First Priority Additional Sale/Leaseback Obligations pursuant to the Intercreditor Agreement.
“First Priority Additional Secured Obligations” means, collectively, the unpaid principal of, and interest on, any First Priority Additional Debt and all other obligations and liabilities of the Issuer or any Secured Guarantor (including, without limitation, interest accruing at the then applicable rate provided in the applicable First Priority Additional Debt Documents after the maturity of the Indebtedness thereunder and all Post-Petition Interest) to the holders of such Indebtedness or other obligations, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, the First Priority Additional Debt Documents or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, fees, prepayment premiums, indemnities, costs, expenses or otherwise (including without limitation all fees and disbursements of counsel to the First Priority Agent, the applicable Holder Representative or to the holders of such First Priority Additional Debt that are required to be paid by the Issuer or any of the Secured Guarantors pursuant to the terms of any of foregoing agreements).
“First Priority Agent” means:
(a)
(i) until such time as a successor “First Priority Agent” is designated pursuant to clause (a)(ii) or (b) below, Deutsche Bank AG New York Branch, as Holder Representative in respect of the Credit Agreement (or any successor appointed in accordance with the terms of the Credit Agreement, or any administrative agent or analogous function under any successor Credit Agreement) and (ii) to the extent there are two or more Syndicated Credit Agreements outstanding that comprise First Priority Secured Obligations, the Holder Representative in respect of the Syndicated Credit Agreement designated (if different and so designated) as “First Priority Agent” in writing by the Issuer and representing the highest outstanding amount of such Syndicated Credit Agreements that comprise First Priority Secured Obligations; and

(b)
at any time when the aggregate outstanding amount of Indebtedness and unfunded commitments under the Initial Syndicated Credit Agreement (and any other First Priority Credit Agreement incurred to Refinance the Initial Syndicated Credit Agreement) and other Syndicated Credit Agreements referenced in clause (a)(ii) above is less than $1,000,000,000, (i) the agent or trustee designated as “First Priority Agent” by the Majority First Priority Secured Parties (or their Holder Representatives) or (ii) in the event the Majority First Priority Secured Parties (or their Holder Representatives) have not designated a First Priority Agent, then the Holder Representative for the series of obligations constituting the then highest outstanding amount of First Priority Secured Obligations.

“First Priority Bridge Credit Agreement Documents” shall mean the Bridge Credit Agreement and the other “Loan Documents” (or similar term) under and as defined in the Bridge Credit Agreement and any other agreements or documents entered into in connection with the Bridge Credit Agreement.
“First Priority Bridge Credit Agreement Obligations” shall mean, collectively, the unpaid principal of and interest on the loans and all other obligations and liabilities of the grantors (including, without limitation, interest accruing at the then applicable rate provided in the Bridge Credit Agreement after the maturity of the applicable loans and Post-Petition Interest) to any First Priority Secured Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the First Priority Bridge Credit Agreement Documents or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, prepayment premiums, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the applicable Holder Representatives or the lenders that are required to be paid by the grantors pursuant to the terms of any of the foregoing agreements).
“First Priority Class” means, collectively, (a) with respect to any First Priority Debt Documents (other than those referred to in clause (b) below), the Secured Parties which are holders of any of the First Priority Secured Obligations under the Intercreditor Agreement, and (b) with respect to the Intra-Company Lease Agreements and the Performance Agreements, the Secured Parties represented by the relevant Holder Representatives.
“First Priority Credit Agreement” means (i) the Credit Agreement and (ii) any other Syndicated Credit Agreement or other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation that has been incurred to Refinance (whether by the same or different lenders) in whole or in part (under one or more agreements) the Indebtedness and other obligations outstanding under the Initial Syndicated Credit Agreement or any other agreement or instrument referred to in this clause (ii) (including, without limitation, increasing the amount available for borrowing or adding or removing Persons as a borrower, guarantor or other obligor thereunder) unless such agreement or instrument (or applicable Notice of Designation) expressly provides that it is not a First Priority Credit Agreement hereunder.
“First Priority Credit Agreement Documents” means each First Priority Credit Agreement and the other “Loan Documents” (or similar term) under and as defined in each First Priority Credit Agreement and any other agreements or documents entered into in connection with any First Priority Credit Agreement.
“First Priority Credit Agreement Obligations” shall mean, collectively, the unpaid principal of and interest on the loans and all other obligations and liabilities of the Issuer and the Secured Guarantors (including, without limitation, interest accruing at the then applicable rate provided in any First Priority Credit Agreement after the maturity of the applicable loans and Post-Petition Interest) to any First Priority Secured Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the First Priority Credit Agreement Documents or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, prepayment premiums, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the First Priority Agent, applicable Holder Representatives or the lenders that are required to be paid by the Issuer or the Secured Guarantors pursuant to the terms of any of the foregoing agreements).
“First Priority Debt Document” means the First Priority Credit Agreement Documents, the First Priority Bridge Credit Agreement Documents, any Intra-Company Lease Agreement, any Performance Agreement, the

Notes Documents, any First Priority Additional Debt Documents and any agreements or other documents entered into in connection with any First Priority Additional Debt; provided that, at any time on or after an Investment Grade Event Election, the Notes Documents shall no longer constitute First Priority Debt Documents under the Intercreditor Agreement.
“First Priority Initial Spectrum Obligations” means, collectively, the lease payments and all other obligations and liabilities of the Issuer and the Secured Guarantors (including, without limitation, Post-Petition Interest), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with (i) the Initial Intra-Company Spectrum Lease Agreement and (ii) the Initial Spectrum Performance Agreement, in each case, whether on account of principal, lease payments, guarantee payments, interest, reimbursement obligations, fees, prepayment premiums, liquidated damages, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel that are required to be paid by the Issuer or any Secured Guarantors pursuant to the terms of any of the foregoing agreements); provided that notwithstanding anything to the contrary in the Intercreditor Agreement or in any other documents or agreements (and regardless of any underlying actual amounts owing or outstanding), the total amount of the foregoing obligations that may constitute “First Priority Initial Spectrum Obligations” shall be limited to an aggregate amount not to exceed at any time $3,500,000,000.
“First Priority Notes” means the Notes and any additional notes, in each case, issued from time to time under the Base Indenture that constitute First Lien Obligations.
“First Priority Notes Obligations” means, collectively, the unpaid principal of and interest on the Notes Documents and all other obligations and liabilities of the Issuer (including, without limitation, Post-Petition Interest), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with the Notes Documents.
“First Priority Secured Obligations” means, without duplication, (a) all First Priority Credit Agreement Obligations and all Permitted First Priority Non-Loan Exposure; (b) all First Priority Initial Spectrum Obligations; (c) all First Priority Additional Sale/Leaseback Obligations; (d) all First Priority Notes Obligations (provided that following an Investment Grade Event Election, the First Priority Notes Obligations shall cease to be “First Priority Secured Obligations”), (e) all First Priority Bridge Credit Agreement Obligations and (f) all other First Priority Additional Secured Obligations; provided, however, that to the extent any payment with respect to the First Priority Secured Obligations (whether by or on behalf of the Issuer or any Secured Guarantor, as proceeds of Collateral, enforcement of any right of set off or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.
“First Priority Secured Parties” means at any time the Collateral Trustee (in its capacity as the holder of the Lien on the Collateral securing the First Priority Secured Obligations), the First Priority Agent and any other holder of First Priority Secured Obligations outstanding at such time (and including, for the avoidance of doubt, any Holder Representative in respect of such First Priority Secured Obligations).
“First Priority Security Documents” means security agreements, pledge agreements, intercreditor agreements, collateral assignments, mortgages, deeds of trust, assignments of leases and rents, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Issuer or any Secured Guarantor, in each case, creating (or purporting to create) a Lien upon any property, rights or interests of the Issuer or such Secured Guarantor in favor of the Collateral Trustee, for the benefit of any holder of the First Priority Secured Obligations, in each case, as amended, modified, renewed, extended, restated or replaced, in whole or in part, from time to time, in accordance with its terms.
“First Priority Voting Obligations” means, as of any date (a) all extensions of credit (and, if no Notice of Acceleration is outstanding with respect thereto, unfunded commitments) eligible to be voted on with respect to a relevant matter under the First Priority Debt Documents (other than the Intra-Company Lease Agreements and Performance Agreements) on such date, plus (b) all Secured Spectrum and Sale/Leaseback Amounts as of such date.
“Fitch” means Fitch Ratings, Inc. and its successors.

“Foreign Subsidiary” means any Subsidiary of Parent other than a Subsidiary organized under the laws of the United States or any state of the United States or the District of Columbia.
“FSHCO” means any Subsidiary of Parent that owns no material assets (directly or through Subsidiaries) other than Equity Interests (or Equity Interests and Indebtedness) in one or more Foreign Subsidiaries that are CFCs.
“GAAP” means generally accepted accounting principles as in effect on the date of any calculation or determination required under the Notes of the applicable series or the Indenture. Notwithstanding the foregoing, at any time, (i) the Issuer may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP or parts of the Accounting Standards Codification or “ASC” shall thereafter be construed to mean IFRS (except as otherwise provided in the Indenture) and (ii) the Issuer, on any date may elect to establish that GAAP shall mean GAAP as in effect on such date; provided that any such election, once made, shall be irrevocable; provided, further, that any calculation or determination in the Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Issuer’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Issuer shall give notice of any such election made in accordance with this definition to the Trustee and the holders of outstanding Notes.
“Government Securities” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.
“Governmental Authority” means any nation or government, any state, province, territory or other political subdivision thereof and any other agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Governmental Authorization” means any permit, license, authorization, plan, directive, consent, permission, consent order or consent decree of or from any Governmental Authority, including but not limited to FCC Licenses.
“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise); provided, however, that the term Guarantee shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary indemnity obligations in effect on the date of the consummation of the Merger or entered into in connection with any acquisition or disposition permitted under the Indenture (other than such obligations with respect to Indebtedness). The amount of any Guarantee of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation (or portion thereof) in respect of which such Guarantee is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Issuer in good faith.
“Guarantor” means, with respect to the Notes of any series, any Person who has guaranteed the obligations of the Issuer under the Indenture until released from its Note Guarantee pursuant to the provisions of the Indenture.
“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:
(1)	interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;
(2)	other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)	other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices, and any guarantee in respect thereof.
“Holder Representative” means (i) in respect of the Credit Agreement, the Credit Facility Agent, (ii) in respect of the First Priority Initial Spectrum Obligations, Deutsche Bank Trust Company Americas, not in its individual capacity but solely as trustee, (iii) in respect of the First Priority Notes, Deutsche Bank Trust Company Americas, not in its individual capacity but solely as trustee under the Base Indenture, (iv) in respect of any First Priority Additional Sale/Leaseback Obligations, the agent, trustee or other designee, as applicable, identified in the applicable Notice of Designation for the obligees of such obligations, (v) in respect of the Bridge Credit Agreement, Goldman Sachs Bank USA, as administrative agent, (vi) in respect of any First Priority Additional Debt, the agent, trustee or other designee, as applicable, identified in the applicable Notice of Designation for the holders of such obligations and (vii) in respect of any Junior Priority Secured Obligations, the agent, trustee or other designee, as applicable, identified in the applicable Notice of Designation for the holders of such obligations together, in each case, with its successors.
“IFRS” means the international accounting standards promulgated by the International Accounting Standards Board and its predecessors, as adopted by the European Union, as in effect from time to time.
“Immaterial Subsidiary” means any Subsidiary of the Issuer that at any time has Consolidated Total Assets accounting for less than 2.50% of the Issuer’s Consolidated Total Assets; provided that the aggregate Consolidated Total Assets of all Immaterial Subsidiaries shall not at any time exceed 5.00% of the Issuer’s Consolidated Total Assets.
“incur” means create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise. The term “incurrence” has a correlative meaning.
“Indebtedness” means, with respect to any specified Person, without duplication,
(a)	any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:
(1)	in respect of borrowed money;
(2)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
(3)	in respect of banker’s acceptances;
(4)	representing Financing Lease Obligations;
(5)
representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, except any such balance that constitutes an accrued expense or a trade payable or escrow for obligations, including indemnity obligations; or

(6)	representing any Hedging Obligations; and
(b)	any financial liabilities recorded in respect of the upfront proceeds received in connection with the Towers Transactions;
in each case, if and only to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Notwithstanding the foregoing, the following shall not constitute Indebtedness: (1) accrued expenses and trade accounts payable arising in the ordinary course of business; (2) any indebtedness that has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Cash Equivalents (in an amount sufficient to satisfy all obligations relating thereto at maturity or redemption, as applicable, including all payments of interest and premium, if any) in a trust, escrow or account created or pledged for the sole benefit of the holders of such indebtedness, and in accordance with the other applicable terms of the instrument governing such indebtedness; (3) any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; (4) any obligation arising from any agreement providing for indemnities, Guarantees, escrows, purchase price adjustments, holdbacks, contingency payment obligations based on the performance of the acquired or disposed assets or similar obligations (other than Guarantees of Indebtedness) incurred by any Person in connection with the acquisition or disposition of assets; (5) Standard Securitization Undertakings and obligations incurred by a Permitted Receivables Financing Subsidiary in a Permitted Receivables Financing that is not recourse to Parent, the Issuer or any of the “Restricted Subsidiaries” under the Credit Agreement other than (A) one or more Permitted Receivables Financing Subsidiaries and (B) pursuant to Standard Securitization Undertakings; (6) accruals for payroll and other liabilities accrued in the ordinary course of business; (7) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller; (8) all intercompany liabilities among the Issuer and/or the Subsidiaries having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business and (9) any operating lease that must be recognized on the balance sheet of such Person as a lease liability and right-of-use asset in accordance with the Financial Accounting Standards Board Update No. 2016-02, dated February 2016 (Leases (Topic 842)), which adopts Accounting Standards Codification 842.
The amount of any Indebtedness outstanding as of any date will be:
(a)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;
(b)	in the case of Hedging Obligations, the termination value of the agreement or arrangement giving rise to such obligations that would be payable (giving effect to netting) by such Person at such time;
(c)	the principal amount of the Indebtedness, in the case of any other Indebtedness; and
(d)	in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:
(i)	the Fair Market Value of such assets at the date of determination; and
(ii)	the amount of the Indebtedness of the other Person.
“Indebtedness for Borrowed Money” means, with respect to any specified Person, without duplication, the Indebtedness described in clauses (a)(1) and (a)(2) of the definition of “Indebtedness.”
“Initial Intra-Company Spectrum Lease Agreement” means the Intra-Company Spectrum Lease Agreement, dated as of October 27, 2016, by and among, inter alia, various SpectrumCo1 entities, as lessors, Sprint Communications, Inc., as lessee, Sprint Corporation and the other guarantors party thereto (as amended from time to time).
“Initial Spectrum Performance Agreement” means the SCI Payment and Performance Undertaking Agreement, dated as of October 27, 2016, between Sprint Communications, Inc., Sprint Corporation, the other grantors party thereto, and Deutsche Bank Trust Company Americas, as trustee (as amended from time to time).
“Insolvency Proceeding” means each of the following, in each case with respect to the Issuer or any Secured Guarantor or any property or Indebtedness of the Issuer or any Secured Guarantor: (a)(i) any voluntary or involuntary case or proceeding under any Bankruptcy Law or any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, (ii) any case or proceeding seeking receivership, liquidation, reorganization, winding up or other similar case or proceeding, (iii) any case or proceeding seeking arrangement, adjustment, protection, relief or composition of any debt and (iv) any case or proceeding seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official and (b) any general assignment for the benefit of creditors.
“Intellectual Property” means, collectively, all rights, priorities and privileges relating to intellectual property, whether arising under United States, state, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, service marks, trade dress, domain names, technology, know-how and processes, recipes, formulas, trade secrets and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercreditor Agreement Event of Default” means an “Event of Default”, “Termination Event” or any equivalent term as such term is used in any First Priority Debt Document or Junior Priority Debt Document, respectively, or any other event constituting a breach of the Issuer or a Guarantor’s contractual obligations under any First Priority Debt Document or Junior Priority Debt Document and the continuation thereof beyond any period of grace applicable thereto.
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.
“Intra-Company Lease Agreement” means (i) the Initial Intra-Company Spectrum Lease Agreement and (ii) any other intra-company lease agreement between the Issuer or any Secured Guarantor and any special purpose subsidiaries of Parent entered into in connection with a sale and leaseback transaction (including with respect to Spectrum) and identified to the Collateral Trustee as “First Priority Additional Sale/Leaseback Obligations” in a Notice of Designation pursuant to the Intercreditor Agreement.
“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including affiliates) in the forms of loans (including Guarantees), advances (excluding commission, travel, entertainment, drawing accounts and similar advances to directors, officers and employees made in the ordinary course of business and excluding the purchase of assets, equipment, property or accounts receivables created or acquired in the ordinary course of business) or capital contributions, and purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities. If the Issuer or any of its Wholly-Owned Subsidiaries that are “Restricted Subsidiaries” under the Credit Agreement sells or otherwise disposes of any Capital Stock of any direct or indirect Wholly-Owned Subsidiary that is a “Restricted Subsidiary” under the Credit Agreement such that, after giving effect to any such sale or disposition, such Person is no longer a “Restricted Subsidiary” under the Credit Agreement, the Issuer will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Issuer’s Investments in such “Restricted Subsidiary” under the Credit Agreement. Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.
“Investment Grade” means:
(1)	with respect to Moody’s, a rating of Baa3 (or its equivalent under any successor rating category of Moody’s) or better (and, for purposes of an Investment Grade Event, stable or better outlook);
(2)	with respect to S&P, a rating of BBB- (or its equivalent under any successor rating category of S&P) or better (and, for purposes of an Investment Grade Event, stable or better outlook);
(3)	with respect to Fitch, a rating of BBB- (or its equivalent under any successor rating category of Fitch) or better (and, for purposes of an Investment Grade Event, stable or better outlook); and
(4)
if any Rating Agency ceases to exist or ceases to rate any series of notes issued under the Base Indenture for reasons outside of the control of the Issuer, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) of the Exchange Act, selected by the Issuer as a replacement agency.

“Investment Grade Event” means:
(1)
the Issuer has obtained a rating or, to the extent any Rating Agency will not provide a rating, an advisory or prospective rating from at least two Rating Agencies, that reflects an Investment Grade rating (i) for the corporate rating of the Issuer or Parent and (ii) with respect to each outstanding series of notes issued under the Indenture after giving effect to the proposed release of all of the Note Guarantees and the Collateral securing the Notes;

(2)	no Event of Default shall have occurred and be continuing with respect to such series of notes; and
(3)
the (i) guarantees by, or direct obligation of, the Guarantors with respect to the Credit Agreement and the Existing T-Mobile Secured Notes have been released or would be released simultaneously with an Investment Grade Event Election and (ii) Liens securing the Obligations under the Existing T-Mobile Secured Notes and the Obligations under the Credit Agreement (including related secured interest rate agreements) have been released or would be released simultaneously with an Investment Grade Event Election.

“Investment Grade Event Election” means an election by the Issuer, upon or following the occurrence of an Investment Grade Event, to cause the Note Guarantees and Collateral in respect of the Notes to be released. The Issuer shall give notice of any such election made in accordance with this definition to the Trustee, the Collateral Trustee and the holders of outstanding Notes.
“Investment Property” means, collectively, (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC and (ii) security entitlements, in the case of any United States Treasury book-entry securities, as defined in 31 C.F.R. section 357.2, or, in the case of any United States federal agency book-entry securities, as defined in the corresponding United States federal regulations governing such book-entry securities; provided that the term “Investment Property” shall not at any time include Excluded Assets.
“Issue Date” means the effective date of the Supplemental Indenture pursuant to which the first series of Notes is issued under the Base Indenture (which was April 9, 2020).
“Junior Priority Agent” means the representative acting as the agent, trustee or similar party in respect of Junior Priority Debt constituting at such time the highest principal outstanding amount of Junior Priority Debt.
“Junior Priority Class” means, collectively, the Secured Parties which are holders of any of the Junior Priority Secured Obligations.
“Junior Priority Debt” means, collectively, any “Junior Priority Debt” designated by the Issuer as “Junior Priority Debt” pursuant to the Intercreditor Agreement; provided, however, that, (i) such Indebtedness is permitted to be incurred and secured on such basis by each First Priority Debt Document and each Junior Priority Debt Document and (ii) the Holder Representative in respect of such Indebtedness shall have become party to the Intercreditor Agreement.
“Junior Priority Debt Document” means any agreements or other documents entered into in connection with any Junior Priority Debt.
“Junior Priority Debt Obligations” means, collectively, the unpaid principal of, and interest on, any Junior Priority Debt and all other obligations and liabilities of the Issuer or any Secured Guarantor (including, without limitation, interest accruing at the then applicable rate provided in the Junior Priority Debt Documents after the maturity of the Indebtedness thereunder and all Post-Petition Interest) to the holders of such Indebtedness or other obligations, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, the Junior Priority Debt Documents or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, fees, prepayment premiums, indemnities, costs, expenses or otherwise (including without limitation all fees and disbursements of counsel to any Junior Priority Agent or to the holders of such Junior Priority Debt that are required to be paid by the Issuer or any Secured Guarantors pursuant to the terms of any of foregoing agreements).
“Junior Priority Secured Obligations” means, without duplication, all Junior Priority Debt Obligations and all Permitted Junior Priority Non-Loan Exposure.
“Junior Priority Secured Parties” means, at any time, the Collateral Trustee (in its capacity as the holder of the Lien on the Collateral securing the Junior Priority Secured Obligations), the Junior Priority Agent and any other holder of Junior Priority Secured Obligations outstanding at such time (and including, for the avoidance of doubt, any Holder Representative in respect of such Junior Priority Secured Obligations).
“Junior Priority Security Documents” means all security agreements, pledge agreements, intercreditor agreements, collateral assignments, mortgages, deeds of trust, assignments of leases and rents, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Issuer or any Secured Guarantor, in each case, creating (or purporting to create) a Lien upon any property, rights or interests of the Issuer or such Secured Guarantor, as applicable, in favor of the Collateral Trustee, for the benefit of any holder of the Junior Priority Secured Obligations, in each case, as amended, modified, renewed, extended, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement and any lease in the nature thereof; provided that in no event shall an operating lease in and of itself constitute a Lien.
“Majority First Priority Secured Parties” means, on any date, Eligible First Priority Secured Parties representing more than 50% of the aggregate First Priority Voting Obligations on such date.
“Material First Priority Secured Obligations” means any series of First Priority Secured Obligations with an outstanding amount in excess of $1,000,000,000.
“Material Junior Priority Secured Obligations” means any series of Junior Priority Secured Obligations with an outstanding amount in excess of $1,000,000,000.
“Material Subsidiary” means any Person that is a Domestic Subsidiary if, as of the date of the most recent balance sheet of the Issuer, the aggregate amount of securities of, loans and advances to, and other investments in, such Person held by the Issuer and its Subsidiaries exceeded 10% of the Issuer’s Consolidated Net Worth, provided that any Subsidiary that is at any time designated as an “Unrestricted Subsidiary” (or the equivalent thereof) under the Credit Agreement shall not constitute a “Material Subsidiary” for any purpose hereof.
“Merger” means the merger of Sprint Corporation, a Delaware corporation, with a merger subsidiary of Parent with Sprint Corporation as the surviving Person and following its contribution by Parent to the Issuer, as a Wholly-Owned Subsidiary of the Issuer, pursuant to the Business Combination Agreement.
“Moody’s” means Moody’s Investors Service, Inc., and its successors.
“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock accretion or dividends, excluding however:
(1)	any gain (or loss), together with any related provision for taxes on such gain (or loss) realized in connection with:
(a)	dispositions of assets (other than in the ordinary course of business); or
(b)	the extinguishment of any Indebtedness of such Person or any of its Subsidiaries; and
(2)	any extraordinary gain (or loss), together with any related provision for taxes on such extraordinary gain (or loss).
“Non-Recourse Debt” means Indebtedness:
(1)
as to which neither the Issuer nor any of its Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), subject to customary “bad-boy” exceptions, (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2)
no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an “Unrestricted Subsidiary” (or equivalent thereof) under the Credit Agreement) would permit upon notice, lapse of time or both, any holder of any other Indebtedness of the Issuer or any of its Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity.

provided that Non-Recourse Debt incurred by a Permitted Receivables Financing Subsidiary, Permitted Spectrum Financing Subsidiary or Permitted Tower Financing Subsidiary may have recourse to the Issuer and its Subsidiaries pursuant to Standard Securitization Undertakings.
“Note Guarantee” means, with respect to the Notes of any series, the Guarantee by each Guarantor of obligations of the Issuer with respect to the Notes of such series under the Indenture and under the Notes of such series.
“Note Parties” means, collectively, the Issuer and the Guarantors; provided that to the extent such term is used in connection with an obligation to deliver Collateral, it shall not include any Unsecured Guarantor.

“Notes Documents” means the Indenture, the Notes, the Note Guarantees, the Security Documents, the Intercreditor Agreement and any other agreements or documents entered into in connection with the Notes.
“Notice of Acceleration” means a written notice delivered to the Collateral Trustee and (unless delivered by the First Priority Agent) the First Priority Agent substantially in the form attached to the Intercreditor Agreement, while any First Priority Secured Obligations are outstanding, by the relevant Holder Representative in respect of such First Priority Secured Obligations (and thereafter while any Junior Priority Secured Obligations are outstanding, by the relevant Holder Representative in respect of such Junior Priority Secured Obligations), stating that an Acceleration Event has occurred and is continuing in respect of the relevant Secured Obligations.
“Notice of Designation” means a notice substantially in the form attached to the Intercreditor Agreement, pursuant to which the Issuer designates additional obligations as subject to the terms of the Intercreditor Agreement in accordance with the terms thereof.
“Notice of Event of Default” means (a) a written notice delivered to the Collateral Trustee and (unless delivered by the First Priority Agent) the First Priority Agent, substantially in the form attached to the Intercreditor Agreement, while any First Priority Secured Obligations are outstanding, by the relevant Holder Representative in respect of such First Priority Secured Obligations (and thereafter while any Junior Priority Secured Obligations are outstanding, by the relevant Holder Representative in respect of such Junior Priority Secured Obligations), stating that an Intercreditor Agreement Event of Default has occurred and is continuing under the relevant Secured Obligations and/or (b) a Notice of Acceleration.
“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, cash collateral obligations, damages and other liabilities payable under the documentation governing any Indebtedness (including, without limitation, interest, fees or expenses which accrue after the commencement of any bankruptcy case or proceeding, whether or not allowed or allowable as a claim in any such case or proceeding).
“Outstanding T-Mobile Secured Notes” means the U.S. dollar-denominated senior secured notes issued by the Issuer on April 9, 2020, June 24, 2020, October 6, 2020 and October 28, 2020, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including, in each case, by means of sales of debt securities) in whole or in part from time to time.
“Outstanding T-Mobile Unsecured Notes” means (i) the 6.000% Senior Notes due 2023 issued pursuant to the Indenture, dated as of April 28, 2013, among the Issuer, the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee (the “April 2013 Base Indenture”), as supplemented by that certain Seventeenth Supplemental Indenture dated as of September 5, 2014, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee, (ii) the 6.000% Senior Notes due 2024 issued pursuant to the April 2013 Base Indenture, as supplemented by that certain Twenty-First Supplemental Indenture dated as of April 1, 2016, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee, (iii) the 4.000% Senior Notes due 2022 issued pursuant to the April 2013 Base Indenture, as supplemented by that certain Twenty-Third Supplemental Indenture dated as of March 16, 2017, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee, (iv) the 5.125% Senior Notes due 2025 issued pursuant to the April 2013 Base Indenture, as supplemented by that certain Twenty-Fourth Supplemental Indenture dated as of March 16, 2017, among TMobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee, (v) the 5.375% Senior Notes due 2027 issued pursuant to the April 2013 Base Indenture, as supplemented by that certain Twenty-Fifth Supplemental Indenture dated as of March 16, 2017, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee, (vi) the 4.000% Senior Notes due 2022-1 issued pursuant to the April 2013 Base Indenture, as supplemented by that certain Twenty-Sixth Supplemental Indenture dated as of April 27, 2017, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee, (vii) the 5.375% Senior Notes due 2027-1 issued pursuant to the April 2013 Base Indenture, as supplemented by that certain Twenty-Eighth Supplemental Indenture dated as of April 28, 2017, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee (the maturity date applicable to which was amended from April 15, 2027 to April 15, 2022 in connection with the Merger), (viii) the 4.500% Senior Notes due 2026 issued pursuant to the April 2013 Base Indenture, as supplemented by that certain Thirty-Second Supplemental Indenture, dated as of January 25, 2018, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee, (ix) the 4.750% Senior Notes due 2028 issued pursuant to the April 2013 Base

Indenture, as supplemented by that certain Thirty-Third Supplemental Indenture dated as of January 25, 2018, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee, (x) the 4.500% Senior Notes due 2026-1 issued pursuant to the April 2013 Base Indenture, as supplemented by that certain Thirty-Fifth Supplemental Indenture, dated as of April 30, 2018, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee, (xi) the 4.750% Senior Notes due 2028-1 issued pursuant to the April 2013 Base Indenture, as supplemented by that certain Thirty-Sixth Supplemental Indenture, dated as of April 30, 2018, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee, (xii) the 2.250 % Senior Notes due 2026 issued pursuant to the April 2013 Base Indenture, as supplemented by that certain Forty-Third Supplemental Indenture dated as of January 14, 2021, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee, (xiii) the 2.625 % Senior Notes due 2029 issued pursuant to the April 2013 Base Indenture, as supplemented by that certain Forty-Third Supplemental Indenture dated as of January 14, 2021, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee, (xiv) the 2.875 % Senior Notes due 2031 issued pursuant to the April 2013 Base Indenture, as supplemented by that certain Forty-Third Supplemental Indenture dated as of January 14, 2021, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee, (xv) the 2.625% Senior Notes due 2026 issued pursuant to the Base Indenture, as supplemented by that certain Forty-Sixth Supplemental Indenture, dated as of March 23, 2021, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee, (xvi) the 3.375% Senior Notes due 2029 issued pursuant to the Base Indenture, as supplemented by that certain Forty-Seventh Supplemental Indenture, dated as of March 23, 2021, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee and (xvii) the 3.500% Senior Notes due 2031 issued pursuant to the Base Indenture, as supplemented by that certain Forty-Eighth Supplemental Indenture, dated as of March 23, 2021, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee.
“paid and performed in full” or “payment and performance in full” or “pay such amounts and perform in full” means, as of any date, with respect to any Secured Obligations, that on or before such date: (i) the principal of and interest (including Post-Petition Interest) accrued to such date on each loan or other form of indebtedness shall have been paid in full in cash, (ii) all fees, expenses and other amounts then due and payable which constitute such Secured Obligations (other than Secured Non-Loan Exposure and contingent amounts, in each case, for which no claim or demand has been made) shall have been paid in full in cash, (iii) the commitments thereunder shall have expired or been terminated, (iv) any contingent letter of credit exposure shall have been secured by (x) the grant of a first priority, perfected Lien on cash or cash equivalents in an amount at least equal to the amount required under the applicable Secured Instrument or other collateral which is reasonably acceptable to the applicable issuing bank or (y) the issuance of a “back–to–back” letter of credit in form and substance reasonably acceptable to the applicable issuing bank with an original face amount at least equal to the amount that would be required pursuant to clause (x) above, (v) in respect of the First Priority Initial Spectrum Obligations and any First Priority Additional Sale/Leaseback Obligations, all obligations of the Issuer and the Secured Guarantors shall have terminated in accordance with the terms thereof and all amounts due and owing in connection with such termination shall have been paid in full in cash, (vi) the payment in full in cash of any other amounts due and owing in compliance with the applicable Secured Instrument documentation and (vii) in respect of any other contractual obligations not referenced in the foregoing clauses (i) through (vi), the performance and satisfaction of such obligations in full.
“Performance Agreement” means (i) the Initial Spectrum Performance Agreement and (ii) any similar or like performance and undertaking agreement entered into by the Issuer or the Secured Guarantors in connection with a sale and leaseback transaction (including with respect to Spectrum) and identified to the Collateral Trustee as “First Priority Additional Sale/Leaseback Obligations” in a Notice of Designation pursuant to the Intercreditor Agreement; provided, however, that, (i) such obligations are permitted to be incurred and secured on such basis by each First Priority Debt Document and each Junior Priority Debt Document and (ii) the Holder Representative in respect of such obligations shall have become party to the Intercreditor Agreement.
“Permitted Acquisition” means:
(1)	any Investment by the Issuer or any Subsidiary of the Issuer in a Person, if as a result of such

Investment (i) such Person becomes a Subsidiary of the Issuer or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets or any division or business unit to, or is liquidated into, the Issuer or a Subsidiary of the Issuer; and
(2)	acquisitions of spectrum licenses.
“Permitted Business” means any business, service or other activity in which the Issuer and its Subsidiaries or any direct or indirect parent of the Issuer were engaged on the date of the consummation of the Merger, or any business similar, related, complementary, incidental or ancillary thereto or that constitutes a reasonable extension, development or expansion thereof, or any business reasonably related to the telecommunications industry, and the acquisition, holding or exploitation of any license relating to the delivery of those services.
“Permitted First Priority Non-Loan Exposure” means Designated Hedging Obligations, Designated Cash Management Obligations, Designated L/C Facility Obligations and any other reimbursement obligations in respect of letters of credit and bank guarantees, and guarantees provided by the Issuer or a Secured Guarantor (including in respect of Indebtedness and other obligations of the Issuer or a Secured Guarantor that do not constitute Indebtedness) that have been designated as “Permitted First Priority Non-Loan Exposure” pursuant to the Intercreditor Agreement; provided, however, that, (i) such obligations are permitted to be incurred and secured on such basis by each First Priority Debt Document and each Junior Priority Debt Document and (ii) the Holder Representative in respect of such obligations shall have become party to the Intercreditor Agreement.
“Permitted Holder” means (i) Deutsche Telekom and (ii) any direct or indirect Subsidiary of Deutsche Telekom.
“Permitted Joint Venture Investment” means, with respect to any specified Person, Investments in any other Person engaged in a Permitted Business of which at least 40% of the outstanding Capital Stock of such other Person is at the time owned directly or indirectly by the specified Person.
“Permitted Junior Priority Non-Loan Exposure” means Designated Hedging Obligations, Designated Cash Management Obligations, reimbursement obligations in respect of letters of credit and bank guarantees, and guarantees provided by the Issuer or a Secured Guarantor (including in respect of Indebtedness and other obligations of the Issuer or a Secured Guarantor that do not constitute Indebtedness) that have been designated as “Permitted Junior Priority Non-Loan Exposure” pursuant to the Intercreditor Agreement; provided, however, that, (i) such obligations are permitted to be incurred and secured on such basis by each First Priority Debt Document and each Junior Priority Debt Document and (ii) the Holder Representative in respect of such obligations shall have become party to the Intercreditor Agreement.
“Permitted Liens” means:
(1)
Liens to secure any Credit Facility (including, without duplication, any Liens in respect of any Credit Facility incurred to renew, refund, refinance, replace, defease or discharge as a whole, or in part, any Credit Facility secured by any Lien under this clause (1)) in an aggregate principal amount not to exceed at any one time outstanding, the sum of (A) $8.0 billion, plus (B)(i) the greater of (x) $22.0 billion and (y) 1.00x Consolidated Cash Flow, plus (ii) an unlimited amount, so long as on a Pro Forma Basis (and calculated (x) as if any incremental revolving facility were fully drawn on the effective date thereof and (y) excluding any cash constituting proceeds of any Credit Facility), with respect to any Credit Facility that constitutes First Priority Secured Obligations, the Total First Lien Net Leverage Ratio does not exceed 2.00 to 1.00 (or, if incurred in connection with a Permitted Acquisition or other Investment, the Total First Lien Net Leverage Ratio would not exceed the Total First Lien Net Leverage Ratio immediately prior to such Permitted Acquisition or other Investment); provided that Credit Facilities will be deemed to be incurred under the foregoing clause (ii) before clause (i), and to the extent amounts are incurred concurrently under the foregoing clauses (i) and (ii), the applicable ratio may exceed the applicable ratio level set forth in clause (ii) to the extent of such amounts incurred in reliance under clause (i);

(2)	Liens in favor of the Issuer or the Guarantors;
(3)
Liens on property of a Person existing at the time such Person becomes a Subsidiary of the Issuer or is merged with or into or consolidated with the Issuer or any Subsidiary of the Issuer; provided that such

Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets (other than improvements thereon, accessions thereto and proceeds thereof) other than those of the Person that becomes a Subsidiary of the Issuer or is merged into or consolidated with the Issuer or the Subsidiary;
(4)
Liens on property (including Capital Stock) existing at the time of acquisition of the property by Issuer or any Subsidiary of the Issuer; provided that such Liens were in existence prior to, and not incurred in contemplation of, such acquisition;

(5)
(x) bankers’ Liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution, and (y) Liens, deposits (including deposits with the FCC) or pledges to secure the performance of bids, tenders, trade or governmental contracts, leases, licenses, statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6)
Liens to secure Indebtedness represented by Financing Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing (whether prior to or within 270 days after) all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment or the Capital Stock of any Person owning such assets used in the business of the Issuer or its Subsidiaries; provided that Liens securing Indebtedness permitted to be incurred pursuant to this clause (6) extend only to the assets purchased with the proceeds of such Indebtedness, accessions to such assets, lease and sublease interests related thereto and upgrades thereof and the proceeds and products thereof, any lease of such assets (including accessions thereto) and the proceeds and products thereof and customary security deposits in respect thereof; provided, however, that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(7)
Liens existing on (w) with respect to the 2025 Notes, the 2027 Notes, the 2030 Notes, the 2040 Notes and the 2050 Notes: the date of the consummation of the Merger, (x) with respect to the 2026 Notes, the 2028 Notes and the February 2031 Notes: June 24, 2020, (y) with respect to the 2041 Notes and the 2051 Notes: October 6, 2020 and (z) with respect to the November 2031 Notes and the 2060 Notes: October 28, 2020 (in each case, other than Liens permitted by clause (1) above and clause (12) below);

(8)
Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9)
Liens imposed by law or contract, such as carriers’, warehousemen’s, suppliers’, vendors’, construction, repairmen’s, landlord’s and mechanics’ Liens or other similar Liens, in each case, incurred in the ordinary course of business;

(10)
survey exceptions, encumbrances, leases, subleases, encroachments, protrusions, easements or reservations of, or rights of others for, licenses, sub-licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including defects or irregularities in title and similar encumbrances) as to the use of real property that were not incurred in connection with Indebtedness, or Liens incidental to the conduct of business of such Person or to the ownership of its properties that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(11)
Liens arising by reason of a judgment, attachment, decree or court order, to the extent not otherwise resulting in an Event of Default, and any Liens that are required to protect or enforce any rights in any administrative, arbitration or other court proceedings in the ordinary course of business;

(12)	Liens created for the benefit of (or to secure) First Lien Obligations in an aggregate principal amount not to exceed $19.0 billion at any time outstanding;

(13)
Liens to secure any renewal, refunding, refinancing, replacement, defeasance or discharge (or successive refinancing, refunding, restatement, exchange, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien included in this definition of “Permitted Liens”:

(a)
the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to such property and assets and proceeds or distributions of such property and assets and improvements and accessions thereto); and

(b)
the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount, of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged and (y) an amount necessary to pay accrued and unpaid interest, any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(14)
(a) Liens contained in purchase and sale agreements or lease agreements limiting the transfer of assets pending the closing of the transactions contemplated thereby or the termination of the lease, respectively, (b) spectrum leases or other similar lease or licensing arrangements contained in, or entered into in connection with, purchase and sale agreements, and (c) Liens relating to deposits or escrows established in connection with purchase and sale agreements;

(15)
Liens that may be deemed to exist by virtue of contractual provisions that restrict the ability of the Issuer or any of its Subsidiaries from granting or permitting to exist Liens on their respective assets;

(16)
Liens (x) in favor of the Trustee as provided for in the Indenture on money or property held or collected by the Trustee in its capacity as trustee and (y) on Cash Equivalents securing obligations under any Indebtedness of the Issuer or any Subsidiary of the Issuer that has been called for redemption, defeasance or discharge;

(17)
Liens on Cash Equivalents securing (a) workers’ compensation claims, self-insurance obligations, unemployment insurance or other social security, old age pension, bankers’ acceptances, performance bonds, completion bonds, bid bonds, appeal bonds, indemnity bonds, specific performance or injunctive relief bonds, surety bonds, public liability obligations, or other similar bonds or obligations, or securing any Guarantees or letters of credit functioning as or supporting any of the foregoing, in each case incurred in the ordinary course of business or (b) letters of credit required to be issued for the benefit of any Person that controls a Permitted Joint Venture Investment to secure any put right for the benefit of the Person controlling the Permitted Joint Venture Investment;

(18)
Liens arising from Uniform Commercial Code financing statement filings (or similar filings in any other jurisdiction) regarding operating leases or consignments or sales of receivables entered into in the ordinary course of business covering only the property under lease (plus improvements and accessions to such property and proceeds or distributions of such property and improvements and accessions thereto), consignment or sale and other Liens arising solely from precautionary UCC financing statements or similar filings;

(19)	any interest or title of a lessor, licensor or sublicensor in the property subject to any lease, license or sublicense entered into in the ordinary course of business;
(20)	Liens on Cash Equivalents on deposit to secure reimbursement obligations under letters of credit incurred in the ordinary course of business;
(21)
Liens on and pledges of the Equity Interests of any Person that is an unrestricted subsidiary under any Credit Facility or any joint venture owned by the Issuer or any Subsidiary of the Issuer to the extent securing Non-Recourse Debt or other Indebtedness of such Person;

(22)
Liens arising under operating agreements, joint venture agreements, partnership agreements, contracts for sale and other agreements arising in the ordinary course of business that are customary in the Permitted Business, and applicable only to the assets that are the subject of such agreements or contracts;

(23)	Liens securing Hedging Obligations;
(24)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(25)
Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(26)
Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(27)
Liens securing any arrangement for treasury, depositary, disbursement, lockbox, funds transfer, pooling, netting, overdraft, stored value card, purchase card (including so-called “procurement cards” or “P-cards”), debit card, credit card, e-payable, cash management and similar services and any automated clearing house transfer of funds provided to Parent or any of its Subsidiaries;

(28)
Liens with respect to obligations that do not exceed at any time the greater of (x) $3,750.0 million and (y) 17.00% of Consolidated Cash Flow determined on a Pro Forma Basis for the most recently ended Test Period;

(29)	Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements;
(30)	Liens, if any, incurred in connection with the Towers Transactions;
(31)	[reserved];
(32)
Liens securing obligations in respect of the operating lease payments owed to SpectrumCo1 or in respect of any other secured spectrum leases to which the Issuer or any of its Subsidiaries are a party, and any related payment and performance undertaking, secured by the Collateral on a pari passu or junior basis with the Notes;

(33)
leases, licenses, subleases and sublicenses of, and the granting of an easement interest in and to, assets (including real property and intellectual property rights and other general intangibles) in the ordinary course of business;

(34)	pledges and deposits in the ordinary course of business to secure liability to insurance carriers, insurance companies and brokers;
(35)	grants of software and other technology licenses in the ordinary course of business;
(36)	Liens arising out of conditional sale, title retention, consignment or similar arrangement for the sale of goods in the ordinary course of business;
(37)	Liens on equipment of the Issuer or any Subsidiary of the Issuer granted in the ordinary course of business to the Issuer’s or such Subsidiary’s client at which such equipment is located;
(38)	Liens on receivables and related assets including proceeds thereof being sold in factoring arrangements in the ordinary course of business;
(39)	customary options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and similar investment vehicles;
(40)	[reserved];
(41)	Liens arising out of or deemed to exist in connection with any financing transaction with respect to property owned, built or acquired by the Issuer or any Subsidiary of the Issuer;
(42)	Liens securing obligations in respect of the Designated L/C Facilities, which may be secured by cash collateral and/or by liens on the Collateral on a pari passu basis with the Obligations;
(43)	[reserved];
(44)	[reserved];

(45)
Liens on the cash proceeds (and the related escrow account, and any money market funds or securities in which such cash proceeds are invested during the applicable escrow period) of any issuance of Indebtedness in connection with the cash proceeds of such Indebtedness being placed into (and pending the release from) escrow;

(46)	Liens on the Collateral securing Obligations on a junior basis relative to the Notes and the Note Guarantees; and
(47)
Liens incurred in connection with all transactions (i) contemplated by the Boost Asset Purchase Agreement and (ii) entered into pursuant to the consent decree originally filed by the U.S. Department of Justice with the U.S. District Court for the District of Columbia on July 26, 2019, as agreed to the U.S. Department of Justice, Parent, Deutsche Telekom, Sprint Corporation, SoftBank Group Corp., and DISH Network Corporation, as it may be further amended or modified.

“Permitted Post-Release Liens” means:
(1)	Permitted Liens, other than those Permitted Liens incurred pursuant to clause (1) and (46) of the definition thereof;
(2)	Liens with respect to Obligations that do not exceed 15% of Consolidated Net Tangible Assets determined on a Pro Forma Basis for the most recently ended Test Period; and
(3)
Liens to secure any modification, refinancing, refunding, restatement, exchange, extension, renewal or replacement (or successive refinancing, refunding, restatement, exchange, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien included or incorporated by reference in this definition of “Permitted Post-Release Liens” (including any accrued but unpaid interest thereon and any dividend, premium (including tender premiums), defeasance costs, underwriting discounts and any fees, costs and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with such modification, refinancing, refunding, restatement, exchange, extension, renewal or replacement); provided, however, that:

(a)
the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to such property and assets and proceeds or distributions of such property and assets and improvements and accessions thereto); and

(b)
the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount, of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged and (y) an amount necessary to pay accrued and unpaid interest, any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

“Permitted Receivables Financing” means any Receivables Financing of a Permitted Receivables Financing Subsidiary the terms of which (including financing terms, covenants, termination events and other provisions) (a) have been negotiated at arm’s length and (b) are, in the good faith determination of the Issuer’s Board of Directors or a senior financial officer of the Issuer, which determination shall be conclusive, in the aggregate economically fair and reasonable to the Issuer and its Subsidiaries.
“Permitted Receivables Financing Assets” means financial assets, including accounts receivable, chattel paper and other payment rights, and related assets (including contract rights and insurance payments), and the proceeds thereof.
“Permitted Receivables Financing Subsidiary” means, collectively, (i) each Existing Receivables Financing Subsidiary, (ii) each other Wholly-Owned Subsidiary of the Issuer that engages in no material activities other than in connection with Permitted Receivables Financings and any business or activities incidental or related to such business and (iii) any other Person formed for the purposes of engaging in a Permitted Receivables Financing in which the Issuer or any of its Subsidiaries makes an Investment and to which the Issuer or any of its Subsidiaries transfers Permitted Receivables Financing Assets that engages in no material activities other than in connection with Permitted Receivables Financings, and any business or activities incidental or related to such business, and in the case of clause (ii) or (iii) above which is designated by the Board of Directors of the Issuer (as provided below) as a Permitted Receivables Financing Subsidiary and in each case (a) no portion of the

Indebtedness (contingent or otherwise) of which (i) is guaranteed by Parent, the Issuer or any of their Subsidiaries, other than another Permitted Receivables Financing Subsidiary or (to the extent that it might be deemed a guaranty) pursuant to Standard Securitization Undertakings, or (ii) is recourse to or obligates Parent, the Issuer or any of their Subsidiaries, other than another Permitted Receivables Financing Subsidiary, in any way other than pursuant to Standard Securitization Undertakings, (b) to which none of Parent, the Issuer or any of their Subsidiaries, other than another Permitted Receivables Financing Subsidiary, has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by delivery to the Trustee of a certified copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and a certificate executed by a Responsible Officer certifying that such designation complied with the foregoing conditions.
“Permitted Spectrum Financing” means the Existing Sprint Spectrum Transaction.
“Permitted Spectrum Financing Subsidiary” means, collectively, (i) the Existing Sprint Spectrum Note Entities and (ii) any future special purpose vehicle Subsidiaries of the Issuer (including any “Depositors” and “Intermediate HoldCos”) formed as part of and for the purpose of consummating a future transaction similar to the Existing Sprint Spectrum Transaction, together with their successors and assigns and any Subsidiary thereof.
“Permitted Tower Financing” means the Towers Transactions.
“Permitted Tower Financing Subsidiary” means any financing subsidiary formed in connection with a Permitted Tower Financing.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
“Phoenix Towers Transaction Agreements” means (i) the Purchase and Sale Agreement, dated as of July 30, 2015 (as the same may be amended, modified, or supplemented from time to time), among the Issuer, certain Subsidiaries of the Issuer, PTI US Acquisitions, LLC, and each sale site subsidiary party thereto; (ii) the Purchase and Sale Agreement (PR Sale Sites), dated as of October 28, 2015 (as the same may be amended, modified, or supplemented from time to time), among the Issuer, certain Subsidiaries of the Issuer, PTI US Acquisitions, LLC, and each sale site subsidiary party thereto; and (iii) each of the other transaction documents entered into in connection therewith or contemplated thereby, as they may be amended, modified or supplemented from time to time.
“Pledged Capital Stock” means all shares or other equity interests constituting Capital Stock now owned or hereafter acquired by (i) Parent or any Parent Only Subsidiary in the Issuer or (ii) the Issuer and any other Secured Guarantor in any Subsidiary of the Issuer or such Grantor (as defined in the Collateral Agreement), as applicable, and the certificates, if any, representing such Capital Stock and any interest of the Issuer or such Secured Guarantor in the entries on the books of the issuer of such Capital Stock and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Capital Stock and any other warrant, right or option to acquire any of the foregoing, provided that the Pledged Capital Stock shall not include any Excluded Asset.
“Pledged Debt Securities” means all debt securities now owned or hereafter acquired by the Issuer or any Secured Guarantor (other than Parent), provided that the Pledged Debt Securities shall not include any Excluded Asset.
“Pledged Notes” means all promissory notes and other evidences of Indebtedness that constitute Instruments (as defined in the UCC) now owned or hereafter acquired by the Issuer or any Secured Guarantor (other than Parent), provided that the Pledged Notes shall not include any Excluded Asset.
“Post-Petition Interest” means all interest (or entitlement to fees or expenses or other charges) accruing or that would have accrued after the commencement of any Insolvency Proceeding, irrespective of whether a claim for post-filing or petition interest (or entitlement to fees or expenses or other charges) is allowed or allowable in any such Insolvency Proceeding.
“Preferred Stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or payments upon liquidation.

“Principal Property” means the land, land improvements, buildings and fixtures (to the extent they constitute real property interests) (including any leasehold interest therein) constituting the principal corporate office and the equipment located thereon which (a) is owned by the Issuer or any of its Subsidiaries; (b) has not been determined in good faith by the Board of Directors of the Issuer not to be materially important to the total business conducted by Issuer and its Subsidiaries taken as a whole; and (c) has a net book value on the date as of which the determination is being made in excess of 1.0% of Consolidated Net Tangible Assets as most recently determined on or prior to such date (including, for purposes of such calculation, the land, land improvements, buildings and such fixtures comprising such office).
“Pro Forma Basis” means, with respect to compliance with any test or covenant or calculation of any ratio hereunder, the determination or calculation of such test, covenant or ratio (including in connection with Pro Forma Transactions) in accordance with the provisions of the second paragraph and third paragraph of the definition of “Secured Debt to Cash Flow Ratio,” mutatis mutandis.
“Pro Forma Transactions” means, (x) the Transactions, (y) any incurrence or repayment of Indebtedness (other than working capital or Indebtedness incurred in the ordinary course of business), any Investment that results in a Person becoming a Subsidiary of the Issuer, any Permitted Acquisition or disposition that results in a Subsidiary ceasing to be a Subsidiary or any Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person or any disposition of a business unit, line of business or division of the Issuer or any Subsidiary of the Issuer, in each case whether by merger, consolidation, amalgamation or otherwise and in each case under this clause (y) with a Fair Market Value in excess of $25,000,000 and (z) any restructuring or cost saving, operational change or business rationalization initiative or other initiative.
“Q1 Notes Issuances” means, collectively, (i) the Issuer’s issuance on January 14, 2021 of (a) $1.00 billion in aggregate principal amount of its 2.250% Senior Notes due 2026, (b) $1.00 billion in aggregate principal amount of its 2.625% Senior Notes due 2029 and (c) $1.00 billion in aggregate principal amount of its 2.875% Senior Notes due 2031 and (ii) the Issuer’s issuance on March 23, 2021 of (a) $1.20 billion in aggregate principal amount of its 2.625% Senior Notes due 2026, (b) $1.25 billion in aggregate principal amount of its 3.375% Senior Notes due 2029 and (c) $1.35 billion in aggregate principal amount of its 3.500% Senior Notes due 2031.
“Q1 Redemption” means the redemption in full on March 27, 2021 of the outstanding $2.0 billion in aggregate principal amount of the Issuer’s 6.500% Senior Notes due 2026.
“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including Capital Stock.
“Rating Agency” means each of Moody’s, S&P, Fitch and, if any of Moody’s, S&P or Fitch ceases to exist or ceases to rate the Notes of the applicable series for reasons outside of the control of the Issuer, any other “nationally recognized statistical rating organization” as such term is defined under Section 3(a)(62) of the Exchange Act selected by the Issuer as a replacement agency.
“Rating Event” with respect to any series of Notes means the Notes of such series cease to be rated Investment Grade by at least two Rating Agencies on any day during the period that (i) begins on the earlier of (a) the date of the first public announcement of the occurrence of a Change of Control or of the intention by the Issuer or a stockholder of the Issuer, as applicable, to effect a Change of Control or (b) the occurrence thereof and (ii) ends 90 days following consummation of such Change of Control; provided that such period shall be extended for so long as the rating of the Notes of the applicable series, as noted by the applicable Rating Agency, is under publicly announced consideration for downgrade by the applicable Rating Agency.
“Receivables Financing” means any transaction or series of transactions that may be entered into by Parent, the Issuer or any Subsidiary pursuant to which Parent, the Issuer or any Subsidiary of the Issuer may sell, convey or otherwise transfer to (a) a Permitted Receivables Financing Subsidiary (in the case of a transfer by Parent, the Issuer or any Subsidiary of the Issuer) or (b) any other Person (in the case of a transfer by a Permitted Receivables Financing Subsidiary), or a Permitted Receivables Financing Subsidiary may grant a security interest in, any Permitted Receivables Financing Assets of Parent, the Issuer or any Subsidiary of the Issuer.

“Refinancing” or “Refinance” shall mean, with respect to any Indebtedness, any other Indebtedness issued as part of a refinancing, extension, renewal, defeasance, discharge, amendment, restatement, modification, supplement, substitution, restructuring, replacement, exchange, refunding or repayment thereof.
“Registration Rights Agreement” means (w) with respect to the 2025 Notes, the 2027 Notes, the 2030 Notes, the 2040 Notes and the 2050 Notes, the Registration Rights Agreement, dated as of April 9, 2020, among the Issuer, Parent, the Subsidiary Guarantors, Deutsche Bank Securities Inc., Barclays Capital Inc. and Goldman Sachs & Co. LLC, for themselves and as representatives of the initial purchasers, as such agreement may be amended, modified or supplemented from time to time, (x) with respect to the 2026 Notes, the 2028 Notes and the February 2031 Notes, the Registration Rights Agreement, dated as of June 24, 2020, among the Issuer, Parent, the Subsidiary Guarantors, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC, for themselves and as representatives of the initial purchasers, as such agreement may be amended, modified or supplemented from time to time, (y) with respect to the 2041 Notes and the 2051 Notes, means the Registration Rights Agreement, dated as of October 6, 2020, among the Issuer, Parent, the Subsidiary Guarantors, Barclays Capital Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC, for themselves and as representatives of the initial purchasers, as such agreement may be amended, modified or supplemented from time to time and (z) with respect to the November 2031 Notes and the 2060 Notes, the Registration Rights Agreement, dated as of October 28, 2020, among the Issuer, Parent, the Subsidiary Guarantors, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and Goldman Sachs & Co. LLC, for themselves and as representatives of the initial purchasers, as such agreement may be amended, modified or supplemented from time to time.
“Reinsurance Entity” means TMUS Assurance Corporation, a Hawaii corporation, and any successor thereto.
“Responsible Officer” means, (i) when used with respect to the Trustee or the Collateral Trustee, any officer within the Corporate Trust Office of the Trustee or officer appointed by the Collateral Trustee (or, in each case, any successor group thereto) or any other officer of the Trustee or the Collateral Trustee (or, in each case, any successor group thereto) who customarily performs functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject and who has responsibility for the administration of this Indenture and (ii) as to any other Person, the chief executive officer, president, chief financial officer, chief accounting officer, treasurer or director of such Person, but in any event, with respect to financial matters, the chief financial officer, chief accounting officer, treasurer or director of such Person. Unless otherwise qualified or the context otherwise requires, all references to a “Responsible Officer” mean a Responsible Officer of the Issuer.
“Rule 3-16 Capital Stock” means any Equity Interests of any Subsidiary, in the event that Rule 3-16 or 13-02 of Regulation S-X require or are amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements or summarized financial information of any such Subsidiary individually or on a combined basis due to the fact that such Subsidiary’s Equity Interests secure any registered debt securities or related note guarantees (including the Notes and the Note Guarantees); provided that such Equity Interests shall automatically be deemed (in accordance with the terms of the applicable Security Document) not to be part of the Collateral securing such notes and note guarantees (including the Notes and the Note Guarantees) only to the extent necessary to not be subject to such requirement.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and its successors.
“Secured Debt to Cash Flow Ratio” means, with respect to any Person as of any date of determination, the ratio of (a) the Consolidated Indebtedness of such Person as of such date that is secured by a Lien, less Cash Equivalents, to (b) the Consolidated Cash Flow of such Person for the four most recent full fiscal quarters ending immediately prior to such date for which internal financial statements are available.
For purposes of making the computation referred to above:
(1)	pro forma effect shall be given to Pro Forma Transactions (including giving pro forma effect to any related financing transactions and the application of proceeds of any Pro Forma Transactions) that occur during such four-quarter period or subsequent to such four-quarter period but on or prior to the date on which the Secured Debt to Cash Flow Ratio is to be calculated as if they had occurred and such proceeds had been applied on the first day of such four-quarter period;
(2)
pro forma effect shall be given to any transaction (including giving pro forma effect to any related financing transactions and the application of proceeds of any asset disposition) that has been made by any Person that has become a Subsidiary of the Issuer or has been merged with or into the Issuer or any Subsidiary of the Issuer during such four-quarter period or subsequent to such four-quarter period but on or prior to the date on which the Secured Debt to Cash Flow Ratio is to be calculated and that would have constituted a Pro Forma Transaction had such transactions occurred when such Person was a Subsidiary of the Issuer, as if such transaction was a Pro Forma Transaction that occurred on the first day of such four-quarter period;

(3)
to the extent that the pro forma effect of any transaction is to be made pursuant to clause (1) or (2) above, such pro forma effect shall be determined in good faith on a reasonable basis by a responsible financial or accounting officer of the specified Person, whose determination shall be conclusive, as if the subject transaction(s) had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

(4)
the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of (without duplication of clauses (1) and (2) above), which disposition or discontinuation, as applicable, has been completed prior to the date on which the Secured Debt to Cash Flow Ratio is to be calculated, shall be excluded;

(5)
any Person that is a Subsidiary of the Issuer on the date on which the Secured Debt to Cash Flow Ratio is to be calculated will be deemed to have been a Subsidiary of the Issuer at all times during such four-quarter period; and

(6)
any Person that is not a Subsidiary of the Issuer on the date on which the Secured Debt to Cash Flow Ratio is to be calculated will be deemed not to have been a Subsidiary of the Issuer at any time during such four-quarter period.

For the avoidance of doubt, if the Secured Debt to Cash Flow Ratio is determined for any period commencing prior to the date that is four fiscal quarters after the fiscal quarter during which the consummation of the Merger occurs, the Secured Debt to Cash Flow Ratio shall be calculated giving pro forma effect to the Transactions as if the Transactions had occurred on the first day of the four quarter reference period.
“Secured Guarantor” means each Guarantor, including Parent and each Parent Only Subsidiary, other than an Unsecured Guarantor.
“Secured Instruments” means at any time (i) the First Priority Debt Documents, (ii) the Junior Priority Debt Documents and (iii) any agreements or other instruments governing or evidencing any Secured Non-Loan Exposure.
“Secured Non-Loan Exposure” means, collectively, (i) all Permitted First Priority Non-Loan Exposure and (ii) all Permitted Junior Priority Non-Loan Exposure.
“Secured Parties” means, collectively, (i) the Collateral Trustee, (ii) any First Priority Secured Party and (iii) any Junior Priority Secured Party.
“Secured Spectrum and Sale/Leaseback Amounts” means, at any time, the sum of:
(A)
with respect to the First Priority Initial Spectrum Obligations, the lesser of (i) $3,500,000,000 and (ii) the sum of (x) the net present value at such time of the remaining unpaid operating lease payments owed to SpectrumCo1 under the Initial Intra-Company Spectrum Lease Agreement (discounted at a rate per annum equal to 10%, on a quarterly basis, assuming a 360-day year consisting of twelve 30-day months) and (y) the then outstanding amount (if any) of obligations under the Initial Spectrum Performance Agreement; and

(B)	with respect to any First Priority Additional Sale/Leaseback Obligations, the lesser of (i) the dollar amount of First Priority Additional Sale/Leaseback Obligations designated by the Issuer as “First

Priority Additional Sale/Leaseback Obligations” pursuant to the Intercreditor Agreement and (ii) the sum of (x) the net present value at such time of the remaining unpaid operating lease payments owed by the Issuer and the Secured Guarantors under any applicable Intra-Company Lease Agreements referred to in clause (ii) of the definition thereof (discounted in a manner consistent with the provisions thereof) and (y) the then outstanding amount (if any) of obligations of the Issuer and the Secured Guarantors under any Performance Agreement referred to in clause (ii) of the definition thereof.
“Security Documents” means, collectively, the Collateral Agreement, and any other mortgages, deeds of trust, deeds to secure debt, security agreements, pledge agreements, agency agreements and other instruments and documents executed and delivered pursuant to the Intercreditor Agreement, the Indenture or any of the foregoing, as the same may be amended, supplemented or otherwise modified from time to time and pursuant to which Collateral is pledged, assigned or granted to or on behalf of the Collateral Trustee to secure the obligations under the Notes.
“Senior/Junior Intercreditor Agreement” means a senior lien priority / junior lien priority intercreditor agreement between or among the Credit Facility Agent, the Collateral Trustee and one or more Senior Representatives for holders of Indebtedness secured by any of the Collateral.
“Senior Representative” means, with respect to any Indebtedness, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities
“Significant Subsidiary” means, with respect to any specified Person, any Subsidiary of such Person that as of the end of the most recent fiscal quarter for which financial statements are available, would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date, of such Person.
“Spectrum” means frequencies of electromagnetic spectrum used to provide fixed or mobile communications services as licensed or authorized by the FCC.
“SpectrumCo1” means, collectively, the Spectrum special purpose vehicle Subsidiaries of Parent existing on the Issue Date that are part of, and were formed for the purpose of, transactions relating to the First Priority Initial Spectrum Obligations (including in respect of any additional sales or transfers of Spectrum, any additional issuances of notes thereby and any amendments thereto).
“Spectrum SPV Equity Interests” means 100% of the Equity Interests in Sprint Spectrum Depositor LLC, Sprint Spectrum Depositor II LLC and Sprint Spectrum Depositor III LLC and any other SPV Holdco.
“Sprint Capital Corporation Indenture” means that certain Indenture, dated as of October 1, 1998, by Sprint Capital Corporation, Sprint Corporation and The Bank of New York Mellon Trust Company, N.A. (as successor to Bank One, N.A.), as trustee, as supplemented by the First Supplemental Indenture, dated as of January 15, 1999, among Sprint Capital Corporation, Sprint Corporation and The Bank of New York Mellon Trust Company, N.A. (as successor to Bank One, N.A.), as trustee, the Second Supplemental Indenture, dated as of October 15, 2001, among Sprint Capital Corporation, Sprint Corporation and The Bank of New York Mellon Trust Company, N.A. (as successor to Bank One, N.A.), as trustee, the Third Supplemental Indenture, dated as of September 11, 2013, among Sprint Capital Corporation, Sprint Corporation, Sprint Communications, Inc. (formerly known as Sprint Nextel Corporation) and The Bank of New York Mellon Trust Company, N.A. (as successor to Bank One, N.A.), as trustee, and the Fourth Supplemental Indenture, dated as of May 18, 2018, among Sprint Capital Corporation, Sprint Communications, Inc. (formerly known as Sprint Nextel Corporation), and The Bank of New York Mellon Trust Company, N.A. (as successor to Bank One, N.A.), as trustee.
“Sprint Communications, Inc. Indenture” means that certain Senior Notes Indenture, dated as of November 20, 2006, between Sprint Communications, Inc. (formerly known as Sprint Nextel Corporation) and The Bank of New York Trust Company, N.A., as trustee, as supplemented by the Seventh Supplemental Indenture, dated as of November 20, 2012, among Sprint Communications, Inc. (formerly known as Sprint Nextel Corporation), the subsidiary guarantors party thereto and The Bank of New York Trust Company, N.A., as trustee, the Eighth Supplemental Indenture, dated as of September 11, 2013, among Sprint Corporation, Sprint

Communications, Inc. (formerly known as Sprint Nextel Corporation) and The Bank of New York Trust Company, N.A., as trustee, and the Thirteenth Supplemental Indenture, dated as of May 14, 2018, among Sprint Communications, Inc. (formerly known as Sprint Nextel Corporation) and The Bank of New York Mellon Trust Company, N.A., as trustee.
“Sprint Corporation Indenture” means that certain Senior Notes Indenture, dated as of September 11, 2013, between Sprint Corporation and the Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by the Sixth Supplemental Indenture, dated as of May 14, 2018, between Sprint Corporation and The Bank of New York Mellon Trust Company, N.A, as trustee.
“Sprint Towers Transaction Agreements” means (i) the towers transactions agreements entered into prior to the Issue Date by Sprint Corporation and its affiliates and (ii) each of the other transaction documents entered into in connection therewith or contemplated thereby, as they may be amended, modified or supplemented from time to time.
“SPV Holdco” means a Subsidiary of the Issuer that owns no material assets other than Equity Interests in one or more Permitted Spectrum Financing Subsidiaries, or in any holding company that owns no material assets other than Equity Interests in one or more Permitted Spectrum Financing Subsidiaries, other than, if otherwise deemed to be a SPV Holdco, Sprint Intermediate HoldCo LLC, Sprint Intermediate HoldCo II LLC, Sprint Intermediate HoldCo III LLC, Sprint Spectrum PledgeCo LLC, Sprint Spectrum PledgeCo II LLC, Sprint Spectrum PledgeCo III LLC, Sprint Spectrum Co LLC, Sprint Spectrum Co II LLC, Sprint Spectrum Co III LLC, Sprint Spectrum License Holder LLC, Sprint Spectrum License Holder II LLC and Sprint Spectrum License Holder III LLC, their successors and assigns and any Subsidiary of the foregoing.
“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities (including repurchase obligations in the event of a breach of representation and warranty) made or provided, and limited recourse guarantees, performance guarantees and servicing obligations undertaken, by the Issuer or any of its Subsidiaries in connection with a Permitted Receivables Financing, a Permitted Spectrum Financing or a Permitted Tower Financing of a character appropriate for the assets being securitized and which have been negotiated at arm’s length with an unaffiliated third party. For the avoidance of doubt, the undertakings included in the Existing Sprint Spectrum Financing Documents (and substantially similar undertakings to the foregoing in any similar arrangements) constitute Standard Securitization Undertakings.
“Subsidiary” means, with respect to any specified Person:
(1)
any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and

(2)
any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Subsidiary Guarantors” means, collectively, the Guarantors that are Subsidiaries of the Issuer.
“Swap Obligation” means with respect to any of the Issuer, Parent or any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Syndicated Credit Agreement” means the Initial Syndicated Credit Agreement and any other syndicated credit agreement or loan agreement entered into with banks and/or other institutional investors.
“Test Period” means on any date of determination, the period of four consecutive fiscal quarters of the Issuer (taken as one accounting period) then most recently ended for which internal financial statements are available immediately preceding the date on which the action for which such calculation is being made shall occur.

“Total First Lien Net Leverage Ratio” means, as of the last day of any period, the ratio of (a) (i) the Consolidated Indebtedness of such Person as of such date that constitutes First Lien Obligations (including, in any event, the aggregate amount of Consolidated Indebtedness constituting Permitted Spectrum Financings) less (ii) the aggregate amount of unrestricted Cash Equivalents of the Issuer and its Subsidiaries as of such date (it being agreed that Cash Equivalents restricted in favor of the Credit Facility Agent or Collateral Trustee (which may also include Cash Equivalents securing other Indebtedness that is secured on a pari passu or junior basis to the Notes and subject to the terms of the Intercreditor Agreement or any other Senior/Junior Intercreditor Agreement or senior pari passu intercreditor agreement, so long as the holders of such other Indebtedness do not have the benefit of a control agreement or other equivalent method of perfection (unless the Credit Facility Agent or Collateral Trustee also has the benefit of a control agreement or other equivalent method of perfection)) shall not be deemed to be restricted by virtue of such restriction) to (b) the Consolidated Cash Flow of such Person for such period, calculated on a Pro Forma Basis for such period and with such pro forma adjustments to Consolidated Indebtedness and Consolidated Cash Flow as are appropriate and in accordance with the provisions of the second paragraph and third paragraph of the definition of “Secured Debt to Cash Flow Ratio.”
“Tower Obligations” means long-term financial obligations in the amount of the net proceeds received and recognized interest on the obligations pursuant to the Towers Transactions Agreements.
“Towers Transactions” means the transactions contemplated by the Towers Transactions Agreements.
“Towers Transactions Agreements” means the Crown Towers Transaction Agreements, the Phoenix Towers Transaction Agreements and the Sprint Towers Transaction Agreements.
“Transactions” means, collectively, (i) the consummation of the Merger, (ii) [reserved], (iii) [reserved], (iv) the contribution by Parent of Sprint Corporation to the Issuer, or consummation of another transaction by which Sprint Corporation becomes a direct or indirect Wholly-Owned Subsidiary of the Issuer, (v) the execution, delivery and performance by the Issuer and each other loan party of the Credit Agreement and the Bridge Credit Agreement and each other loan document required to be delivered thereunder, the borrowing of loans thereunder and the use of proceeds thereof and the issuance of letters of credit thereunder, (vi) the issuance and sale of the $19.0 billion of 2025 Notes, 2027 Notes, 2030 Notes, 2040 Notes and 2050 Notes on April 9, 2020 in connection with the refinancing of the Bridge Credit Agreement and the use of proceeds thereof, (vii) the repayment, repurchase and retirement, redemption, discharge (including constructive discharge) and/or call for redemption (or causing the applicable borrower or issuer to do so) of Indebtedness in connection with the Merger as contemplated by the Business Combination Agreement and (viii) the payment of all fees (including original discount), costs and expenses incurred by Parent, the Issuer or any of their Subsidiaries in connection with the foregoing.
“Trust Security Documents” means (i) in the case of any First Priority Agent, First Priority Secured Obligations, First Priority Secured Party and any Holder Representative in respect of any First Priority Secured Obligations, all First Priority Security Documents and (ii) in the case of any Junior Priority Agent, Junior Priority Secured Obligations, Junior Priority Secured Party and any Holder Representative in respect of any Junior Priority Secured Obligations, all Junior Priority Security Documents.
“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.
“Unsecured Guarantor” means (i) each of Sprint Corporation, Sprint Communications, Inc. and Sprint Capital Corporation and (ii) each Unsecured SPV Holdco.
“Unsecured SPV Holdco” means any SPV Holdco which the Issuer has designated as an Unsecured SPV Holdco pursuant to the Credit Agreement; provided that such Unsecured SPV Holdco does not Guarantee (other than a Guarantee that is subordinated in right of payment to such SPV Holdco’s Guarantee of the obligations under the Existing T-Mobile Secured Notes and the obligations under the Credit Agreement) the Existing T-Mobile Unsecured Notes or any other Indebtedness other than (i) the Notes or any other secured notes, (ii) any other Indebtedness that constitutes First Priority Secured Obligations or (iii) any Indebtedness of Subsidiaries of such SPV Holdco.

“US Patent Rights” means (i) all patents of the United States, all reexaminations, reissues and extensions thereof, (ii) all applications for patents of the United States and all divisions, continuations and continuations-in-part thereof, (iii) all rights to obtain any reissues or extensions of the foregoing and (iv) all agreements, whether written or oral, providing for the grant for the grant by or to the Issuer or any Subsidiary Guarantor of any right to manufacture, use or sell any invention or design covered in whole or in part by any of the foregoing.
“US Trademark Rights” means (i) all trademarks, trade names, service marks or logos, and all goodwill associated therewith, now existing or hereafter adopted or acquired, that have been registered or are the subject of an application to register filed in the United States Patent and Trademark Office or in any similar office or agency of the United States or any State thereof, including all registrations and recordings thereof, and all applications in connection therewith, (ii) the right to obtain all renewals of any of the foregoing, and (iii) any agreement, whether written or oral, providing for the grant by or to the Issuer or any Subsidiary Guarantor of any right to use any of the foregoing.
“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
“Wholly-Owned Subsidiary” of any specified Person means a Subsidiary of such Person, all of the outstanding Capital Stock or other ownership interests of which (other than (a) directors’ qualifying shares and (b) nominal shares issued to foreign nationals to the extent required by applicable legal requirements) is owned by such Person directly or through one or more Wholly-Owned Subsidiaries of such Person. Except if expressly otherwise specified, Wholly-Owned Subsidiary means a Wholly-Owned Subsidiary of the Issuer.

DESCRIPTION OF OTHER INDEBTEDNESS AND CERTAIN FINANCING TRANSACTIONS
Existing T-Mobile Unsecured Notes
T-Mobile USA’s senior unsecured notes set forth in the table below (collectively, the “Existing T-Mobile Unsecured Notes”) are currently outstanding. The Existing T-Mobile Unsecured Notes are T-Mobile USA’s unsecured obligations, are guaranteed on a senior unsecured basis by Parent and by all of T-Mobile USA’s wholly-owned domestic restricted subsidiaries, including Sprint and its operating company subsidiaries (other than, in each case, certain designated special purpose entities, a reinsurance subsidiary and immaterial subsidiaries) and are required to be guaranteed by all of T-Mobile USA’s restricted subsidiaries that guarantee certain of T-Mobile USA’s indebtedness and any future subsidiary of Parent that directly or indirectly owns any of T-Mobile USA’s equity interests. T-Mobile USA may, at its option, redeem some or all of the Existing T-Mobile Unsecured Notes at any time on or after the dates set forth below under “Earliest Optional Redemption” at the redemption price set forth in the governing indenture, or prior to such dates at a specified “make-whole” redemption price plus accrued and unpaid interest to, but not including, the redemption date.
Series	Principal Amount as of December 31, 2020(1)	Issue Date	Interest Payment Dates	Maturity	Earliest Optional Redemption
4.000% Senior Notes due 2022	$500,000,000	March 16, 2017	April 15 and October 15	April 15, 2022	March 16, 2022
4.000% Senior Notes due 2022-1 held by Deutsche Telekom	$1,000,000,000	April 27, 2017 ($500 million) April 28, 2017 ($500 million)	April 15 and October 15	April 15, 2022	March 16, 2022
6.000% Senior Notes due 2023	$1,300,000,000	September 4, 2014	March 1 and September 1	March 1, 2023	September 1, 2018
6.000% Senior Notes due 2024	$1,000,000,000	April 1, 2016	April 15 and October 15	April 15, 2024	April 15, 2019
5.125% Senior Notes due 2025	$500,000,000	March 16, 2017	April 15 and October 15	April 15, 2025	April 15, 2020
4.500% Senior Notes due 2026	$1,000,000,000	January 25, 2018	February 1 and August 1	February 1, 2026	February 1, 2021
4.500% Senior Notes due 2026-1 held by Deutsche Telekom	$1,000,000,000	April 30, 2018	February 1 and August 1	February 1, 2026	February 1, 2021
6.500% Senior Notes due 2026(2)	$2,000,000,000	November 5, 2015	January 15 and July 15	January 15, 2026	January 15, 2021
5.375% Senior Notes due 2027	$500,000,000	March 16, 2017	April 15 and October 15	April 15, 2027	April 15, 2022
5.375% Senior Notes due 2027-1 held by Deutsche Telekom	$1,250,000,000	April 28, 2017 ($750 million) September 18, 2017 ($500 million)	April 15 and October 15	April 15, 2022(3)	April 15, 2022
4.750% Senior Notes due 2028	$1,500,000,000	January 25, 2018	February 1 and August 1	February 1, 2028	February 1, 2023
4.750% Senior Notes due 2028-1 held by Deutsche Telekom	$1,500,000,000	April 30, 2018	February 1 and August 1	February 1, 2028	February 1, 2023
TOTAL	$13,050,000,000
(1)
Does not include (a) $1,000,000,000 in aggregate principal amount of 2.250% Senior Notes due 2026 (the “New 2.250% 2026 Notes”) issued on January 14, 2021, bearing interest payable on February 15 and August 15 and maturing on February 15, 2026, (b) $1,200,000,000 in aggregate principal amount of 2.625% Senior Notes due 2026 (the “New 2.625% 2026 Notes”) issued on March 23, 2021, bearing interest payable on April 15 and October 15 and maturing on April 15, 2026, (c) $1,000,000,000 in aggregate principal amount of 2.625% Senior Notes due 2029 (the “New 2.625% 2029 Notes”) issued on January 14, 2021, bearing interest payable on February 15 and August 15 and maturing on February 15, 2029, (d) $1,250,000,000 in aggregate principal amount of 3.375% Senior Notes due 2029 (the “New 3.375% 2029 Notes”) issued on March 23, 2021, bearing interest payable on April 15 and October 15 and maturing on April 15, 2029, (e) $1,000,000,000 in aggregate principal amount of 2.875% Senior Notes due 2031 (the “New 2.875% 2031 Notes”) issued on January 14, 2021, bearing interest payable on February 15 and August 15 and maturing on February 15, 2031 and (f) $1,350,000,000 in aggregate principal amount of 3.500% Senior Notes due 2031 (the “New 3.500% 2031 Notes”) issued on March 23, 2021, bearing interest payable on April 15 and October 15 and maturing on April 15, 2031. T-Mobile USA may, at its option, redeem some or all of the New 2.250% 2026 Notes, the New 2.625% 2026 Notes, the New 2.625% 2029 Notes, the New 3.375% 2029 Notes, the New 2.875% 2031 Notes or the New 3.500% 2031 Notes at any time on or after February 15, 2023, April 15, 2023, February 15, 2024, April 15, 2024, February 15, 2026 or April 15, 2026, respectively, at the redemption price set forth in the governing indenture, or prior to such dates at a specified “make-whole” redemption price plus accrued and unpaid interest to, but not including, the redemption date. In addition, prior to February 15, 2023, April 15, 2023, February 15, 2024, April 15, 2024, February 15, 2024 or April 15, 2024, T-Mobile USA may also redeem up to 40% of the aggregate principal amount of the New 2.250% 2026 Notes, the New 2.625% 2026 Notes, the New 2.625% 2029 Notes, the New 3.375% 2029 Notes, the New 2.875% 2031 Notes or the New 3.500% 2031 Notes, respectively, at the redemption prices set forth in the governing indenture, with the net cash proceeds of certain sales of equity securities, including the sale of Parent’s common stock.
(2)	The 6.500% Senior Notes due 2026 were redeemed in full on March 27, 2021 and are no longer outstanding.
(3)	Gives effect to the amended maturity date specified in the Financing Matters Agreement, dated as of April 29, 2018 between T-Mobile USA and Deutsche Telekom.
Each series of Existing T-Mobile Unsecured Notes was issued pursuant to an indenture (the “Existing T-Mobile Unsecured Notes Indenture”), dated as of April 28, 2013, among T-Mobile USA, Parent, the other guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee. The Existing T-Mobile Unsecured Notes Indenture, as amended and supplemented with respect to the Existing T-Mobile Unsecured Notes, contains covenants and other terms, including covenants that, among other things, restrict the ability of T-Mobile USA and its restricted subsidiaries to incur more debt, pay dividends and make distributions, make certain investments, repurchase stock, create liens or other encumbrances, enter into transactions with affiliates, enter into agreements that restrict dividends or distributions from subsidiaries, and merge, consolidate or sell, or otherwise dispose of, substantially all of their assets. The Existing T-Mobile Unsecured Notes Indenture, as so amended and supplemented, also contains customary events of default. These covenants and events of default are subject to a number of important qualifications and exceptions including certain customary baskets, exceptions and incurrence-based ratio tests.
The Original Notes are, and the Exchange Notes will be, different series than the Existing T-Mobile Unsecured Notes, will not vote together with any of the Existing T-Mobile Unsecured Notes, will not be required to be redeemed on a pro rata basis with any of the Existing T-Mobile Unsecured Notes and will not trade with any of the Existing T-Mobile Unsecured Notes.
Existing Sprint Unsecured Notes
The Sprint Capital Corporation, Sprint Communications, Inc. and Sprint notes set forth in the table below (collectively, the “Existing Sprint Unsecured Notes”) are currently outstanding. The Existing Sprint Unsecured Notes are the applicable issuer’s unsecured obligations and are guaranteed on a senior unsecured basis (i) by Parent, T-Mobile USA and Sprint Communications, Inc., in the case of notes issued by Sprint, (ii) by Parent, T-Mobile USA and Sprint in the case of notes issued by Sprint Communications, Inc. and (iii) by Parent, T-Mobile USA, Sprint and Sprint Communications, Inc. in the case of notes issued by Sprint Capital Corporation. The issuer may, at its option, redeem some or all of the Existing Sprint Unsecured Notes at any time at a specified “make-whole” redemption price plus accrued and unpaid interest to, but not including, the redemption date.
Series	Principal Amount as of December 31, 2020	Issue Date	Interest Payment Dates	Maturity
Sprint Capital Corporation notes
6.875% senior notes due 2028	$2,475,000,000	November 16, 1998	May 15 and November 15	November 15, 2028
8.750% senior notes due 2032	$2,000,000,000	March 14, 2002(1)	March 15 and September 15	March 15, 2032
Sprint Communications, Inc. notes
11.500% senior notes due 2021	$1,000,000,000	November 9, 2011(1)	May 15 and November 15	November 15, 2021
6.000% senior notes due 2022	$2,280,000,000	November 14, 2012	May 15 and November 15	November 15, 2022

Series	Principal Amount as of December 31, 2020	Issue Date	Interest Payment Dates	Maturity
Sprint Corporation notes
7.250% senior notes due 2021	$2,250,000,000	September 11, 2013(1)	March 15 and September 15	September 15, 2021
7.875% senior notes due 2023	$4,250,000,000	September 11, 2013(1)	March 15 and September 15	September 15, 2023
7.125% senior notes due 2024	$2,500,000,000	December 12, 2013(1)	June 15 and December 15	June 15, 2024
7.625% senior notes due 2025	$1,500,000,000	February 24, 2015	February 15 and August 15	February 15, 2025
7.625% senior notes due 2026	$1,500,000,000	February 22, 2018	March 1 and September 1	March 1,2026
TOTAL	$19,755,000,000
(1)
Refers to date of original issuance pursuant to an exemption from registration; registered notes having terms substantially identical in all material respects to the original notes, except that the exchange notes do not contain terms with respect to additional interest or transfer restrictions, were offered subsequently in an exchange offer.

The 6.875% senior notes due 2028 and the 8.750% senior notes due 2032 were issued pursuant to an indenture, dated as of October 1, 1998 (the “1998 Sprint Indenture”), among Sprint Capital Corporation, Sprint and Bank of New York Mellon Trust Company, N.A., as successor to Bank One, N.A., as trustee. The 11.500% senior notes due 2021 and the 6.000% senior notes due 2022 were issued pursuant to an indenture, dated as of November 20, 2006 (the “2006 Sprint Indenture”), among Sprint Nextel Corporation and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York Trust Company, N.A., as trustee. The 7.250% senior notes due 2021, the 7.875% senior notes due 2023, the 7.125% senior notes due 2024, the 7.625% senior notes due 2025 and the 7.625% senior notes due 2026 were issued pursuant to an indenture, dated as of September 11, 2013 (the “2013 Sprint Indenture” and collectively with the 1998 Sprint Indenture and the 2006 Sprint Indenture, the “Existing Sprint Indentures”), among Sprint and The Bank of New York Mellon Trust Company, N.A., as trustee.
The Existing Sprint Indentures, as amended and supplemented with respect to the Existing Sprint Unsecured Notes, contain covenants and other terms, including covenants that, among other things, restrict the ability of Sprint and its restricted subsidiaries to create liens or other encumbrances, and merge, consolidate or sell, or otherwise dispose of, substantially all of their assets. The Existing Sprint Indentures, as so amended and supplemented, also contains customary events of default. These covenants and events of default are subject to a number of important qualifications and exceptions.
Existing Sprint Spectrum Note Facility
The notes set forth in the table below (the “Existing Sprint Spectrum-Backed Notes”) are currently outstanding under Sprint’s $7.0 billion securitization program (the “Sprint Spectrum Note Facility”) and were issued through a group of bankruptcy-remote special purpose entities (the “Existing Sprint Spectrum Note Entities”) formed for such transaction, each of which are wholly-owned by T-Mobile and non-guarantor “Restricted Subsidiaries” under the indentures governing the Notes, the Existing T-Mobile Unsecured Notes and the Credit Agreement.
The Existing Sprint Spectrum-Backed Notes are secured primarily by a separate pool of 2.5 GHz and 1.9 GHz spectrum which has been pledged to secure indebtedness available under the Sprint Spectrum Note Facility (the “Sprint Spectrum Portfolio”). Although the Sprint Spectrum Portfolio is excluded from the Collateral, the indenture governing the Notes will deem any outstanding Existing Sprint Spectrum-Backed Notes as indebtedness ranking pari passu with the Notes for purposes of calculating the consolidated first lien secured leverage ratio.
Additional credit enhancement includes a letter of credit supporting an 18-month interest and expense reserve and a pledge of the secured payment obligations under the Existing Sprint Spectrum Lease.

The Sprint Spectrum Note Facility currently allows for the incurrence of up to $7.0 billion of indebtedness. However, the size of the Sprint Spectrum Note Facility may be increased, subject to the applicable covenants and limitations in the documentation governing the Company’s indebtedness outstanding from time to time.
The Existing Sprint Spectrum-Backed Notes are initially paid with interest-only payments, followed by amortizing quarterly principal payments, over the periods specified in the table below. The issuers may optionally prepay the outstanding principal amount of all or any tranche of the Existing Sprint Spectrum-Backed Notes in whole on any business day or in part on any payment date, without any obligation to prepay the Existing Sprint Spectrum-Backed Notes of another series or tranche proportionately or otherwise, at a price equal to 100% of the aggregate principal amount of the Existing Sprint Spectrum-Backed Notes prepaid plus accrued and unpaid interest, if any, to the applicable prepayment date, plus, in the case of any such optional prepayment at any time before the date that is one year prior to the anticipated repayment date set forth in the table below, a specified “make-whole” prepayment premium.
Tranche	Principal Amount as of December 31, 2020	Payment Dates	Interest- Only Payments	Amortizing Principal Payments	Anticipated Repayment Date
Series 2016-1 3.360% Senior Secured Notes, Class A-1	$656,250,000	March 20, June 20, September 20 and December 20	December 2016 through September 2017	December 2017 through September 2021	September 20, 2021
Series 2018-1 4.738% Senior Secured Notes, Class A-1	$2,100,000,000	March 20, June 20, September 20 and December 20	June 2018 through March 2021	June 2021 through March 2025	March 20, 2025
Series 2018-1 5.152% Senior Secured Notes, Class A-2	$1,837,500,000	March 20, June 20, September 20 and December 20	June 2018 through March 2023	June 2023 through March 2028	March 20, 2028
TOTAL	$4,593,750,000
Sprint Communications, Inc. leases the Sprint Spectrum Portfolio from the Existing Sprint Spectrum Note Entities and these lease payments are used to service the indebtedness under the Existing Sprint Spectrum-Backed Notes (the “Existing Sprint Spectrum Lease”). The payment obligations under the Existing Sprint Spectrum Lease, which has been pledged to the holders of the Existing Sprint Spectrum-Backed Notes as additional collateral, are secured by a shared first lien on the Collateral that secures the Notes that is capped at $3.5 billion.
Each Existing Sprint Spectrum Note Entity is a separate legal entity with its own separate creditors that would be entitled, prior to and upon the liquidation of the Existing Sprint Spectrum Note Entity, to be satisfied out of the Existing Sprint Spectrum Note Entity’s assets prior to any assets of the Existing Sprint Spectrum Note Entity becoming available to its parent entities (including T-Mobile). Accordingly, the assets of the Existing Sprint Spectrum Note Entities would not be available to satisfy the debts and other obligations owed to other creditors of T-Mobile until the obligations of the Existing Sprint Spectrum Note Entities (including under the Existing Sprint Spectrum-Backed Notes) are paid in full.
As the Existing Sprint Spectrum Note Entities are wholly-owned subsidiaries of T-Mobile, these entities will be consolidated and all intercompany activity will be eliminated for accounting purposes.
Credit Agreement
On April 1, 2020, T-Mobile USA entered into a Credit Agreement (the “Credit Agreement”) by and among T-Mobile USA, as borrower, Deutsche Bank AG New York Branch, as administrative agent, and the lenders and other financial institutions party thereto, initially providing for a $4.0 billion secured term loan facility (the “Term Loan Facility”) and a $4.0 billion revolving credit facility (the “Revolving Credit Facility”). On September 16, 2020, T-Mobile USA increased the aggregate commitment under the Revolving Credit Facility to $5.5 billion through an amendment to the Credit Agreement, with proceeds from draws thereunder to be used for general corporate purposes including working capital needs. On October 9, 2020, T-Mobile USA prepaid in full all $4.0 billion of borrowings outstanding, together with accrued and unpaid interest, under the Term Loan Facility.

Commitments under the Revolving Credit Facility will mature on April 1, 2025, except as otherwise extended or replaced. T-Mobile USA may repay amounts borrowed and/or terminate the commitments under the Revolving Credit Facility (in whole or part) at any time without premium or penalty.
The rates of interest on amounts borrowed under the Revolving Credit Facility are based on, at T-Mobile USA’s option, either the London Inter Bank Offered Rate (“LIBOR”) (subject to a 0% LIBOR floor) plus a margin of 1.25% or an alternate base rate plus a margin of 0.25%, with the margins subject to reduction to 1.00% and 0.00%, respectively, if the Company’s Total First Lien Net Leverage Ratio (as defined in the Credit Agreement) is less than or equal to 0.75 to 1.00. The alternate base rate is the highest of (i) the prime rate of the administrative agent, (ii) the federal funds effective rate plus 0.50% and (iii) one-month adjusted LIBOR plus 1.00%. In the event that LIBOR becomes unascertainable, is no longer made available or a public announcement has been made that it will no longer be available or syndicated loans are being executed or amended to incorporate or adopt a new benchmark to replace LIBOR, then T-Mobile USA and the administrative agent are permitted to amend the Credit Agreement to replace LIBOR with an alternative benchmark rate.
The commitment fee for the Revolving Credit Facility is 0.375% per annum, subject to reduction to 0.25% if the Company’s Total First Lien Net Leverage Ratio is less than or equal to 0.75 to 1.00 and an increase to 0.50% if the Company’s Total First Lien Net Leverage Ratio is greater than 1.25 to 1.00, in each case determined on a Pro Forma Basis (as defined in the Credit Agreement) as of the last day of the most recently ended Test Period (as defined in the Credit Agreement).
T-Mobile USA’s obligations under the Credit Agreement are guaranteed by Parent and by all of T-Mobile USA’s wholly-owned domestic restricted subsidiaries (other than certain excluded subsidiaries including certain designated special purpose finance vehicle entities, insurance subsidiaries and immaterial subsidiaries), all of Parent’s subsidiaries that guarantee certain of T-Mobile USA’s indebtedness, and any subsidiary of Parent that directly or indirectly owns any of T-Mobile USA’s equity interests. In addition, T-Mobile USA’s obligations under the Credit Agreement and the guarantee obligations of the guarantors are supported by a first priority pledge (subject to permitted liens under the Credit Agreement) in substantially all of the tangible and intangible personal property assets of T-Mobile USA and the guarantors (other than the unsecured guarantors), in each case subject to certain exceptions as set forth in the Credit Agreement, the Collateral Agreement, dated as of April 1, 2020 (the “Collateral Agreement”), by and among T-Mobile USA, Parent and the other grantors party thereto in favor of Deutsche Bank Trust Company Americas, as collateral trustee, and related documentation.
The Credit Agreement contains certain limitations on T-Mobile USA and its restricted subsidiaries with respect to dividends and other distributions, restrictions on investments, indebtedness and guarantees, sales of certain assets, affiliate transactions, liens, business activities and consolidations and mergers.
The Credit Agreement provides that T-Mobile USA has the right at any time to request incremental term loans or incremental revolving credit commitments (or incremental equivalent debt) up to the greater of the sum of (a) the greater of (x) $11.0 billion and (y) 50% of Consolidated Cash Flow (as defined in the Credit Agreement) determined on a Pro Forma Basis for the most recently ended Test Period plus (b) the amount of all voluntary prepayments, cash amounts actually paid in connection with below par term loan buybacks (to the extent such term loans are cancelled) and undrawn commitment reductions of term loans, revolving credit loans, incremental term loans, incremental revolving credit loans and incremental equivalent debt (in each case (A) with respect to revolving credit loans, to the extent accompanied by a permanent reduction in such revolving credit commitments and (B) to the extent not funded with the proceeds of debt constituting “long-term debt” (other than debt in respect of any revolving credit facility)) plus (c) such other amount so long as such amount at such time could be incurred without causing T-Mobile USA’s pro forma Total First Lien Net Leverage Ratio to exceed 2.0 to 1.0 in the case of incremental loans or commitments that are first lien obligations, Total Secured Net Leverage Ratio to exceed 2.5 to 1.0 in the case of incremental loans or commitments that are junior lien obligations, Total Net Leverage Ratio (as defined in the Credit Agreement) to exceed 6.0 to 1.0 in the case of incremental loans or commitments that are unsecured indebtedness or, in the case of incremental term loans incurred in connection with a permitted acquisition or other investment, the Total First Lien Net Leverage Ratio, Total Secured Net Leverage Ratio or Total Net Leverage Ratio, as applicable, immediately prior to such permitted acquisition or other investment. The lenders are not under any obligation to provide any such incremental commitments or loans.

The Revolving Credit Facility contains a financial maintenance covenant, requiring T-Mobile USA to maintain a Total First Lien Net Leverage Ratio of 3.30 to 1.00 or less at each fiscal quarter end beginning with the fiscal quarter ending September 30, 2020.
Under the Credit Agreement, a Change of Control (as defined in the Credit Agreement) that is accompanied or followed by a downgrade by one or more gradations (including gradations within ratings categories as well as between ratings categories) or withdrawal of T-Mobile USA’s corporate rating within a certain period by at least two out of three of Standard & Poor’s Ratings Group, a division of The McGraw Hill Corporation (“S&P”), Moody’s Investors Services, Inc. (“Moody’s”) and Fitch Ratings, Inc. (“Fitch”), where our corporate rating on any day during such period is below the rating by each such rating agency in effect immediately preceding the change of control shall constitute an event of default; provided that in making the relevant decision(s) referred to above to downgrade or withdraw such ratings, as applicable, the relevant rating agency announces publicly or confirms in writing during such period that such decision(s) resulted, in whole or in part, from the occurrence (or expected occurrence) of such change of control; provided, further, that, notwithstanding the foregoing, no event of default shall occur under the Credit Agreement if at the time of the applicable downgrade, our corporate rating by at least two out of three of S&P, Moody’s and Fitch is investment grade. If such a change of control accompanied by a downgrade or withdrawal were to occur, we may not have sufficient funds to pay the amounts owing under our Credit Agreement and may be required to obtain third-party financing in order to do so. However, we may not be able to obtain such financing on commercially reasonable terms, or at all.
The Credit Agreement contains customary events of default, including, without limitation, payment defaults, covenant defaults, breaches of certain representations and warranties, cross defaults to certain material indebtedness, certain events of bankruptcy and insolvency, material judgments, a change of control coupled with a ratings downgrade, certain ERISA events and the invalidity of security documents and guarantees. If an event of default occurs and is not cured within any applicable grace period or is not waived, the administrative agent and the lenders will be entitled to take various actions, including, without limitation, the acceleration of amounts due thereunder.
Existing T-Mobile Tower Transactions
In 2012, T-Mobile conveyed to Crown Castle International Corp. (“CCI”) the exclusive right to manage and operate approximately 6,200 tower sites (“CCI Lease Sites”) via a master prepaid lease with site lease terms ranging from 23 to 37 years (“2012 Tower Transaction”). CCI has fixed-price purchase options for the CCI Lease Sites totaling approximately $2.0 billion, exercisable at the end of the lease term. T-Mobile leases back a portion of the space at certain tower sites for an initial term of 10 years, followed by optional renewals at customary terms.
Prior to the Merger, Sprint entered into a lease-out and leaseback arrangement with Global Signal Inc., a third party that was subsequently acquired by CCI, that conveyed to CCI the exclusive right to manage and operate approximately 6,400 tower sites (“Master Lease Sites”) via a master prepaid lease. These agreements were assumed upon the close of the Merger, at which point the remaining term of the lease-out was approximately 17 years with no renewal options. CCI has a fixed price purchase option for all (but not less than all) of the leased or subleased sites for approximately $2.3 billion, exercisable one year prior to the expiration of the agreement and ending 120 days prior to the expiration of the agreement. T-Mobile leases back a portion of the space at certain tower sites for an initial term of 10 years, followed by optional renewals at customary terms.
As of the Merger closing date (April 1, 2020), T-Mobile recognized Property and equipment at a fair value of $2.8 billion and tower obligations related to amounts owed to CCI under the leaseback of $1.1 billion as the transfer of control criteria in the revenue standard for the tower assets was not met. Additionally, T-Mobile recognized $1.7 billion in other long-term liabilities associated with contract terms that are unfavorable to current market rates, which includes unfavorable terms associated with the fixed-price purchase option in 2037.
Designated Letter of Credit Facilities
In connection with the closing of the Transactions, T-Mobile USA designated obligations under certain letter of credit facilities as secured pari passu to the obligations under the Notes and the Credit Agreement. As of December 31, 2020, there were approximately $0.2 billion in outstanding obligations under such facilities.

Off-Balance Sheet Arrangements
T-Mobile has factoring arrangements, as amended from time to time, to sell certain Equipment Installment Plan (“EIP”) accounts receivable and service accounts receivable on a revolving basis as a source of additional liquidity. In 2015, T-Mobile entered into the EIP sale arrangement, which is a revolving facility and currently has a maximum funding commitment of $1.3 billion and on November 2, 2020, T-Mobile extended the scheduled expiration date to November 18, 2021. As of December 31, 2020, the EIP sale arrangement provided funding of $1.3 billion. In 2014, T-Mobile entered into the service accounts receivable arrangement which is also a revolving facility and currently has a maximum funding commitment of $950 million and on March 2, 2021, extended the scheduled expiration date to March 1, 2022. As of December 31, 2020, the service accounts receivable arrangement provided funding of $772 million. As of December 31, 2020, T-Mobile derecognized net receivables of $2.5 billion upon sale through these arrangements. These arrangements are not reflected on Parent’s consolidated balance sheet.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following summary describes the material U.S. federal income tax consequences of exchanging Original Notes for Exchange Notes in the exchange offer. It does not purport to be a complete analysis of all potential tax considerations relating to the exchange offer. This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. We have not sought and will not seek any rulings from the IRS and there can be no assurance the IRS or a court will not take a contrary position regarding the matters discussed below. This summary is limited to beneficial owners who hold the Original Notes and the Exchange Notes as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws, are not discussed.
This discussion does not address all U.S. federal income tax consequences relevant to a beneficial owner’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to beneficial owners subject to special rules, including, without limitation, U.S. expatriates and former citizens or long-term residents of the United States, persons subject to the alternative minimum tax, U.S. persons whose functional currency is not the U.S. dollar, persons holding Original Notes or Exchange Notes as part of a hedge, straddle or other risk reduction strategy or as part of a conversion, constructive sale, wash sale or other integrated transaction, banks, insurance companies, and other financial institutions, real estate investment trusts or regulated investment companies, brokers, dealers or traders in securities or currencies, controlled foreign corporations, passive foreign investment companies, corporations that accumulate earnings to avoid U.S. federal income tax, U.S. persons that hold Original Notes or the Exchange Notes through non-U.S. brokers or other non-U.S. intermediaries, S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein), tax-exempt entities, retirement plans, individual retirement accounts, tax-deferred accounts, and governmental organizations and holders who are subject to special accounting rules (including rules requiring them to recognize income with respect to Original Notes or Exchange Notes no later than when such income is taken into account in an applicable financial statement).
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Original Notes or Exchange Notes, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, entities or arrangements classified as partnerships for U.S. federal income tax holding Original Notes or Exchange Notes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them of the exchange offer.
An exchange of Original Notes for Exchange Notes will not be a taxable event for U.S. federal income tax purposes. Accordingly, a beneficial owner of an Original Note will not recognize any gain or loss upon the receipt of an Exchange Note pursuant to the exchange offer, will be required to include interest on the Exchange Note in income in the same manner and to the same extent as on the Original Note and will have the same tax basis and holding period in the Exchange Note immediately after the exchange as its tax basis and holding period in the Original Note exchanged therefor.
THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. EACH INVESTOR SHOULD CONSULT ITS TAX ADVISOR WITH RESPECT TO THE SPECIFIC U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER IN ITS PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCE ARISING UNDER OTHER U.S. FEDERAL, STATE, LOCAL OR NON-U.S. TAX LAWS.

PLAN OF DISTRIBUTION
Based on interpretations of the staff of the SEC, as described in no-action letters issued to third parties that are not related to us, we believe that the Exchange Notes will be freely transferable by holders other than our affiliates after the exchange offer without further registration under the Securities Act if the holder of the Exchange Notes represents to us in the exchange offer that it is acquiring the Exchange Notes in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes and that it is not our affiliate, as such terms are interpreted by the SEC; provided, however, that broker-dealers receiving Exchange Notes in the exchange offer will have a prospectus delivery requirement with respect to resales of such Exchange Notes as further discussed below. We also believe that such broker-dealers may fulfill their prospectus delivery requirements with respect to Exchange Notes (other than a resale of an unsold allotment from the sale of the Original Notes) with this prospectus. We have not entered into any arrangement or understanding with any person who will receive Exchange Notes in the exchange offer to distribute those securities following completion of the exchange offer. We are not aware of any person that will participate in the exchange offer with a view to distribute the Exchange Notes.
We believe that you may not transfer Exchange Notes issued in the exchange offer without further compliance with such requirements or an exemption from such requirements if you are:
•	our affiliate within the meaning of Rule 405 under the Securities Act; or
•	a broker-dealer that acquired Original Notes as a result of market-making or other trading activities.
The information described above concerning interpretations of and positions taken by the SEC staff is not intended to constitute legal advice. Broker-dealers should consult their own legal advisors with respect to these matters.
If you wish to exchange your Original Notes for Exchange Notes in the exchange offer, you will be required to make representations to us as described in “The Exchange Offer—Procedures for Tendering” and “—Your Representations to Us” of this prospectus and in the letter of transmittal.
Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act (or, to the extent permitted by law, make available a prospectus meeting the requirements of the Securities Act to purchasers) in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired as a result of market-making or other trading activities. We have agreed that, for a period of 90 days following the effective date of the registration statement of which this prospectus forms a part, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. Further, for a period of 180 days following the effective date of the registration statement of which this prospectus forms a part, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. Until (and including)     , 2021, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.
We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own accounts pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
We have agreed to pay expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Original Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s web site at www.sec.gov. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Our filings with the SEC are also available on our website at www.T-Mobile.com. The information on our website is not incorporated by reference in this prospectus and you should not consider it a part of this prospectus (except for our SEC reports expressly incorporated by reference herein).
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and later information filed with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):
•
Parent’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 23, 2021, including those portions of Parent’s Proxy Statement on Schedule 14A filed with the SEC on April 21, 2021 that are incorporated by reference in such Annual Report; and

•	Parent’s Current Reports on Form 8-K filed with the SEC on May 18, 2020, January 6, 2021, January 14, 2021, March 10, 2021, March 16, 2021, March 23, 2021 and April 12, 2021.
Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:
David A. Miller
Executive Vice President, General Counsel and Secretary
T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
(425) 383-4000

LEGAL MATTERS
Certain legal matters regarding the validity of the Exchange Notes will be passed upon by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York. Certain matters pertaining to the laws of Georgia, Kansas, Nevada, Texas and Virginia will be passed upon for us by Polsinelli PC. Certain matters pertaining to the laws of New Hampshire will be passed upon for us by McLane Middleton Professional Association.
EXPERTS
The T-Mobile US, Inc. financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting, which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the Sprint business T-Mobile acquired during 2020.
The consolidated financial statements of Sprint and subsidiaries incorporated in this prospectus by reference from T-Mobile US’s Current Report on Form 8-K filed on May 18, 2020 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to Sprint’s adoption of Accounting Standard Update No. 2016-02, Leases (Topic 842), and an emphasis of matter paragraph relating to the acquisition of Sprint by T-Mobile US on April 1, 2020) incorporated by reference herein. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

T-Mobile USA, Inc.

OFFER TO EXCHANGE ITS
3.500% Senior Secured Notes due 2025, 1.500% Senior Secured Notes due 2026,
3.750% Senior Secured Notes due 2027, 2.050% Senior Secured Notes due 2028,
3.875% Senior Secured Notes due 2030, 2.550% Senior Secured Notes due 2031,
2.250% Senior Secured Notes due 2031, 4.375% Senior Secured Notes due 2040,
3.000% Senior Secured Notes due 2041, 4.500% Senior Secured Notes due 2050,
3.300% Senior Secured Notes due 2051 and 3.600% Senior Secured Notes due 2060
that have been registered under the Securities Act of 1933, as amended,
FOR AN EQUAL AMOUNT OF ITS OUTSTANDING
3.500% Senior Secured Notes due 2025, 1.500% Senior Secured Notes due 2026,
3.750% Senior Secured Notes due 2027, 2.050% Senior Secured Notes due 2028,
3.875% Senior Secured Notes due 2030, 2.550% Senior Secured Notes due 2031,
2.250% Senior Secured Notes due 2031, 4.375% Senior Secured Notes due 2040,
3.000% Senior Secured Notes due 2041, 4.500% Senior Secured Notes due 2050,
3.300% Senior Secured Notes due 2051 and 3.600% Senior Secured Notes due 2060,
as applicable, that were issued and sold in transactions exempt from registration under the Securities Act of 1933, as amended
PRELIMINARY PROSPECTUS
    , 2021
Until       , 2021, all dealers that effect transactions in these securities, whether or not participating in the exchange offer, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.	Indemnification of Directors and Officers
Delaware Corporations
Section 145 of the Delaware General Corporation Law (the “DGCL”) provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of a corporation may and, in some cases, must be indemnified by the corporation against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys’ fees) incurred by him as a result of such action and in the case of a derivative action, against expenses (including attorneys’ fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of a criminal action, he had no reasonable cause to believe his conduct was unlawful. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to the corporation, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses.
Delaware Limited Liability Companies
Section 18-108 of the Delaware Limited Liability Company Act provides that subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.
Delaware Limited Partnerships
Section 17-108 of the Delaware Revised Uniform Limited Partnership Act (“DRULPA”) empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its partnership agreement.
Georgia Corporations
The Georgia Business Corporation Code permits a corporation to indemnify a director or officer if the director or officer seeking indemnification acted in good faith and reasonably believed (i) in the case of conduct in his or her official capacity, that his or her action was in the best interest of the corporation, (ii) in all other cases, that his or her action was at least not opposed to the best interests of the corporation, and (iii) in the case of any criminal proceedings, that he or she had no reasonable cause to believe his or her conduct was unlawful, provided that indemnification in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding. The Georgia Business Corporation Code prohibits indemnification of a director in connection with a proceeding by or in the right of the corporation (other than for reasonable expenses) if it is determined that the director has not met the relevant standard of conduct, or with respect to conduct for which he or she was adjudged liable on the basis that a personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity. The Georgia Business Corporation Code additionally prohibits indemnification of an officer for liability arising in connection with appropriation of a business opportunity of the corporation, intentional or knowing violation of law, improper distributions or improper personal benefit.
Kansas Corporations
Section 17-6305 of the Kansas General Corporation Law (the “KGCL”) provides for indemnification by a corporation of its corporate officers, directors, employees and agents. The KGCL provides that a corporation may indemnify such persons who have been, are, or may become a party to an action, suit or proceeding due to his or her status as a director, officer, employee or agent of the corporation. Further, the KGCL grants authority to a corporation to implement its own broader indemnification policy.
Kansas Limited Liability Companies
Section 17-7670 of the Kansas Revised Limited Liability Company Act (the “KLLCA”) provides that subject to such standards and restrictions, if any, as are set forth in its operating agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. To the extent that a present or former member, manager, officer, employee or agent of a limited liability company has been successful on the merits or otherwise as a plaintiff in an action to determine that the plaintiff is a member of a limited liability company or in defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a member, manager, officer, employee or agent of the limited liability company, or is or was serving at the request of the limited liability company as a member, manager, director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, or in defense of any claim, issue or matter therein, such member, manager, officer, employee or agent shall be indemnified by the limited liability company against expenses actually and reasonably incurred by such person in connection therewith, including attorney fees.
Nevada Limited Liability Companies
Sections 86.411 and 86.421 of the Nevada Limited-Liability Companies law permit indemnification of any person who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a manager, member, employee or agent of the company, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Indemnification may not be made for any claim as to which such a person has been adjudged to be liable to the company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Nevada Limited-Liability Companies law allows a company to purchase or maintain insurance for members, managers, employees, and agents of the company.
New Hampshire Corporations
The New Hampshire Business Corporation Act (the “NHBCA”) provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in the preceding sentence; and (2) the director furnishes the corporation an undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct; and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification. Unless a corporation’s articles of incorporation provide otherwise, the corporation may indemnify and advance expense to an officer, employee or agent of the corporation who is not a director to the same extent as to a director. A corporation may not indemnify a director (x) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (y) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Unless limited by its articles of incorporation, a New Hampshire corporation shall indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding.
New York Limited Liability Companies
Section 420 of the New York Limited Liability Company Law provides that, subject to such standards and restrictions, if any, as are set forth in its operating agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless, and advance expenses to, any member or manager or other person from and against any and all claims and demands whatsoever. However, no indemnification may be made to or on behalf of any member, manager or other person if a judgment or other final adjudication adverse to such member, manager or other person establishes that (i) such person’s acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or (ii) such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled.
Texas Corporations
Sections 8.101 and 8.102 of the Texas Business Organizations Code (“TBOC”) provide that an enterprise may indemnify any governing person (which term excludes officers), former governing person, or a delegate who was, is, or is threatened to be made a respondent or defendant in (i) a threatened, pending, or completed action or other proceeding (whether civil, criminal, administrative, arbitrative, or investigative), (ii) an appeal of such an action or proceeding, or (iii) an inquiry or investigation that could lead to such an action or proceeding against judgments and reasonable expenses actually incurred, which expenses include reasonable attorneys’ fees, costs, penalties, settlements, fines, and excises or similar taxes in connection with a proceeding, if that person (x) acted in good faith, (y) reasonably believed, in the case of conduct in that person’s official capacity, that the person’s conduct was in the enterprise’s best interests and, in any other case, that the person’s conduct was not opposed to the enterprise’s best interests, and (z) in the case of a criminal proceeding, had no reasonable cause to believe the person’s conduct was unlawful. With respect to any action in which a person has been found liable to the enterprise or found liable because the person improperly received a personal benefit, indemnification is limited to reasonable expenses actually incurred by that person in connection with the proceeding and will not include a judgment, penalty, fine, excise or similar tax. Indemnification may not be made in relation to a proceeding in which the person has been found liable for willful or intentional misconduct in the performance of the person’s duty to the enterprise, breach of the person’s duty of loyalty owed to the enterprise or an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the enterprise. To limit indemnification, liability must be established by an order and all appeals of the order must be exhausted or foreclosed by law. Section 8.105 of the TBOC provides that an enterprise may indemnify a person who is not a governing person, including officers, agents or employees, and, in the case of officers, shall indemnify such officers to the same extent that indemnification is required for a governing person. Section 8.151 of the TBOC provides that an enterprise may purchase or procure or establish and maintain insurance or another arrangement to indemnify and hold harmless an existing or former governing person, delegate, officer, employee or agent against any liability asserted against and incurred by the person in that capacity or arising out of the person’s status in that capacity, and such insurance or other arrangement may apply without regard to whether the enterprise otherwise would have had the power to indemnify the person against that liability.
Virginia Corporations
The Virginia Stock Corporation Act (the “VSCA”) permits a Virginia corporation to indemnify its directors and officers in connection with certain actions, suits and proceedings brought against them if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The VSCA requires such indemnification when a director or officer entirely prevails in the defense of any proceeding to which he or she was a party because he or she is or was a director or officer of the corporation. The VSCA further provides that a Virginia corporation may make any other or further indemnity (including indemnity with respect to a proceeding by or in the right of the corporation), and may make additional provision for advances and reimbursement of expenses, if authorized by its articles of incorporation or shareholder-adopted bylaws, except an indemnity against willful misconduct or a knowing violation of criminal law.
The VSCA establishes a statutory limit on liability of directors and officers of a Virginia corporation for damages assessed against them in a suit brought by the corporation or in its right or brought by or on behalf of shareholders of the corporation and authorizes it, with shareholder approval, to specify a lower monetary limit on liability in the corporation’s articles of incorporation or bylaws; the liability of a director or officer, however, shall not be limited if such director or officer engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law.

General
The certificates of incorporation of T-Mobile US, Inc. (“T-Mobile”) and T-Mobile USA, Inc. (“T-Mobile USA”) each provide for indemnification, to the fullest extent permitted by the DGCL, to any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of T-Mobile or T-Mobile USA, respectively, or is or was serving at the request of T-Mobile or T-Mobile USA, respectively, as a director, officer, or agent of another corporation, limited liability company, or other enterprise, against expenses (including attorneys’ fees), judgments, liabilities, losses, fines and amounts paid in settlement reasonably incurred by him in connection with such action, suit or proceeding. Each of T-Mobile and T-Mobile USA applies the provisions of its certificate of incorporation to indemnification of directors and officers of its wholly-owned subsidiaries, including the co-registrants. In addition, the organizational documents governing certain of the co-registrants generally provide directors, managers and officers with similar rights to indemnification to the fullest extent permitted by law.
The certificate of incorporation of T-Mobile provides that no director is liable to T-Mobile or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.
T-Mobile has entered into indemnification agreements with all of its directors and executive officers and has purchased directors’ and officers’ liability insurance. Any underwriting agreement may provide for indemnification by the underwriters of the issuer(s), any guarantors and their officers and directors for certain liabilities arising under the Securities Act or otherwise.

Item 21.	Exhibits and Financial Statement Schedules
Exhibit
Exhibit No.	Exhibit Description
2.1
Business Combination Agreement, dated as of April 29, 2018, by and among T-Mobile US, Inc., Huron Merger Sub LLC, Superior Merger Sub Corporation, Sprint Corporation, Starburst I, Inc., Galaxy Investment Holdings, Inc., and for the limited purposes set forth therein, Deutsche Telekom AG, Deutsche Telekom Holding B.V. and SoftBank Group Corp. (incorporated by reference to Exhibit 2.1 to Parent’s Current Report on Form 8-K filed with the SEC on April 30, 2018).

2.2
Amendment No. 1, dated as of July 26, 2019, to the Business Combination Agreement, dated as of April 29, 2018, by and among and among T-Mobile US, Inc., Huron Merger Sub LLC, Superior Merger Sub Corp., Sprint Corporation, Starburst I, Inc., Galaxy Investment Holdings, Inc., and for the limited purposes set forth therein, Deutsche Telekom AG, Deutsche Telekom Holding B.V., and SoftBank Group Corp. (incorporated by reference to Exhibit 2.2 to Parent’s Current Report on Form 8-K filed with the SEC on July 26, 2019).

2.3
Amendment No. 2, dated as of February 20, 2020, to the Business Combination Agreement, dated as of April 29, 2018, by and among T-Mobile US, Inc., Huron Merger Sub LLC, Superior Merger Sub Corporation, Sprint Corporation, Starburst I, Inc., Galaxy Investment Holdings, Inc., and for the limited purposes set forth therein, Deutsche Telekom AG, Deutsche Telekom Holding B.V., and SoftBank Group Corp., as amended (incorporated by reference to Exhibit 2.1 to Parent’s Current Report on Form 8-K filed with the SEC on February 20, 2020).

2.4
Asset Purchase Agreement, dated as of July 26, 2019, by and among T-Mobile US, Inc., Sprint Corporation and DISH Network Corporation (incorporated by reference to Exhibit 2.1 to Parent’s Current Report on Form 8-K filed with the SEC on July 26, 2019).

2.5
First Amendment to the Asset Purchase Agreement, dated June 17, 2020, by and among T-Mobile US, Inc., Sprint Corporation and DISH Network Corporation (incorporated by reference to Exhibit 2.1 to Parent’s Current Report on Form 8-K filed with the SEC on June 17, 2020 at 4:46 p.m. Eastern time).

3.1	Fifth Amended and Restated Certificate of Incorporation of T-Mobile US, Inc. (incorporated by reference to Exhibit 3.1 to Parent’s Current Report on Form 8-K filed with the SEC on April 1, 2020).
3.2	Seventh Amended and Restated Bylaws of T-Mobile US, Inc. (incorporated by reference to Exhibit 3.2 to Parent’s Current Report on Form 8-K filed with the SEC on April 1, 2020).
3.3	Amended and Restated Certificate of Incorporation of T-Mobile USA, Inc. (incorporated by reference to Exhibit 3.3 to Parent’s Registration Statement on Form S-4, filed on December 13, 2013).
3.4	Amended and Restated Bylaws of T-Mobile USA, Inc. (incorporated by reference to Exhibit 3.4 to Parent’s Registration Statement on Form S-4, filed on December 13, 2013).
3.5	Certificate of Formation of Alda Wireless Holdings, LLC, as amended (incorporated by reference to Exhibit 3.5 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.6	Limited Liability Company Agreement of Alda Wireless Holdings, LLC (incorporated by reference to Exhibit 3.6 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.7
Certificate of Formation of American Telecasting Development, LLC, as amended (incorporated by reference to Exhibit 3.7 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.8
Limited Liability Company Agreement of American Telecasting Development, LLC, as amended (incorporated by reference to Exhibit 3.8 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.9
Certificate of Formation of American Telecasting of Anchorage, LLC, as amended (incorporated by reference to Exhibit 3.9 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.10
Limited Liability Company Agreement of American Telecasting of Anchorage, LLC, as amended (incorporated by reference to Exhibit 3.10 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

Exhibit No.	Exhibit Description
3.11
Certificate of Formation of American Telecasting of Columbus, LLC, as amended (incorporated by reference to Exhibit 3.11 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.12
Limited Liability Company Agreement of American Telecasting of Columbus, LLC, as amended (incorporated by reference to Exhibit 3.12 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.13
Certificate of Formation of American Telecasting of Denver, LLC, as amended (incorporated by reference to Exhibit 3.13 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.14
Limited Liability Company Agreement of American Telecasting of Denver, LLC, as amended (incorporated by reference to Exhibit 3.14 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.15
Certificate of Formation of American Telecasting of Ft. Collins, LLC, as amended (incorporated by reference to Exhibit 3.15 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.16
Limited Liability Company Agreement of American Telecasting of Ft. Collins, LLC, as amended (incorporated by reference to Exhibit 3.16 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.17
Certificate of Formation of American Telecasting of Fort Myers, LLC, as amended (incorporated by reference to Exhibit 3.17 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.18
Limited Liability Company Agreement of American Telecasting of Fort Myers, LLC, as amended (incorporated by reference to Exhibit 3.18 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.19
Certificate of Formation of American Telecasting of Green Bay, LLC, as amended (incorporated by reference to Exhibit 3.19 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.20
Limited Liability Company Agreement of American Telecasting of Green Bay, LLC, as amended (incorporated by reference to Exhibit 3.20 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.21
Certificate of Formation of American Telecasting of Lansing, LLC, as amended (incorporated by reference to Exhibit 3.21 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.22
Limited Liability Company Agreement of American Telecasting of Lansing, LLC, as amended (incorporated by reference to Exhibit 3.22 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.23
Certificate of Formation of American Telecasting of Lincoln, LLC, as amended (incorporated by reference to Exhibit 3.23 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.24
Limited Liability Company Agreement of American Telecasting of Lincoln, LLC, as amended (incorporated by reference to Exhibit 3.24 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.25
Certificate of Formation of American Telecasting of Little Rock, LLC, as amended (incorporated by reference to Exhibit 3.25 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.26
Limited Liability Company Agreement of American Telecasting of Little Rock, LLC, as amended (incorporated by reference to Exhibit 3.26 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.27
Certificate of Formation of American Telecasting of Louisville, LLC, as amended (incorporated by reference to Exhibit 3.27 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

Exhibit No.	Exhibit Description
3.28
Limited Liability Company Agreement of American Telecasting of Louisville, LLC, as amended (incorporated by reference to Exhibit 3.28 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.29
Certificate of Formation of American Telecasting of Medford, LLC, as amended (incorporated by reference to Exhibit 3.29 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.30
Limited Liability Company Agreement of American Telecasting of Medford, LLC, as amended (incorporated by reference to Exhibit 3.30 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.31
Certificate of Formation of American Telecasting of Michiana, LLC, as amended (incorporated by reference to Exhibit 3.31 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.32
Limited Liability Company Agreement of American Telecasting of Michiana, LLC, as amended (incorporated by reference to Exhibit 3.32 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.33
Certificate of Formation of American Telecasting of Monterey, LLC, as amended (incorporated by reference to Exhibit 3.33 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.34
Limited Liability Company Agreement of American Telecasting of Monterey, LLC, as amended (incorporated by reference to Exhibit 3.34 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.35
Certificate of Formation of American Telecasting of Redding, LLC, as amended (incorporated by reference to Exhibit 3.35 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.36
Limited Liability Company Agreement of American Telecasting of Redding, LLC, as amended (incorporated by reference to Exhibit 3.36 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.37
Certificate of Formation of American Telecasting of Santa Barbara, LLC, as amended (incorporated by reference to Exhibit 3.37 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.38
Limited Liability Company Agreement of American Telecasting of Santa Barbara, LLC, as amended (incorporated by reference to Exhibit 3.38 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.39
Certificate of Formation of American Telecasting of Seattle, LLC, as amended (incorporated by reference to Exhibit 3.39 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.40
Limited Liability Company Agreement of American Telecasting of Seattle, LLC, as amended (incorporated by reference to Exhibit 3.40 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.41
Certificate of Formation of American Telecasting of Sheridan, LLC, as amended (incorporated by reference to Exhibit 3.41 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.42
Limited Liability Company Agreement of American Telecasting of Sheridan, LLC, as amended (incorporated by reference to Exhibit 3.42 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.43
Certificate of Formation of American Telecasting of Yuba City, LLC, as amended (incorporated by reference to Exhibit 3.43 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.44
Limited Liability Company Agreement of American Telecasting of Yuba City, LLC, as amended (incorporated by reference to Exhibit 3.44 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

Exhibit No.	Exhibit Description
3.45
Certificate of Formation of APC Realty and Equipment Company, LLC, as amended (incorporated by reference to Exhibit 3.45 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.46
Limited Liability Company Agreement of APC Realty and Equipment Company, LLC (incorporated by reference to Exhibit 3.46 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.47
Certificate of Formation of Assurance Wireless of South Carolina, LLC (incorporated by reference to Exhibit 3.47 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.48	Operating Agreement of Assurance Wireless of South Carolina, LLC (incorporated by reference to Exhibit 3.48 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.49
Amended and Restated Certificate of Limited Partnership of Assurance Wireless USA, L.P. (incorporated by reference to Exhibit 3.49 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.50
Limited Partnership Agreement of Assurance Wireless USA, L.P. (f/k/a Virgin Mobile USA, L.P.) (incorporated by reference to Exhibit 3.50 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.51	Certificate of Formation of ATI Sub, LLC (incorporated by reference to Exhibit 3.51 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.52	Limited Liability Company Agreement of ATI Sub, LLC, as amended (incorporated by reference to Exhibit 3.52 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.53	Certificate of Formation of Broadcast Cable, LLC, as amended (incorporated by reference to Exhibit 3.55 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.54
Limited Liability Company Agreement of Broadcast Cable, LLC, as amended (incorporated by reference to Exhibit 3.56 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.55	Articles of Organization of Clear Wireless LLC, as amended (incorporated by reference to Exhibit 3.57 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.56	Limited Liability Company Agreement of Clear Wireless LLC (incorporated by reference to Exhibit 3.58 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.57
Amendment to the Limited Liability Company Agreement of Clear Wireless LLC (incorporated by reference to Exhibit 3.57 to the Parent’s Registration Statement on Form S-4 filed with the SEC on March 30, 2021).

3.58
Certificate of Formation of Clearwire Communications LLC, as amended (incorporated by reference to Exhibit 3.59 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.59
Second Amended and Restated Operating Agreement of Clearwire Communications LLC (incorporated by reference to Exhibit 3.60 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.60	Articles of Organization of Clearwire Hawaii Partners Spectrum, LLC (incorporated by reference to Exhibit 3.61 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.61
Limited Liability Company Agreement of Clearwire Hawaii Partners Spectrum, LLC (incorporated by reference to Exhibit 3.62 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.62
Amendment to Limited Liability Company Agreement of Clearwire Hawaii Partners Spectrum, LLC (incorporated by reference to Exhibit 3.62 to Parent’s Registration Statement on Form S-4 filed with the SEC on March 30, 2021).

Exhibit No.	Exhibit Description
3.63	Articles of Organization of Clearwire IP Holdings LLC (incorporated by reference to Exhibit 3.63 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.64	Limited Liability Company Agreement of Clearwire IP Holdings LLC (incorporated by reference to Exhibit 3.64 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.65	Certificate of Formation of Clearwire Legacy LLC, as amended (incorporated by reference to Exhibit 3.65 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.66
Limited Liability Company Agreement of Clearwire Legacy LLC (f/k/a Clearwire MergerSub LLC) (incorporated by reference to Exhibit 3.66 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.67
Articles of Organization of Clearwire Spectrum Holdings II LLC, as amended (incorporated by reference to Exhibit 3.67 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.68
Limited Liability Company Agreement of Clearwire Spectrum Holdings II LLC (incorporated by reference to Exhibit 3.68 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.69
Amendment to the Limited Liability Company Agreement of Clearwire Spectrum Holdings II LLC (incorporated by reference to Exhibit 3.69 to Parent’s Registration Statement on Form S-4 filed with the SEC on March 30, 2021).

3.70
Articles of Organization of Clearwire Spectrum Holdings III LLC, as amended (incorporated by reference to Exhibit 3.69 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.71
Limited Liability Company Agreement of Clearwire Spectrum Holdings III LLC (incorporated by reference to Exhibit 3.70 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.72	Articles of Organization of Clearwire Spectrum Holdings LLC (incorporated by reference to Exhibit 3.71 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.73
Limited Liability Company Agreement of Clearwire Spectrum Holdings LLC (incorporated by reference to Exhibit 3.72 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.74
Amendment to the Limited Liability Company Agreement of Clearwire Spectrum Holdings LLC (incorporated by reference to Exhibit 3.74 to Parent’s Registration Statement on Form S-4 filed with the SEC on March 30, 2021).

3.75	Certificate of Formation of Clearwire XOHM LLC, as amended (incorporated by reference to Exhibit 3.73 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.76
Limited Liability Company Agreement of Clearwire XOHM LLC (f/k/a SX Sub, LLC) (incorporated by reference to Exhibit 3.74 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.77
Certificate of Formation of Fixed Wireless Holdings, LLC, as amended (incorporated by reference to Exhibit 3.75 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.78	Limited Liability Company Agreement of Fixed Wireless Holdings, LLC (incorporated by reference to Exhibit 3.76 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.79	Certificate of Formation of Fresno MMDS Associates, LLC, as amended (incorporated by reference to Exhibit 3.77 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

Exhibit No.	Exhibit Description
3.80
Limited Liability Company Agreement of Fresno MMDS Associates, LLC, as amended (incorporated by reference to Exhibit 3.78 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.81	Certificate of Formation of IBSV LLC (incorporated by reference to Exhibit 3.5 to Parent’s Registration Statement on Form S-4, filed on December 13, 2013).
3.82
Limited Liability Company Certificate of Amendment of IBSV LLC (incorporated by reference to Exhibit 3.81 to Parent’s Post-Effective Amendment No. 1 to Registration Statement on Form S-3, filed on September 3, 2014).

3.83	Limited Liability Company Agreement of IBSV LLC (f/k/a GSV LLC) (incorporated by reference to Exhibit 3.6 to Parent’s Registration Statement on Form S-4, filed on December 13, 2013).
3.84	Certificate of Formation of Kennewick Licensing, LLC, as amended (incorporated by reference to Exhibit 3.84 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.85
Amended and Restated Limited Liability Company Agreement of Kennewick Licensing, LLC, as amended (incorporated by reference to Exhibit 3.85 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.86
Certificate of Formation of L3TV Colorado Cable System, LLC, as amended (incorporated by reference to Exhibit 3.88 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.87
Limited Liability Company Agreement of L3TV Colorado Cable System, LLC (incorporated by reference to Exhibit 3.89 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.88	Certificate of Formation of L3TV Dallas Cable System, LLC (incorporated by reference to Exhibit 3.90 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.89
Limited Liability Company Agreement of L3TV Dallas Cable System, LLC (incorporated by reference to Exhibit 3.91 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.90	Certificate of Formation of L3TV Detroit Cable System, LLC (incorporated by reference to Exhibit 3.94 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.91
Limited Liability Company Agreement of L3TV Detroit Cable System, LLC (incorporated by reference to Exhibit 3.95 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.92	Certificate of Formation of L3TV Los Angeles Cable System, LLC (incorporated by reference to Exhibit 3.96 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.93
Limited Liability Company Agreement of L3TV Los Angeles Cable System, LLC (incorporated by reference to Exhibit 3.97 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.94	Certificate of Formation of L3TV Minneapolis Cable System, LLC (incorporated by reference to Exhibit 3.98 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.95
Limited Liability Company Agreement of L3TV Minneapolis Cable System, LLC (incorporated by reference to Exhibit 3.99 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.96	Certificate of Formation of L3TV New York Cable System, LLC (incorporated by reference to Exhibit 3.100 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.97
Limited Liability Company Agreement of L3TV New York Cable System, LLC (incorporated by reference to Exhibit 3.101 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

Exhibit No.	Exhibit Description
3.98	Certificate of Formation of L3TV San Francisco Cable System, LLC (incorporated by reference to Exhibit 3.104 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.99
Limited Liability Company Agreement of L3TV San Francisco Cable System, LLC (incorporated by reference to Exhibit 3.105 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.100	Certificate of Formation of L3TV Seattle Cable System, LLC (incorporated by reference to Exhibit 3.106 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.101
Limited Liability Company Agreement of L3TV Seattle Cable System, LLC (incorporated by reference to Exhibit 3.107 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.102	Certificate of Formation of Layer3 TV, LLC (incorporated by reference to Exhibit 3.108 to Parent’s Registration Statement on Form S-4 filed with the SEC on March 30, 2021).
3.103	Limited Liability Company Agreement of Layer3 TV, LLC (incorporated by reference to Exhibit 3.109 to Parent’s Registration Statement on Form S-4 filed with the SEC on March 30, 2021).
3.104	Certificate of Formation of MetroPCS California, LLC, as amended (incorporated by reference to Exhibit 3.55 to Parent’s Registration Statement on Form S-4, filed on December 13, 2013).
3.105
Amended and Restated Limited Liability Company Agreement of MetroPCS California, LLC (incorporated by reference to Exhibit 3.56 to Parent’s Registration Statement on Form S-4, filed on December 13, 2013).

3.106	Certificate of Formation of MetroPCS Florida, LLC (incorporated by reference to Exhibit 3.57 to Parent’s Registration Statement on Form S-4, filed on December 13, 2013).
3.107
Amended and Restated Limited Liability Company Agreement of MetroPCS Florida, LLC (incorporated by reference to Exhibit 3.58 to Parent’s Registration Statement on Form S-4, filed on December 13, 2013).

3.108	Certificate of Formation of MetroPCS Georgia, LLC (incorporated by reference to Exhibit 3.59 to Parent’s Registration Statement on Form S-4, filed on December 13, 2013).
3.109
Amended and Restated Limited Liability Company Agreement of MetroPCS Georgia, LLC (incorporated by reference to Exhibit 3.60 to Parent’s Registration Statement on Form S-4, filed on December 13, 2013).

3.110	Certificate of Formation of MetroPCS Massachusetts, LLC (incorporated by reference to Exhibit 3.61 to Parent’s Registration Statement on Form S-4, filed on December 13, 2013).
3.111
Amended and Restated Limited Liability Company Agreement of MetroPCS Massachusetts, LLC (incorporated by reference to Exhibit 3.62 to Parent’s Registration Statement on Form S-4, filed on December 13, 2013).

3.112	Certificate of Formation of MetroPCS Michigan, LLC (incorporated by reference to Exhibit 3.63 to Parent’s Registration Statement on Form S-4, filed on December 13, 2013).
3.113	Limited Liability Company Agreement of MetroPCS Michigan, LLC (incorporated by reference to Exhibit 3.64 to Parent’s Registration Statement on Form S-4, filed on December 13, 2013).
3.114	Certificate of Formation of MetroPCS Nevada, LLC (incorporated by reference to Exhibit 3.65 to Parent’s Registration Statement on Form S-4, filed on December 13, 2013).
3.115	Amended and Restated Limited Liability Company Agreement of MetroPCS Nevada, LLC (incorporated by reference to Exhibit 3.66 to Parent’s Registration Statement on Form S-4, filed on December 13, 2013).
3.116	Certificate of Formation of MetroPCS New York, LLC (incorporated by reference to Exhibit 3.67 to Parent’s Registration Statement on Form S-4, filed on December 13, 2013).
3.117
Amended and Restated Limited Liability Company Agreement of MetroPCS New York, LLC (incorporated by reference to Exhibit 3.68 to Parent’s Registration Statement on Form S-4, filed on December 13, 2013).

Exhibit No.	Exhibit Description
3.118	Certificate of Formation of MetroPCS Pennsylvania, LLC (incorporated by reference to Exhibit 3.69 to Parent’s Registration Statement on Form S-4, filed on December 13, 2013).
3.119
Amended and Restated Limited Liability Company Agreement of MetroPCS Pennsylvania, LLC (incorporated by reference to Exhibit 3.70 to Parent’s Registration Statement on Form S-4, filed on December 13, 2013).

3.120	Certificate of Formation of MetroPCS Texas, LLC (incorporated by reference to Exhibit 3.71 to Parent’s Registration Statement on Form S-4, filed on December 13, 2013).
3.121
Second Amended and Restated Limited Liability Company Agreement of MetroPCS Texas, LLC (incorporated by reference to Exhibit 3.72 to Parent’s Registration Statement on Form S-4, filed on December 13, 2013).

3.122	Certificate of Formation of MetroPCS Networks California, LLC, as amended (incorporated by reference to Exhibit 3.75 to Parent’s Registration Statement on Form S-4, filed on December 13, 2013).
3.123
Amended and Restated Limited Liability Company Agreement of MetroPCS Networks California, LLC (incorporated by reference to Exhibit 3.76 to Parent’s Registration Statement on Form S-4, filed on December 13, 2013).

3.124	Certificate of Formation of MetroPCS Networks Florida, LLC, as amended (incorporated by reference to Exhibit 3.77 to Parent’s Registration Statement on Form S-4, filed on December 13, 2013).
3.125
Amended and Restated Limited Liability Company Agreement of MetroPCS Networks Florida, LLC (incorporated by reference to Exhibit 3.78 to Parent’s Registration Statement on Form S-4, filed on December 13, 2013).

3.126	Certificate of Formation of MinorCo, LLC (incorporated by reference to Exhibit 3.132 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.127	Operating Agreement of MinorCo, LLC (incorporated by reference to Exhibit 3.133 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.128
Certificate of Incorporation of Nextel Communications of the Mid-Atlantic, Inc., as amended (incorporated by reference to Exhibit 3.134 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.129	By-Laws of Nextel Communications of the Mid-Atlantic, Inc (incorporated by reference to Exhibit 3.135 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.130	Restated Certificate of Incorporation of Nextel of New York, Inc. (incorporated by reference to Exhibit 3.136 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.131
Bylaws of Nextel of New York, Inc. (f/k/a Smart SMR of New York, Inc.) (incorporated by reference to Exhibit 3.137 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.132	Certificate of Formation of Nextel Retail Stores, LLC (incorporated by reference to Exhibit 3.138 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.133	Limited Liability Company Agreement of Nextel Retail Stores, LLC (incorporated by reference to Exhibit 3.139 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.134
Amended and Restated Certificate of Incorporation of Nextel South Corp., as amended (incorporated by reference to Exhibit 3.140 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.135	By-Laws of Nextel South Corp. (f/k/a Dial Call, Inc.) (incorporated by reference to Exhibit 3.141 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.136	Certificate of Formation of Nextel Systems, LLC (incorporated by reference to Exhibit 3.142 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.137	Operating Agreement of Nextel Systems, LLC (incorporated by reference to Exhibit 3.143 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

Exhibit No.	Exhibit Description
3.138	Certificate of Incorporation of Nextel West Corp., as amended (incorporated by reference to Exhibit 3.144 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.139	Amended and Restated Bylaws of Nextel West Corp. (incorporated by reference to Exhibit 3.145 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.140	Certificate of Formation of NSAC, LLC, as amended (incorporated by reference to Exhibit 3.146 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.141
Amended and Restated Limited Liability Company Agreement of NSAC, LLC, as amended (incorporated by reference to Exhibit 3.147 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.142	Certificate of Formation of PCTV Gold II, LLC (incorporated by reference to Exhibit 3.148 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.143
Amended and Restated Limited Liability Company Agreement of PCTV Gold II, LLC, as amended (incorporated by reference to Exhibit 3.149 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.144	Certificate of Formation of PCTV Sub, LLC, as amended (incorporated by reference to Exhibit 3.150 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.145	Limited Liability Company Agreement of PCTV Sub, LLC, as amended (incorporated by reference to Exhibit 3.151 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.146	Certificate of Formation of People’s Choice TV of Houston, LLC (incorporated by reference to Exhibit 3.152 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.147
Limited Liability Company Agreement of People’s Choice TV of Houston, LLC, as amended (incorporated by reference to Exhibit 3.153 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.148	Certificate of Formation of People’s Choice TV of St. Louis, LLC (incorporated by reference to Exhibit 3.154 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.149
Limited Liability Company Agreement of People’s Choice TV of St. Louis, LLC, as amended (incorporated by reference to Exhibit 3.155 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.150	Certificate of Formation of PRWireless PR, LLC (incorporated by reference to Exhibit 3.156 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.151	Limited Liability Company Agreement of PRWireless PR, LLC (incorporated by reference to Exhibit 3.157 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.152
Second Amended and Restated Certificate of Incorporation of PushSpring, Inc. (incorporated by reference to Exhibit 3.158 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.153	Amended and Restated Bylaws of PushSpring, Inc. (incorporated by reference to Exhibit 3.159 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.154	Certificate of Formation of SFE 1, LLC (incorporated by reference to Exhibit 3.160 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.155
Second Amended and Restated Limited Liability Company Agreement of SFE 1, LLC (incorporated by reference to Exhibit 3.161 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.156
Articles of Incorporation of SIHI New Zealand Holdco, Inc., as amended (incorporated by reference to Exhibit 3.164 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.157	Bylaws of SIHI New Zealand Holdco, Inc. (incorporated by reference to Exhibit 3.165 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

Exhibit No.	Exhibit Description
3.158	Certificate of Formation of SpeedChoice of Detroit, LLC (incorporated by reference to Exhibit 3.168 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.159
Limited Liability Company Agreement of SpeedChoice of Detroit, LLC, as amended (incorporated by reference to Exhibit 3.169 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.160	Certificate of Formation of SpeedChoice of Phoenix, LLC (incorporated by reference to Exhibit 3.170 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.161
Limited Liability Company Agreement of SpeedChoice of Phoenix, LLC, as amended (incorporated by reference to Exhibit 3.171 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.162	Certificate of Formation of Sprint (Bay Area), LLC (incorporated by reference to Exhibit 3.172 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.163
Limited Liability Company Agreement of Sprint (Bay Area), LLC, as amended (incorporated by reference to Exhibit 3.173 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.164
Certificate of Incorporation of Sprint Capital Corporation, as amended (incorporated by reference to Exhibit 3.174 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.165	Bylaws of Sprint Capital Corporation (incorporated by reference to Exhibit 3.175 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.166
Amended and Restated Articles of Incorporation of Sprint Communications, Inc., as amended (incorporated by reference to Exhibit 3.176 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.167	Amended and Restated Bylaws of Sprint Communications, Inc. (incorporated by reference to Exhibit 3.177 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.168
Certificate of Limited Partnership of Sprint Communications Company L.P., as amended (incorporated by reference to Exhibit 3.174 to Parent’s Registration Statement on Form S-4 filed with the SEC on March 30, 2021).

3.169
Amended and Restated Agreement of Limited Partnership of Sprint Communications Company L.P. (f/k/a US Sprint Communications Company Limited Partnership) (incorporated by reference to Exhibit 3.179 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.170
Articles of Incorporation of Sprint Communications Company of New Hampshire, Inc., as amended (incorporated by reference to Exhibit 3.180 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.171
Bylaws of Sprint Communications Company of New Hampshire, Inc. (f/k/a US Sprint Communications Company of New Hampshire, Inc.), as amended (incorporated by reference to Exhibit 3.181 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.172
Articles of Incorporation of Sprint Communications Company of Virginia, Inc., as amended (incorporated by reference to Exhibit 3.178 to Parent’s Registration Statement on Form S-4 filed with the SEC on March 30, 2021).

3.173
Bylaws of Sprint Communications Company of Virginia, Inc. (f/k/a U.S. Telephone of Virginia, Inc.), as amended (incorporated by reference to Exhibit 3.183 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.174
Amended and Restated Certificate of Incorporation of Sprint Corporation, a Delaware corporation (incorporated by reference to Exhibit 3.186 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.175
Amended and Restated Bylaws of Sprint Corporation, a Delaware corporation (incorporated by reference to Exhibit 3.187 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

Exhibit No.	Exhibit Description
3.176	Articles of Incorporation of Sprint eBusiness, Inc., as amended (incorporated by reference to Exhibit 3.192 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.177	Bylaws of Sprint eBusiness, Inc. (incorporated by reference to Exhibit 3.193 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.178
Articles of Incorporation of Sprint Enterprise Network Services, Inc. (incorporated by reference to Exhibit 3.196 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.179
Bylaws of Sprint Enterprise Network Services, Inc. (f/k/a Pen Enterprises, Inc.) (incorporated by reference to Exhibit 3.197 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.180	Articles of Incorporation of Sprint eWireless, Inc., as amended (incorporated by reference to Exhibit 3.198 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.181	Bylaws of Sprint eWireless, Inc. (incorporated by reference to Exhibit 3.199 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.182
Restated Certificate of Incorporation of Sprint International Communications Corporation, as amended (incorporated by reference to Exhibit 3.200 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.183
Bylaws of Sprint International Communications Corporation (f/k/a Telenet Communications Corporation), as amended (incorporated by reference to Exhibit 3.201 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.184
Articles of Incorporation of Sprint International Holding, Inc., as amended (incorporated by reference to Exhibit 3.202 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.185	Bylaws of Sprint International Holding, Inc. (incorporated by reference to Exhibit 3.203 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.186
Certificate of Incorporation of Sprint International Incorporated, as amended (incorporated by reference to Exhibit 3.204 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.187
Bylaws of Sprint International Incorporated (f/k/a GTE Communications Network Systems Incorporated) (incorporated by reference to Exhibit 3.205 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.188
Certificate of Formation of Sprint International Network Company LLC (incorporated by reference to Exhibit 3.206 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.189	Operating Agreement of Sprint International Network Company LLC (incorporated by reference to Exhibit 3.207 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.190
Amended and Restated Certificate of Formation of Sprint PCS Assets, L.L.C. (incorporated by reference to Exhibit 3.208 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.191
Operating Agreement of Sprint PCS Assets, L.L.C. (f/k/a Cox PCS Assets, L.L.C.) (incorporated by reference to Exhibit 3.209 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.192	Certificate of Incorporation of Sprint Solutions, Inc. (incorporated by reference to Exhibit 3.210 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.193	Bylaws of Sprint Solutions, Inc. (incorporated by reference to Exhibit 3.211 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.194	Certificate of Formation of Sprint Spectrum Holding Company, LLC (incorporated by reference to Exhibit 3.212 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

Exhibit No.	Exhibit Description
3.195
Operating Agreement of Sprint Spectrum Holding Company, LLC, as amended (incorporated by reference to Exhibit 3.213 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.196†	Certificate of Formation of Sprint Spectrum LLC.
3.197†	Limited Liability Company Agreement of Sprint Spectrum LLC.
3.198	Certificate of Formation of Sprint Spectrum Realty Company, LLC (incorporated by reference to Exhibit 3.216 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.199	Operating Agreement of Sprint Spectrum Realty Company, LLC (incorporated by reference to Exhibit 3.217 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.200
Articles of Incorporation of Sprint/United Management Company, as amended (incorporated by reference to Exhibit 3.218 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.201	Amended and Restated Bylaws of Sprint/United Management Company (incorporated by reference to Exhibit 3.219 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.202	Articles of Incorporation of SprintCom, Inc., as amended (incorporated by reference to Exhibit 3.220 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.203	Bylaws of SprintCom, Inc. (incorporated by reference to Exhibit 3.221 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.204	Certificate of Formation of T-Mobile Central LLC, as amended (incorporated by reference to Exhibit 3.25 to Parent’s Registration Statement on Form S-4, filed on December 13, 2013).
3.205	Limited Liability Company Agreement of T-Mobile Central LLC (incorporated by reference to Exhibit 3.26 to Parent’s Registration Statement on Form S-4, filed on December 13, 2013).
3.206
Certificate of Formation of T-Mobile Financial LLC (incorporated by reference to Exhibit 3.79 to Parent’s Post-Effective Amendment No. 1 to Registration Statement on Form S-3, filed on September 3, 2014).

3.207
Limited Liability Company Agreement of T-Mobile Financial LLC (incorporated by reference to Exhibit 3.80 to Parent’s Post-Effective Amendment No. 1 to Registration Statement on Form S-3, filed on September 3, 2014).

3.208	Certificate of Formation of T-Mobile Innovations LLC (incorporated by reference to Exhibit 3.214 to Parent’s Registration Statement on Form S-4 filed with the SEC on March 30, 2021).
3.209	Limited Liability Company Agreement of T-Mobile Innovations LLC (incorporated by reference to Exhibit 3.215 to Parent’s Registration Statement on Form S-4 filed with the SEC on March 30, 2021).
3.210
Certificate of Formation of T-Mobile Leasing LLC (incorporated by reference to Exhibit 3.82 to Parent’s Post-Effective Amendment No. 2 to Registration Statement on Form S-3, filed on November 2, 2015).

3.211
Limited Liability Company Agreement of T-Mobile Leasing LLC (incorporated by reference to Exhibit 3.83 to Parent’s Post-Effective Amendment No. 2 to Registration Statement on Form S-3, filed on November 2, 2015).

3.212	Certificate of Formation of T-Mobile License LLC (incorporated by reference to Exhibit 3.27 to Parent’s Registration Statement on Form S-4, filed on December 13, 2013).
3.213	Limited Liability Company Agreement of T-Mobile License LLC (incorporated by reference to Exhibit 3.28 to Parent’s Registration Statement on Form S-4, filed on December 13, 2013).
3.214	Certificate of Formation of T-Mobile Northeast LLC (incorporated by reference to Exhibit 3.29 to Parent’s Registration Statement on Form S-4, filed on December 13, 2013).
3.215	Limited Liability Company Agreement of T-Mobile Northeast LLC (incorporated by reference to Exhibit 3.30 to Parent’s Registration Statement on Form S-4, filed on December 13, 2013).
3.216	Certificate of Formation of T-Mobile PCS Holdings LLC, as amended (incorporated by reference to Exhibit 3.31 to Parent’s Registration Statement on Form S-4, filed on December 13, 2013).

Exhibit No.	Exhibit Description
3.217	Limited Liability Company Agreement of T-Mobile PCS Holdings LLC (incorporated by reference to Exhibit 3.32 to Parent’s Registration Statement on Form S-4, filed on December 13, 2013).
3.218	Certificate of Formation of T-Mobile Puerto Rico Holdings LLC, as amended (incorporated by reference to Exhibit 3.33 to Parent’s Registration Statement on Form S-4, filed on December 13, 2013).
3.219	Limited Liability Company Agreement of T-Mobile Puerto Rico Holdings LLC (incorporated by reference to Exhibit 3.34 to Parent’s Registration Statement on Form S-4, filed on December 13, 2013).
3.220	Certificate of Formation of T-Mobile Puerto Rico LLC, as amended (incorporated by reference to Exhibit 3.35 to Parent’s Registration Statement on Form S-4, filed on December 13, 2013).
3.221
Amended and Restated Limited Liability Company Agreement of T-Mobile Puerto Rico LLC (incorporated by reference to Exhibit 3.36 to Parent’s Registration Statement on Form S-4, filed on December 13, 2013).

3.222	Certificate of Formation of T-Mobile Resources LLC (incorporated by reference to Exhibit 3.228 to Parent’s Registration Statement on Form S-4 filed with the SEC on March 30, 2021).
3.223	Limited Liability Company Agreement of T-Mobile Resources LLC (incorporated by reference to Exhibit 3.229 to Parent’s Registration Statement on Form S-4 filed with the SEC on March 30, 2021).
3.224	Certificate of Formation of T-Mobile South LLC (incorporated by reference to Exhibit 3.39 to Parent’s Registration Statement on Form S-4, filed on December 13, 2013).
3.225	Limited Liability Company Agreement of T-Mobile South LLC (incorporated by reference to Exhibit 3.40 to Parent’s Registration Statement on Form S-4, filed on December 13, 2013).
3.226	Certificate of Formation of T-Mobile West LLC (incorporated by reference to Exhibit 3.43 to Parent’s Registration Statement on Form S-4, filed on December 13, 2013).
3.227	Limited Liability Company Agreement of T-Mobile West LLC (incorporated by reference to Exhibit 3.44 to Parent’s Registration Statement on Form S-4, filed on December 13, 2013).
3.228	Certificate of Formation of TDI Acquisition Sub, LLC (incorporated by reference to Exhibit 3.248 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.229
Limited Liability Company Agreement of TDI Acquisition Sub, LLC, as amended (incorporated by reference to Exhibit 3.249 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.230
Certificate of Formation of TMUS International LLC (f/k/a T-Mobile Subsidiary IV LLC) (incorporated by reference to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.231	Certificate of Amendment of TMUS International LLC (incorporated by reference to Exhibit 3.239 to Parent’s Registration Statement on Form S-4 filed with the SEC on March 30, 2021).
3.232
Amended and Restated Limited Liability Company Agreement of TMUS International LLC (incorporated by reference to Exhibit 3.240 to Parent’s Registration Statement on Form S-4 filed with the SEC on March 30, 2021).

3.233	Certificate of Formation of Transworld Telecom II, LLC (incorporated by reference to Exhibit 3.252 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.234
Limited Liability Company Agreement of Transworld Telecom II, LLC, as amended (incorporated by reference to Exhibit 3.253 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.235	Certificate of Formation of TVN Ventures LLC (incorporated by reference to Exhibit 3.243 to Parent’s Registration Statement on Form S-4 filed with the SEC on March 30, 2021).
3.236	Limited Liability Company Agreement of TVN Ventures LLC (incorporated by reference to Exhibit 3.244 to Parent’s Registration Statement on Form S-4 filed with the SEC on March 30, 2021).
3.237	Articles of Incorporation of USST of Texas, Inc., as amended (incorporated by reference to Exhibit 3.256 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

Exhibit No.	Exhibit Description
3.238	Bylaws of USST of Texas, Inc. (incorporated by reference to Exhibit 3.257 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.239	Articles of Organization of Utelcom LLC (incorporated by reference to Exhibit 3.258 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.240	Operating Agreement of Utelcom LLC, as amended (incorporated by reference to Exhibit 3.259 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.241	Certificate of Formation of VMU GP, LLC, as amended (incorporated by reference to Exhibit 3.262 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.242
Amended and Restated Limited Liability Company Agreement of VMU GP, LLC (incorporated by reference to Exhibit 3.263 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.243	Certificate of Formation of WBS of America, LLC (incorporated by reference to Exhibit 3.264 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.244
Limited Liability Company Agreement of WBS of America, LLC, as amended (incorporated by reference to Exhibit 3.265 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.245	Certificate of Formation of WBS of Sacramento, LLC (incorporated by reference to Exhibit 3.266 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.246
Limited Liability Company Agreement of WBS of Sacramento, LLC, as amended (incorporated by reference to Exhibit 3.267 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.247	Certificate of Formation of WBSY Licensing, LLC (incorporated by reference to Exhibit 3.268 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.248
Limited Liability Company Agreement of WBSY Licensing, LLC, as amended (incorporated by reference to Exhibit 3.269 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.249	Certificate of Formation of WCOF, LLC (incorporated by reference to Exhibit 3.270 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.250
Amended and Restated Limited Liability Company Agreement of WCOF, LLC, as amended (incorporated by reference to Exhibit 3.271 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.251
Certificate of Formation of Wireless Broadband Services of America, L.L.C. (incorporated by reference to Exhibit 3.272 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.252
Amended and Restated Limited Liability Company Agreement of Wireless Broadband Services of America, L.L.C., as amended (incorporated by reference to Exhibit 3.273 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.253	Certificate of Incorporation of Wireline Leasing Co., Inc. (incorporated by reference to Exhibit 3.274 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.254	Bylaws of Wireline Leasing Co., Inc. (incorporated by reference to Exhibit 3.275 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.255	Certificate of Amendment to Certificate of Formation of IBSV LLC (incorporated by reference to Exhibit 3.276 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.256
Certificate of Merger Merging MetroPCS Finance California, LLC with and into MetroPCS California, LLC (incorporated by reference to Exhibit 3.277 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.257	Certificate of Merger of PCS81, LLC and MetroPCS Georgia, LLC (incorporated by reference to Exhibit 3.278 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

Exhibit No.	Exhibit Description
3.258
Certificate of Merger Merging MetroPCS Finance Massachusetts, LLC with and into MetroPCS Massachusetts, LLC (incorporated by reference to Exhibit 3.279 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.259
Certificate of Merger Merging Royal Street BTA 262, LLC with and into MetroPCS Networks California, LLC (incorporated by reference to Exhibit 3.280 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.260	Certificates of Merger of MetroPCS Networks Florida, LLC (incorporated by reference to Exhibit 3.281 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.261
Certificate of Merger Merging MetroPCS Finance New York, LLC with and into MetroPCS New York, LLC (incorporated by reference to Exhibit 3.282 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.262
Certificate of Merger Merging MetroPCS Finance Pennsylvania, LLC with and into MetroPCS Pennsylvania, LLC (incorporated by reference to Exhibit 3.283 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.263
Certificate of Merger Merging MetroPCS Finance Texas, LLC with and into MetroPCS Texas, LLC (incorporated by reference to Exhibit 3.284 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.264	Certificates of Merger of T-Mobile Central LLC (incorporated by reference to Exhibit 3.285 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.265	Certificates of Merger of T-Mobile License LLC (incorporated by reference to Exhibit 3.286 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.266	Certificates of Merger of T-Mobile Northeast LLC (incorporated by reference to Exhibit 3.287 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.267	Certificate of Merger of T-Mobile Puerto Rico LLC (incorporated by reference to Exhibit 3.288 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.268	Certificates of Merger of T-Mobile South LLC (incorporated by reference to Exhibit 3.289 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
3.269	Certificate of Merger of T-Mobile USA, Inc. (incorporated by reference to Exhibit 3.290 to Parent’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).
4.1
Indenture, dated as of April 9, 2020, by and among T-Mobile USA, Inc., T-Mobile US, Inc. and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 to Parent’s Current Report on Form 8-K filed with the SEC on April 13, 2020).

4.2
First Supplemental Indenture, dated as of April 9, 2020, by and among T-Mobile USA, Inc., the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, including the Form of 3.500% Senior Secured Note due 2025 (incorporated by reference to Exhibit 4.2 to Parent’s Current Report on Form 8-K filed with the SEC on April 13, 2020).

4.3
Second Supplemental Indenture, dated as of April 9, 2020, by and among T-Mobile USA, Inc., the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, including the Form of 3.750% Senior Secured Note due 2027 (incorporated by reference to Exhibit 4.3 to Parent’s Current Report on Form 8-K filed with the SEC on April 13, 2020).

4.4
Third Supplemental Indenture, dated as of April 9, 2020, by and among T-Mobile USA, Inc., the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, including the Form of 3.875% Senior Secured Note due 2030 (incorporated by reference to Exhibit 4.4 to Parent’s Current Report on Form 8-K filed with the SEC on April 13, 2020).

4.5
Fourth Supplemental Indenture, dated as of April 9, 2020, by and among T-Mobile USA, Inc., the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, including the Form of 4.375% Senior Secured Note due 2040 (incorporated by reference to Exhibit 4.5 to Parent’s Current Report on Form 8-K filed with the SEC on April 13, 2020).

Exhibit No.	Exhibit Description
4.6
Fifth Supplemental Indenture, dated as of April 9, 2020, by and among T-Mobile USA, Inc., the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, including the Form of 4.500% Senior Secured Note due 2050 (incorporated by reference to Exhibit 4.6 to Parent’s Current Report on Form 8-K filed with the SEC on April 13, 2020).

4.7
Sixth Supplemental Indenture, dated as of May 7, 2020, by and among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.7 to Amendment No. 1 to Parent’s Quarterly Report on Form 10-Q filed with the SEC on August 10, 2020).

4.8
Seventh Supplemental Indenture, dated as of June 24, 2020, by and among T-Mobile USA, Inc., the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, including the Form of 1.500% Senior Secured Note due 2026 (incorporated by reference to Exhibit 4.2 to Parent’s Current Report on Form 8-K filed with the SEC on June 26, 2020).

4.9
Eighth Supplemental Indenture, dated as of June 24, 2020, by and among T-Mobile USA, Inc., the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, including the Form of 2.050% Senior Secured Note due 2028 (incorporated by reference to Exhibit 4.3 to Parent’s Current Report on Form 8-K filed with the SEC on June 26, 2020).

4.10
Ninth Supplemental Indenture, dated as of June 24, 2020, by and among T-Mobile USA, Inc., the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, including the Form of 2.550% Senior Secured Note due 2031 (incorporated by reference to Exhibit 4.4 to Parent’s Current Report on Form 8-K filed with the SEC on June 26, 2020).

4.11
Tenth Supplemental Indenture, dated as of October 6, 2020, by and among T-Mobile USA, Inc., the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.4 to Parent’s Current Report on Form 8-K filed with the SEC on October 6, 2020).

4.12
Eleventh Supplemental Indenture, dated as of October 6, 2020, by and among T-Mobile USA, Inc., the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.5 to Parent’s Current Report on Form 8-K filed with the SEC on October 6, 2020).

4.13
Twelfth Supplemental Indenture, dated as of October 6, 2020, by and among T-Mobile USA, Inc., the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, including the Form of 3.000% Senior Secured Note due 2041 (incorporated by reference to Exhibit 4.6 to Parent’s Current Report on Form 8-K filed with the SEC on October 6, 2020).

4.14
Thirteenth Supplemental Indenture, dated as of October 6, 2020, by and among T-Mobile USA, Inc., the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, including the Form of 3.300% Senior Secured Note due 2051 (incorporated by reference to Exhibit 4.7 to Parent’s Current Report on Form 8-K filed with the SEC on October 6, 2020).

4.15
Fourteenth Supplemental Indenture, dated as of October 28, 2020, by and among T-Mobile USA, Inc., the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, including the Form of 2.250% Senior Secured Note due 2031 (incorporated by reference to Exhibit 4.4 to Parent’s Current Report on Form 8-K filed with the SEC on October 28, 2020).

4.16
Fifteenth Supplemental Indenture, dated as of October 28, 2020, by and among T-Mobile USA, Inc., the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.5 to Parent’s Current Report on Form 8-K filed with the SEC on October 28, 2020).

4.17
Sixteenth Supplemental Indenture, dated as of October 28, 2020, by and among T-Mobile USA, Inc., the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.6 to Parent’s Current Report on Form 8-K filed with the SEC on October 28, 2020).

4.18
Seventeenth Supplemental Indenture, dated as of October 28, 2020, by and among T-Mobile USA, Inc., the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, including the Form of 3.600% Senior Secured Note due 2060 (incorporated by reference to Exhibit 4.7 to Parent’s Current Report on Form 8-K filed with the SEC on October 28, 2020).

Exhibit No.	Exhibit Description
4.19
Eighteenth Supplemental Indenture, dated as of March 30, 2021, by and among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.19 to Parent’s Registration Statement on Form S-4 filed with the SEC on March 30, 2021).

4.20
Registration Rights Agreement, dated as of April 9, 2020, by and among T-Mobile USA, Inc., the Initial Guarantors (as defined therein), Barclays Capital Inc., Deutsche Bank Securities Inc. and Goldman Sachs & Co. LLC, as representatives of the Initial Purchasers (as defined therein) (incorporated by reference to Exhibit 4.7 to Parent’s Current Report on Form 8-K filed with the SEC on April 13, 2020).

4.21
Registration Rights Agreement, dated as of June 24, 2020, by and among T-Mobile USA, Inc., the Initial Guarantors (as defined therein), Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC, as representatives of the Initial Purchasers (as defined therein) (incorporated by reference to Exhibit 4.5 to Parent’s Current Report on Form 8-K filed with the SEC on June 26, 2020).

4.22
Registration Rights Agreement, dated as of October 6, 2020, by and among T-Mobile USA, Inc., the Initial Guarantors (as defined therein), Barclays Capital Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC, as representatives of the Initial Purchasers (as defined therein) (incorporated by reference to Exhibit 4.8 to Parent’s Current Report on Form 8-K filed with the SEC on October 6, 2020).

4.23
Registration Rights Agreement, dated as of October 28, 2020, by and among T-Mobile USA, Inc., the Initial Guarantors (as defined therein), Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and Goldman Sachs & Co. LLC, as representatives of the Initial Purchasers (as defined therein) (incorporated by reference to Exhibit 4.8 to Parent’s Current Report on Form 8-K filed with the SEC on October 28, 2020).

5.1	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP (incorporated by reference to Exhibit 5.1 to Parent’s Registration Statement on Form S-4 filed with the SEC on March 30, 2021).
5.2†	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.
5.3	Opinion of Polsinelli PC (incorporated by reference to Exhibit 5.2 to Parent’s Registration Statement on Form S-4 filed with the SEC on March 30, 2021).
5.4	Opinion of McLane Middleton Professional Association (incorporated by reference to Exhibit 5.3 to Parent’s Registration Statement on Form S-4 filed with the SEC on March 30, 2021).
10.1
Master Agreement, dated as of September 28, 2012, among T-Mobile USA, Inc., Crown Castle International Corp., and certain T-Mobile and Crown subsidiaries (incorporated by reference to Exhibit 10.1 to Parent’s Quarterly Report on Form 10-Q filed on August 8, 2013).

10.2
Amendment No. 1, dated as of November 30, 2012, to Master Agreement, dated as of November 30, 2012, among Crown Castle International Corp., and certain T-Mobile and Crown subsidiaries (incorporated by reference to Exhibit 10.2 to Parent’s Quarterly Report on Form 10-Q filed on August 8, 2013).

10.3
Settlement and Amendment No. 2, dated as of May 8, 2014, to Master Agreement, dated as of November 2012, among Crown Castle International Corp., and certain T-Mobile and Crown subsidiaries (incorporated by reference to Exhibit 10.3 to Parent’s Annual Report on Form 10-K filed on February 7, 2019).

10.4
Master Prepaid Lease, dated as of November 30, 2012, by and among T-Mobile USA Tower LLC, T-Mobile West Tower LLC, T-Mobile USA, Inc. and CCTMO LLC (incorporated by reference to Exhibit 10.3 to Parent’s Quarterly Report on Form 10-Q filed on August 8, 2013).

10.5
MPL Site Master Lease Agreement, dated as of November 30, 2012, by and among Cook Inlet/VS GSM IV PCS Holdings, LLC, T-Mobile Central LLC, T-Mobile South LLC, Powertel/Memphis, Inc., Voicestream Pittsburgh, L.P., T-Mobile West LLC, T-Mobile Northeast LLC, Wireless Alliance, LLC, Suncom Wireless Operating Company, L.L.C., T-Mobile USA, Inc. and CCTMO LLC (incorporated by reference to Exhibit 10.4 to Parent’s Quarterly Report on Form 10-Q filed on August 8, 2013).

Exhibit No.	Exhibit Description
10.6
First Amendment, dated as of November 30, 2012, to MPL Site Master Lease Agreement, dated as of November 30, 2012, by and among Cook Inlet/VS GSM IV PCS Holdings, LLC, T-Mobile Central LLC, T-Mobile South LLC, Powertel/Memphis, Inc., Voicestream Pittsburgh, L.P., T-Mobile West LLC, T-Mobile Northeast LLC, Wireless Alliance, LLC, Suncom Wireless Operating Company, L.L.C., T-Mobile USA, Inc. and CCTMO LLC (incorporated by reference to Exhibit 10.5 to Parent’s Quarterly Report on Form 10-Q filed on August 8, 2013).

10.7
Second Amendment, dated as of October 31, 2014, to MPL Site Master Lease Agreement, dated as of November 30, 2012, by and among Cook Inlet/VS GSM IV PCS Holdings, LLC, T-Mobile Central LLC, T-Mobile South LLC, Powertel/Memphis, Inc., Voicestream Pittsburgh, L.P., T-Mobile West LLC, T-Mobile Northeast LLC, Suncom Wireless Operating Company, L.L.C., T-Mobile USA, Inc. (incorporated by reference to Exhibit 10.7 to Parent’s Annual Report on Form 10-K filed on February 7, 2019).

10.8
Sale Site Master Lease Agreement, dated as of November 30, 2012, by and among Cook Inlet/VS GSM IV PCS Holdings, LLC, T-Mobile Central LLC, T-Mobile South LLC, Powertel/Memphis, Inc., Voicestream Pittsburgh, L.P., T-Mobile West LLC, T-Mobile Northeast LLC, Wireless Alliance, LLC, Suncom Wireless Operating Company, L.L.C., T-Mobile USA, Inc., T3 Tower 1 LLC and T3 Tower 2 LLC (incorporated by reference to Exhibit 10.6 to Parent’s Quarterly Report on Form 10-Q filed on August 8, 2013).

10.9
First Amendment, dated as of November 30, 2012, to Sale Site Master Lease Agreement, dated as of November 30, 2012, by and Cook Inlet/VS GSM IV PCS Holdings, LLC, T-Mobile Central LLC, T-Mobile South LLC, Powertel/Memphis, Inc., Voicestream Pittsburgh, L.P., T-Mobile West LLC, T-Mobile Northeast LLC, Wireless Alliance, LLC, Suncom Wireless Operating Company, L.L.C., T-Mobile USA, Inc., T3 Tower 1 LLC and T3 Tower 2 LLC (incorporated by reference to Exhibit 10.7 to Parent’s Quarterly Report on Form 10-Q filed on August 8, 2013).

10.10
Second Amendment, dated as of October 31, 2014, to Sale Site Master Lease Agreement, dated as of November 30, 2012, by and Cook Inlet/VS GSM IV PCS Holdings, LLC, T-Mobile Central LLC, T-Mobile South LLC, Powertel/Memphis, Inc., Voicestream Pittsburgh, L.P., T-Mobile West LLC, T-Mobile Northeast LLC, Suncom Wireless Operating Company, L.L.C., T-Mobile USA, Inc., T3 Tower 1 LLC and T3 Tower 2 LLC (incorporated by reference to Exhibit 10.10 to Parent’s Annual Report on Form 10-K filed on February 7, 2019).

10.11
Settlement Technical Closing Agreement, dated as of October 1, 2014, among Crown Castle International Corp., and certain T-Mobile and Crown subsidiaries (incorporated by reference to Exhibit 10.11 to Parent’s Annual Report on Form 10-K filed on February 7, 2019).

10.12
Management Agreement, dated as of November 30, 2012, by and among Suncom Wireless Operating Company, L.L.C., Cook Inlet/VS GSM IV PCS Holdings, LLC, T-Mobile Central LLC, T-Mobile South LLC, Powertel/Memphis, Inc., Voicestream Pittsburgh, L.P., T-Mobile West LLC, T-Mobile Northeast LLC, Wireless Alliance, LLC, Suncom Wireless Property Company, L.L.C., T-Mobile USA Tower LLC, T-Mobile West Tower LLC, CCTMO LLC, T3 Tower 1 LLC and T3 Tower 2 LLC (incorporated by reference to Exhibit 10.8 to Parent’s Quarterly Report on Form 10-Q filed on August 8, 2013).

10.13
Second Amended and Restated Stockholders’ Agreement, dated as of June 22, 2020, by and among T-Mobile US, Inc., Deutsche Telekom AG and SoftBank Group Corp. (incorporated by reference to Exhibit 4.2 to Parent’s Registration Statement on Form S-3 filed on June 22, 2020).

10.14
Support Agreement, dated as of April 29, 2018, by and among SoftBank Group Corp., SoftBank Group Capital Limited, Starburst I, Inc., Galaxy Investment Holdings, Inc., T-Mobile US, Inc., and Deutsche Telekom AG (incorporated by reference to Exhibit 10.1 to Parent’s Current Report on Form 8-K filed on April 30, 2018).

10.15
Financing Matters Agreement, dated as of April 29, 2018, by and between T-Mobile USA, Inc. and Deutsche Telekom AG (incorporated by reference to Exhibit 10.3 to Parent’s Current Report on Form 8-K filed on April 30, 2018).

Exhibit No.	Exhibit Description
10.16
Letter Agreement, dated as of February 20, 2020, by and among T-Mobile US, Inc., Deutsche Telekom AG and SoftBank Group Corp. (incorporated by reference to Exhibit 10.1 to Parent’s Current Report on Form 8-K filed on February 20, 2020).

10.17
License Agreement dated as of April 30, 2013 by and between T-Mobile US, Inc. and Deutsche Telekom AG (incorporated by reference to Exhibit 10.2 to Parent’s Current Report on Form 8-K filed on May 2, 2013).

10.18
Supplemental Agreement, effective as of June 3, 2019, to the License Agreement, dated as of April 30, 2013, by and between T-Mobile US, Inc. and Deutsche Telekom AG (incorporated by reference to Exhibit 10.5 to Parent’s Quarterly Report on Form 10-Q filed on July 26, 2019).

10.19
Amendment No. 1, dated as of April 1, 2020, to the License Agreement, dated as of April 30, 2013, by and between T-Mobile US, Inc. and Deutsche Telekom AG (incorporated by reference to Exhibit 10.3 to Parent’s Current Report on Form 8-K filed on April 1, 2020).

10.20**
Master Network Services Agreement, dated as of July 1, 2020, between T-Mobile USA, Inc., DISH Purchasing Corporation and solely for the purposes of Section 13, DISH Network Corporation (incorporated by reference to Exhibit 10.1 to Parent’s Quarterly Report on Form 10-Q filed on November 5, 2020).

10.21**
License Purchase Agreement, dated as of July 1, 2020, by and between T-Mobile USA, Inc. and DISH Network Corporation (incorporated by reference to Exhibit 10.2 to Parent’s Quarterly Report on Form 10-Q filed on November 5, 2020).

10.22
Receivables Sale and Conveyancing Agreement, dated as of February 26, 2014, among T-Mobile West LLC, T-Mobile Central LLC, T-Mobile Northeast LLC and T-Mobile South LLC, as sellers, and T-Mobile PCS Holdings LLC, as purchaser (incorporated by reference to Exhibit 10.1 to Parent’s Current Report on Form 8-K filed on March 4, 2014).

10.23
Joinder and First Amendment to the Receivables Sale and Conveyancing Agreement, dated as of November 28, 2014, among Powertel/Memphis, Inc., Triton PCS Holdings Company L.L.C., T-Mobile West LLC, T-Mobile Central LLC, T-Mobile Northeast LLC and T-Mobile South LLC, as sellers, and T-Mobile PCS Holdings LLC, as purchaser (incorporated by reference to Exhibit 10.55 to Parent’s Annual Report on Form 10-K filed on February 19, 2015).

10.24
Joinder and Second Amendment to the Receivables Sale and Conveyancing Agreement, dated as of January 9, 2015, among SunCom Wireless Operating Company, LLC, Powertel/Memphis, Inc., Triton PCS Holdings Company L.L.C., T-Mobile West LLC, T-Mobile Central LLC, T-Mobile Northeast LLC and T-Mobile South LLC, as sellers, and T-Mobile PCS Holdings LLC, as purchaser (incorporated by reference to Exhibit 10.5 to Parent’s Quarterly Report on Form 10-Q filed on April 28, 2015).

10.25
Receivables Sale and Contribution Agreement, dated as of February 26, 2014, between T-Mobile PCS Holdings LLC, as seller, and T-Mobile Airtime Funding LLC, as purchaser (incorporated by reference to Exhibit 10.2 to Parent’s Current Report on Form 8-K filed on March 4, 2014).

10.26
First Amendment to the Receivables Sale and Contribution Agreement, dated as of November 28, 2014, between T-Mobile PCS Holdings LLC, as seller, and T-Mobile Airtime Funding LLC, as purchaser (incorporated by reference to Exhibit 10.56 to Parent’s Annual Report on Form 10-K filed on February 19, 2015).

10.27
Second Amendment to the Receivables Sale and Contribution Agreement, dated as of January 9, 2015, by and among T-Mobile PCS Holdings LLC, as seller, and T-Mobile Airtime Funding LLC, as purchaser (incorporated by reference to Exhibit 10.6 to Parent’s Quarterly Report on Form 10-Q filed on April 28, 2015).

10.28
Third Amendment to the Receivables Sale and Contribution Agreement, dated as of November 30, 2016, by and among T-Mobile PCS Holdings LLC, as seller, and T-Mobile Airtime Funding LLC, as purchaser (incorporated by reference to Exhibit 10.33 to Parent’s Annual Report on Form 10-K filed on February 14, 2017).

10.29
Fourth Amendment to the Receivables Sale and Contribution Agreement, dated as of May 5, 2017, by and among T-Mobile PCS Holdings LLC, as seller, and T-Mobile Airtime Funding LLC, as purchaser (incorporated by reference to Exhibit 10.1 to Parent’s Quarterly Report on Form 10-Q filed on July 20, 2017).

Exhibit No.	Exhibit Description
10.30
Fourth Amended and Restated Master Receivables Purchase Agreement, dated as of February 26, 2019, among T-Mobile Funding LLC, as funding seller, Billing Gate One LLC, as purchaser, Landesbank Hessen-Thüringen Giroznetrale, as bank purchasing agent, MUFG Bank (Europe) N.V., Germany Branch, as bank collection agent, T-Mobile PCS Holdings LLC, as servicer, and T-Mobile US, Inc. and T-Mobile USA, Inc., as performance guarantors (incorporated by reference to Exhibit 10.1 to Parent’s Current Report on Form 8-K filed on March 4, 2019).

10.31
Third Amended and Restated Receivables Sale Agreement, dated as of October 23, 2018, by and between T-Mobile Financial LLC, as seller, and T-Mobile Handset Funding LLC, as purchaser (incorporated by reference to Exhibit 10.2 to Parent’s Quarterly Report on Form 10-Q filed on October 30, 2018).

10.32
First Amendment, dated as of November 2, 2020, to Third Amended and Restated Receivables Sale Agreement, dated as of October 23, 2018, by and between T-Mobile Financial LLC, as seller, and T-Mobile Handset Funding LLC, as purchaser (incorporated by reference to Exhibit 10.32 to Parent’s Annual Report on Form 10-K filed on February 23, 2021).

10.33
Third Amended and Restated Receivables Purchase and Administration Agreement, dated as of October 23, 2018, by and among T-Mobile Handset Funding LLC, as transferor, T-Mobile Financial LLC, as servicer, T-Mobile US, Inc. and T-Mobile USA, Inc., jointly and severally as performance guarantors, Royal Bank of Canada, as administrative agent, and certain financial institutions party thereto (incorporated by reference to Exhibit 10.1 to Parent’s Quarterly Report on Form 10-Q filed on October 30, 2018).

10.34
First Amendment, dated as of December 21, 2018, to Third Amended and Restated Receivables Purchase and Administration Agreement, dated as of October 23, 2018, by and among T-Mobile Handset Funding LLC, as transferor, T-Mobile Financial LLC, as servicer, T-Mobile US, Inc. and T-Mobile USA, Inc., jointly and severally as performance guarantors, Royal Bank of Canada, as administrative agent, and certain financial institutions party thereto (incorporated by reference to Exhibit 10.45 to Parent’s Annual Report on Form 10-K filed on February 7, 2019).

10.35
Second Amendment, dated as of February 14, 2020, to Third Amended and Restated Receivables Purchase and Administration Agreement, dated as of October 23, 2018, by and among T-Mobile Handset Funding LLC, as transferor, T-Mobile Financial LLC, as servicer, T-Mobile US, Inc. and T-Mobile USA, Inc., jointly and severally as guarantors, Royal Bank of Canada, as Administrative Agent, and certain financial institutions party thereto (incorporated by reference to Exhibit 10.1 to Parent’s Quarterly Report on Form 10-Q dated May 6, 2020).

10.36
Third Amendment, dated as of April 30, 2020, to Third Amended and Restated Receivables Purchase and Administration Agreement, dated as of October 23, 2018, among T-Mobile Handset Funding LLC, as transferor, T-Mobile Financial LLC, as servicer, T-Mobile US, Inc. and T-Mobile USA, Inc., jointly and severally as guarantors, Royal Bank of Canada, as Administrative Agent, and certain financial institutions party thereto (incorporated by reference to Exhibit 10.15 to Amendment No. 1 to Parent’s Quarterly Report on Form 10-Q filed on August 10, 2020).

10.37
Fourth Amendment, dated as of November 2, 2020, to Third Amended and Restated Receivables Purchase and Administration Agreement, dated as of October 23, 2018, among T-Mobile Handset Funding LLC, as transferor, T-Mobile Financial LLC, as servicer, T-Mobile US, Inc. and T-Mobile USA, Inc., jointly and severally as guarantors, Royal Bank of Canada, as Administrative Agent, and certain financial institutions party thereto (incorporated by reference to Exhibit 10.37 to Parent’s Annual Report on Form 10-K filed on February 23, 2021).

10.38
Purchase Agreement, dated as of March 13, 2017, among T-Mobile USA, Inc., the guarantors party thereto and Deutsche Telekom AG (incorporated by reference to Exhibit 10.1 to Parent’s Current Report on Form 8-K filed on March 16, 2017).

10.39
Purchase Agreement, dated as of January 22, 2018, among T-Mobile USA, Inc., the guarantors party thereto and Deutsche Telekom AG (incorporated by reference to Exhibit 10.1 to Parent’s Current Report on Form 8-K filed on January 25, 2018).

Exhibit No.	Exhibit Description
10.40
Credit Agreement, dated as of April 1, 2020, by and among T-Mobile USA, Inc., the issuing banks and lenders party thereto, and Deutsche Bank AG New York Branch, as administrative agent (incorporated by reference to Exhibit 10.3 to Amendment No. 1 to Parent’s Quarterly Report on Form 10-Q filed on August 10, 2020).

10.41
Incremental Amendment, dated as of September 16, 2020, to the Credit Agreement, dated as of April 1, 2020, among T-Mobile USA, Inc., Deutsche Bank AG New York Branch, as administrative agent and each Incremental Revolving Lender as defined therein (incorporated by reference to Exhibit 10.1 to Parent’s Current Report on Form 8-K filed on September 17, 2020).

10.42
Guarantee Agreement, dated as of April 1, 2020, by and among T-Mobile US, Inc., T-Mobile USA, Inc. and the other guarantors party thereto in favor of Deutsche Bank AG New York Branch, as administrative agent (incorporated by reference to Exhibit 10.4 to Amendment No. 1 to Parent’s Quarterly Report on Form 10-Q filed on August 10, 2020).

10.43
Collateral Agreement, dated as of April 1, 2020, by and among T-Mobile US, Inc., T-Mobile USA, Inc. and the other grantors party thereto in favor of Deutsche Bank Trust Company Americas, as collateral trustee (incorporated by reference to Exhibit 10.7 to Amendment No. 1 to Parent’s Quarterly Report on Form 10-Q filed on August 10, 2020).

10.44
Collateral Trust and Intercreditor Agreement, dated as of April 1, 2020, by and among T-Mobile US, Inc., T-Mobile USA, Inc., the other grantors party thereto, Deutsche Bank AG New York Branch, as first priority agent, the holder representatives party thereto and Deutsche Bank Trust Company Americas, as collateral trustee (incorporated by reference to Exhibit 10.8 to Amendment No. 1 to Parent’s Quarterly Report on Form 10-Q filed on August 10, 2020).

10.45
Guarantee and Collateral Agreement, dated October 27, 2016, among Deutsche Bank Trust Company Americas, Sprint Spectrum PledgeCo LLC, Sprint Spectrum PledgeCo II LLC, Sprint Spectrum PledgeCo III LLC, Sprint Spectrum License Holder LLC, Sprint Spectrum License Holder II LLC and Sprint Spectrum License Holder III LLC (incorporated by reference to Exhibit 10.1 to Sprint’s Current Report on Form 8-K filed on November 2, 2016).

10.46
Intra-Company Spectrum Lease Agreement, dated as of October 27, 2016, among Sprint Spectrum License Holder LLC, Sprint Spectrum License Holder II LLC and Sprint Spectrum License Holder III LLC, Sprint Communications, Inc., Sprint Intermediate HoldCo LLC, Sprint Intermediate HoldCo II LLC, Sprint Intermediate HoldCo III LLC and the guarantors (incorporated by reference to Exhibit 10.2 to Sprint’s Current Report on Form 8-K filed on November 2, 2016).

10.47
First Amendment to Intra-Company Spectrum Lease Agreement, dated as of March 12, 2018, among Sprint Spectrum License Holder, LLC, Sprint Spectrum License Holder II LLC and Sprint Spectrum License Holder III LLC, Sprint Communications, Inc., Sprint Intermediate HoldCo LLC, Sprint Intermediate HoldCo II LLC, Sprint Intermediate HoldCo III LLC (incorporated by reference to Exhibit 10.1 to Sprint’s Current Report on Form 8-K filed on March 12, 2018).

10.48
Second Amendment to Intra-Company Spectrum Lease Agreement, dated as of June 6, 2018, among Sprint Spectrum License Holder, LLC, Sprint Spectrum License Holder II LLC and Sprint Spectrum License Holder III LLC, Sprint Communications, Inc., Sprint Intermediate HoldCo LLC, Sprint Intermediate HoldCo II LLC, Sprint Intermediate HoldCo III LLC, Sprint Corporation and the subsidiary guarantors (incorporated by reference to Exhibit 10.1 to Sprint’s Current Report on Form 8-K filed on June 6, 2018).

10.49
Guarantee Assumption Agreement, dated as of April 1, 2020, by and among Sprint Spectrum License Holder, LLC, Sprint Spectrum License Holder II LLC, Sprint Spectrum License Holder III LLC, T-Mobile, T-Mobile USA and certain subsidiary guarantors (incorporated by reference to Exhibit 10.13 to Amendment No. 1 to Parent’s Quarterly Report on Form 10-Q filed on August 10, 2020).

10.50
Guarantee Assumption Agreement, dated as of May 7, 2020, by and among Sprint Spectrum License Holder, LLC, Sprint Spectrum License Holder II LLC, Sprint Spectrum License Holder III LLC and certain subsidiary guarantors (incorporated by reference to Exhibit 10.14 to Amendment No. 1 to Parent’s Quarterly Report on Form 10-Q filed on August 10, 2020).

Exhibit No.	Exhibit Description
10.51
Master Framework Agreement, dated as of June 22, 2020, by and among SoftBank Group Corp., SoftBank Group Capital Ltd, Delaware Project 4 L.L.C., Delaware Project 6 L.L.C., Claure Mobile LLC, Deutsche Telekom AG, T-Mobile US, Inc. and T-Mobile Agent LLC (incorporated by reference to Exhibit 10.1 to Parent’s Current Report on Form 8-K filed on June 26, 2020).

10.52
Share Repurchase Agreement, dated as of June 22, 2020, between SoftBank Group Capital Ltd and T-Mobile US, Inc. (incorporated by reference to Exhibit 10.2 to Parent’s Current Report on Form 8-K filed on June 26, 2020).

10.53
Share Purchase Agreement, dated as of June 22, 2020, among Raul Marcelo Claure, Claure Mobile LLC and T-Mobile US, Inc. (incorporated by reference to Exhibit 15 to SoftBank Group Capital Ltd’s Schedule 13D/A filed on June 24, 2020).

10.54*
Amended and Restated MetroPCS Communications, Inc. 2004 Equity Incentive Compensation Plan (incorporated by reference to Exhibit 10.1(a) to Amendment No. 1 to Parent’s Registration Statement on Form S-1 filed on February 27, 2007).

10.55*	MetroPCS Communications, Inc. 2010 Equity Incentive Compensation Plan (incorporated by reference to Annex A to Parent’s Proxy Statement filed on April 19, 2010).
10.56*
Employment Agreement, effective November 15, 2019, between T-Mobile US, Inc. and Michael Sievert (incorporated by reference to Exhibit 10.61 to Parent’s Annual Report on Form 10-K filed on February 6, 2020).

10.57*
Amendment No. 1, dated as of March 26, 2020, to the Amended and Restated Employment Agreement, dated as of November 15, 2019, by and between the Company and G. Michael Sievert (incorporated by reference to Exhibit 10.6 to Parent’s Quarterly Report on Form 10-Q filed on May 6, 2020).

10.58*
Compensation Term Sheet between Neville Ray and T-Mobile US, Inc., effective as of November 15, 2019 (incorporated by reference to Exhibit 10.65 to Parent’s Annual Report on Form 10-K filed on February 6, 2020).

10.59*	PRSU Agreement, dated as of April 1, 2020, by and between the Company and Neville R. Ray (incorporated by reference to Exhibit 10.4 to Parent’s Quarterly Report on Form 10-Q filed on May 6, 2020).
10.60*	Form of Severance Letter Agreement (incorporated by reference to Exhibit 10.9 to Parent’s Quarterly Report on Form 10-Q filed on May 1, 2018).
10.61*	Form of Indemnification and Advancement Agreement (incorporated by reference to Exhibit 10.76 to Parent’s Annual Report on Form 10-K filed on February 8, 2018).
10.62*
T-Mobile US, Inc. Non-Qualified Deferred Executive Compensation Plan (As Amended and Restated Effective as of January 1, 2014) (incorporated by reference to Exhibit 10.39 to Parent’s Annual Report on Form 10-K filed on February 25, 2014).

10.63*	First Amendment to T-Mobile US, Inc. Non-Qualified Deferred Executive Compensation Plan (incorporated by reference to Exhibit 10.75 to Parent’s Annual Report on Form 10-K filed on February 7, 2019).
10.64*	Second Amendment to T-Mobile US, Inc. Non-Qualified Deferred Executive Compensation Plan (incorporated by reference to Exhibit 10.70 to Parent’s Annual Report on Form 10-K filed on February 23, 2021).
10.65*
T-Mobile US, Inc. Executive Continuity Plan as Amended and Restated Effective as of January 1, 2014 (incorporated by reference to Exhibit 10.1 to Parent’s Current Report on Form 8-K filed on October 25, 2013).

10.66*
T-Mobile US, Inc. 2013 Omnibus Incentive Plan (as amended and restated on August 7, 2013) (incorporated by reference to Exhibit 10.20 to Parent’s Quarterly Report on Form 10-Q filed on August 8, 2013).

10.67*	Amendment to T-Mobile US, Inc. 2013 Omnibus Incentive Plan (as amended and restated on August 7, 2013) (incorporated by reference to Annex A to Parent’s Proxy Statement filed on April 26, 2018).
10.68*	T-Mobile USA, Inc. 2011 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.21 to Parent’s Quarterly Report on Form 10-Q filed on August 8, 2013).

Exhibit No.	Exhibit Description
10.69*	Annual Incentive Award Notice under the 2013 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.74 to Parent’s Annual Report on Form 10-K filed on February 6, 2020).
10.70*	T-Mobile US, Inc. 2014 Employee Stock Purchase Plan (incorporated by reference to Exhibit 99.1 to Parent’s Registration Statement on Form S-8 filed on February 19, 2015).
10.71*	Sprint Corporation 2007 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.2 to Sprint’s Current Report on Form 8-K filed on September 20, 2013).
10.72*	Sprint Corporation Amended and Restated 2015 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to Sprint’s Quarterly Report on Form 10-Q filed on February 6, 2017).
10.73*	Form of Sprint Corporation Evidence of Award 2014 Long-term Incentive Plan Stock Options (incorporated by reference to Exhibit 10.12 to Sprint’s Quarterly Report on Form 10-Q filed on August 8, 2014).
10.74*
Form of Sprint Corporation Award Agreement (awarding stock options) under the Sprint Corporation 2015 Amended and Restated Omnibus Incentive Plan (incorporated by reference to Exhibit 10.3 to Sprint’s Quarterly Report on Form 10-Q filed on August 3, 2017).

10.75*
Form of Restricted Stock Unit Award Agreement (Time-Vesting) for Executive Officers under the Sprint Corporation 2015 Amended and Restated Omnibus Incentive Plan (incorporated by reference to Exhibit 10.25 to Amendment No. 1 to Parent’s Quarterly Report on Form 10-Q filed on August 10, 2020).

10.76*
Form of Restricted Stock Unit Award Agreement (Performance-Vesting) for Executive Officers under the Sprint Corporation 2015 Amended and Restated Omnibus Incentive Plan (incorporated by reference to Exhibit 10.26 to Amendment No. 1 to Parent’s Quarterly Report on Form 10-Q filed on August 10, 2020).

10.77*
Form of Restricted Stock Unit Award Agreement (Time-Vesting) for Executive Officers under the T-Mobile US, Inc. 2013 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.7 to Parent’s Quarterly Report on Form 10-Q filed on May 6, 2020).

10.78*
Form of Restricted Stock Unit Award Agreement (Performance-Vesting) (Stock Settled) for Executive Officers under the T-Mobile US, Inc. 2013 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.8 to Parent’s Quarterly Report on Form 10-Q filed on May 6, 2020).

10.79*
Amended Director Compensation Program effective as of May 1, 2013 (amended June 4, 2014 and further amended on June 1, 2015, June 16, 2016, June 13, 2017, June 13, 2019 and June 4, 2020) (incorporated by reference to Exhibit 10.30 to Amendment No. 1 to Parent’s Quarterly Report on Form 10-Q filed on August 10, 2020).

10.80*
Form of Restricted Stock Unit Award Agreement for Non-Employee Directors under the T-Mobile US, Inc. 2013 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.2 to Parent’s Current Report on Form 8-K filed on June 4, 2013).

10.81*
Sprint Nextel 1997 Long-Term Stock Incentive Program, as amended and restated January 1, 2008 (incorporated by reference to Exhibit 10.9 to Sprint’s Annual Report on Form 10-K filed on February 27, 2009).

21.1†	Subsidiaries of the Registrant.
22.1†	List of Guarantor Subsidiaries and Issuers of Guaranteed Securities and Affiliates Whose Securities Collateralize Securities of the Registrant.
23.1†	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.2).
23.2	Consent of Polsinelli PC (incorporated by reference to Exhibit 5.2 to Parent’s Registration Statement on Form S-4 filed with the SEC on March 30, 2021).
23.3	Consent of McLane Middleton Professional Association (incorporated by reference to Exhibit 5.3 to Parent’s Registration Statement on Form S-4 filed with the SEC on March 30, 2021).
23.4†	Consent of PricewaterhouseCoopers LLP.
23.5†	Consent of Deloitte & Touche LLP.
23.6	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1 to Parent’s Registration Statement on Form S-4 filed with the SEC on March 30, 2021).

Exhibit No.	Exhibit Description
24.1	Powers of Attorney (incorporated by reference to the signature pages of Parent’s Registration Statement on Form S-4 filed with the SEC on March 30, 2021).
24.2†	Power of Attorney (included on Sprint Spectrum LLC’s signature page hereof).
25.1
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Deutsche Bank Trust Company Americas, as Trustee under the Indenture dated as of April 9, 2020 (incorporated by reference to Exhibit 25.1 to Parent’s Registration Statement on Form S-4 filed with the SEC on March 30, 2021).

99.1	Form of Letter of Transmittal (incorporated by reference to Exhibit 99.1 to Parent’s Registration Statement on Form S-4 filed with the SEC on March 30, 2021).
†	Filed herewith.
*	Indicates a management contract or compensatory plan or arrangement.
**	Certain confidential information contained in this exhibit has been omitted because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed.
The registrant agrees to furnish to the Securities and Exchange Commission upon request a copy of any long-term debt instruments that have been omitted pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K.
Item 22.	Undertakings
The undersigned Registrants hereby undertake:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be this initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or its securities provided by or on behalf of the undersigned Registrants; and
(iv) Any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.
(6) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(8) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
(9) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on April 21, 2021.
T-MOBILE US, INC.

By:	/s/ Peter Osvaldik
	Name:	Peter Osvaldik
	Title:	Executive Vice President and Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

*	President and Chief Executive Officer (Principal Executive Officer) and Director	April 21, 2021
G. Michael Sievert

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 21, 2021
Peter Osvaldik

*	Senior Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)	April 21, 2021
Dara Bazzano

*	Chairman of the Board of Directors	April 21, 2021
Timotheus Höttges

*	Director	April 21, 2021
Marcelo Claure

*	Director	April 21, 2021
Srikant M. Datar

*	Director	April 21, 2021
Lawrence H. Guffey

*	Director	April 21, 2021
Christian P. Illek

*	Director	April 21, 2021
Stephen R. Kappes

*	Director	April 21, 2021
Raphael Kübler

*	Director	April 21, 2021
Thorsten Langheim

*	Director	April 21, 2021
Dominique Leroy

Signature	Title	Date

*	Director	April 21, 2021
Teresa A. Taylor

*	Director	April 21, 2021
Omar Tazi

*	Director	April 21, 2021
Kelvin R. Westbrook

*	Director	April 21, 2021
Michael Wilkens
* By:	/s/ David A. Miller
David A. Miller
Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on April 21, 2021.
T-MOBILE USA, INC.

By:	/s/ Peter Osvaldik
	Name:	Peter Osvaldik
	Title:	Executive Vice President and Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

*	President and Chief Executive Officer (Principal Executive Officer)	April 21, 2021
G. Michael Sievert

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer) and Director	April 21, 2021
Peter Osvaldik

*	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 21, 2021
Dara Bazzano

/s/ David A. Miller	Director	April 21, 2021
David A. Miller
* By:	/s/ David A. Miller
David A. Miller
Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on April 21, 2021.
ASSURANCE WIRELESS OF SOUTH CAROLINA, LLC

By:	/s/ Peter Osvaldik
	Name:	Peter Osvaldik
	Title:	Executive Vice President and Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

*	President and Chief Executive Officer (Principal Executive Officer)	April 21, 2021
G. Michael Sievert

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 21, 2021
Peter Osvaldik

*	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 21, 2021
Dara Bazzano

*	President and Chief Executive Officer of Assurance Wireless USA, L.P., the Registrant’s Member	April 21, 2021
G. Michael Sievert
* By:	/s/ David A. Miller
David A. Miller
Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on April 21, 2021.
AMERICAN TELECASTING DEVELOPMENT, LLC
ATI SUB, LLC
CLEARWIRE LEGACY LLC
CLEARWIRE SPECTRUM HOLDINGS III LLC
NSAC, LLC
TDI ACQUISITION SUB, LLC

By:	/s/ Peter Osvaldik
	Name:	Peter Osvaldik
	Title:	Executive Vice President and Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

*	President and Chief Executive Officer (Principal Executive Officer)	April 21, 2021
G. Michael Sievert

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 21, 2021
Peter Osvaldik

*	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 21, 2021
Dara Bazzano

*	President and Chief Executive Officer of Clearwire Communications LLC, the Registrant’s Member	April 21, 2021
G. Michael Sievert
* By:	/s/ David A. Miller
David A. Miller
Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on April 21, 2021.
CLEARWIRE SPECTRUM HOLDINGS II LLC
CLEARWIRE SPECTRUM HOLDINGS LLC
FIXED WIRELESS HOLDINGS, LLC

By:	/s/ Peter Osvaldik
	Name:	Peter Osvaldik
	Title:	Executive Vice President and Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

*	President and Chief Executive Officer (Principal Executive Officer)	April 21, 2021
G. Michael Sievert

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 21, 2021
Peter Osvaldik

*	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 21, 2021
Dara Bazzano

*	President and Chief Executive Officer of Clearwire Legacy LLC, the Registrant’s Member	April 21, 2021
G. Michael Sievert
* By:	/s/ David A. Miller
David A. Miller
Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on April 21, 2021.
BROADCAST CABLE, LLC
KENNEWICK LICENSING, LLC
WBSY LICENSING, LLC

By:	/s/ Peter Osvaldik
	Name:	Peter Osvaldik
	Title:	Executive Vice President and Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

*	President and Chief Executive Officer (Principal Executive Officer)	April 21, 2021
G. Michael Sievert

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 21, 2021
Peter Osvaldik

*	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 21, 2021
Dara Bazzano

*	President and Chief Executive Officer of Clearwire XOHM LLC, the Registrant’s Manager	April 21, 2021
G. Michael Sievert
* By:	/s/ David A. Miller
David A. Miller
Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on April 21, 2021.
ALDA WIRELESS HOLDINGS, LLC
AMERICAN TELECASTING OF COLUMBUS, LLC
AMERICAN TELECASTING OF DENVER, LLC
AMERICAN TELECASTING OF FORT MYERS, LLC
AMERICAN TELECASTING OF FT. COLLINS, LLC
AMERICAN TELECASTING OF GREEN BAY, LLC
AMERICAN TELECASTING OF LANSING, LLC
AMERICAN TELECASTING OF LINCOLN, LLC
AMERICAN TELECASTING OF LOUISVILLE, LLC
AMERICAN TELECASTING OF MEDFORD, LLC
AMERICAN TELECASTING OF MICHIANA, LLC
AMERICAN TELECASTING OF MONTEREY, LLC
AMERICAN TELECASTING OF REDDING, LLC
AMERICAN TELECASTING OF SANTA BARBARA, LLC
AMERICAN TELECASTING OF SHERIDAN, LLC
AMERICAN TELECASTING OF YUBA CITY, LLC
CLEARWIRE HAWAII PARTNERS SPECTRUM, LLC
FRESNO MMDS ASSOCIATES, LLC
PCTV GOLD II, LLC
PCTV SUB, LLC
PEOPLE’S CHOICE TV OF HOUSTON, LLC
PEOPLE’S CHOICE TV OF ST. LOUIS, LLC
SPEEDCHOICE OF DETROIT, LLC
SPEEDCHOICE OF PHOENIX, LLC
SPRINT (BAY AREA), LLC
TRANSWORLD TELECOM II, LLC
WBS OF AMERICA, LLC
WBS OF SACRAMENTO, LLC
WCOF, LLC
WIRELESS BROADBAND SERVICES OF AMERICA, L.L.C.

By:	/s/ Peter Osvaldik
Name:	Peter Osvaldik
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

*	President and Chief Executive Officer (Principal Executive Officer)	April 21, 2021
G. Michael Sievert

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 21, 2021
Peter Osvaldik

*	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 21, 2021
Dara Bazzano

*	President and Chief Executive Officer of Clearwire XOHM LLC, the Registrant’s Member	April 21, 2021
G. Michael Sievert
* By:	/s/ David A. Miller
David A. Miller
Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on April 21, 2021.
IBSV LLC
L3TV DETROIT CABLE SYSTEM, LLC
L3TV MINNEAPOLIS CABLE SYSTEM, LLC
L3TV SAN FRANCISCO CABLE SYSTEM, LLC
L3TV SEATTLE CABLE SYSTEM, LLC
LAYER3 TV, LLC
SFE 1, LLC
T-MOBILE LICENSE LLC
T-MOBILE NORTHEAST LLC
T-MOBILE PUERTO RICO HOLDINGS LLC
T-MOBILE PUERTO RICO LLC
T-MOBILE RESOURCES LLC
T-MOBILE SOUTH LLC
T-MOBILE WEST LLC
TMUS INTERNATIONAL LLC

By:	/s/ Peter Osvaldik
	Name:	Peter Osvaldik
	Title:	Executive Vice President and Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

*	President and Chief Executive Officer (Principal Executive Officer)	April 21, 2021
G. Michael Sievert

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 21, 2021
Peter Osvaldik

*	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 21, 2021
Dara Bazzano

/s/ David A. Miller	Manager	April 21, 2021
David A. Miller
* By:	/s/ David A. Miller
David A. Miller
Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on April 21, 2021.
L3TV COLORADO CABLE SYSTEM, LLC
L3TV DALLAS CABLE SYSTEM, LLC
L3TV LOS ANGELES CABLE SYSTEM, LLC
L3TV NEW YORK CABLE SYSTEM, LLC

By:	/s/ Peter Osvaldik
	Name:	Peter Osvaldik
	Title:	Executive Vice President and Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

*	President and Chief Executive Officer (Principal Executive Officer)	April 21, 2021
G. Michael Sievert

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 21, 2021
Peter Osvaldik

*	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 21, 2021
Dara Bazzano

*	President and Chief Executive Officer of Layer3 TV, LLC, the Registrant’s Manager	April 21, 2021
G. Michael Sievert
* By:	/s/ David A. Miller
David A. Miller
Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on April 21, 2021.
CLEARWIRE XOHM LLC

By:	/s/ Peter Osvaldik
	Name:	Peter Osvaldik
	Title:	Executive Vice President and Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

*	President and Chief Executive Officer (Principal Executive Officer)	April 21, 2021
G. Michael Sievert

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 21, 2021
Peter Osvaldik

*	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 21, 2021
Dara Bazzano

*	President and Chief Executive Officer of Nextel West Corp., the Registrant’s Member	April 21, 2021
G. Michael Sievert
* By:	/s/ David A. Miller
David A. Miller
Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on April 21, 2021.
NEXTEL COMMUNICATIONS OF THE MID-ATLANTIC, INC.
NEXTEL OF NEW YORK, INC.
NEXTEL SOUTH CORP.
NEXTEL WEST CORP.
PUSHSPRING, INC.
SIHI NEW ZEALAND HOLDCO, INC.
SPRINT CAPITAL CORPORATION
SPRINT COMMUNICATIONS, INC.
SPRINT COMMUNICATIONS COMPANY OF NEW HAMPSHIRE, INC.
SPRINT COMMUNICATIONS COMPANY OF VIRGINIA, INC.
SPRINT CORPORATION
SPRINT EBUSINESS, INC.
SPRINT ENTERPRISE NETWORK SERVICES, INC.
SPRINT EWIRELESS, INC.
SPRINT INTERNATIONAL COMMUNICATIONS CORPORATION
SPRINT INTERNATIONAL HOLDING, INC.
SPRINT INTERNATIONAL INCORPORATED
SPRINT SOLUTIONS, INC.
SPRINT/UNITED MANAGEMENT COMPANY
USST OF TEXAS, INC.
WIRELINE LEASING CO., INC.

By:	/s/ Peter Osvaldik
Name:	Peter Osvaldik
Title:	Executive Vice President and Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

*	President and Chief Executive Officer (Principal Executive Officer)	April 21, 2021
G. Michael Sievert

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer) and Director	April 21, 2021
Peter Osvaldik

*	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 21, 2021
Dara Bazzano

/s/ David A. Miller	Director	April 21, 2021
David A. Miller
* By:	/s/ David A. Miller
David A. Miller
Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on April 21, 2021.
SPRINTCOM, INC.

By:	/s/ Peter Osvaldik
	Name:	Peter Osvaldik
	Title:	President and Treasurer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

*	President and Treasurer (Principal Executive Officer and Principal Financial Officer) and Director	April 21, 2021
Peter Osvaldik

*	Assistant Controller (Principal Accounting Officer)	April 21, 2021
Dara Bazzano

/s/ David A. Miller	Director	April 21, 2021
David A. Miller
* By:	/s/ David A. Miller
David A. Miller
Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on April 21, 2021.
T-MOBILE FINANCIAL LLC
T-MOBILE LEASING LLC

By:	/s/ Peter Osvaldik
	Name:	Peter Osvaldik
	Title:	President and Treasurer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

*	President and Treasurer (Principal Executive Officer and Principal Financial Officer) and Manager	April 21, 2021
Peter Osvaldik

*	Assistant Controller (Principal Accounting Officer)	April 21, 2021
Dara Bazzano

/s/ David A. Miller	Manager	April 21, 2021
David A. Miller
* By:	/s/ David A. Miller
David A. Miller
Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on April 21, 2021.
CLEARWIRE COMMUNICATIONS LLC
UTELCOM LLC

By:	/s/ Peter Osvaldik
	Name:	Peter Osvaldik
	Title:	Executive Vice President and Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

*	President and Chief Executive Officer (Principal Executive Officer)	April 21, 2021
G. Michael Sievert

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 21, 2021
Peter Osvaldik

*	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 21, 2021
Dara Bazzano

*	President and Chief Executive Officer of Sprint Communications, Inc., the Registrant’s Member	April 21, 2021
G. Michael Sievert
* By:	/s/ David A. Miller
David A. Miller
Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on April 21, 2021.
SPRINT INTERNATIONAL NETWORK COMPANY LLC

By:	/s/ Peter Osvaldik
	Name:	Peter Osvaldik
	Title:	Executive Vice President and Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

*	President and Chief Executive Officer (Principal Executive Officer)	April 21, 2021
G. Michael Sievert

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 21, 2021
Peter Osvaldik

*	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 21, 2021
Dara Bazzano

*	President and Chief Executive Officer of Sprint International Communications Corporation, the Registrant’s Member	April 21, 2021
G. Michael Sievert
* By:	/s/ David A. Miller
David A. Miller
Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on April 21, 2021.
SPRINT SPECTRUM LLC

By:	/s/ Peter Osvaldik
	Name:	Peter Osvaldik
	Title:	President and Treasurer
Each person whose signature appears below constitutes and appoints G. Michael Sievert, Peter Osvaldik and David A. Miller, and each or either of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-4, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

/s/ Peter Osvaldik	President and Treasurer (Principal Executive Officer and Principal Financial Officer)	April 21, 2021
Peter Osvaldik

/s/ Dara Bazzano	Assistant Controller (Principal Accounting Officer)	April 21, 2021
Dara Bazzano

/s/ David A. Miller	Manager	April 21, 2021
David A. Miller

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on April 21, 2021.
APC REALTY AND EQUIPMENT COMPANY, LLC
SPRINT PCS ASSETS, L.L.C.
SPRINT SPECTRUM REALTY COMPANY, LLC

By:	/s/ Peter Osvaldik
	Name:	Peter Osvaldik
	Title:	Executive Vice President and Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

*	President and Chief Executive Officer (Principal Executive Officer)	April 21, 2021
G. Michael Sievert

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 21, 2021
Peter Osvaldik

*	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 21, 2021
Dara Bazzano

/s/ Peter Osvaldik	President and Treasurer of Sprint Spectrum LLC, the Registrant’s Member	April 21, 2021
Peter Osvaldik
* By:	/s/ David A. Miller
David A. Miller
Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on April 21, 2021.
NEXTEL SYSTEMS, LLC

By:	/s/ Peter Osvaldik
	Name:	Peter Osvaldik
	Title:	Executive Vice President and Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

*	President and Chief Executive Officer (Principal Executive Officer)	April 21, 2021
G. Michael Sievert

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 21, 2021
Peter Osvaldik

*	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 21, 2021
Dara Bazzano

*	President and Treasurer of SprintCom, Inc., the Registrant’s Member	April 21, 2021
Peter Osvaldik
* By:	/s/ David A. Miller
David A. Miller
Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on April 21, 2021.
AMERICAN TELECASTING OF ANCHORAGE, LLC
AMERICAN TELECASTING OF LITTLE ROCK, LLC
AMERICAN TELECASTING OF SEATTLE, LLC
CLEAR WIRELESS LLC
CLEARWIRE IP HOLDINGS LLC
MINORCO, LLC
NEXTEL RETAIL STORES, LLC
SPRINT SPECTRUM HOLDING COMPANY, LLC
PRWIRELESS PR, LLC
VMU GP, LLC

By:	/s/ Peter Osvaldik
	Name:	Peter Osvaldik
	Title:	Executive Vice President and Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

*	President and Chief Executive Officer (Principal Executive Officer)	April 21, 2021
G. Michael Sievert

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 21, 2021
Peter Osvaldik

*	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 21, 2021
Dara Bazzano

*	President and Treasurer of SprintCom, Inc., the Registrant’s Member	April 21, 2021
Peter Osvaldik
* By:	/s/ David A. Miller
David A. Miller
Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on April 21, 2021.
T-MOBILE PCS HOLDINGS LLC

By:	/s/ Peter Osvaldik
	Name:	Peter Osvaldik
	Title:	Executive Vice President and Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

*	President and Chief Executive Officer (Principal Executive Officer)	April 21, 2021
G. Michael Sievert

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 21, 2021
Peter Osvaldik

*	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 21, 2021
Dara Bazzano

*	President and Chief Executive Officer of T-Mobile USA, Inc., the Registrant’s Member	April 21, 2021
G. Michael Sievert
* By:	/s/ David A. Miller
David A. Miller
Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on April 21, 2021.
SPRINT COMMUNICATIONS COMPANY L.P.

By:	/s/ Peter Osvaldik
	Name:	Peter Osvaldik
	Title:	Executive Vice President and Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

*	President and Chief Executive Officer (Principal Executive Officer)	April 21, 2021
G. Michael Sievert

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 21, 2021
Peter Osvaldik

*	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 21, 2021
Dara Bazzano

*	President and Chief Executive Officer of Sprint Communications, Inc., the Registrant’s General Partner	April 21, 2021
G. Michael Sievert
* By:	/s/ David A. Miller
David A. Miller
Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on April 21, 2021.
ASSURANCE WIRELESS USA, L.P.

By:	/s/ Peter Osvaldik
	Name:	Peter Osvaldik
	Title:	Executive Vice President and Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

*	President and Chief Executive Officer (Principal Executive Officer)	April 21, 2021
G. Michael Sievert

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 21, 2021
Peter Osvaldik

*	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 21, 2021
Dara Bazzano

*	President and Chief Executive Officer of VMU GP, LLC, the Registrant’s General Partner	April 21, 2021
G. Michael Sievert
* By:	/s/ David A. Miller
David A. Miller
Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on April 21, 2021.
METROPCS CALIFORNIA, LLC
METROPCS FLORIDA, LLC
METROPCS GEORGIA, LLC
METROPCS MASSACHUSETTS, LLC
METROPCS MICHIGAN, LLC
METROPCS NETWORKS CALIFORNIA, LLC
METROPCS NETWORKS FLORIDA, LLC
METROPCS NEVADA, LLC
METROPCS NEW YORK, LLC
METROPCS PENNSYLVANIA, LLC
METROPCS TEXAS, LLC

By:	/s/ Peter Osvaldik
	Name:	Peter Osvaldik
	Title:	Executive Vice President and Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

*	President and Chief Executive Officer (Principal Executive Officer)	April 21, 2021
G. Michael Sievert

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer) and Manager	April 21, 2021
Peter Osvaldik

*	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 21, 2021
Dara Bazzano

/s/ David A. Miller	Manager	April 21, 2021
David A. Miller
* By:	/s/ David A. Miller
David A. Miller
Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on April 21, 2021.
T-MOBILE CENTRAL LLC

By:	/s/ Peter Osvaldik
	Name:	Peter Osvaldik
	Title:	Authorized Signatory
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

*	President (Principal Executive Officer)	April 21, 2021
Rafael Gomez

*	Authorized Signatory (Principal Financial Officer)	April 21, 2021
Peter Osvaldik

*	Vice President (Principal Accounting Officer)	April 21, 2021
Dara Bazzano

*	President and Chief Executive Officer of T-Mobile USA, Inc., the Registrant’s Member	April 21, 2021
G. Michael Sievert
* By:	/s/ David A. Miller
David A. Miller
Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on April 21, 2021.
T-MOBILE INNOVATIONS LLC

By:	/s/ Peter Osvaldik
	Name:	Peter Osvaldik
	Title:	Executive Vice President and Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

*	President and Chief Executive Officer (Principal Executive Officer)	April 21, 2021
G. Michael Sievert

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 21, 2021
Peter Osvaldik

*	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 21, 2021
Dara Bazzano

/s/ David A. Miller	Manager	April 21, 2021
David A. Miller
* By:	/s/ David A. Miller
David A. Miller
Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on April 21, 2021.
TVN VENTURES LLC

By:	/s/ Peter Osvaldik
	Name:	Peter Osvaldik
	Title:	Executive Vice President and Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

*	President and Chief Executive Officer (Principal Executive Officer)	April 21, 2021
G. Michael Sievert

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 21, 2021
Peter Osvaldik

*	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 21, 2021
Dara Bazzano

*	President and Chief Executive Officer of T-Mobile USA, Inc., the Registrant’s Member	April 21, 2021
G. Michael Sievert
* By:	/s/ David A. Miller
David A. Miller
Attorney-in-Fact